     As filed with the Securities and Exchange Commission on August 22, 1997
                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           UNION PLANTERS CORPORATION
             (Exact name of registrant as specified in its charter)

          TENNESSEE                    6712                      62-0859007
(State or other jurisdiction    (Primary Standard             (I.R.S. Employer
       of incorporation      Industrial Classification       Identification No.)
       or organization            Code Number)

                           7130 GOODLETT FARMS PARKWAY
                            MEMPHIS, TENNESSEE 38018
                                 (901) 580-6000
              (Address, including zip code, and telephone number of
                    registrant's principal executive offices)

                            E. JAMES HOUSE, JR, ESQ.,
                SECRETARY AND MANAGER OF THE LEGAL DEPARTMENT OF
                           UNION PLANTERS CORPORATION
                           7130 GOODLETT FARMS PARKWAY
                            MEMPHIS, TENNESSEE 38018
                                 (901) 580-6495
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:

     R. NASH NEYLAND, ESQ.                            PHILLIP W. PREIS, ESQ.
    Wyatt, Tarrant & Combs                             Preis & Laborde, P.C.
6075 Poplar Avenue, Suite 650                     1000 Bank One Centre, N. Tower
   Memphis, Tennessee 38119                             450 Laurel Street
        (901) 537-1000                              Baton Rouge, Louisiana 70801
                                                          (504) 387-0707

         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------

                                                                           PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                                       AMOUNT TO BE       OFFERING PRICE PER   AGGREGATE OFFERING       AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED     REGISTERED(1)            UNIT(2)              PRICE(2)       REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $5.00, par value per share,                 356,896               $17.16            $6,124,335.36        $1,855.86
(and associated Preferred Share Rights)                Shares (with
                                                  Preferred Share Rights)

------------------------------

(1) This Registration Statement covers the maximum number of shares of common stock of the Registrant which is expected to be issued in connection with the merger described herein.

(2) Estimated solely for the purpose of calculating the registration fee and based, pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended, on the book value per share of the Common Stock of First Acadian Bancshares, Inc. as of the latest practicable date prior to filing this Registration Statement.

                               DELAYING AMENDMENT

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                           UNION PLANTERS CORPORATION
               CROSS REFERENCE OF ITEMS IN FORM S-4 TO PROSPECTUS


ITEMS IN PART I OF FORM S-4                           PROSPECTUS CAPTION OR LOCATION
---------------------------                           ------------------------------
A.       INFORMATION ABOUT THE TRANSACTION

1.       Forepart of Registration Statement           Facing Page, Cross Reference
         and Outside Front Cover Page of              Sheet and Outside Front Cover
         Prospectus                                   Page

2.       Inside Front and Outside Back                Inside Front Cover and TABLE
         Cover Pages of Prospectus                    OF CONTENTS

3.       Risk Factors, Ratio of Earnings to           *
         Fixed Charges and Other
         Information

4.       Terms of the Transaction                     SUMMARY and THE MERGER

5.       Pro Forma Financial Information              SUMMARY

6.       Material Contracts with the                  *
         Company Being Acquired

7.       Additional Information Required              *
         for Reoffering by Persons and
         Parties Deemed to be Underwriters

8.       Interests of Named Experts and               THE MERGER--The Fairness
         Counsel                                      Opinion, LEGAL OPINIONS and
                                                      EXPERTS

9.       Disclosure of Commission Position            *
         on Indemnification for Securities
         Act Liabilities

ITEMS IN PART I OF FORM S-4                           PROSPECTUS CAPTION OR LOCATION
---------------------------                           ------------------------------
B.       INFORMATION ABOUT THE REGISTRANT

10.      Information with Respect to S-3              INCORPORATION OF CERTAIN
         Registrants                                  DOCUMENTS BY REFERENCE,
                                                      SUMMARY, THE MERGER,
                                                      DESCRIPTION OF THE UPC
                                                      COMMON AND PREFERRED
                                                      STOCK and EFFECT OF THE
                                                      MERGER ON RIGHTS OF
                                                      SHAREHOLDERS

11.      Incorporation of Certain                     INCORPORATION OF CERTAIN
         Information by Reference                     DOCUMENTS BY REFERENCE

12.      Information with Respect to S-2 or           *
         S-3 Registrants

13.      Incorporation of Certain                     *
         Information by Reference

14.      Information with Respect to                  *
         Registrants Other Than S-3 or S-2
         Registrants

C.       INFORMATION ABOUT THE COMPANY BEING ACQUIRED

15.      Information with Respect to S-3              *
         Companies

16.      Information with Respect to S-2 or           *
         S-3 Companies

ITEMS IN PART I OF FORM S-4                           PROSPECTUS CAPTION OR LOCATION
---------------------------                           ------------------------------
17.      Information with Respect to                  INCORPORATION OF CERTAIN
         Companies Other Than S-3 or S-2              DOCUMENTS BY REFERENCE,
         Companies                                    SUMMARY, THE MERGER,
                                                      BUSINESS OF FAB, and
                                                      MANAGEMENT'S DISCUSSION
                                                      AND ANALYSIS OF
                                                      FINANCIAL CONDITION AND
                                                      RESULTS OF OPERATION OF
                                                      FAB

D.       VOTING AND MANAGEMENT INFORMATION

18.      Information if Proxies, Consents             INCORPORATION OF CERTAIN
         or Authorizations are to be                  DOCUMENTS BY REFERENCE,
         Solicited                                    THE SPECIAL MEETING, THE
                                                      MERGER, SECURITY
                                                      OWNERSHIP OF CERTAIN
                                                      BENEFICIAL OWNERS AND
                                                      MANAGEMENT OF FAB and
                                                      EFFECT OF THE MERGER ON
                                                      RIGHTS OF SHAREHOLDERS

19.      Information if Proxies, Consents             *
         or Authorizations are not to be
         Solicited or in an Exchange Offer


------------------------------

*        Omitted because the answer is negative or the item is inapplicable.

                         FIRST ACADIAN BANCSHARES, INC.
                              1001 CANAL BOULEVARD
                           THIBODAUX, LOUISIANA 70302

                                                                August ___, 1997

TO THE SHAREHOLDERS OF FIRST ACADIAN BANCSHARES, INC.:

         You are cordially invited to attend a special meeting of the shareholders of First Acadian Bancshares, Inc. ("FAB") to be held at the main office of Acadian Bank, 1001 Canal Boulevard, Thibodaux, Louisiana 70302, at 5:30 p.m., local time, on Wednesday, October 1, 1997 (the "Special Meeting").

         At the Special Meeting you will have the opportunity to consider and vote on a proposal to approve the acquisition of FAB by Union Planters Corporation ("UPC") (the "Merger"). The Boards of Directors of FAB and UPC have each unanimously approved the Merger and the Board of Directors of FAB recommend that the shareholders of FAB vote "FOR" approval of the Merger Agreement.

         In the Merger, holders of FAB Common Stock, would receive in exchange for each of their shares a certain number of shares of UPC's Common Stock, to be determined based on an exchange ratio ("Exchange Ratio") tied to the average of the closing prices for UPC Common Stock as reported on the New York Stock Exchange for the ten trading days prior to the date the Merger closes (the "Average Market Price"). The method for determining the Exchange Ratio is described in detail in the accompanying Prospectus/Proxy Statement, which we urge you to read thoroughly. Since the Average Market Price cannot be determined until the closing, which is tentatively scheduled for late November, 1997, there is no way to say at this time what would be the actual Exchange Ratio. However, as structured, the Exchange Ratio would work in such a manner as to give each FAB shareholder not less than $136.80 or more than $146.30 worth of UPC Common Stock, based on the Average Market Price, for each share of FAB Common Stock. FAB shareholders should clearly understand, however, that the price of UPC Common Stock may rise or fall after the closing and, as with any stock, there is no guarantee as to the actual market value of the UPC Common Stock delivered in the Merger.

         The annexed Notice of Special Meeting of Shareholders and Prospectus/Proxy Statement explain the Merger, the Exchange Ratio and the merger agreement between FAB and UPC, and provide more specific information relative to the Special Meeting, including the rights of FAB shareholders to exercise dissenters' rights in certain events. Please read these materials carefully and thoughtfully consider the information contained in them. The approvals of not only FAB's shareholders, but also those of certain federal and state governmental regulatory agencies, are required to consummate the Merger. Only the holders of record of FAB Common Stock on August ___, 1997, are entitled to vote at the Special Meeting.

         Whether or not you plan to attend the Special Meeting in person, you are urged to complete, sign, date and promptly return the enclosed Proxy Appointment Card to assure that your shares of FAB Common Stock will be voted at the Special Meeting. There is included with this material a postage-paid addressed envelope for returning your Proxy Appointment Card. No additional postage is required if mailed in the United States.

Sincerely,

First Acadian Bancshares, Inc.




----------------------------------------              --------------------------
By: Michael M. Gauthier                               John V. Caldwell
President and Chief Executive Officer                 Secretary


           PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES AT THIS TIME

                         FIRST ACADIAN BANCSHARES, INC.
                              1001 CANAL BOULEVARD
                           THIBODAUX, LOUISIANA 70302


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD WEDNESDAY, OCTOBER 1, 1997


         NOTICE IS HEREBY GIVEN that a special meeting (the "Special Meeting") of the shareholders of First Acadian Bancshares, Inc. ("FAB") has been called by the Board of Directors of FAB and will be held at the main office of First Acadian Bancshares, Inc., 1001 Canal Boulevard, Thibodaux, Louisiana 70302, on Wednesday, October 1, 1997, at 5:30 p.m., local time, for the following purposes:

         1. To consider and vote upon a proposal to approve the Amended and Restated Agreement and Plan of Merger dated as of July 9, 1997, together with the Plan of Merger annexed thereto as Exhibit A (collectively, the "Merger Agreement") by and between FAB, Union Planters Corporation ("UPC"), Memphis, Tennessee, and First Acadian Acquisition, Inc. ("Acquisition Corp."), a wholly-owned subsidiary of UPC, pursuant to which: (i) Acquisition Corp. would merge with and into FAB (the "Merger"); and (ii) each share of FAB common stock, $5.00 par value per share ("FAB Common Stock"), issued and outstanding immediately prior to the Effective Time of the Merger would be exchanged for a certain number of shares of UPC common stock, $5.00 par value per share ("UPC Common Stock") based upon an Exchange Ratio (the "Exchange Ratio") more particularly described below, all as more fully described in the accompanying Prospectus/Proxy Statement. No fractional shares of UPC Common Stock would be issued, but instead UPC would settle any fractional share with a cash payment determined by multiplying the fraction by the last sale price of UPC Common Stock on the New York Stock Exchange (the "NYSE") on the last trading day prior to the Effective Time of the Merger.

         The Exchange Ratio is tied to the average of the closing prices for UPC Common Stock as reported on the NYSE for the ten trading days prior to the date the Merger closes (such average over the ten day period hereinafter referred to as the "Average Market Price"). If the Average Market Price is between $41.00 and $43.00, inclusive, the Exchange Ratio will be determined by dividing the Average Market Price into $136.80. If the Average Market Price is between $43.00 and $46.00, inclusive, the Exchange Ratio would be 3.1813 shares of UPC Common Stock for each share of FAB Common Stock. If the Average Market Price is greater than $46.00 per share of UPC Common Stock, the Exchange Ratio would be determined by dividing the Average Market Price into $146.30. If the Average Market Price is less than $41.00, either UPC or FAB may terminate the Merger.

         2. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof. Management is not aware of any other business to be transacted at the Special Meeting.

         Only FAB shareholders of record at the close of business on August ____, 1997, will be entitled to receive notice of and to vote at the Special Meeting.

         DISSENTING SHAREHOLDERS WHO COMPLY WITH THE PROCEDURAL REQUIREMENTS OF THE BUSINESS CORPORATION LAW OF LOUISIANA WILL BE ENTITLED TO RECEIVE PAYMENT OF THE FAIR CASH VALUE OF THEIR SHARES IF THE MERGER IS EFFECTED UPON APPROVAL BY LESS THAN EIGHTY PERCENT (80%) OF THE TOTAL VOTING POWER OF FAB.

         Whether or not you plan to attend the Special Meeting, please sign and date the enclosed Proxy Appointment Card and return it at once in the stamped return envelope in order to ensure that your shares of FAB Common Stock will be represented at the Special Meeting. PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME. If you should attend in person, your Proxy Appointment Card can be revoked if you wish and you may vote in person your own shares.

By Order of the Board of Directors




----------------------------------------              --------------------------
By:  Michael M. Gauthier                              John V. Caldwell
President and Chief Executive Officer                 Secretary

Thibodaux, Louisiana
DATED: AUGUST ____, 1997


THE BOARD OF DIRECTORS OF FIRST ACADIAN BANCSHARES, INC., BY UNANIMOUS VOTE, RECOMMENDS THAT SHAREHOLDERS OF FIRST ACADIAN BANCSHARES, INC. VOTE "FOR" APPROVAL OF THE REORGANIZATION AGREEMENT AND PLAN OF MERGER.

                                   PROSPECTUS
                         356,896 SHARES OF COMMON STOCK
                                       OF
                           UNION PLANTERS CORPORATION


                                 PROXY STATEMENT
                         FIRST ACADIAN BANCSHARES, INC.
              SPECIAL MEETING TO BE HELD WEDNESDAY, OCTOBER 1, 1997

         This Prospectus and Proxy Statement (hereinafter referred to as the "Prospectus/Proxy Statement") relates to up to 356,896 shares of the common stock, $5.00 par value per share, ("UPC Common Stock") of Union Planters Corporation ("UPC"), a Tennessee-chartered bank holding company, to be issued to holders of the common stock, $5.00 par value per share ("FAB Common Stock") of First Acadian Bancshares, Inc. ("FAB"), a Louisiana-chartered bank holding company, upon consummation of the merger (the "Merger") of First Acadian Acquisition, Inc. ("Acquisition Corp."), a wholly-owned subsidiary of UPC, with and into FAB, as more particularly described herein. In the Merger, FAB would be merged with Acquisition Corp., pursuant to the terms of the Amended and Restated Agreement and Plan of Reorganization dated as of July 9, 1997 by and between FAB, UPC and Acquisition Corp., along with the Plan of Merger ("Plan of Merger") annexed thereto as Exhibit A (collectively, the "Merger Agreement"). Simultaneously with the consummation of the Merger, Acadian Bank, a wholly-owned, Louisiana chartered bank subsidiary of FAB, would be merged with and into Union Planters Bank of Louisiana ("UP Louisiana"), a wholly-owned, Louisiana chartered bank subsidiary of UPC (the "Bank Merger"). As a result of the consummations of the Merger and the Bank Merger, FAB would be acquired by UPC and the main office and branches of Acadian Bank would become branches of UP Louisiana.

         In the Merger, those persons who are record holders of FAB Common Stock issued and outstanding immediately prior to the Effective Time of the Merger ("FAB Record Holders") would receive in exchange for each of their shares of FAB Common Stock validly issued and outstanding immediately prior to the Effective Time of the Merger, a certain number of shares of UPC Common Stock based upon an exchange ratio (the "Exchange Ratio") which is based on the average of the closing prices of UPC Common Stock on the New York Stock Exchange ("NYSE") for the ten trading days prior to the date of the closing of the Merger (such average hereinafter referred to as the "Average Market Price").

         Since the Average Market Price (the average of the closing prices of UPC Common Stock on the NYSE for the ten trading days prior to the date of the closing of the Merger) cannot be determined until the closing is actually held, which is tentatively scheduled for late November, 1997, there is no way to state at this time what would be the actual Exchange Ratio. However, as structured, the Exchange Ratio would work in such a manner as to give each FAB Record Holder not less than $136.80 or more than $146.30 worth of UPC Common Stock, based on the Average Market Price, for each of their shares of FAB Common Stock. See "SUMMARY--The Merger" and "THE MERGER--The Exchange Ratio."

         If the Average Market Price is between $41.00 and $43.00, inclusive, the Exchange Ratio will be determined by dividing the Average Market Price into $136.80. If the Average Market Price is between $43.00 and $46.00, inclusive, the Exchange Ratio would be 3.1813 shares of UPC Common Stock for each share of FAB Common Stock. If the Average Market Price is greater than $46.00 per share of UPC Common Stock, the Exchange Ratio would be determined by dividing the Average Market Price into $146.30. If the Average Market Price is less than $41.00, either UPC or FAB may terminate the Merger.

         In no event would UPC issue a fractional share of UPC Common Stock, but instead would make a cash payment to settle any fractional share equal to the amount determined by multiplying the fraction by the last sale price of UPC Common Stock on the NYSE on the last trading day prior to the Effective Time of the Merger.

         Shares of the UPC Common Stock are now, and the UPC Common Stock to be issued in connection with the Merger are expected to be, listed for trading on the NYSE under the symbol "UPC." On May 27, 1997, the business day prior to the initial announcement of the Merger, the last reported sale price of UPC Common Stock on the NYSE was $46.00 per share. The last reported sale price of UPC Common Stock on the NYSE on August ____, 1997 was $_____ per share. If the Average Market Price of UPC Common Stock were to be $_____, the Exchange Ratio would be ________ shares of UPC Common Stock for each share of FAB Common Stock. However, the value of UPC Common Stock is subject to fluctuation, and the Average Market Price of UPC Common Stock may be more or less than $_____ and the Exchange Ratio, therefore, may be more or less than ______. The information in this paragraph has been given solely to give an example of how the Exchange Ratio would operate, and is not, and should not be viewed as, a representation as to what the Exchange Ratio actually would be or what the actual value would be of the UPC Common Stock actually delivered to FAB Record Holders after the Merger is consummated. Certificates representing shares of UPC Common Stock would not be issued to FAB Record Holders until after such holders surrender their certificates representing shares of FAB Common Stock to Union Planters National Bank, Memphis, Tennessee (the "Exchange Agent") in accordance with the procedures set forth herein and in a letter of transmittal to be forwarded after the Effective Time of the Merger. See "THE MERGER--Exchange of Certificates."

         This Prospectus also serves as a Proxy Statement of FAB and is being furnished in connection with the solicitation of proxies by the Board of Directors of FAB (the "FAB Board") for use at its special meeting of shareholders (including any adjournments or postponements thereof) (the "Special Meeting") to be held on Wednesday, October 1, 1997, to consider and vote upon the Merger Agreement. The annexed Notice of Special Meeting of Shareholders and this Prospectus/Proxy Statement explain the Merger, the Exchange Ratio, the Merger Agreement and provide specific information relative to the Special Meeting. Please read these materials carefully, and thoughtfully consider the information contained in them.

         All information contained in this Prospectus/Proxy Statement pertaining to UPC and its subsidiaries (the "UPC Companies" and, any one of them, a "UPC Company"), including Acquisition Corp., has been supplied by UPC, and all information pertaining to FAB and Acadian Bank (collectively, the "FAB Companies" and, either one of them, a "FAB Company") has been supplied by

FAB. This Prospectus/Proxy Statement and the accompanying proxy appointment card (the "Proxy Appointment Card") are first being mailed to the FAB shareholders on or about August ____, 1997.

THE SHARES OF UPC COMMON STOCK OFFERED HEREBY ARE NOT DEPOSITS, SAVINGS ACCOUNTS, OR OTHER OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE "FDIC") OR ANY OTHER GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       THE DATE OF THIS PROSPECTUS/PROXY STATEMENT IS AUGUST _____, 1997.

                                TABLE OF CONTENTS

AVAILABLE INFORMATION                                                                    (i)

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                                         (ii)

SUMMARY                                                                                   1
         The Parties                                                                      1
         Special Meeting of FAB Shareholders                                              3
         Votes Required; Record Date                                                      3
         The Merger                                                                       3
         Reasons for the Merger; Recommendations of the FAB Board                         4
         The Fairness Opinion                                                             5
         Effective Time of the Merger                                                     5
         Exchange of Stock Certificates                                                   5
         Regulatory Approvals and Other Conditions                                        6
         Waiver, Amendment and Termination                                                6
         Limitation on Negotiations                                                       7
         Management after the Merger                                                      7
         Interests of Certain Persons in the Merger                                       8
         Certain Federal Income Tax Consequences of the Merger                            8
         Accounting Treatment                                                             8
         Certain Differences in Shareholders' Rights                                      8
         Dissenters' Rights                                                               9
         Market Prices of Common Stock                                                    9
         Selected Consolidated Financial Data                                            10
         Recent Developments Affecting UPC                                               14
         Equivalent and Pro Forma Per Share Data                                         17

THE SPECIAL MEETING                                                                      19
         Time and Place of Special Meeting; Solicitation of Proxies; Revocation          19
         Quorum; Votes Required                                                          20
         Dissenters' Rights                                                              20
         Recommendation of the FAB Board                                                 20

THE MERGER                                                                               21
         General                                                                         21
         Possible Adjustment of Exchange Ratio                                           22
         Background of and Reasons for the Merger                                        22
         The Fairness Opinion                                                            24
         Effective Time of the Merger                                                    30
         Exchange of Certificates                                                        30
         Conditions to Consummation of the Merger                                        31
         Representations and Warranties                                                  32
         Regulatory Approvals                                                            32
         Waiver, Amendment and Termination                                               33

         Dissenters' Rights                                                              35
         Conduct of Business Pending the Merger                                          37
         Limitation on Negotiations                                                      38
         Management after the Merger                                                     38
         Employee Benefit Plans                                                          39
         Interests of Certain Persons in the Merger                                      39
         Certain Federal Income Tax Consequences                                         43
         Accounting Treatment                                                            45
         Expenses and Fees                                                               45
         Resales of UPC Common Stock                                                     46

BUSINESS OF FAB                                                                          46
         General                                                                         46
         Lending Activities                                                              47
         Property                                                                        47
         Competition                                                                     47
         Legal Proceedings                                                               47

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
         RESULTS OF OPERATION OF FAB                                                     48
         Overview                                                                        48
         Results Of Operations For The Years Ended December 31, 1996 and 1995            48
         Results of Operations - Six Months Ended June 30, 1997 and 1996                 50
         Financial Condition                                                             52
         Liquidity and Asset/Liability Management                                        54
         Sources and Uses of Funds                                                       55
         Regulatory Assessments                                                          56
         Effects of Inflation                                                            56
         Impact of Accounting Standards to be Adopted                                    57

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF
         FAB                                                                             60

CERTAIN REGULATORY CONSIDERATIONS                                                        61
         General                                                                         61
         Payment of Dividends                                                            63
         Capital Adequacy                                                                64
         Support of Subsidiary Banks                                                     65
         Prompt Corrective Action                                                        66

DESCRIPTION OF UPC COMMON AND PREFERRED STOCK                                            67
         General                                                                         67
         UPC Common Stock                                                                68
         UPC Preferred Stock                                                             70

EFFECT OF THE MERGER ON RIGHTS OF STOCKHOLDERS                                           70
         Anti-takeover Provisions Generally                                              71
         Authorized Capital Stock                                                        71
         Amendment of Charter and Bylaws                                                 73
         Classified Board of Directors and Absence of Cumulative Voting                  73
         Director Removal and Vacancies                                                  74
         Limitations on Director Liability                                               75
         Indemnification                                                                 75
         Special Meeting of Stockholders                                                 76
         Actions by Stockholders Without a Meeting                                       76
         Business Combinations                                                           77
         Dissenters' Rights                                                              79
         Stockholders' Rights to Examine Books and Records                               80
         Dividends                                                                       80

LEGAL OPINIONS                                                                           81

EXPERTS                                                                                  81

INDEX TO APPENDICES                                                                      82


A        --       Amended and Restated Agreement and Plan of Reorganization
                  between Union Planters Corporation, First Acadian Acquisition
                  Corporation and First Acadian Bancshares, Inc. dated as of
                  July 9, 1997, together with the related Plan of Merger annexed thereto as Exhibit 1, and other exhibits thereto.

B        --       Audited Consolidated Financial Statements of First Acadian
                  Bancshares, Inc. as of, and for the years ended, December 31, 1996 and 1995 (and notes thereto)

C        --       Unaudited Consolidated Financial Statements of First Acadian
                  Bancshares, Inc. for the six months ended June 30, 1997 (and notes thereto)

D        --       Fairness Opinion of Chaffe & Associates, Inc.

E        --       Section 131 of the Business Corporation Law of the State of
                  Louisiana, pertaining to dissenters' rights

                              AVAILABLE INFORMATION

         UPC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and in accordance therewith is required to file reports, proxy statements and other information with the Commission. Copies of such reports, proxy statements and other information, can be obtained, at prescribed rates, from the Commission by addressing written requests for such copies to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy statements and other information can be inspected and copied at the public reference facilities referred to above, at the regional offices of the Commission at Room 1024, 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, or, if such reports or proxy statements have been filed electronically, through the Internet Web site maintained by the Commission at (http://www.sec.gov). Furthermore, UPC Common Stock is listed on the NYSE. Reports, proxy statements and other information concerning UPC may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         This Prospectus/Proxy Statement constitutes part of the Registration Statement on Form S-4 of UPC (including any exhibits, appendices and amendments thereto, the "Registration Statement") filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the securities offered hereby. This Prospectus/Proxy Statement does not contain all of the information in the Registration Statement, certain portions of which have been omitted consistent with the rules and regulations of the Commission. For further information about UPC and the securities offered hereby, reference is made to the Registration Statement. The Registration Statement may be inspected and copied, at prescribed rates, at the Commission's public reference facilities at the addresses set forth above.

         Certain financial and other information relating to UPC is contained in the documents indicated below under "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

         All information contained in this Prospectus/Proxy Statement or incorporated herein by reference with respect to UPC was supplied by UPC and all information contained in this Prospectus/Proxy Statement or incorporated herein by reference with respect to FAB was supplied by FAB. Although neither UPC nor FAB has actual knowledge that would indicate that any statements or information (including financial statements) relating to the other party contained or incorporated herein are inaccurate or incomplete, neither UPC nor FAB warrants the accuracy or completeness of such statements or information as they relate to the other party.

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS
PROSPECTUS/PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS/PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS/PROXY STATEMENT IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS/PROXY STATEMENT NOR ANY DISTRIBUTION OF THE SECURITIES


                                       (i)

BEING OFFERED PURSUANT TO THIS PROSPECTUS/PROXY STATEMENT SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF UPC OR FAB OR THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS PROSPECTUS/PROXY STATEMENT.

         THIS PROSPECTUS/PROXY STATEMENT CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF UPC FOLLOWING THE CONSUMMATION OF THE VARIOUS ACQUISITIONS AND MERGERS DISCUSSED HEREIN (REFERRED TO HEREIN AS THE "OTHER PENDING ACQUISITIONS" OR THE "OTHER ANNOUNCED ACQUISITIONS"), INCLUDING STATEMENTS RELATING TO THE COST SAVINGS AND REVENUE ENHANCEMENTS THAT ARE EXPECTED TO BE REALIZED FROM THOSE ACQUISITIONS AND THE EXPECTED IMPACT OF THE ACQUISITIONS ON UPC'S FINANCIAL PERFORMANCE. THESE FORWARD-LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS INCLUDE, AMONG OTHER THINGS, THE FOLLOWING POSSIBILITIES: (I) EXPECTED COST SAVINGS FROM THE ACQUISITIONS CANNOT BE FULLY REALIZED; (II) DEPOSIT ATTRITION, CUSTOMER LOSS OR REVENUE LOSS FOLLOWING THE ACQUISITIONS IS GREATER THAN EXPECTED; (III) COMPETITIVE PRESSURE IN THE BANKING INDUSTRY INCREASES SIGNIFICANTLY; (IV) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESSES OF UPC AND THE INSTITUTIONS TO BE ACQUIRED ARE GREATER THAN EXPECTED; (V) CHANGES IN THE INTEREST RATE ENVIRONMENT REDUCE MARGINS; (VI) GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR REGIONALLY, ARE LESS FAVORABLE THAN EXPECTED, RESULTING IN, AMONG OTHER THINGS, A DETERIORATION IN CREDIT QUALITY; (VII) CHANGES OCCUR IN THE REGULATORY ENVIRONMENT; (VIII) CHANGES OCCUR IN BUSINESS CONDITIONS AND INFLATION; AND (IX) CHANGES OCCUR IN THE SECURITIES MARKETS. THE FORWARD-LOOKING EARNINGS ESTIMATES INCLUDED IN THIS PROSPECTUS/PROXY STATEMENT HAVE NOT BEEN EXAMINED OR COMPILED BY THE INDEPENDENT PUBLIC ACCOUNTANTS OF UPC AND FAB, NOR HAVE SUCH ACCOUNTANTS APPLIED ANY PROCEDURES THERETO. ACCORDINGLY, SUCH ACCOUNTANTS DO NOT EXPRESS AN OPINION OR ANY OTHER FORM OF ASSURANCE ON THEM. FURTHER INFORMATION ON OTHER FACTORS THAT COULD AFFECT THE FINANCIAL RESULTS OF UPC AFTER THE ACQUISITIONS IS INCLUDED IN THE SEC FILINGS INCORPORATED BY REFERENCE HEREIN.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed with the Commission by UPC pursuant to the Exchange Act (Commission File No. 1-10160 except as otherwise indicated) are hereby incorporated by reference herein:

         (a) UPC's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

         (b) UPC's Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 1997 and June 30, 1997;

         (c) UPC's Current Reports on Form 8-K, dated January 16, 1997, April 17, 1997, July 17, 1997 and August 12, 1997;

         (d) The description of the current management and Board of Directors of UPC contained in the Proxy Statement filed pursuant to Section 14(a) of the Exchange Act for UPC's Annual Meeting of Shareholders held April 17, 1997;


                                      (ii)

         (e) UPC's Registration Statement on Form 8-A dated January 19, 1989, filed on February 1, 1989 (Commission File Number 0-6919), in connection with UPC's designation and authorization of its Series A Preferred Stock; and

         (f) The description of the UPC Common Stock contained in UPC's Registration Statement under Section 12(b) of the Exchange Act and any amendment or report filed for the purpose of updating such description.

         UPC's Annual Report on Form 10-K for the year ended December 31, 1996 incorporates by reference specific portions of UPC's Annual Report to Shareholders for that year (UPC's "Annual Report to Shareholders" which is Exhibit 13 to said Form 10-K) but does not incorporate other portions of UPC's Annual Report to Shareholders. The portion of UPC's Annual Report to Shareholders captioned "Letter to Shareholders" and certain other portions of UPC's Annual Report to Shareholders not specifically incorporated into UPC's Annual Report on Form 10-K are not incorporated herein and are not a part of the Registration Statement.

         All documents filed by UPC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus/Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference into this Prospectus/Proxy Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

         THIS PROSPECTUS/PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE, UPON THE WRITTEN OR ORAL REQUEST OF ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS/PROXY STATEMENT IS DELIVERED. SUCH REQUESTS FOR DOCUMENTS RELATING TO UPC SHOULD BE DIRECTED TO UNION PLANTERS CORPORATION, POST OFFICE BOX 387, MEMPHIS, TENNESSEE 38147 (TELEPHONE (901) 580-6495), ATTENTION: E. JAMES HOUSE, JR., SECRETARY. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY WEDNESDAY, SEPTEMBER 24, 1997.




                                      (iii)

                                     SUMMARY

         The following is a summary of certain information contained in this Prospectus/Proxy Statement and the documents incorporated herein by reference. This summary is not intended to be a complete description of the matters covered in this Prospectus/Proxy Statement and is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference into this Prospectus/Proxy Statement. FAB shareholders are urged to read carefully the entire Prospectus/Proxy Statement, including each of the Appendices. As used in this Prospectus/Proxy Statement, the terms "UPC" and "FAB" refer to those entities, respectively, and, where the context requires, to those entities and their respective subsidiaries.

THE PARTIES

         Union Planters Corporation. UPC is a multi-state bank holding company headquartered in Memphis, Tennessee. At June 30, 1997, UPC had total consolidated assets of approximately $14.8 billion, total consolidated loans of approximately $10.4 billion, total consolidated deposits of approximately $11.2 billion and total consolidated stockholders' equity of approximately $1.4 billion. As of that date, UPC was one of the fifty largest bank holding companies in the United States and the largest independent bank holding company headquartered in Tennessee, as measured by total consolidated assets.

         UPC conducts its business activities through its principal bank subsidiary, the $5.5 billion asset Union Planters National Bank ("UPNB"), founded in 1869 and headquartered in Memphis, Tennessee, and through 32 other bank subsidiaries and one savings bank subsidiary (collectively, the "UPC Banking Subsidiaries"), which are located in Tennessee, Mississippi, Missouri, Arkansas, Louisiana, Alabama and Kentucky. Through the UPC Banking Subsidiaries, UPC provides a diversified range of financial services in the communities in which it operates, including consumer, commercial and corporate lending; retail banking; and other financial services traditionally furnished by full-service financial institutions. UPC also is engaged in mortgage origination and servicing; investment management and trust services; the issuance and servicing of credit and debit cards; the origination, packaging and securitization of loans, primarily the government-guaranteed portions of Small Business Administration loans; the purchase of delinquent Federal Housing Administration and Department of Veterans Affairs ("FHA/VA") government-insured/guaranteed loans from third parties and from the Government National Mortgage Association ("GNMA") pools serviced for others; full service and discount brokerage; and the sale of annuities and bank-eligible insurance products.

         Through the UPC Banking Subsidiaries, UPC operates approximately 432 banking offices and 564 automated teller machines. UPC's assets at June 30, 1997, are allocable by state to its banking offices (before consolidating adjustments) approximately as follows: $9.7 billion in Tennessee, $2.3 billion in Mississippi, $1.2 billion in Missouri, $800 million in Arkansas, $609 million in Louisiana, $440 million in Alabama and $113 million in Kentucky.

         Acquisitions have been, and are expected to continue to be, an important part of the expansion of UPC's business. UPC completed twelve acquisitions in 1993, thirteen in 1994, three in 1995 and seven in 1996, adding approximately $1.7 billion in total assets in 1993, $3.8 billion in 1994, $1.3 billion in 1995 and $4.2 billion in 1996. Thus far in 1997, UPC has entered into definitive agreements to acquire six financial institutions in addition to FAB, with aggregate total assets of approximately $3.9 billion at June 30, 1997. For additional information, see "--Recent Developments Affecting UPC" and "Equivalent and Pro Forma Per Share Data." For a discussion of UPC's acquisition program and UPC management's philosophy on that subject, see the caption "Acquisitions" (on page 6) and Note 2 to UPC's audited consolidated financial statements for the years ended December 31, 1996, 1995 and 1994 (on pages 45 and 46) contained in UPC's Annual Report to Shareholders which is Exhibit 13 to UPC's Annual Report on Form 10-K for the year ended December 31, 1996, which Exhibit 13 is incorporated by reference herein to the extent indicated above in "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

         UPC expects to continue to take advantage of the consolidation of the financial services industry by further developing its franchise through the acquisition of financial institutions. Future acquisitions may entail the payment by UPC of consideration in excess of the book value of the underlying net assets acquired, may result in the issuance of additional shares of UPC capital stock or the incurring of additional indebtedness by UPC, and could have a dilutive effect on the earnings or book value per share of UPC Common Stock.

         UPC's corporate office is located at 7130 Goodlett Farms Parkway, Memphis, Tennessee 38018, and its telephone number is (901) 580-6000. Additional information concerning UPC is included in the documents incorporated by reference into this Prospectus/Proxy Statement. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

         First Acadian Bancshares, Inc. FAB is a bank holding company headquartered in Thibodaux, Louisiana. Through Acadian Bank, FAB's wholly-owned bank subsidiary, FAB provides traditional deposit and lending services to individual and corporate customers through its main office and 5 branch locations. At June 30, 1997, on a consolidated basis, FAB had total assets of approximately $81.9 million, total loans of approximately $58.9 million, total deposits of approximately $74.4 million and total stockholders' equity of approximately $6.06 million.

         FAB's corporate office is located at 1001 Canal Boulevard, Thibodaux, Louisiana 70302 and its telephone number is (504) 446-8161. Additional information concerning FAB is included herein under various headings including, but not limited to, "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OF FAB" and in the audited consolidated financial statements (and notes thereto) of FAB for the years ended December 31, 1996 and 1995, and the unaudited financial statements of FAB for the six months ended June 30, 1997 and 1996, copies of which are annexed to this Prospectus/Proxy Statement as Appendices B and C respectively.

         First Acadian Acquisition, Inc. Acquisition Corp. is a Tennessee business corporation formed solely for the purpose of the Merger. Acquisition Corp. is a wholly-owned subsidiary of UPC. Acquisition Corp.'s corporate offices are located at 7130 Goodlett Farms Parkway, Memphis, Tennessee 38018 and its telephone number is (901) 580-6000.

SPECIAL MEETING OF FAB SHAREHOLDERS

         This Prospectus/Proxy Statement is being furnished to the holders of FAB Common Stock in connection with the solicitation by the FAB Board of proxies for use at the Special Meeting of the FAB shareholders to be held at the main office of First Acadian Bancshares, Inc., 1001 Canal Boulevard, Thibodaux, Louisiana 70302, at 5:30 p.m., local time, on Wednesday, October 1, 1997. At the Special Meeting, FAB shareholders will be asked to consider and vote upon a proposal to approve the Merger Agreement. See "THE SPECIAL MEETING."

VOTES REQUIRED; RECORD DATE

         The FAB Board has fixed the close of business on August ____, 1997 as the record date (the "Record Date") for determination of the FAB shareholders who are entitled to notice of and to vote at the Special Meeting. Only FAB shareholders of record on the Record Date will be entitled to receive notice of and to vote at the Special Meeting. Each share of FAB Common Stock validly issued and outstanding on the Record Date is entitled to one vote. On the Record Date, there were 106,967 shares of FAB Common Stock validly issued and outstanding. In order for the Special Meeting to be duly organized, a quorum must be achieved. A quorum would be achieved if a majority (53,484) of the outstanding shares of FAB Common Stock are represented at the Special Meeting in person or by proxy. Assuming a quorum is achieved, the affirmative vote of two-thirds of the FAB Common Shares present, in person or by proxy, at the Special Meeting is required to approve the Merger Agreement. Each vote is important and all FAB shareholders are encouraged to vote their shares, in person or by proxy, at the Special Meeting. See "THE SPECIAL MEETING--Votes Required." Should the Merger Agreement receive the approval of 80% or more (85,574 or more) of all of the shares of FAB Common Stock outstanding on the Record Date, then FAB Stockholders WILL NOT be entitled to exercise dissenters' rights. See "THE MERGER--DISSENTERS' RIGHTS" and Appendix E to this Prospectus/Proxy Statement.

         The directors and executive officers of FAB (the "FAB Management Group") owned or controlled 44,154 shares of FAB Common Stock as of the Record Date, or approximately 41.28%, of the outstanding shares. The members of the FAB Management Group have advised that they intend to vote "FOR" approval of the Merger Agreement. See "THE SPECIAL MEETING", "THE MERGER--Interests of Certain Persons in the Merger" and "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF FAB."

THE MERGER

         The Merger Agreement provides for Acquisition Corp., a wholly-owned subsidiary of UPC formed for the purpose of this transaction, to be merged with and into FAB, with FAB surviving the Merger and thereby becoming a wholly-owned subsidiary of UPC. Immediately after the Effective Time of the Merger, FAB would be merged up and into UPC (the "Subsidiary Merger"), and Acadian Bank would then become a direct wholly-owned subsidiary of UPC. Immediately after consummation of the Subsidiary Merger, Acadian Bank would be merged with and into UP Louisiana, (the "Bank

Merger"), with UP Louisiana being the surviving bank of the Bank Merger. The main office and branches of Acadian Bank would then become branches of UP Louisiana.

         In the Merger each share of FAB Common Stock issued and outstanding immediately prior to the Effective Time of the Merger would be exchanged for a certain number of shares of UPC Common Stock based upon the Exchange Ratio set forth in Section 2.1 of the Merger Agreement, a copy of which is attached to this Prospectus/Proxy Statement as Appendix A. If the Average Market Price (the average of the closing prices of UPC Common Stock on the NYSE for the ten trading days prior to the date of the Closing) is between $41.00 and $43.00, inclusive, the Exchange Ratio will be determined by dividing the Average Market Price into $136.80. If the Average Market Price is between $43.00 and $46.00, inclusive, the Exchange Ratio would be 3.1813 shares of UPC Common Stock for each share of FAB Common Stock. If the Average Market Price is greater than $46.00 per share of UPC Common Stock, the Exchange Ratio would be determined by dividing the Average Market Price into $146.30. If the Average Market Price is less than $41.00, either UPC or FAB may terminate the Merger.

         No fractional shares of UPC Common Stock would be issued. Rather, cash (without interest) would be paid in lieu of any fractional share interest remaining after aggregating all whole and fractional shares to which any FAB shareholder would be entitled upon consummation of the Merger, in an amount equal to such fractional part of a share of UPC Common Stock multiplied by the last sale price of the UPC Common Stock on the NYSE on the last trading day prior to the Effective Time of the Merger. See "THE MERGER--General" and "--The Exchange Ratio."

         FAB shareholders have the right under Section 131 of the Business Corporation Law of the State of Louisiana ("LBCL") to dissent to the Merger and, instead of receiving the UPC Common Stock, and cash for fractional shares described above, to receive the fair value of their shares of FAB Common Stock in cash under certain circumstances. See "THE MERGER--DISSENTERS' RIGHTS" and Appendix E to this Prospectus/Proxy Statement, which is a copy of Section 131 of the LBCL. FAB stockholders wishing to exercise their statutory dissenters' rights should carefully review the portions of this Prospectus/Proxy Statement describing such rights, as well as Appendix E, and should consider consulting their legal adviser in order to make sure that they take all of the steps necessary to properly perfect their dissenters' rights.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE FAB BOARD

         The FAB Board believes that the Merger is in the best interests of FAB and its shareholders and has approved the matter to be voted upon by the FAB shareholders. The FAB Board recommends that FAB shareholders vote "FOR" approval of the Merger Agreement. The FAB Board believes that the Merger would result in a company with expanded opportunities for profitable growth and that the combined resources and capital of FAB and UPC would provide an enhanced ability to compete in the changing and competitive financial services industry. See "THE MERGER--Background of and Reasons for the Merger."

         In approving the Merger Agreement, the FAB Board considered, among other things, FAB's financial condition, the financial terms and the income tax consequences of the Merger, the likelihood of the Merger being approved by regulatory authorities without undue conditions or delay and, in general, the fairness of the terms of the Merger to FAB's shareholders. See "THE MERGER--Background of and Reasons for the Merger."

THE FAIRNESS OPINION

         Chaffe & Associates, Inc. ("Chaffe") has rendered a written opinion (the "Fairness Opinion") to the FAB Board that, based on and subject to the procedures, matters and limitations described in its opinion and such other matters as it considered relevant, as of the date of its opinion, and as of the date of this Prospectus/Proxy Statement, the Exchange Ratio is fair, from a financial point of view, to the shareholders of FAB. The opinion of Chaffe is attached as Appendix D to this Prospectus/Proxy Statement. FAB shareholders are urged to read the Fairness Opinion in its entirety for a description of the procedures followed, matters considered, and limitations on the reviews undertaken in connection therewith. See "THE MERGER--The Fairness Opinion."

EFFECTIVE TIME OF THE MERGER

         Subject to the conditions to the obligations of the parties to effect the Merger, the Effective Time of the Merger would occur on the date and at the time that the Articles of Merger reflecting the Merger become effective with the Tennessee Secretary of State and a Certificate of Merger has been filed with the Secretary of State of Louisiana. It is anticipated that the Articles of Merger and the Certificate of Merger would be filed on the same date. It is currently anticipated that the Effective Time of the Merger will be December 1, 1997, but there is no assurance that such will be the case. See "THE MERGER--Effective Time of the Merger," "--Conditions to Consummation of the Merger," and "--Waiver, Amendment and Termination."

         NO ASSURANCE CAN BE PROVIDED THAT THE NECESSARY SHAREHOLDER OR REGULATORY APPROVALS CAN BE OBTAINED OR THAT THE OTHER CONDITIONS PRECEDENT TO THE MERGER CAN OR WILL BE SATISFIED. FAB AND UPC ANTICIPATE THAT ALL CONDITIONS TO THE CONSUMMATION OF THE MERGER WOULD BE SATISFIED SO THAT THE MERGER CAN BE CONSUMMATED DURING THE FOURTH QUARTER OF 1997. HOWEVER, DELAYS IN THE CONSUMMATION OF THE MERGER COULD OCCUR.

EXCHANGE OF STOCK CERTIFICATES

         Promptly after the Effective Time of the Merger, UPC would cause Union Planters National Bank, Memphis, Tennessee, acting in its capacity as exchange agent for UPC and FAB (the "Exchange Agent"), to mail to each FAB Record Holder a letter of transmittal, together with instructions as to how to effect the surrender and cancellation of the certificate or certificates held by such FAB Record Holder which, immediately prior to the Effective Time of the Merger, represented outstanding shares of FAB Common Stock (the "FAB Certificates") in exchange for certificates representing shares of UPC Common Stock. Cash would be paid to the holders of FAB Common Stock in lieu of the issuance of any fractional shares of UPC Common Stock. In no event would the holder of any surrendered FAB Certificate be entitled to receive interest on any cash to be issued to such holder, and in no event would FAB, UPC or the Exchange Agent be liable to any holder of FAB Common Stock for any UPC Common Stock, dividends thereon or cash delivered in good faith to a public official pursuant to applicable abandoned property law.

         FAB's shareholders who cannot locate their certificates are urged to promptly contact Michael M. Gauthier, President of FAB, 1001 Canal Boulevard, Thibodaux, Louisiana 70302, telephone number (504) 446-8161. A new FAB Certificate will be issued to replace the lost FAB Certificate(s) only upon execution by the shareholder of an affidavit certifying that his or her FAB Certificate(s) cannot be located and an agreement to indemnify FAB and UPC and the Exchange Agent against any claim that may be made against FAB or UPC or the Exchange Agent by the owner of the FAB Certificate(s) alleged to have been lost or destroyed. Either FAB, UPC or the Exchange Agent may also require the shareholder to post a bond in such sum as is sufficient to support the shareholders' agreement to indemnify FAB, UPC and the Exchange Agent.

REGULATORY APPROVALS AND OTHER CONDITIONS

         The Merger is subject to approval by the Board of Governors of the Federal Reserve System (the "Federal Reserve") and by the Louisiana Office of Financial Institutions ("LOFI"). The Bank Merger is subject to approval by the Federal Deposit Insurance Corporation (the "FDIC") and the LOFI. UPC has filed the necessary applications or notices with the Federal Reserve, the FDIC and LOFI. As of the date of this Prospectus/Proxy Statement, no approvals of the transactions have been received by the applicable Regulatory Authorities; however, as of the date of this Prospectus/Proxy Statement, neither UPC nor FAB is aware of any reason why such approvals would not be granted. FAB shareholders should clearly understand that the receipt of any regulatory approval of the Merger by any Regulatory Authority does not constitute a recommendation by any such Regulatory Authority, and should not be considered as such. See "THE MERGER--Regulatory Approvals."

         Consummation of the Merger is subject to various other conditions, including receipt of the required approval of FAB shareholders, receipt of an opinion of counsel as to the tax-free nature of certain aspects of the Merger, receipt of a letter from the independent accountants of UPC that the Merger would qualify for pooling of interests accounting treatment and certain other conditions. See "--Certain Federal Income Tax Consequences of the Merger," "--Accounting Treatment" and "THE MERGER--Conditions to Consummation of the Merger."

WAIVER, AMENDMENT AND TERMINATION

         Prior to the Effective Time of the Merger, either FAB or UPC may unilaterally waive any default or obligation of the other party under, or any condition precedent to its own obligations under, the Merger Agreement. Any provision of the Merger Agreement, including all conditions precedent to consummation of the Merger, may be amended (to the extent permitted by law) by an agreement in writing which is approved by the UPC Board and the FAB Board; provided, however, that the provisions of the Merger Agreement relating to the manner or basis in which shares of UPC Common Stock will be exchanged for FAB Common Stock may not be amended in any material respect after the Special Meeting without the requisite approval of the issued and outstanding shares of FAB Common Stock entitled to vote thereon.

         The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time of the Merger by mutual action of the Boards of Directors of FAB and UPC, or by the action of the Board of Directors of either company under certain circumstances. If for any reason the Merger should not be consummated, FAB would continue to operate as a bank holding company under its present management. See "THE MERGER--Waiver, Amendment and Termination."

LIMITATION ON NEGOTIATIONS

         Pursuant to Section 6.3 of the Merger Agreement, FAB is prohibited from soliciting or knowingly encouraging any "Acquisition Proposal" (defined generally as any tender offer, exchange offer or other proposal for a merger, consolidation, acquisition of all the stock, assets or earning power of, or other business combination involving any of the FAB Companies or the acquisition of a substantial equity interest in, or a substantial portion of the assets or earning power of, any of the FAB Companies). As protection against possible violation of this limitation, FAB has agreed to pay to UPC the sum of $750,000 in immediately available funds in the event and at the time that FAB enters into a letter of intent or agreement with respect to an Acquisition Proposal or supports or indicates an intent to support an Acquisition Proposal other than pursuant to the Merger Agreement. This provision would survive the termination of the Merger Agreement under certain circumstances. See "THE MERGER--Limitation on Negotiations."

MANAGEMENT AFTER THE MERGER

         It is currently anticipated that immediately after the Effective Time of the Merger, FAB would be merged with and into UPC in the Subsidiary Merger. The directors and officers of UPC immediately prior to the effective time of the Subsidiary Merger would continue as directors and officers of UPC, as the surviving company. There is no agreement or understanding for any director or officer of FAB to become a director or officer of UPC.

         Also, immediately after the Subsidiary Merger, Acadian Bank would merged with and into UP Louisiana in the Bank Merger. UP Louisiana would survive the Bank Merger and the main office and branches of Acadian Bank would become branches of UP Louisiana. The Merger Agreement provides that Michael M. Gauthier will become an executive officer of UP Louisiana and would be granted a three-year employment contract with UP Louisiana upon his termination of an existing employment contract with FAB. Directors of FAB would be offered advisory director positions with UP Louisiana. Other than as noted above, the directors and officers of UP Louisiana in office immediately prior to the effective time of the Bank Merger would remain as the officers and directors of UP Louisiana after the Bank Merger. See "THE MERGER--Interests of Certain Persons in the Merger." See also "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Certain members of the FAB Management Group and employees of FAB have interests in the Merger in addition to their interests as shareholders of FAB generally. Those interests relate to, among other things, provisions in the Merger Agreement regarding non-compete agreements, a new three-year employment contract for Michael M. Gauthier to replace his existing employment contract with FAB, the appointment of the existing directors of FAB as advisory directors for UP Louisiana, and the acceleration and payment of benefits under FAB's existing deferred compensation arrangements. See "THE MERGER--Interests of Certain Persons in the Merger."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         It is intended that the Merger would be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, no gain or loss would be recognized by a FAB shareholder upon the exchange of such shareholder's FAB Common Stock for shares of UPC Common Stock. Subject to the provisions and limitations of Section 302(a) of the Code, gain or loss would be recognized with respect to cash received in lieu of fractional shares. Gain recognition, if any, would not be in excess of the amount of cash received. See "THE MERGER--Certain Federal Income Tax Consequences." Consummation of the Merger is conditioned upon receipt by UPC of an opinion of Wyatt, Tarrant & Combs substantially to this effect. DUE TO THE INDIVIDUAL NATURE OF THE TAX CONSEQUENCES OF THE MERGER, FAB SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE EFFECT OF THE MERGER ON THEM UNDER FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS. For a further discussion of the federal income tax consequences of the Merger, see "THE MERGER--Certain Federal Income Tax Consequences."

ACCOUNTING TREATMENT

         It is intended that the Merger would be accounted for as a pooling of interests for accounting and financial reporting purposes. Consummation of the Merger is conditioned upon receipt by UPC of an opinion of Price Waterhouse LLP substantially to this effect. See "THE MERGER--Accounting Treatment."

CERTAIN DIFFERENCES IN SHAREHOLDERS' RIGHTS

         At the Effective Time of the Merger, FAB shareholders, whose rights are currently governed by the LBCL and by FAB's Charter ("FAB Charter") and Bylaws ("FAB Bylaws"), would automatically become shareholders of UPC and, therefore their rights as shareholders of UPC would be governed by the Tennessee Business Corporation Act (the "TBCA"), and by UPC's Restated Charter (the "UPC Charter") and UPC's Amended and Restated Bylaws (the "UPC Bylaws"). The rights of UPC shareholders under the TBCA and the UPC Charter and UPC Bylaws differ from the rights of FAB shareholders under the LBCL and the FAB Charter and FAB Bylaws in certain important respects. For a discussion of material differences between the rights of UPC shareholders and the rights of FAB shareholders, see "EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS."

DISSENTERS' RIGHTS

         Unless the Merger Agreement is approved at the Special Meeting by the affirmative vote of 80% or more of the total voting power of FAB, by complying with the specific procedures required by Section 131 of the LBCL and described herein, holders of FAB Common Stock will have the right to dissent from the Merger, in which event, if the Merger is consummated, such shareholders may be entitled to receive in cash the fair value of their shares of FAB Common Stock in lieu of shares of UPC Common Stock issuable under the Merger Agreement. Any FAB shareholder who considers exercising dissenters' rights with respect to the Merger should carefully review the sections of this Prospectus/Proxy Statement relative to dissenters' rights, as well as Appendix E hereto, which is a copy of
Section 131 of the LBCL which establishes the dissenters' rights of FAB shareholders. See "THE SPECIAL MEETING--Dissenters' Rights", "THE MERGER--Dissenters' Rights", and particularly Section 131 of the LBCL, a copy of which is attached hereto as Appendix E.

MARKET PRICES OF COMMON STOCK

         The UPC Common Stock is listed on the NYSE under the symbol "UPC." It is anticipated that the shares of UPC Common Stock issuable in the Merger in exchange for FAB Common Stock would be approved for listing on the NYSE at or prior to the Effective Time of the Merger.

         On May 27, 1997, the business day prior to the date the Merger was initially publicly announced, the last reported sale price of the UPC Common Stock on the NYSE was $46.00 per share. On _____________, August ____, 1997, the last sale price of UPC Common Stock as reported on the NYSE was $______ share.

         FAB Common Stock has never been listed or publicly traded on any securities exchange or actively traded in the over-the-counter market. Management of FAB is aware of eleven different transfers of FAB Common Stock since January 1, 1996. In most instances FAB is not aware of the prices at which the shares traded, but in three transactions the prices were believed to be $37.00 or $38.25 per share.

         The Exchange Ratio is designed for FAB shareholders to receive at least $136.80 and not more than $146.30 worth of UPC Common Stock for each of their shares of FAB Common Stock, based on the Average Market Price of a share of UPC Common Stock. The average of the closing prices of UPC Common Stock on the NYSE for the ten trading days ending August 11, 1997, was $51.68. If that were the actual Average Market Price for purposes of determining the Exchange Ratio, then the Exchange Ratio would be 2.8308 shares of UPC Common Stock for each share of FAB Common Stock, for an equivalent per share value of $146.30. The actual Exchange Ratio may be more or less than 2.8308 as the closing price of UPC Common Stock on the NYSE for the ten trading days prior to the Closing may be more or less than $51.68. See "THE MERGER--GENERAL" for a complete description of the Exchange Ratio.

         SELECTED CONSOLIDATED FINANCIAL DATA

         The following tables present for both UPC and FAB selected consolidated financial data for each of the five years ended December 31, 1996, and for the six months ended June 30, 1997 and 1996. The information for UPC has been derived from the consolidated financial statements of UPC, including the unaudited consolidated financial statements of UPC incorporated into this Prospectus/Proxy Statement by reference to UPC's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997, and the audited consolidated financial statements of UPC incorporated into this Prospectus/Proxy Statement by reference to UPC's 1996 Annual Report on Form 10-K for the year ended December 31, 1996, and should be read in conjunction therewith and with the notes thereto. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

         The information for FAB has been derived from the audited consolidated financial statements of FAB as of and for the years ended December 31, 1996 and 1995, the unaudited interim financial statements of FAB as of and for the six months ended June 30, 1997, copies of which are attached to this Prospectus/Proxy Statement as Appendix B and C, respectively, and should be read in conjunction therewith and with the notes thereto.

         Historical results are not necessarily indicative of results to be expected for any future period. In the opinions of the management of both UPC and FAB, all adjustments, consisting only of normal recurring adjustments necessary to arrive at a fair statement of results of operations of their respective entities, have been included for the unaudited periods.

                   UNION PLANTERS CORPORATION AND SUBSIDIARIES
                             SELECTED FINANCIAL DATA

                                               Six Months Ended
                                                   June 30,(1)                       Years Ended December 31,(1)
                                             ---------------------   ----------------------------------------------------------
                                                1997        1996        1996        1995        1994         1993        1992
                                             ---------   ---------   ---------   ---------   ---------    ---------   ---------
                                                                            (Dollars in thousands, except per share data)
INCOME STATEMENT DATA
    Net interest income                      $ 312,950   $ 299,542   $ 605,962   $ 535,997   $ 504,500    $ 439,290   $ 357,365
    Provision for losses on loans               25,001      25,669      57,395      27,381       9,661       22,660      37,367
    Investment securities gains (losses)             9          32       4,081         409     (22,515)       3,508      11,880
    Other noninterest income                   111,982     109,285     222,250     203,014     160,109      154,254     136,162
    Noninterest expense                        219,302     238,245     570,634     452,635     486,836      408,888     362,028
                                             ---------   ---------   ---------   ---------   ---------    ---------   ---------

    Earnings before income taxes,
      extraordinary item, and
      accounting changes                       180,638     144,945     204,264     259,404     145,597      165,504     106,012
    Applicable income taxes                     61,593      49,169      70,526      86,648      45,174       51,864      30,219
                                             ---------   ---------   ---------   ---------   ---------    ---------   ---------

    Earnings before extraordinary item
      and accounting changes                   119,045      95,776     133,738     172,756     100,423      113,640      75,793
    Extraordinary item and accounting
      changes, net of taxes                         --          --          --          --          --          637       2,847
                                             ---------   ---------   ---------   ---------   ---------    ---------   ---------

    Net earnings                             $ 119,045   $  95,776   $ 133,738   $ 172,756   $ 100,423    $ 114,277   $  78,640
                                             =========   =========   =========   =========   =========    =========   =========


PER COMMON SHARE DATA (2) & (5)
  Primary
    Earnings before extraordinary item and
      accounting changes                     $    1.73   $    1.42   $    1.95   $    2.72   $    1.52    $    2.19   $    1.75
    Net earnings                                  1.73        1.42        1.95        2.72        1.52         2.20        1.75
  Fully diluted
    Earnings before extraordinary item and
      accounting changes                     $    1.68   $    1.38   $    1.92   $    2.64   $    1.52    $    2.14   $    1.73
    Net earnings                                  1.68        1.38        1.92        2.64        1.52         2.15        1.73
  Cash dividends                                  .695         .54        1.08         .98         .88          .72         .60
  Book value                                     20.69       19.19       19.55       18.52       15.42        14.80       14.08

(continued on following page)

                   UNION PLANTERS CORPORATION AND SUBSIDIARIES
                             SELECTED FINANCIAL DATA

                                           Six Months Ended
                                               June 30,(1)                          Years Ended December 31,(1)
                                        ------------------------  ---------------------------------------------------------------
                                            1997         1996         1996         1995         1994         1993         1992
                                        -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                                                           (Dollars in thousands, except per share data)
BALANCE SHEET DATA (AT PERIOD END)
  Total assets                          $14,770,346  $15,273,145  $15,222,563  $14,383,222  $13,425,063  $11,866,609  $10,180,375
  Loans, net of unearned income          10,402,408    9,607,778   10,434,070    9,041,059    8,436,650    6,615,884    5,364,377
  Allowance for losses on loans             161,159      167,987      166,853      156,388      154,131      141,999      114,130
  Investment Securities                   2,832,726    4,111,207    2,956,234    3,573,054    3,592,482    3,854,767    3,370,321
  Deposits                               11,238,399   11,593,444   11,490,262   11,074,722   10,702,569    9,879,780    8,714,306
  Short-term borrowings                     534,068    1,076,781      714,146      838,283      699,838      300,414      343,452
  Long term debt(3)
    Parent company                          373,478      213,453      373,459      214,758      114,790      114,729       74,292
    Subsidiary banks                        943,582      869,525    1,035,257      811,819      693,002      463,055      202,847
  Total shareholders' equity              1,444,929    1,316,114    1,352,874    1,213,162    1,008,594      935,730      670,267
  Average assets                         14,877,498   15,138,068   15,274,782   13,661,748   13,105,179   11,565,505    9,475,049
  Average shareholders' equity            1,368,627    1,254,354    1,283,575    1,119,232    1,042,990      813,140      623,869
  Average shares outstanding
    (in thousands)
    Primary                                  67,249       64,300       64,987       60,385       59,587       43,192       35,463
    Fully Diluted                            71,028       68,919       69,518       64,995       59,929       47,422       38,307
PROFITABILITY AND CAPITAL RATIOS
  Return on average assets                     1.61%        1.27%        0.88%        1.26%        0.77%        0.99%        0.83%
  Return on average common equity             18.12%       15.93%       10.61%       16.16%        9.76%       14.92%       13.15%
  Net interest income
    (taxable-equivalent)/average
    earning assets(4)                          4.73%        4.42%        4.41%        4.38%        4.31%        4.29%        4.26%
  Loans/deposits                              92.56%       82.87%       90.81%       81.64%       78.83%       66.96%       61.56%
  Common and preferred dividend
    payout ratio                              40.75%       33.53%       50.64%       32.74%       40.99%       28.34%       32.95%
  Equity/assets (period end)                   9.78%        8.62%        8.89%        8.43%        7.51%        7.89%        6.58%
  Average shareholders' equity/
    average total assets                       9.20%        8.29%        8.40%        8.19%        7.96%        7.03%        6.58%
  Leverage ratio                              10.64%        8.34%        9.61%        8.08%        7.53%        7.62%        6.36%
  Tier 1 capital/risk-weighted assets         16.76%       13.93%       15.29%       13.39%       12.75%       14.07%       11.70%
  Total capital/risk-weighted assets          19.86%       17.09%       18.32%       16.68%       14.97%       16.51%       13.64%
ASSET QUALITY RATIOS (6)
  Allowance/period end loans                   1.80%        1.98%        1.86%        1.92%        1.98%        2.27%        2.20%
  Nonperforming loans/total loans               .61%         .74%         .74%         .56%         .44%         .65%        1.16%
  Allowance/nonperforming loans                 295%         268%         253%         344%         444%         346%         189%
  Nonperforming assets/loans and
    foreclosed properties                       .80%         .87%         .92%         .67%         .58%         .96%        1.83%
  Provision/average loans                       .56%         .60%         .66%         .34%         .14%         .37%         .74%
  Net charge-offs/average loans                 .69%         .48%         .60%         .34%         .09%         .27%         .52%

------------------------------
(1) Reference is made to "Basis of Presentation" in Note 1 to UPC's consolidated financial statements contained in the 1996 Annual Report to Shareholders.
(2) Share and per share amounts have been retroactively restated for significant acquisitions accounted for as poolings of interests.
(3) Long-term debt includes Medium-Term Bank Notes, Federal Home Land Bank
    (FHLB) advances, subordinated notes and debentures, obligations under capital leases, mortgage indebtedness, Trust Preferred Securities,and notes payable with maturities greater than one year.
(4) Average balances and calculations do not include the impact of the net unrealized gain or loss on available for sale securities.
(5) Leader Financial Corporation (Leader) was organized as a holding company on March 18, 1993 in connection with the conversion of its principal subsidiary, Leader Federal Bank for Savings, from a federal mutual savings bank to a federally-chartered capital stock savings bank. (See Note 2 to UPC's consolidated financial statements contained in the 1996 Annual Report to Shareholders). Accordingly, earnings per share for the year ended December 31, 1992 is calculated using only UPC's historical net earnings and the calculation of earnings per share for the year ended December 31, 1993 is based on UPC's historical net earnings for 1993 plus Leader's fourth quarter net earnings, since the stock conversion occurred on September 30, 1993.
(6) FHA/VA government-insured/guaranteed loans have been excluded, since they represent minimal credit risk to UPC.

                    FAB SELECTED CONSOLIDATED FINANCIAL DATA

                                       SIX MONTHS ENDED
                                            JUNE 30,                                 YEARS ENDED DECEMBER 31,
                                     ----------------------      ---------------------------------------------------------------
                                       1997          1996          1996          1995          1994          1993         1992
                                       ----          ----          ----          ----          ----          ----         ----
                                                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA
   Net interest income               $  2,105      $  1,730      $  3,695      $  3,138      $  2,785      $  2,678     $  2,489
   Provision for loan losses               73            56           101            70            49            72          100
   Noninterest income                     381           313           688           533           499           505          494
   Securities gains, net                    8            --            --            --            73            21           72
   Noninterest expense                  1,658         1,419         2,944         2,610         2,473         2,218        2,127
                                     --------      --------      --------      --------      --------      --------     --------

   Earnings before income taxes           763           568         1,338           991           835           914          828
   Income taxes                           202           139           365           231           185           271          241
                                     --------      --------      --------      --------      --------      --------     --------
   Net earnings                      $    561      $    429      $    973      $    760      $    650      $    643     $    587
                                     ========      ========      ========      ========      ========      ========     ========

PER COMMON SHARE DATA
   Net earnings                      $   5.25      $   4.01      $   9.09      $   7.10      $   6.07      $   6.01     $   5.49
   Cash dividends                         .50           .51          1.85          1.60          1.20          1.20         0.85
   Book value                           56.69         47.96         51.97         44.41         38.39         34.53        29.74

BALANCE SHEET DATA (AT PERIOD END)
   Total assets                      $ 81,905      $ 74,332      $ 80,449      $ 74,627      $ 63,523      $ 57,250     $ 55,088
   Loans, net of unearned income       58,919        48,319        54,961        42,932        37,489        32,405       26,192
   Allowance for loan losses              696           661           654           607           582           662          572
   Investment securities               14,435        17,678        16,840        18,896        17,215        19,317       19,323
   Deposits                            74,439        67,411        73,562        68,490        58,297        52,261       50,818
   Total stockholders' equity           6,064         5,130         5,556         4,750         4,107         3,694        3,182
   Average assets                      80,901        74,074        76,346        66,045        58,691        56,004       51,512
   Average stockholders' equity         6,065         5,132         5,559         4,750         4,087         3,640        3,095
   Average shares outstanding         106,967       106,967       106,967       106,967       106,967       106,967      107,017

PROFITABILITY AND CAPITAL RATIOS
   Return on average assets              1.39%         1.16%         1.27%         1.15%         1.11%         1.15%        1.14%
   Return on average stockholders'
    equity                              18.50         16.72         17.50         16.00         15.90         17.66        18.97
   Loans/deposits                       79.19         69.62         73.82         61.80         63.29         60.73        50.41
   Common dividend payout ratio          9.45         12.35         20.35         22.50         21.38         19.91        15.50
   Equity/assets (period end)            7.40          6.90          6.91          6.36          6.47          6.45         5.78
   Average stockholders' equity/
    average total assets                 7.50          6.93          7.28          7.19          6.96          6.50         6.10
   Leverage ratio(1)                     7.50          6.93          7.28          7.19          7.00          6.60         6.18
   Tier 1 capital to risk-weighted
    assets(1)                           10.28          9.56         10.18         10.35         10.82         11.71        12.31
   Total capital to risk-weighted
    assets(1)                           11.43         10.66         11.44         11.60         12.07         12.96        13.75

ASSET QUALITY RATIOS
   Allowance/period end loans            1.18          1.36          1.19          1.41          1.55          2.04         2.18
   Nonperforming loans/loans              .21           .26           .37           .50           .09            --          .72
   Nonperforming assets/loans
    and foreclosed property(2)            .88           .59           .44           .53           .94           .03         1.54
   Provision/average loans               1.23          1.38          1.35          1.51          1.66          2.25         2.28
   Net charge-offs (recoveries)/
    average loans                         .06           .01           .11           .10           .37          (.06)         .59

------------------------------

(1) The risk-based capital ratios are based upon capital guidelines presented by federal regulatory authorities. Under those guidelines, the required minimum Tier 1 and Total capital to risk-weighted assets are 4% and 8%, respectively. The required minimum leverage ratio of Tier 1 capital to total adjusted assets is 3% to 5%.
(2) Nonperforming assets include nonaccrual loans plus foreclosed assets.

RECENT DEVELOPMENTS AFFECTING UPC

         Recently Completed Acquisition. Since December 31, 1996, UPC has completed the acquisition of one institution.

                         RECENTLY COMPLETED ACQUISITION

                                    ASSET SIZE
INSTITUTION                        (IN MILLIONS)              TYPE OF CONSIDERATION
------------------------------     -------------              ---------------------
PFIC Corporation                        $4.1                  59,992 shares of UPC
                                                              Common Stock


         Other Pending Acquisitions. UPC has entered into definitive agreements to acquire the following four financial institutions in addition to FAB, which UPC's management considers probable of consummation and which are expected to close in 1997 (collectively, the "Other Pending Acquisitions").

                           OTHER PENDING ACQUISITIONS


                                      ASSET SIZE
INSTITUTION                        (IN MILLIONS)(1)           TYPE OF CONSIDERATION
------------------------------     ----------------           ---------------------
Magna Bancorp, Inc.,                    $1,353                Approximately 7,100,000
Hattiesburg, Mississippi, and                                 shares of UPC Common
its subsidiaries including                                    Stock
Magnolia Federal Bank for
Savings ("Magna")


SBT Bancshares, Inc.,                      102                Approximately 612,000
Selmer, Tennessee, and its                                    shares of UPC Common
subsidiary Selmer Bank &                                      Stock
Trust Co. ("SBT")


Citizens of Hardeman County                 65                Approximately  211,000
Financial Services, Inc.                                      shares of UPC Common
Whiteville, Tennessee, and                                    Stock
its subsidiary The Whiteville
Bank ("Citizens")


Sho-Me Financial                           329                Approximately 1,048,000
Corporation, Mount Vernon,                                    shares of UPC Common
Missouri, and its subsidiary                                  Stock
First Savings Bank, FSB
("Sho-Me")
                                        ------


                              TOTAL     $1,849
                                        ======

(1)      Approximate total assets at June 30, 1997.

         Other Announced Acquisitions. UPC has entered into definitive agreements to acquire the following two financial institutions in addition to FAB and the Other Pending Acquisitions (the "Other Announced Acquisitions"). Each of the Other Announced Acquisitions is subject to shareholder approval, regulatory approval and the satisfaction of various additional conditions, including the completion of a due diligence investigation of the two institutions by UPC during the periods ending as noted below. In each case, in accordance with UPC's past practice, until satisfaction of the due diligence condition, UPC considers the acquisitions of the two Other Announced Acquisitions not to be probable for financial reporting purposes; therefore, neither of the Other Announced Acquisitions has been included in the "Other Pending Acquisitions" and none of the pro forma information or other information relating to the impact of these Other Announced Acquisitions on the financial statements of UPC, such as that set forth under "Summary -- Recent Developments Affecting UPC--Earnings Considerations Related to Other Pending Acquisitions" or "--Equivalent and Pro Forma Per Share Data", includes or reflects information with respect to either of the Other Announced Acquisitions. Each of the Other Announced Acquisitions is structured to qualify as tax-free reorganizations and to be accounted for as a pooling of interests. Aggregate charges for the Other Announced Acquisitions have been preliminarily estimated to be in the range of $10 to $12 million, after taxes. This estimate is preliminary and subject to adjustment pending completion of the due diligence process. Other factors may also have an impact on these estimates. See "Available Information."


                          OTHER ANNOUNCED ACQUISITIONS

                                     ASSET SIZE                                     DUE DILIGENCE
INSTITUTION                       (IN MILLIONS)(1)    CONSIDERATION                  PERIOD ENDS
-----------                       ----------------    -------------              ------------------
Capital Bancorp, Inc.,                 $1,910         Approximately              September 12, 1997
Miami, Florida and its                                7,100,000 shares
Subsidiaries ("Capital")(2)                           of UPC Common
                                                      Stock

Security Bancshares, Inc.,             $  162         Approximately              September 6, 1997
Des Arc, Arkansas, and                                488,000 shares
its Subsidiaries                                      of UPC Common
(Security")(3)                                        Stock
                                       ------

                        TOTAL          $2,072
                                       ======

------------------------------


(1)      Approximate total assets at June 30, 1997.

(2) At June 30, 1997, Capital had total consolidated loans of approximately $848 million, total consolidated deposits of approximately $1.2 billion, and total consolidated stockholders' equity of approximately $146 million.

(3) At June 30, 1997, Security had total consolidated loans of approximately $110 million, total consolidated deposits of approximately $135 million, and total consolidated stockholder's equity of approximately $17 million.

         Earnings Considerations Related to Other Pending Acquisitions. It is expected that either UPC or the institutions to be acquired in connection with the Merger and the Other Pending Acquisitions will incur charges arising from such acquisitions and from the assimilation of those institutions into the UPC organization. Most of the charges are expected to relate to the Magna Bancorp, Inc. acquisition. Anticipated charges would normally arise from matters such as, but not limited to, legal and accounting fees, financial advisory fees, consulting fees, payment of contractual benefits triggered by a change of control, early retirement and involuntary separation and related benefits, costs associated with the elimination of duplicate facilities and branch consolidation, data processing charges, cancellation of vendor contracts, the potential for additional provisions for loan losses and similar costs which normally arise from the consolidation of operational activities.

         Each of the Other Pending Acquisitions (except for the Sho-Me transaction), and the Merger, is expected to be accounted for as a pooling of interests. The Sho-Me transaction is expected to be accounted for as a purchase. UPC currently estimates incurring aggregate charges in the range of $10 million to $15 million after taxes in connection with the consummation of the Other Pending Acquisitions and the Merger. To the extent that UPC's recognition of these acquisition-related charges is contingent upon consummation of a particular transaction, those charges would be recognized in the period in which such transaction closes. The range is provided as a preliminary estimate of the significant charges which may in the aggregate be required and should be viewed accordingly. Other factors may also have an impact on these estimates. See "Available Information."

EQUIVALENT AND PRO FORMA PER SHARE DATA

         The following table presents selected, comparative, unaudited per share data for: (i) UPC Common Stock and FAB Common Stock on an historical basis; (ii) UPC Common Stock on a pro forma basis, giving effect to the Merger and all Other Pending Acquisitions; (iii) FAB Common Stock on an equivalent pro forma basis, UPC only; and (iv) FAB Common Stock on an equivalent pro forma basis, including the Merger and all Other Pending Acquisitions, for the periods indicated. Pro forma per share data is not presented separately for FAB because it would not be significantly different from UPC's results. See "--Recent Developments Affecting UPC."

         The pro forma data for 1996 and the six month period ended June 30, 1997 reflect the Merger and all Other Pending Acquisitions as of January 1, 1996. The pro forma data for 1995 and 1994 reflect only the assumed acquisition of Magna because the Other Pending Acquisitions (excluding Magna) are not considered significant to UPC from a financial statement presentation standpoint. The pro forma data reflects the Merger and UPC's Other Pending Acquisitions, all of which except the Sho-Me transaction are expected to be accounted for using the pooling of interests method of accounting. The Sho-Me transaction will be accounted for as a purchase. See "--Recent Developments Affecting UPC."

         These data are not necessarily indicative of the results of the future operations of either UPC, FAB or the Other Pending Acquisitions, or the actual results that would have occurred had the Merger been consummated on January 1, 1996. The information is derived from, and should be read in conjunction with, the historical consolidated financial statements of UPC (including related notes thereto) which are incorporated by reference herein, and the historical audited and unaudited consolidated financial statements of FAB (including related notes thereto), which are included in this Prospectus/Proxy Statement as Appendices B and C. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "--Selected Consolidated Financial Data" and "--Recent Developments Affecting UPC."

                           UNION PLANTERS CORPORATION
               HISTORICAL AND PRO FORMA COMPARATIVE PER SHARE DATA

                                                                              Year Ended December 31,(1)
                                               Six Months Ended         ---------------------------------------
                                                 June 30, 1997          1996             1995              1994
                                               ----------------         ----             ----              ----
EARNINGS BEFORE EXTRAORDINARY ITEMS
   AND ACCOUNTING CHANGES
   UPC
      Primary                                        $1.73             $1.95            $2.72             $1.52
      Fully Diluted                                   1.68              1.92             2.64              1.52

   FAB                                                5.25              9.09             7.10              6.07

   UPC pro forma (all Other Pending
      Acquisitions, including FAB)(1)
      Primary                                         1.71              2.00             2.74              1.59
      Fully diluted                                   1.66              1.97             2.67              1.58

   FAB equivalent pro forma (UPC only)(2)
      Primary                                         4.90              5.52             7.70              4.30
      Fully diluted                                   4.76              5.44             7.47              4.30

   FAB equivalent pro forma (all Other
   Pending Acquisitions, including FAB)(2)
      Primary                                         4.84              5.66             7.76              4.50
      Fully Diluted                                   4.70              5.58             7.56              4.47

CASH DIVIDENDS PER SHARE
   UPC                                                .695              1.08             0.98              0.88
   FAB                                                 .50              1.85             1.60              1.20
   FAB equivalent pro forma(2)                        1.97              3.06             2.77              2.49

                                                          June 30, 1997            December 31, 1996
                                                          -------------            -----------------
BOOK VALUE PER COMMON SHARE
   UPC                                                        $20.69                     $19.55

   FAB                                                         56.69                      47.96

   UPC pro forma (all Other Pending
   Acquisitions, including FAB)(1)                             20.62                      19.48

   FAB equivalent pro forma (UPC only)(2)                      58.57                      55.34

   FAB equivalent pro forma (all Other
   Pending Acquisitions, including FAB)(2)                     58.37                      55.14

------------------------------
(1) Assumes UPC will repurchase in the open market up to the number of shares of UPC Common Stock issued to Sho-Me Financial Corporation shareholders at any time up to three months after consummation of that transaction.

(2) The equivalent pro forma per share data for FAB is computed by multiplying UPC's information by an assumed Exchange Ratio of 2.8308. The assumed Exchange Ratio was calculated using the average of the closing prices of UPC Common Stock on the NYSE for the ten days ending August 11, 1997, with such average being $51.68. Since that is greater than $47.00, if $51.68 had been the actual Average Market Price for purposes of determining the Exchange Ratio, then the Exchange Ratio would be determined by dividing $146.30 by $51.68 or 2.8308. The actual Average Market Price for purposes of determining the Exchange Ratio may be more or less than $51.68 and, as such, the actual Exchange Ratio may be more or less than 2.8308. See "THE MERGER - General" for additional information regarding the Exchange Ratio and Average Market Price.

                               THE SPECIAL MEETING

TIME AND PLACE OF SPECIAL MEETING; SOLICITATION OF PROXIES; REVOCATION

         Each copy of this Prospectus/Proxy Statement is accompanied by a Proxy Appointment Card furnished in connection with the FAB Board's solicitation of proxies for use at the Special Meeting and at any adjournments or postponements thereof. The Special Meeting is scheduled to be held at the main office of First Acadian Bancshares, Inc., 1001 Canal Boulevard, Thibodaux, Louisiana 70302, at 5:30 p.m., local time, on Wednesday, October 1, 1997. Only FAB shareholders at the close of business on August ____, 1997 (the "Record Date") are entitled to receive notice of and to vote at the Special Meeting. At the Special Meeting, FAB shareholders will consider and vote upon a proposal to approve the Merger Agreement. Holders of FAB Common Stock are entitled to one vote on each matter considered and voted upon at the Special Meeting for each share of FAB Common Stock held of record as of the Record Date. If a signed Proxy Appointment Card is returned to FAB and the FAB shareholder has not marked his or her vote with respect to the proposed Merger, all of the shares represented by that Proxy Appointment Card will be voted "FOR" approval of the Merger Agreement. If matters other than the consideration of the proposed Merger properly come before the Special Meeting, the proxy will be voted by the persons named therein in a manner which they consider to be in the best interest of FAB. FAB's management is not aware of any other matters to be acted upon at the Special Meeting.

         FAB SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY APPOINTMENT CARD AND RETURN IT PROMPTLY TO FAB IN THE ENCLOSED, POSTAGE-PAID ENVELOPE. FAILURE TO RETURN YOUR PROPERLY EXECUTED PROXY APPOINTMENT CARD OR FAILURE TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE APPROVAL OF THE MERGER AGREEMENT. FAB SHAREHOLDERS SHOULD NOT FORWARD ANY STOCK CERTIFICATES WITH THEIR PROXY APPOINTMENT CARDS.

         Any FAB shareholder who has executed and delivered a Proxy Appointment Card to FAB may nevertheless revoke it at any time before it is voted by attending the Special Meeting and voting in person, by giving notice of revocation in writing or by submitting a signed Proxy Appointment Card bearing a later date by mail, delivery or facsimile to First Acadian Bancshares, Inc., 1001 Canal Boulevard, Thibodaux, Louisiana 70302, Attention: Michael M. Gauthier, President (facsimile number (504) 447-7606), provided such notice or later dated Proxy Appointment Card is actually received by FAB before the vote of FAB shareholders has been taken at the Special Meeting.

         In addition to solicitation of proxies from FAB shareholders by use of the mail, proxies also may be solicited by personal interview, telephone and facsimile by directors, officers and employees of FAB who will not be specifically compensated for such services. It is possible that banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the soliciting materials to their principals and obtain authorization for the execution of proxies. All costs of soliciting proxies, assembling and mailing the Prospectus/Proxy Statement, all papers which now accompany or hereafter may supplement the same, as well as reasonable out-of-pocket expenses incurred by such banks, brokerage houses and other institutions, nominees or fiduciaries for forwarding proxy materials to and obtaining proxies from their principals, will be borne by FAB; provided, however, that UPC and FAB, respectively, will bear the cost of all Commission filing fees incurred in connection with the Merger and the costs of printing the Prospectus/Proxy Statement in proportion to the relative sizes of their respective assets.

QUORUM; VOTES REQUIRED

         In order for FAB to be able to transact business at the Special Meeting, a quorum must be achieved. A quorum would be achieved only if a majority (53,484) of the outstanding (106,967) shares of FAB Common Stock are represented in person or by proxy at the Special Meeting.

         If a quorum is achieved, then the affirmative vote of two-thirds of the shares of FAB Common Stock present in person or by proxy at the Special Meeting is required to approve the Merger Agreement. Proxy Appointment Cards will be voted in accordance with the instructions contained thereon, with the exception that Proxy Appointment Cards duly executed but not marked will be voted "FOR" approval of the Merger Agreement. Proxy Appointment Cards marked to ABSTAIN will be counted as present for purposes of determining whether or not a quorum has been achieved, but will not count as a vote for or against approval of the Merger Agreement. Broker "no votes" would not be counted for purposes of determining a quorum nor as a vote for or against the Merger Agreement.

         The FAB Management Group held beneficially as of the Record Date 44,154 shares, or approximately 41.28% of the outstanding shares of FAB Common Stock. FAB has been advised by the members of the FAB Management Group that they intend to vote their shares of FAB Common Stock "FOR" approval of the Merger Agreement. If all 106,967 outstanding shares of FAB Common Stock are represented at the Special Meeting, and if the FAB Management Group does in fact vote all 44,154 shares they collectively own or control "FOR" approval of the Merger Agreement, then 27,158 additional shares must be voted "FOR" approval of the Merger Agreement in order for the Merger Agreement to receive the requisite shareholder approval.

DISSENTERS' RIGHTS

         If the Merger Agreement is not approved by at least 80% of the outstanding shares entitled to vote on the Merger, holders of the FAB Common Stock will have the statutory right to dissent to the Merger and, assuming the Merger is consummated, to receive in cash an amount determined to be the "fair value" of their shares of FAB Common Stock. In order to be entitled to fully exercise dissenters' rights, FAB shareholders must NOT vote for the Merger and must take certain additional steps to properly "perfect" their statutory dissenters' rights. See "THE MERGER--Dissenters' Rights" and Section 131 of the LBCL, a copy of which is attached hereto as Appendix E.

RECOMMENDATION OF THE FAB BOARD

         For the reasons described below, the FAB Board has adopted and approved the Merger Agreement and believes that the Merger is in the best interest of FAB and the FAB shareholders and recommends that the FAB shareholders vote "FOR" approval of the Merger Agreement. See "THE MERGER--Background of and Reasons for the Merger."

                                   THE MERGER

         The following information describes certain aspects of the Merger. This description does not purport to be complete and is qualified in its entirety by reference to the Appendices hereto, including the Merger Agreement attached as Appendix A to this Prospectus/Proxy Statement and incorporated herein by reference. All shareholders are urged to read the Merger Agreement, and the exhibits thereto, in their entirety.

GENERAL

         The Merger Agreement provides for the acquisition of FAB by UPC through the merger of Acquisition Corp. with and into FAB, with FAB surviving the Merger and thereby becoming a wholly-owned subsidiary of UPC. Except for shares for which dissenters' rights shall have been perfected, if applicable, at the Effective Time of the Merger each share of FAB Common Stock issued and outstanding would be converted exclusively into, and exchanged for, a certain number of shares of UPC Common Stock to be determined based upon the negotiated Exchange Ratio described in more detail below. Shares of FAB Common Stock held by FAB, UPC or their respective subsidiaries, other than those shares held in a fiduciary capacity or in satisfaction of debts previously contracted, would be canceled and retired with no consideration would be paid for those shares. Should the Merger Agreement be approved by less than 80% of the outstanding shares of FAB Common Stock, shares of FAB Common Stock for which dissenters' rights had been perfected will be governed by Section 131 of the LBCL. See "Dissenters' Rights".

         The Exchange Ratio will determine the number of shares of UPC Common Stock to be issued in exchange for each share FAB Common Stock. The Exchange Ratio will be based upon the "Average Market Price" of UPC Common Stock. The Average Market Price of a share of UPC Common Stock will be determined by averaging the closing prices of UPC Common Stock on the NYSE-Composite Transactions List (as published by The Wall Street Journal or, if not published therein, any other authoritative source selected by UPC) for the ten (10) trading days prior to the date of the Closing. It is currently anticipated that the Closing will be held in late November, 1997, but no assurances are given that such will be the case.

         The Exchange Ratio is designed to provide FAB Record Holders with from $136.80 to $146.30 worth of UPC Common Stock for each of their shares of FAB Common Stock, based upon the Average Market Price of UPC Common Stock to be determined as noted above. The actual value of the UPC Common Stock actually received by FAB Record Holders upon their exchange of certificates after the Effective Date of the Merger may vary, as the trading price of UPC Common Stock may vary.

         Pursuant to the Exchange Ratio, as stated in Section 2.1 of the Merger Agreement, a copy of which is attached hereto as Appendix A and incorporated herein by reference, if the Average Market Price is between $41.00 and $43.00, inclusive, the Exchange Ratio will be determined by dividing the Average Market Price into $136.80. In that situation, FAB Record Holders would receive $136.80 worth of UPC Common Stock for each of their shares of FAB Common Stock, based on the Average Market Price. For example, if the Average Market Price is $41.00, FAB Record Holders would receive 3.3365 shares of UPC Common Stock for each of their shares of FAB Common Stock. If the Average Market Price is $43.00, FAB Record Holders would receive 3.1813 shares of UPC Common Stock for each of their shares of FAB Common Stock (3.1813 x $45 = $143.15).

         If, however, the Average Market Price is between $43.00 and $46.00, inclusive, the Exchange Ratio would be 3.1813 shares of UPC Common Stock for each share of FAB Common Stock. If, for example, the Average Market Price is $45.00, FAB Record Holders would receive $143.16 worth of UPC Common Stock for each of their shares of FAB Common Stock, based on the Average Market Price.

         If the Average Market Price is greater than $46.00 per share of UPC Common Stock, the Exchange Ratio would be determined by dividing the Average Market Price into $146.30. In this situation, FAB Record Holders would receive $146.30 worth of UPC Common Stock, based on the Average Market Price, for each of their shares of FAB Common Stock. For example, if the Average Market Price is $47.00, the Exchange Ratio would be 3.1127 (146.30/47 = 3.1127).

         If the Average Market Price is less than $41.00, either UPC or FAB may terminate the Merger.

         No fractional shares of UPC Common Stock would be issued under any circumstances. Rather, cash (without interest) would be paid in lieu of any fractional share interest remaining after aggregating all whole and fractional shares to which any FAB Record Holder would be entitled upon consummation of the Merger, in an amount equal to such fractional part of a share of UPC Common Stock multiplied by the closing price of the UPC Common Stock on the NYSE-Composite Transactions List (as published by The Wall Street Journal or, if not published therein, any other authoritative source selected by UPC) on the last trading day prior to the Effective Time of the Merger.

         There is no assurance that the actual value of the shares of UPC Common Stock received by FAB Record Holders upon their surrender of FAB Certificates in exchange for certificates evidencing UPC Common Stock will equal or exceed the Average Market Price used in calculating the Exchange Ratio. The prices at which UPC Common Stock trades on the NYSE varies and may be more or less than the Average Market Price.

POSSIBLE ADJUSTMENT OF EXCHANGE RATIO

         The Exchange Ratio may be adjusted, in UPC's sole discretion, if FAB effects any stock split, reverse stock split, stock dividend or similar change in the number of outstanding shares of any of its capital stock, or should there be more than 106,967 fully diluted shares of FAB Common Stock outstanding prior to the Effective Time of the Merger. Any such adjustment elected by UPC must be made in good faith and be fair and reasonable in giving effect to such change in FAB's capital account. FAB has covenanted not to: (1) issue, sell, pledge or encumber any shares of FAB Common Stock or any other capital stock of an FAB Company; or (2) adjust, split, combine or reclassify any capital stock of an FAB Company.

BACKGROUND OF AND REASONS FOR THE MERGER

         Background of the Merger. In late January, 1997 Michael Gauthier indicated to Jackson Huff, President of UP Louisiana, that FAB would be interested in discussing a potential acquisition by UPC. Shortly thereafter, Mr. Huff and Mr. Gauthier met to discuss the potential transaction, including a potential price range and various related issues. Thereafter, Mr. Gauthier reported back to the FAB Board regarding these discussions and obtained further approval to pursue a transaction with UPC at FAB's March, 1997 Board Meeting. FAB did not discuss a potential transaction with any entity other than UPC or solicit indications of interest from any other entity.

         On April 15, 1997, UPC submitted a letter of intent to FAB which set forth, generally, the terms under which it would be interested in pursuing the acquisition of FAB. The FAB Board, with the counsel of its legal advisor, reviewed the letter of intent and authorized Mr. Gauthier to execute it on behalf of FAB and to proceed to negotiate a definitive merger agreement. Shortly thereafter, UPC executed a confidentiality agreement and began its due diligence of FAB. On May 28, 1997, the FAB Board met to review and approve the Merger Agreement which had been negotiated to that point.

         The May 28, 1997 Merger Agreement was drafted in such a manner that, among other things, the Exchange Ratio would provide FAB shareholders with between $137.50 and $147.00 worth of UPC Common Stock, based on the Average Market Price of UPC Common Stock for each of their shares of FAB Common Stock. Shortly thereafter, FAB and UPC agreed to amend the Exchange Ratio to its current form in order to allow FAB to pay up to an aggregate amount of $75,000 to certain employees of FAB to correct perceived inequities in FAB's existing deferred compensation arrangements with such employees. None of the persons who will be receiving a part of this $75,000 payment is an executive/policy-making officer of FAB, a director of FAB, or a significant shareholder of FAB. As a result, the Exchange Ratio was reduced to its present formula where FAB shareholders are to receive between $136.80 and $146.30 worth of UPC Common Stock for each of their shares of FAB Common Stock, based on the Average Market Price. The net effect, basically, is a 70(cent) per share reduction in the price UPC would pay for FAB Common Stock. This amendment resulted in the execution and delivery of the Amended and Restated Merger Agreement dated July 9, 1997, which is the Merger Agreement to be voted on at the Special Meeting.

         FAB's Reasons for the Merger. The FAB Board has determined that the Merger Agreement and the Merger are in the best interests of FAB and its shareholders. In evaluating the Merger Agreement and the Merger, the FAB Board considered a variety of factors including:

                  (1) The fact that the price offered by UPC represents a substantial gain to FAB shareholders. In the Merger, FAB shareholders will receive at least $136.80 worth of UPC Common Stock and up to $146.30 worth of UPC Common Stock, based on the Average Market Price, for each share of FAB Common Stock held immediately prior to the Effective Time of the Merger;

                  (2) The value being offered to FAB shareholders by UPC in relation to the market value, book value and earnings per share of FAB Common Stock;

                  (3) UPC's long-standing philosophy of community banking which maintains local autonomy by keeping local management in place;

                  (4) The fact that UPC Common Stock is traded on the NYSE, which would increase the liquidity of the securities held by FAB shareholders;

                  (5) The trend in the banking industry is toward consolidation and increased regulation. UPC's expertise and training will assist FAB in keeping abreast of these changes in regulation and operations.

                  (6) While the interest of most regional bank holding companies has decreased, UPC is aggressive in merging and acquiring community banks. FAB seeks to take advantage of the characteristics of this present philosophy.

         The foregoing discussion includes all of the material factors considered by the FAB Board in determining to recommend that FAB shareholders approve the Merger Agreement. The FAB Board did not quantify or otherwise attempt to assign relative weights to the factors considered in reaching its determination that the Merger Agreement and the Merger are in the best interests of FAB shareholders.

         THE FAB BOARD RECOMMENDS THAT FAB SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

THE FAIRNESS OPINION

         FAB retained Chaffe to act as its financial advisor in connection with the rendering of a fairness opinion with respect to the Merger. FAB retained Chaffe to act as its financial advisor in connection with the Merger on the basis of Chaffe's experience and expertise in transactions similar to the Merger and Chaffe's reputation in the banking and investment communities. Chaffe is a recognized investment banking firm and is experienced in the securities industry, in investment analysis and appraisal, and in related corporate finance and investment banking activities, including mergers and acquisitions, corporate recapitalization, and valuations for estate, corporate and other purposes. Chaffe is frequently retained to perform similar services for other banks and banking holding companies.

         In connection therewith, on August 8, 1997, Chaffe delivered a written opinion (the "Fairness Opinion") to the FAB Board that, based upon and subject to the various considerations set forth therein, as of the date of the Fairness Opinion, the consideration to be received for each share of FAB Common Stock validly issued and outstanding immediately prior to the Effective Time of the Merger is fair, from a financial point of view, to the holders of FAB Common Stock. THE FULL TEXT OF THE FAIRNESS OPINION, WHICH SETS FORTH THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX D TO THIS PROSPECTUS/PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF SUCH OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX D. HOLDERS OF FAB COMMON STOCK ARE URGED TO READ THE FAIRNESS OPINION IN ITS ENTIRETY IN CONNECTION WITH THEIR CONSIDERATION OF THE PROPOSED MERGER. HOWEVER, THE FAIRNESS OPINION SHOULD NOT BE CONSTRUED BY THE HOLDERS OF SHARES OF FAB COMMON STOCK AS A RECOMMENDATION BY CHAFFE AS TO HOW THEY SHOULD VOTE AT THE SPECIAL MEETING.

         In connection with Chaffe's engagement to act as FAB's financial advisor with respect to the Mergers, FAB instructed Chaffe to evaluate the fairness to FAB's shareholders, from a financial point of view, of the Exchange Ratio, pursuant to the provisions of the Merger Agreement, and to conduct such investigations as Chaffe deemed appropriate for such purposes.

FAB did not place any limitations on the scope or manner of Chaffe's investigation and review. The Exchange Ratio was determined by FAB and UPC in their negotiations prior to the engagement of Chaffe.

         Chaffe rendered its opinion, dated August 8, 1997, to FAB's Board to the effect that, based upon and subject to the assumptions made, the factors considered, the review undertaken and the limitations stated and based upon such other matters as Chaffe considered relevant, on the date thereof, the Exchange Ratio was fair, from a financial point of view, to the holders of FAB Common Stock (the "Fairness Opinion").

         In connection with rendering its opinion, Chaffe, among other things:
(i) reviewed the Agreement and the draft of the Prospectus/Proxy Statement dated August 6, 1997; (ii) reviewed and analyzed certain publicly-available financial statements and other information of FAB and UPC, respectively; (iii) reviewed and analyzed certain internal financial statements and other financial and operating data concerning FAB, prepared by the management of FAB, including financial projections; (iv) directed such questions as it deemed necessary to the President and Chief Executive Officer of FAB, Mr. Michael Gauthier; (v) reviewed the historical prices and trading volumes of the shares of UPC Common Stock; (vi) compared the financial performance of FAB with that of certain comparable publicly-traded companies and their securities; (vii) reviewed the financial terms of business combinations in the commercial banking industry specifically and other industries generally, which Chaffe deemed generally comparable to the Merger; (viii) considered a number of valuation methodologies, including those that incorporate book value, deposit base premium and capitalization of earnings; and (ix) performed such other studies and analyses as Chaffe deemed appropriate to its opinion.

         In its review, Chaffe relied, without independent verification, upon the accuracy and completeness of the historical and projected financial information, and all other information reviewed by it for the purposes of its opinion. Chaffe did not make or obtain an independent review of FAB's or UPC's assets or liabilities, nor was Chaffe furnished with any such appraisals. Chaffe relied solely on FAB and UPC for information as to the adequacy of their respective loan loss reserves and values of other real estate owned. With respect to FAB's projected financial results, Chaffe has assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of FAB of future financial performance of FAB. UPC did not allow Chaffe to review any information other than publicly-available information. The Fairness Opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date thereof. Chaffe expressed no opinion on the tax consequences of the proposed transaction or the effect of any tax consequences on the value to be received by the shareholders of FAB Common Stock.

         The following is a summary of selected analyses performed by Chaffe in connection with its Fairness Opinion. The summary set forth below does not purport to be a complete description of the analyses performed in this regard, but does including all material analyses.

         Analysis of Selected Financial Data. FAB's net income for the six months ending June 30, 1997 was $561,000. As of that date FAB had total assets of $81,906,000, total deposits of $74,439,000, and total loans of $58,919,000.
FAB also had loans past due 90 days of $46,000 and non-accrual loans of $118,000 at June 30, 1997. Non-current loans to loan loss reserves was 23.56%. FAB's total equity as of June 30, 1997 was $6,064,000. Additionally, FAB had a Tier

1 capital ratio of 7.50% and a total risk-weighted assets of 10.28% and a total risk-based capital ratio of 11.43%. FAB management had determined that additional charges of $144,000, before taxes, would be required in 1997 to increase FAB's loan loss reserve.

         Because FAB and Acadian Bank have only nominal differences in assets and income, Chaffe used Acadian Bank's financial performance for comparison purpose. Acadian Bank's 1996 net income of $988,000 was up from $779,000 in 1995 and $668,000 in 1994. Net income for the three months ended March 31, 1997 was $264,000. Annualized return on average assets (ROAA) as of March 31, 1997 was 1.30%, compared to 1.13% for the UBPR peer group. (The Uniform Bank Performance Report (UBPR) is an analytical tool created by the Federal Financial Institutions Examination Council for bank supervisory, examination, and bank management purposes). Acadian Bank's UBPR peer group includes all insured commercial banks having assets between $50 million and $100 million with 3 or more banking offices, and located in a metropolitan area.) These figures for the same period in 1996 were 1.10% and 1.14%, respectively. Annualized return on average equity (ROAE) also increased from 15.85% in March 1996 to 18.03% in March 1997. Acadian Bank's UBPR peer group's ROAE fell from 12.28% in March 1996 to 12.07% in March 1997. In addition, net interest income has historically been strong, having significantly outperformed the UBPR peer group over the past three years.

         Acadian Bank's asset quality improved with a non-current loans to gross loans ratio of 0.43% as of March 31, 1997, compared with 0.77% as of March 31,1996. Acadian Bank's UBPR peer group's ratios for March 31, 1997 and 1996 were 0.68% and 0.82%, respectively. Also, Acadian Bank's earnings coverage of net loss was 39.30x compared to 25.76x for its UBPR peer group. Non-current loans to loan loss reserve was 35.00% as of March 31, 1997, versus 50.38% for its UBPR peer group. These figures are down from the March 1996 figures of 55.92% for Acadian Bank and 59.22% for the UBPR peer group. Tier 1 leverage capital ratio was 7.38% on March 31, 1997, compared to the UBPR peer group average of 9.09%. Acadian Bank's March 1997 loan loss reserve to total loans was 1.22% versus 1.31% for its UBPR peer group. Net loss to average total loans was 0.07% versus 0.06% for the peer group.

         In regard to UPC, Chaffe noted that as of June 30, 1997, the return on average assets, annualized for 1997, was 1.61%, and the return on average equity, also annualized for 1997, was 18.12%. UPC's efficiency ratio improved to 50.67% from the 1996 ratio of 55.43%. Its tangible equity to total assets as of June 30, 1997, was 10.64%, and its ratio of non-performing assets to total assets for that date was 0.63%. Chaffe also reviewed UPC's history of bank acquisitions over the past 45 months ended at June 30, 1997. During this period, UPC completed 18 acquisitions with acquired assets totaling approximately $8,259,142,000 and has been successful in integrating its acquisitions.

         Stock Price and Dividend Review. Chaffe reviewed certain historical market information for FAB's Common Stock and noted that no independent market exists for these shares. Chaffe noted that management of FAB knew of eleven transactions in FAB stock during the last 18 months. In addition, Chaffe reviewed the trading prices of UPC Common Stock from January 1, 1996 to June 30, 1997, and noted that as of June 30, 1997, the closing price of UPC Common Stock was $51.875.

         Chaffe reviewed the dividend histories and current dividend levels of FAB and UPC, and noted that FAB's and UPC's annual cash dividends per share were $1.85 and $1.08, respectively.

Chaffe determined that as of June 30, 1997, based on the closing price of UPC Common Stock of $51.875 and the resultant Exchange Ratio of 2.8202 outlined in the Merger Agreement, each share of FAB Common Stock would receive annual cash dividends on UPC Common Stock of $3.05, an increase of approximately 65% over FAB's current level.

         Analysis of Selected Merger Transactions. In order to obtain a valuation range for FAB, Chaffe performed an analysis of prices paid for selected banks with characteristics comparable to FAB, although Chaffe noted no transaction was identical to the proposed Merger. Comparable transactions were considered to be transactions announced in the United States for the period between July 1, 1996 and June 30, 1997, in which the sellers had total assets of between $50 million and $100 million, a tangible equity ratio between 6% and 12%, a return on average assets of greater than or equal to 1%, and non-performing assets less than 0.80% of total assets. In addition, Chaffe performed an analysis of prices paid for a similar group of selected banks, limited in geographic area to sixteen states in the southern United States. Finally, Chaffe performed an analysis of prices paid for substantially all Louisiana banks sold during the period July 1, 1996 to June 30, 1997. With respect to each of these groups of transactions and the proposed Merger, Chaffe compared the prices to be received by the peer groups as a multiple of their tangible equity, their earnings per share for the four trailing quarters prior to the announcements of these transactions, their premium over tangible equity to core deposits, and their total assets. The following table summarizes certain results of this analysis:

                        COMPARABLE FINANCIAL INFORMATION


                                               FAB              U.S.             SOUTHERN         LOUISIANA
                                             June 30,           PEER              PEER              PEER
                                               1997             GROUP             GROUP             GROUP
                                             --------          -------           --------         ---------
Seller Total Assets (000's)
      Mean                                   -------           $75,441           $78,591           $98,018

      Median                                 $81,897           $75,493           $79,782           $61,541

Seller Tangible Equity/ Assets                  7.50%             9.63%             9.45%             8.81%

Seller YTD ROAA                                 1.38%             1.35%             1.32%             1.26%

Seller YTD ROAE                                18.50%            15.35%            16.59%            14.57%

Seller NPA/ Assets                              0.67%             0.14%             0.17%             0.58%

                       COMPARABLE TRANSACTION INFORMATION


                                             FAB/UPC            U.S.             SOUTHERN         LOUISIANA
                                             June 30,           PEER              PEER              PEER
                                               1997             GROUP             GROUP             GROUP
                                             --------          -------           --------         ---------
Price/ Tangible Equity                         2.50x             2.11x             2.16x             2.38x

Price/4-Quarters EPS                          15.62x            14.94x            15.80x            15.69x

Tang. Book Premium/Core                       14.82%            12.13%            14.37%            14.27%
Deposits

Price/Assets                                  19.11%            18.89%            19.52%            19.73%

         Discounted Cash Flow Analysis. Using the discounted cash flow analysis of FAB, Chaffe determined a range of net present values for the FAB Common Stock based on the stream after-tax cash flows of FAB. This stream of after-tax cash flows was based on annualized figures for FAB as of June 30, 1997, and included assumptions relating to earnings and growth thereafter based on information from the management of FAB. Chaffe reviewed these forecasts and assessed the likelihood of FAB achieving such forecasts. Chaffe then discounted these cash flow streams assuming an estimated required rate of return for FAB of 15.03% determined by using the Capital Asset Pricing Model ("CAPM"). The CAPM is also commonly used to determine the expected return on an individual security. The CAPM model calculates the expected return on an individual security as that which is equal to the risk free rate ("Rf") plus Beta ("(beta)") times the systematic market risk premium ((Rf+(beta)(Rm-Rf)), where R(m) is the expected return on the whole market. As reported in the Ibbotson Associates Stocks, Bonds, Bills and Inflation 1996 Yearbook, the S & P 500 stock composite index has produced an average per annum return premium of 7.4% when measured against the 20-year Treasury rate over a 69 year period (1926-1995). This rate modified by the appropriate beta, is used as the systematic market risk premium. The risk-free rate, the yield on a 20-year treasury, was 6.51%. The small company premium was 3.60% and the bank specific risk premium is 1.00%. Chaffe used an average of the betas of the publicly-traded banks of 0.60, which was calculated as of May 31, 1997. Therefore, the estimated required rate of return for FAB is 15.55% = (6.51%+(0.60*7.40%)+3.60%+1.00%). Chaffe also analyzed the estimated future dividend stream of FAB through the year 2003 plus a terminal value for FAB Common Stock as part of its determination of a range of net present values for shares of FAB Common Stock.

         The DCF model results in a minority value of the projected future cash flows. However, because UPC is purchasing control of FAB, Chaffe applied a 40% control premium to more accurately represent the value of FAB. The resulting value was consistent with that obtained from Chaffe's merger analysis.

         Conclusion. The proposed Merger carries a range of values between $14,633,086 and $15,649,272, or $136.80 and $146.30 per share of FAB Common
Stock, respectively. Based on the financial information as of June 30,1997, and the closing prices of UPC as of June 30, 1997 and August 7, 1997, UPC's offer represented a price to earnings ratio of 15.62, price to tangible book ratio of 2.50, price to deposits ratio of 21.02%, a tangible book premium to core deposits ratio of 14.82%, and price to assets ratio of 19.11%.

         In summary, based on the above information, Chaffe's opinion was that the Merger is fair to the shareholders of FAB, from a financial point of view.

         Neither Chaffe nor any of its officers or employees has any interest in the UPC Common Stock or FAB Common Stock. FAB has paid Chaffe approximately $12,500 in fees plus out-of-pocket expenses for its services, including its services in rendering the Fairness Opinion. For any other services requested of Chaffe by FAB, FAB has agreed to pay Chaffe on an hourly basis. The fees received by Chaffe in connection with its services to FAB were not dependent or contingent upon the occurrence or lack thereof of any transaction.

         FAB has agreed to indemnify and hold harmless Chaffe, its subsidiaries and affiliates, and its officers, directors, shareholders, employees, attorneys, agents and representatives, and the successor and assigns of each of the foregoing parties from and against any person claiming to have relied on Chafe's advice or services, or the performance or nonperformance thereof, or claiming to have been entitled to some benefit therefrom, or claiming that such services were not adequately performed, and all related damage, claim, demand, expense or cost of any kind or nature, including reasonable attorney fees and expenses, arising directly or indirectly, from or in any way related to, the opinions or any other services performed by Chaffe, provided that Chaffe has not been negligent or guilty of reckless or willful misconduct in connection with the opinion, or any other services.

EFFECTIVE TIME OF THE MERGER

         Subject to the conditions to the obligations of the parties to effect the Merger, the Effective Time of the Merger would occur on the date and at the time that the Articles of Merger relating to the Merger become effective with the Tennessee Secretary of State and a Certificate of Merger becomes effective with the Louisiana Secretary of State. No assurance can be provided that the necessary shareholder and regulatory approvals can be obtained or that other conditions precedent to the Merger can or would be satisfied. FAB and UPC anticipate that all conditions to consummation of the Merger would be satisfied so that the Merger can be consummated during the fourth quarter of 1997. However, delays in the consummation of the Merger could occur. See "--Conditions to Consummation of the Merger."

         The Board of Directors of either FAB or UPC generally may terminate the Merger Agreement if the Merger is not consummated by December 31, 1997, unless the failure to consummate by that date is the result of a willful breach of the Merger Agreement by the party seeking termination or the delay is due to the failure to receive regulatory approvals, or related waiting periods. See "--Waiver, Amendment and Termination."

EXCHANGE OF CERTIFICATES

         Promptly after the Effective Time of the Merger, UPC and FAB would cause the Exchange Agent to mail to the each FAB Record Holder a letter of transmittal, together with instructions for the exchange of the FAB Certificates previously representing shares of FAB Common Stock for certificates representing shares of UPC Common Stock.

         FAB SHAREHOLDERS SHOULD NOT SEND IN THEIR FAB CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL AND INSTRUCTIONS FROM THE EXCHANGE AGENT.

         Upon surrender to the Exchange Agent of FAB Certificates, together with a properly completed letter of transmittal, there would be issued and mailed to each FAB Record Holder who properly surrenders such items a certificate or certificates representing the whole number of shares of UPC Common Stock, after aggregation of all whole and fractional shares, to which such FAB Record Holder is entitled, if any, and a check for the amount to be paid in lieu of any remaining fractional share (without interest), together with all undelivered dividends or distributions in respect of such shares (without interest thereon). Whenever a dividend or other distribution is declared by UPC on the UPC Common Stock, the record date for which is at or after the Effective Time of the Merger, the declaration would include dividends or other distributions on all shares of UPC Common Stock issuable pursuant to the Merger Agreement; however beginning 30 days after the Effective Time of the Merger no dividend or other distribution payable after the Effective Time of the Merger to the holders of UPC Common Stock would be paid to any FAB Record Holder with respect to any FAB Common Stock Certificate which has not yet been surrendered until such Certificate is surrendered in accordance with the Exchange Agent's instructions. Upon surrender of such FAB Common Stock Certificate, however, the UPC Common Stock certificate, together with all undelivered dividends or other distributions (without interest), and any undelivered cash payments to be paid in lieu of fractional shares (without interest), would be delivered and paid with respect to each share represented by such certificate.

         After the Effective Time of the Merger, no transfers of shares of FAB Common Stock would be recognized on FAB's stock transfer books.

CONDITIONS TO CONSUMMATION OF THE MERGER

         The respective obligations of UPC and FAB to effect the Merger are subject to the satisfaction, or waiver by the party entitled to the benefits thereof, of various conditions set forth in Article 8 of the Merger Agreement prior to the Effective Time of the Merger, including, but not limited to, (i) the approval of the Merger Agreement by the shareholders of FAB; (ii) the receipt of all regulatory approvals required for consummation of the Merger;
(iii) the receipt of all consents required for consummation of the Merger or for the preventing of any default under any contract or permit which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a material adverse effect on UPC or FAB; (iv) the absence of any law, order or other action of any court or governmental or regulatory authority of competent jurisdiction which prohibits, restricts or makes illegal the consummation of the Merger; (v) the effectiveness of the Registration Statement and the receipt of all necessary Commission and state approvals relating to the issuance or trading of the shares of UPC Common Stock issuable pursuant to the Merger; (vi) the approval of the shares of UPC Common Stock issuable pursuant to the Merger for listing on the NYSE, subject to official notice of issuance;
(vii) the receipt of a letter from Price Waterhouse LLP addressed to UPC, dated as of the Effective Time of the Merger, to the effect the Merger would qualify for pooling of interests accounting treatment; and (viii) the receipt of a favorable opinion of Wyatt, Tarrant & Combs as to the tax-free nature (except for cash received in lieu of fractional shares) of the Merger. See "THE SPECIAL MEETING," "--Regulatory Approvals," "--Certain Federal Income Tax Consequences," "--Accounting Treatment" and "--Waiver, Amendment and Termination."

         The obligations of UPC to effect the Merger are further subject to the satisfaction, or waiver by UPC, of various conditions prior to the Effective Time of the Merger, including: (i) the accuracy, as of the date of the Merger Agreement and as of the Effective Time of the Merger, of the representations and warranties of FAB as set forth in the Merger Agreement; (ii) the performance of all agreements and the compliance with all covenants of FAB as set forth in the Merger Agreement; (iii) the receipt of various certificates from the officers of FAB; (iv) the receipt by UPC from each affiliate of FAB of a written letter providing that, except as contemplated by the Merger Agreement or in compliance with applicable provisions of the Securities Act, such affiliate will not sell, pledge, transfer or otherwise dispose of the shares of FAB Common Stock held, or the shares of UPC Common Stock to be received upon consummation of the Merger, by such affiliate; (v) the receipt from FAB of an opinion of counsel that FAB is duly organized, validly existing and in good standing under the laws of Louisiana and that FAB has valid authority to enter and perform the requirements of the Merger Agreement; (vi) the compliance by FAB, at the time of the closing of the Merger, with certain financial covenants, including one requiring it to maintain total consolidated assets of at least $79 million and total stockholders' equity of at least $5,551,000 at year end December 31, 1996, which shall have increased since that date through normal earnings growth; (vii) the execution by Michael M. Gauthier, Chairman and Chief Executive Officer of FAB of a new employment agreement containing, among other things, non-competition provisions. See "--Representations and Warranties," "--Resales of UPC Common Stock," "--Employee Benefit Plans" and "--Waiver, Amendment and Termination."

         The obligations of FAB to effect the Merger are further subject to the satisfaction, or waiver by FAB, of various conditions prior to the Effective Time of the Merger, including: (i) the accuracy, as of the date of the Merger Agreement and as of the Effective Time of the Merger, of the representations and warranties of UPC as set forth in the Merger Agreement; (ii) the performance of all agreements and the compliance with all covenants of UPC as set forth in the Merger Agreement; (iii) the receipt of various certificates from the officers of UPC; (iv) the receipt from UPC of an opinion of counsel that UPC is duly organized, validly existing and in good standing under the laws of Louisiana and that UPC has valid authority to enter and perform the requirements of the Merger Agreement; and (v) that Michael M. Gauthier shall have been offered an employment contract substantially similar to the employment contract attached as an exhibit to the Merger Agreement. See "--Representations and Warranties," "Employee Benefit Plans" and "--Waiver, Amendment and Termination."

         No assurance can be provided as to when or if all of the conditions precedent to the Merger can or would be satisfied or lawfully waived by the party permitted to do so. In the event the Merger should not be effected on or before December 31, 1997, the Merger Agreement may be terminated and the Merger abandoned by either the FAB Board or the UPC Board. See "--Waiver, Amendment, and Termination."

REPRESENTATIONS AND WARRANTIES

         UPC and FAB have made certain representations and warranties to each other in the Merger Agreement relating to, among other things, their respective organization, standing and authority; their respective authority to execute and deliver the Merger Agreement and to consummate the transactions contemplated thereby and the absence of any breaches as a result thereto; capital stock; filings with the Commission and financial statements; the absence of any undisclosed liabilities or certain changes or events; compliance with laws; legal proceedings; reports; the truth and accuracy of various statements; and certain accounting, tax and regulatory matters. FAB has made additional representations and warranties in the Merger Agreement with respect to its subsidiaries; its financial statements; certain tax matters; the adequacy of its allowance for possible loan losses; its assets; its intellectual property rights; certain environmental matters; labor relations; employee benefit plans; material contracts; the applicability of various state takeover laws; compliance with provisions of FAB's Charter; and the effectiveness of its charter documents.

REGULATORY APPROVALS

         The Merger requires the prior approval of the Federal Reserve pursuant to Section 3 of the Bank Holding Company Act (the "BHC Act"). In evaluating the Merger, the Federal Reserve must consider, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served.

The relevant statutes prohibit the Federal Reserve from approving the Merger if:
(i) it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States; or (ii) its effect in any section of the country may be to substantially lessen competition or to tend to create a monopoly, or if it would be a restraint of trade in any other manner, unless the Federal Reserve should find that any anticompetitive effects are outweighed clearly by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served. The Merger may not be consummated until the 15th day following the date of the Federal Reserve approval, during which time the United States Department of Justice would be afforded the opportunity to challenge the transaction on antitrust grounds. The commencement of any antitrust action would stay the effectiveness of the approval of the agencies, unless a court of competent jurisdiction should specifically order otherwise.

         Because, as discussed below, UPC has filed an application with the FDIC, and submitted a copy thereof to the LOFI, for their respective review and approval of the proposed Bank Merger, UPC has requested that the Federal Reserve waive the requirement that UPC file an application for prior approval to acquire FAB, contingent upon UPC's receipt of the FDIC approval of the Bank Merger.

         The Bank Merger is subject to approval by the FDIC under the Bank Merger Act, and is subject to review and approval by the LOFI under Louisiana banking law. An application was filed with the FDIC, and a copy thereof was submitted to the LOFI, on August 11, 1997 for their respective review and approvals of the Bank Merger. As of the date of this Prospectus, neither the FDIC nor the LOFI have approved the Bank Merger or the Merger. Notwithstanding that fact, however, neither UPC nor FAB is aware of any facts which would lead them to believe that the necessary regulatory approvals will not be forthcoming.

         RECEIPT OF REGULATORY APPROVAL FROM THE FEDERAL RESERVE, THE FDIC, THE LOFI OR ANY OTHER GOVERNMENTAL AGENCY IS NOT, AND SHOULD NOT BE CONSIDERED AS, A RECOMMENDATION BY THE FEDERAL RESERVE, THE FDIC, THE LOFI OR ANY OTHER GOVERNMENTAL AGENCY FOR APPROVAL OF THE MERGER BY FAB SHAREHOLDERS.

WAIVER, AMENDMENT AND TERMINATION

         To the extent permitted by applicable law, FAB and UPC, with the approval of their respective Boards of Directors, may amend the Merger Agreement by a written agreement at any time before or after approval of the Merger Agreement by the FAB shareholders; provided, however, that after the Special Meeting, no amendment may in any material respect modify the Consideration. Furthermore, UPC would have the unilateral right to revise the structure of the Merger in order to achieve tax benefits or for any other reason which UPC may deem advisable; provided, however, that UPC may not, without the approval of the FAB Board, make any revision to the structure of the Merger which would: (i) change the amount of the Consideration; (ii) change the intended tax-free effect of the Merger to UPC, Community, FAB or any FAB Record Holder; (iii) would permit UPC to pay the Consideration other than by delivery of shares of UPC Common Stock registered with the Commission.

         In addition, prior to or at the Effective Time of the Merger, either FAB or UPC, or both, acting through their respective Boards of Directors, chief executive officers or other authorized officers, may: (i) waive any default in the performance of any term of the Merger Agreement by the other party; (ii) waive or extend the time for the compliance or fulfillment by the other party of any and all of its obligations under the Merger Agreement; and (iii) waive any or all of the conditions precedent to the obligations of the other party under the Merger Agreement except any condition that, if not satisfied, would result in the violation of any applicable law or governmental regulation. No such waiver would be effective unless in a writing executed by a duly authorized officer of FAB or UPC, as the case may be.

         The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time of the Merger: (i) by the mutual consent of the Boards of Directors of FAB and UPC; (ii) by the Board of Directors of FAB or UPC (provided, in the case of (a), (b) and (e) below only, that the terminating party is not then in breach of any representation or warranty contained in the Merger Agreement under the applicable standards set forth in the Merger Agreement or in material breach of any covenant or other agreement contained in the Merger Agreement) (a) in the event of any inaccuracy of any representation or warranty of the other party contained in the Merger Agreement which cannot be, or has not been, cured within 30 days after giving written notice to the breaching party of such inaccuracy and which inaccuracy would provide the terminating party the ability to refuse to consummate the Merger under the applicable standards set forth in the Merger Agreement, (b) in the event of a material breach by the other party of any covenant or agreement contained in the Merger Agreement which cannot be, or has not been, cured within 30 days after the giving of written notice to the breaching party of such breach, (c) if any approval of any regulatory authority required for consummation of the Merger and the other transactions contemplated by the Merger Agreement has been denied by final nonappealable action, or if any action taken by such authority is not appealed within the time limit for appeal or the shareholders of FAB fail to approve of the Merger Agreement, (d) if the Merger is not consummated by December 31, 1997, provided that the failure to consummate is not due to a willful breach by the party electing to terminate, or (e) if any of the conditions precedent to the obligations of such party to consummate the Merger cannot be satisfied or fulfilled by December 31, 1997.

         If the Merger should be terminated as described above, the Merger Agreement would become void and have no effect, except that certain provisions thereof, including those relating to the obligations to share certain expenses, to maintain the confidentiality of certain information obtained and with respect to the return of all documents obtained from the other party under the Merger Agreement, would survive. In addition, termination of the Merger Agreement would not relieve any breaching party from liability for any uncured willful breach of a representation, warranty, covenant or agreement giving rise to such termination, unless the termination is the result of failure to obtain required regulatory approvals, failure to obtain the approval of the FAB shareholders or failure to consummate the Merger by December 31, 1997. Finally, the provisions of the Merger Agreement (Section 6.3) relating to limitations on FAB's ability to enter a letter of intent or agreement with a third party regarding an acquisition proposal would be governed by its own terms as to its termination. See "Limitations on Negotiations."

DISSENTERS' RIGHTS

         Under Section 131 of the LBCL (a copy of which is attached hereto as Appendix E), any holder of record of shares of FAB Common Stock, who files a written objection to the Mergers prior to or at the Meeting at which the vote on the Mergers is taken, and who votes against the Mergers, may demand in writing that such shareholder be paid in cash the fair cash value of such shares ("Dissenters' Rights"). HOWEVER, INTERESTED PARTIES SHOULD NOTE THAT, IF THE MERGER AGREEMENT IS APPROVED BY EIGHTY PERCENT (80%) OR MORE OF THE OUTSTANDING SHARES OF FAB COMMON STOCK, SECTION 131 OF THE LBCL PROVIDES THAT NO FAB SHAREHOLDER WILL HAVE DISSENTERS' RIGHTS. A person who is a beneficial owner, but not a registered owner, of shares of FAB Common Stock who wishes to exercise the rights of a dissenting shareholder under the LBCL cannot do so in his own name but should have the record ownership of the shares transferred to his or her name or instruct the record owner thereof to take all required action to comply on his behalf with the procedures under Section 131 of the LBCL.

         Any shareholder of record contemplating exercising Dissenters' Rights is urged to review carefully the provisions of Section 131 of the LBCL, particularly the procedural steps required to perfect Dissenters' Rights thereunder. DISSENTERS' RIGHTS WILL BE LOST IF THE PROCEDURAL REQUIREMENTS OF
SECTION 131 ARE NOT FULLY SATISFIED.

         Set forth below is a summary of the procedures relating to the exercise of Dissenters' Rights. The following summary does not purport to be a complete statement of the provisions of Section 131 of the LBCL and is qualified in its entirety by reference to Appendix D hereto and to any amendments to such sections as may be adopted after the date of this Proxy Statement/Prospectus.

         Filing Written Objection and Vote Against the Mergers. To exercise the right of dissent, a shareholder (each a "Dissenter") must (i) deliver to FAB a written objection to the Merger Agreement prior to or at the Meeting AND ALSO
(ii) vote the shares of FAB Common Stock held by him (in person or by proxy) against the Merger Agreement at the Meeting. Neither a vote against the Merger Agreement nor a specification in a proxy to vote against the Merger Agreement will in and of itself constitute the necessary written objection to the Merger Agreement. Moreover, by voting in favor of, or abstaining from voting on, the Merger Agreement, or by returning the enclosed proxy without instructing the proxy holders to vote against the Merger Agreement, a shareholder waives his or her rights under Section 131.

         Notice of the Effective Date. If the Merger Agreement is approved by less than eighty percent (80%) of the outstanding shares of FAB Common Stock, then, promptly after the Effective Date, notice will be given to each Dissenter that the Mergers have become effective. The notice shall be sent by registered mail, addressed to the Dissenter at such Dissenter's last address on FAB records immediately prior to the Effective Date.

         Written Demand. Within twenty (20) days after the mailing of such notice a Dissenter must file with FAB a demand in writing (the "Demand") for payment of the fair cash value of such Dissenter's shares as of the day prior to the Meeting, stating the amount demanded and a post office address to which FAB may reply. Simultaneously with the filing of the Demand, the

Dissenter shall also deposit the certificate(s) representing his shares of FAB Common Stock (duly endorsed and transferred to FAB upon the sole condition that the certificate(s) will be delivered to FAB upon payment of the value of the shares in accordance with Section 131 of the LBCL) in escrow with a chartered bank or trust company located in Lafourche Parish, Louisiana (the "Escrow Bank"). Along with the Demand, the Dissenter shall deliver to FAB a written acknowledgment of the Escrow Bank that it holds such certificate(s), endorsed as specified above.

         A Dissenter who fails to satisfy any of the foregoing conditions within the proper time periods will conclusively be presumed to have acquiesced to the Mergers and will forfeit any right to seek payment pursuant to Section 131 of the LBCL. Such written demand may be sent to FAB.

         Appraisal. If FAB does not agree to the amount demanded by the Dissenter, or does not agree that any payment is due, it will, within twenty
(20) days after receipt of such Demand and acknowledgment, notify such Dissenter in writing of either (i) the value it will agree to pay, or (ii) its belief that no payment is due. If the Dissenter does not agree to accept the offered amount, or disagrees with FAB's assertion that no payment is due, he must within sixty
(60) days after the receipt of such notice file suit against FAB in Lafourche Parish, Louisiana for a judicial determination of the fair cash value of his shares. Any Dissenter who is also entitled to file such suit may, within such 60-day period but not thereafter, intervene as a plaintiff in any suit filed against FAB by another former shareholder of FAB for a judicial determination of the fair cash value of such other shareholder's shares. If a Dissenter fails to bring or to intervene in such a suit within the applicable 60-day period, the Dissenter will be deemed to have consented to accept either FAB's statement that no payment is due or, if FAB does not contend that no payment is due, to accept the value of his shares specified by FAB in its notice of disagreement.

         Dissenters considering exercising Dissenter's Rights should bear in mind that the fair cash value of their shares determined under Section 131 of the LBCL could be more than, the same as or less than the consideration they would otherwise receive pursuant to the Merger Agreement if they do not seek such rights, and that opinions of financial advisors as to fairness are not opinions as to fair cash value under Section 131 of the LBCL.

         Any Dissenter who has fully filed a Demand in compliance with Section 131 of the LBCL will, after filing the Demand, cease to have any of the rights of a shareholder, except those rights generally provided to Dissenters under
Section 131 of the LBCL.

         A Dissenter has the right to voluntarily withdraw his or her Demand and to accept the terms offered in the Merger Agreement at any time before FAB gives its notice of disagreement, but thereafter the Dissenter may withdraw his or her Demand only with the consent of FAB. If a Demand is properly withdrawn, or the Dissenter otherwise loses his Dissenters' Rights, a Dissenter shall only be entitled to receive the consideration offered pursuant to the Merger Agreement.

         When the fair cash value of the Dissenters' Shares is agreed upon between the Dissenter and FAB, or FAB has become liable for the value demanded by the Dissenter because of its failure to give notice of disagreement, or the Dissenter has become bound to accept the value which FAB agrees is due because of his failure to bring suit within sixty (60) days after receipt of the notice of disagreement, FAB may, at its option, pay to the Escrow Bank the amount which the Dissenter is entitled to receive for his shares, and FAB shall be entitled to receive such shares from the Escrow Bank. Any action by the Dissenter to recover such value must be brought within five (5) years from the date the value was agreed upon, or the liability of FAB became fixed.

         Payment and Costs. If upon the filing of any such suit or intervention FAB deposits with the court the amount, if any, which it specified in its notice of disagreement, and if in that notice FAB offered to pay such amount to the Dissenter on demand, then the costs (not including legal fees) of the suit or intervention will be taxed against the Dissenter if the amount finally awarded to the Dissenter, exclusive of interest and costs, is equal to or less than the amount so deposited; otherwise, the costs (not including legal fees) will be assessed against FAB.

         Notices. Prior to the Effective Date, dissenting shareholders of FAB should send any communications regarding their rights to Michael Gauthier, President, First Acadian Bancshares, Inc., 1001 Canal Boulevard, Thibodaux, Louisiana 70302. On or after the Effective Date, dissenting shareholders should send any communications regarding their rights to E. James House, Jr., Secretary, Union Planters Corporation, P.O. Box 387, Memphis, Tennessee 38147. All such communications should be signed by or on behalf of the dissenting shareholder in the form in which his shares are registered on the books of FAB. UPC has the right to terminate the Merger Agreement if the number of shares of FAB Common Stock as to which holders thereof are legally entitled to assert dissenters' rights exceeds ten percent (10%) of the outstanding shares of FAB Common Stock. See "The Merger -- Amendment; Waiver; Termination."

         ANY SHAREHOLDER WHO DESIRES TO EXERCISE DISSENTERS' RIGHTS SHOULD CAREFULLY REVIEW THE LBCL AND IS URGED TO CONSULT SUCH SHAREHOLDER'S LEGAL ADVISOR BEFORE EXERCISING OR ATTEMPTING TO EXERCISE SUCH RIGHTS.

         See Appendix E hereto, which is a complete copy of Section 131 of the LBCL, for the specifics of the rights and responsibilities of dissenting shareholders.

CONDUCT OF BUSINESS PENDING THE MERGER

         Pursuant to the Merger Agreement, FAB has agreed that unless the prior written consent of UPC has been obtained, and except as otherwise expressly contemplated in the Merger Agreement, FAB would, among other things: (i) operate its business only in the usual, regular and ordinary course; and (ii) not undertake any action which would materially adversely affect the ability of any party to perform their respective covenants and agreements under the Merger Agreement.

         In addition, FAB has agreed that, prior to the earlier of the Effective Time of the Merger or termination of the Merger Agreement, it would not, except with the prior written consent of UPC or as specifically permitted by the Merger Agreement, agree or commit to undertake certain actions, including, but not limited to, any of the following: (i) amend its Charter (the "FAB Charter") or Bylaws (the "FAB Bylaws"); (ii) repurchase, redeem or otherwise acquire or exchange any shares, or any securities convertible into any shares, of the capital stock of an FAB Company; (iii) declare or pay any dividend or make any other distribution in respect of any FAB capital stock, with the exception of its regular semi-annual cash dividend of 50 cents per share, the declaration of which shall be consistent with FAB's past practices, and a proportional semi-annual dividend immediately prior to closing based on the period elapsed in the second half of 1997 prior to the closing; or (iv) except pursuant to the Merger Agreement, to issue, sell, pledge, encumber or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of FAB Common Stock or any other capital stock of an FAB Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock or any security convertible into any such stock.

LIMITATION ON NEGOTIATIONS

         Section 6.3 of the Merger Agreement provides that FAB shall not solicit or knowingly encourage any Acquisition Proposal by any person. Furthermore, except to the extent necessary to comply with the fiduciary duties of the FAB Board, as advised by legal counsel, FAB is prohibited from furnishing any non-public information that it is not legally obligated to furnish, negotiating with respect to or entering into any agreement with respect to, any Acquisition Proposal. FAB must promptly notify UPC immediately following receipt of any Acquisition Proposal. As protection against possible violation of this limitation, FAB has agreed to pay to UPC the sum of $750,000 in immediately available funds in the event and at the time that FAB enters into a letter of intent or agreement with respect to an Acquisition Proposal or supports or indicates an intent to support an Acquisition Proposal other than pursuant to the Merger Agreement. The limitation would survive termination of the Merger Agreement and remain in effect until May 28, 1998 should FAB shareholders not approve the Merger or should FAB willfully or recklessly be in violation of any representation or warranty, willfully or recklessly breach any covenant, or willfully or recklessly otherwise fail to deliver the documents, certificates and instruments necessary or appropriate to close the Merger. This provision for the $750,000 fee may have the effect, or may have had the effect, of discouraging competing offers to acquire or merge with FAB.

MANAGEMENT AFTER THE MERGER

         The Merger Agreement provides that FAB's directors and officers in place immediately prior to the Effective Time of the Merger would become the directors and officers of FAB after the Effective Time of the Merger. However, it is contemplated that immediately after the Effective Time of the Merger, FAB will be merged with and into UPC (the "Subsidiary Merger") with UPC surviving the Subsidiary Merger. The directors and officers of UPC in office immediately prior to the effective time of the Subsidiary Merger would remain the directors and officers of UPC at and after the effective time of the Subsidiary Merger.

         Also, as previously discussed, immediately after the effective time of the Subsidiary Merger, and contingent upon the Subsidiary Merger becoming effective, it is contemplated that Acadian Bank would merge with and into UP Louisiana (the Bank Merger), with UP Louisiana surviving the Bank Merger, and the main office and the branches of Acadian Bank would become branches of UP Louisiana. The directors and executive officers of UP Louisiana immediately prior to the effective time of the Bank Merger would continue to be the directors and executive officers of UP Louisiana at and after the effective time of the Bank Merger. In addition, Michael M. Gauthier, current President and CEO of FAB and Acadian Bank, would become an executive officer of UP Louisiana and would be offered such employment under a new three year employment contract which would replace his existing employment contract with FAB. See "Interests of Certain Persons in the Merger." The directors of FAB would be offered positions as advisory directors on the UP Louisiana Board.

EMPLOYEE BENEFIT PLANS

         Following the Effective Time of the Merger, UPC would be obligated under the Merger Agreement to provide to officers and employees of FAB employee benefits under employee benefit and welfare plans on terms and conditions which, when taken as a whole, are substantially similar to those currently provided by the UPC Companies to their similarly situated officers and employees. For purposes of participation in vesting of and benefit accrual under any such UPC employee benefit plan, the service of the employees of the FAB Companies prior to the Effective Time of the Merger would be treated as service with a UPC Company participating in such employee benefit plan. To the extent permitted by law and the terms of FAB's profit sharing plan, as soon as reasonably practicable after consummation of the Merger, FAB's profit sharing plan will be terminated and distributions will be made in accordance with the requirements of such plan. However, FAB's obligations under its existing deferred compensation arrangements would be terminated and payments would be made to participants in accordance with the terms of such arrangements. See "Interest of Certain Persons in The Merger".

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Certain members of the FAB Management Group and its employees have interests in the Merger that would be in addition to any interests they may have as shareholders of FAB generally. These interests are set forth in provisions in the Merger Agreement relating to a new employment agreement for Mr. Gauthier, payment of deferred compensation benefits upon termination of FAB's deferred compensation, arrangements with certain officers, directors and employees, and payment of bonuses.

         Prior to the Closing and as a condition thereto, Michael M. Gauthier, President and Chief Executive Officer of FAB, would be required under the Merger Agreement to terminate his existing employment agreement with Acadian Bank dated as of September 14, 1988 (the "Old Employment Contract") and enter into a new employment agreement with UPC and UP Louisiana (the "New Employment Contract"). It was the intent of the parties for the New Employment Contract to provide Mr. Gauthier with substantially the same economic benefits as provided under the Old Employment Contract, while reducing the overall term of employment and bringing Mr. Gauthier's employment contract in line with other UPC employment contracts with similarly situated employees. The Old Employment Contract provided, among other things, for a ten (10) year employment term, or a term of such period of time until Mr. Gauthier reached age 65, and the employment term would begin when UPC acquired FAB. The Old Employment Contract also provided, among other things, that should Mr. Gauthier be terminated without "cause", as defined therein, FAB or the surviving bank would be obligated to pay Mr. Gauthier 12 months salary and other benefits, including bonuses; to provide Mr. Gauthier continuing insurance coverage for 6 months; and to continue to pay Mr. Gauthier's salary until he reached age 65. Benefits were also to be provided in the event of disability and death.

         Under the New Employment Contract, Mr. Gauthier's term will be for three years. During that period of time his annual salary will be at least $120,000 per year, substantially his current salary, and he will be entitled to an annual bonus of up to $30,000 per year depending upon the performance of the Acadian Bank main office and branches after the Bank Merger. In addition, Mr. Gauthier shall be entitled to receive a Retirement Bonus in the amount of $322,844 which would be payable to him, or his representative, in the event of any termination of the New Employment Contract, including his voluntary termination, with the exception, however, that should Mr. Gauthier's employment under the New Employment Contract be terminated based upon his willful engagement in gross misconduct which is materially and demonstrably injurious to UPC or UP Louisiana, as determined by the Board of Directors of UP Louisiana, he would not be entitled to receive the Retirement Bonus. The New Employment Contract also contains significant provisions regarding non-competition and maintenance of trade secrets and confidential information not completely covered in the Old Employment Contract.

         In the early 1980's, FAB's Board decided to begin offering deferred compensation arrangements to FAB's directors and certain officers. FAB has, over the years, entered into such arrangements which generally provide for death or retirement benefits. The death benefits would be paid to the recipient's designated beneficiary for 15 years. The retirement benefits would be paid to the recipient for 15 years after retirement, contingent upon the recipient having been employed by Acadian Bank until age 65 and further contingent upon the recipient not engaging in a business competitive with Acadian Bank after retirement. The amount of the death and retirement benefits were separately negotiated, but based to a large degree on the level of the recipients' compensation at the time the arrangements were entered into. Acadian Bank has accrued for these benefits on a regular basis over the life of these arrangements, some of which date back to the early 1980's. As of January 1, 1997, Acadian Bank had accrued approximately $775,000 to satisfy its contractual obligations under these various deferred compensation arrangements and throughout 1997 has further accrued on a monthly basis for these obligations.

         It is a condition precedent to UPC's obligation to consummate the Merger that FAB terminate these deferred compensation arrangements prior to the Effective Time of the Merger, and pay all amounts due thereunder in a lump sum to the participants. Acadian Bank also is to fully accrue for all amounts to be paid upon termination of these arrangements, to the extent Acadian Bank has not already accrued for these obligations over the life of the various arrangements. Therefore, assuming FAB's shareholders approve the Merger Agreement and all other conditions precedent to the parties obligations to close have been met, the deferred compensation arrangements would be terminated and payments made to the participants prior to the Effective Time of the Merger. The following table reflects those persons who are both a shareholder of FAB and who would receive payments upon termination of their respective deferred compensation arrangements, the amounts currently estimated that they would be paid upon such termination, assuming their deferred compensation arrangements are terminated the last day of November, 1997, the number of shares of FAB Common Stock they own and their percentage ownership of all outstanding shares of FAB Common Stock. It is possible that the amounts actually paid upon termination of the deferred compensation arrangements would be different from those set forth on the following table; however, it is not believed that the differences would be material. Other employees of FAB will also be entitled to payments upon termination of their respective deferred compensation arrangements, but since they do not own stock in FAB, they have not been listed on the following table. The total amount of all payments which FAB will be required to make upon termination of all deferred compensation arrangements is estimated to be approximately $890,000.

                                                  ESTIMATED                 # OF SHARES
      NAME                                   TERMINATION PAYMENT                OWNED          % OWNED
      ----                                   -------------------            -----------        -------
                                        (Effective December 1, 1997)
ACTIVE GROUP

Director Group:
   John Chadwick(1)                               $190,828.00                   5,245           4.9034%
   Louis Guidry(2)                                  35,513.00                   4,935           4.6136%
                                                  -----------                  -------         -------
         Total Active Director Group               226,341.00                  10,180           9.5170%

Employee Group:
   Abby Ellender                                    13,431.00                     114                *
   Theresa Zeringue                                  2,538.00                      10                *
   Audrey Porche                                     4,819.00                      10                *
                                                  -----------                  ------          -------
         Total Employee Group                       23,488.00                     114                *

         Total Active Director
          and Employee Group                       249,829.00                  10,294           9.6235%

RETIRED GROUP

Director Group:
   Joseph J. Barbera, Jr.                           57,217.00                   8,228           7.6920%
   Anthony Guilbeau                                147,481.00                   1,528           1.4285%
   Billy W. Hillman                                152,797.00                   6,010           5.6186%
   James Cooley                                     96,735.00                   4,364           4.0797%
                                                  -----------                  ------          -------
         Total Retired Director Group              454,230.00                  28,358          26.5109%

GROUP TOTAL                                       $704,059.00
                                                  ===========

*less than 1%.

------------------------------

(1) Includes 1.6126% stock ownership by John Chadwick, D.D.S., A Dental Corporation, Target Benefit Pension Plan and Trust.

(2)      Includes 0.7572% stock ownership in the name of Mr. and Mrs. Louis J.
         Guidry.


         In addition, the FAB Board may, and is expected to, declare and pay annual bonuses to certain of its executive officers and employees up to the aggregate amount of $135,000 prior to Closing. These annual bonuses, if paid, would be in such amounts and to such employees, including executive employees, as the FAB Board, in its discretion, may determine; however, it is anticipated that a substantial portion of those bonuses, if paid, would be paid to Mr. Michael Gauthier, President and CEO of FAB. These bonuses are in addition to the $75,000 expected to be paid to non-executive officers of FAB to address perceived inequities in FAB's existing deferred compensation arrangements, as discussed on page 22 of this Prospectus/Proxy Statement.

         Finally, the current members of the Board of Directors of FAB are to be offered positions as advisory directors of UP Louisiana. As advisory directors they would be entitled to attend certain meetings of the Board of Directors of UP Louisiana, but they would not be voting members. Persons accepting advisory director positions would be paid for attending board meetings to the same extent as other advisory members.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The parties to the Merger have not and do not intend to seek a ruling from the Internal Revenue Service (the "IRS") as to the federal income tax consequences of the Merger. Instead, UPC has obtained the opinion of Wyatt, Tarrant & Combs (counsel to UPC) (the "Tax Opinion") as to certain of the expected federal income tax consequences of the Merger, a copy of which is attached as Exhibit 8 to the Registration Statement.

         The Tax Opinion does not address, among other matters: (i) state, local, foreign or other federal tax consequences of the Merger not specifically addressed therein; (ii) federal income tax consequences to shareholders of FAB subject to special rules under the Internal Revenue Code of 1986, as amended (the "Code"), such as foreign persons, tax-exempt organizations, insurance companies, financial institutions, dealers in stocks and securities, and persons who do not own such stock as a capital asset; (iii) federal income tax consequences affecting shares of FAB stock acquired upon exercise of stock options, stock purchase plan rights or otherwise as compensation; (iv) the tax consequences to holders of warrants, options or other rights to acquire shares of such stock; (v) the tax consequences of the parties to the Merger Agreement of the inclusion in income of the amount of the bad-debt reserve maintained by FAB and/or Acadian Bank and any other amounts resulting from any required change in accounting methods; (vi) the tax consequences of the parties to the Merger Agreement of any income and deferred gain recognized pursuant to Treasury Regulations issued under Section 1502 of the Code; and (vii) the tax consequences of the Bank Merger.

         Subject to the conditions, qualifications, representations and assumptions contained herein, and in the Tax Opinion, counsel has opined that:

         a. Notwithstanding consummation of (i) the planned merger of FAB with and into UPC, and (ii) the Bank Merger, simultaneous with or following the Merger, the Merger will qualify as reorganization within the meaning of Section 368(a) of the Code.

         b. FAB, UPC and Acquisition Corp. will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

         c. No gain or loss will be recognized by FAB as a result of the Merger.

         d. No gain or loss will be recognized by Acquisition Corp. or UPC as a result of the Merger.

         e. The tax basis of the assets of FAB received by UPC in the planned merger of FAB with and into UPC will be the same as the tax basis of the assets of FAB immediately prior to the Merger.

         f. The holding period of the assets of FAB received by UPC in the planned merger of FAB with and into UPC will in each instance include the period for which such assets were held by FAB.

         g. No gain or loss will be recognized by the shareholders of FAB as a result of the exchange of FAB stock for UPC Common Stock pursuant to the Merger, except that a gain or loss will be recognized on the receipt of any cash in lieu of a fractional share. The payment of cash in lieu of fractional shares of UPC Common Stock will be treated as if the fractional shares were issued as part of the exchange and then redeemed by UPC. These cash payments will be treated as having been received as distributions in full payment in exchange for the fractional shares of UPC Common Stock redeemed as provided in Section 302(a) of the Code. Generally, any gain or loss recognized upon such exchange will be capital gain or loss, provided the fractional share would constitute a capital asset in the hands of the exchanging stockholder.

         h. The tax basis of UPC Common Stock to be received by the shareholders of FAB will be the same as the tax basis of the FAB stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

         i. The holding period of the UPC Common Stock to be received by shareholders of FAB will include the holding period of the FAB stock surrendered in exchange therefor, provided the FAB shares were held as a capital asset by the shareholders of FAB on the date of the exchange.

         j. A shareholder of FAB who perfects his dissenter's rights and who receives payment of the fair market value of his shares of FAB stock will be treated as having received such payment in redemption of such stock. Such redemption will be subject to the conditions and limitations of Section 302 of the Code.

         The Tax Opinion is based on the Code, the Treasury Regulations promulgated thereunder, judicial decisions and administrative pronouncements of the IRS, all existing and in effect on the date of this Registration Statement and all of which are subject to change at any time, possibly retroactively. Any such change could have a material impact on the conclusions reached in the Tax Opinion. The Tax Opinion represents only such counsel's best judgment as to the expected federal income tax consequences of the Merger and is not binding on the IRS or the courts. The IRS may challenge the conclusions stated therein and shareholders of FAB may incur the cost and expense of defending positions taken by them with respect to the Merger. A successful challenge by the IRS could have material adverse consequences to the parties to the Merger, including shareholders of FAB and UPC.

         In rendering the Tax Opinion, Wyatt, Tarrant & Combs has relied, as to factual matters, solely on the continuing accuracy of (i) the description of the facts relating to the Merger contained in the Merger Agreement and Registration Statement and related documents and agreements, (ii) the factual representations and warranties contained in the Merger Agreement and Registration Statement and related documents and agreements, and (iii) certain factual matters addressed by representations made by certain executive officers of FAB and UPC, as further described in the Tax Opinion and Exhibits thereunder. Events occurring after the date of the Tax Opinion could alter the facts upon which the Tax Opinion is based, in which event the conclusions reached therein and in this summary could be materially impacted.

         ACCORDINGLY, FOR ALL OF THE ABOVE REASONS, SHAREHOLDERS OF FAB AND UPC ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS.

ACCOUNTING TREATMENT

         Consummation of the Merger is conditioned upon the eligibility of the Merger to be accounted for as a pooling of interests. Under the pooling of interests method of accounting, the recorded amounts of the assets and liabilities of FAB would be carried forward at their previously recorded amounts. Since the Merger is not considered significant to UPC from a financial statement presentation standpoint, the operating results will be included in UPC's results from the Effective Time of the Merger forward.

         In order for the Merger to qualify for pooling of interests accounting treatment, substantially all (90% or more) of the outstanding FAB Common Stock must be exchanged for UPC Common Stock with substantially similar terms. There are certain other criteria that must be satisfied in order for the Merger to qualify for pooling of interests accounting treatment.

         For information concerning certain conditions to be imposed on the exchange of FAB Common Stock for UPC Common Stock in the Merger by persons deemed to be "affiliates" of FAB and certain restrictions to be imposed on the transferability of the UPC Common Stock received by those affiliates in the Merger in order, among other things, to ensure the availability of pooling of interests accounting treatment, see "--Resales of UPC Common Stock."

EXPENSES AND FEES

         The Merger Agreement provides, in general, that each of the parties would bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated by the Merger Agreement, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel, except that each of UPC and FAB would bear and pay the filing fees and printing costs incurred in connection with the Registration Statement and this Prospectus/Proxy Statement based on the relative asset sizes of the parties at December 31, 1996.

RESALES OF UPC COMMON STOCK

         Shares of UPC Common Stock to be issued to FAB Record Holders in connection with the Merger would be registered under the Securities Act. All shares of UPC Common Stock received by FAB Record Holders upon consummation of the Merger would be freely transferable by those shareholders of FAB who are not deemed to be "Affiliates" of FAB or UPC. "Affiliates" generally are defined as persons or entities who control, are controlled by or are under common control with FAB or UPC (including, generally, executive officers and directors).

         Rules 144 and 145 promulgated by the Commission under the Securities Act restrict the sale of UPC Common Stock received in the Merger by Affiliates and certain of their family members and related interests. Generally speaking, prior to the first anniversary of the Effective Time of the Merger, Affiliates of FAB may resell publicly the UPC Common Stock received by them in the Merger within certain limitations as to the amount of UPC Common Stock sold in any three-month period and as to the manner of sale. After the one-year anniversary of the Effective Time of the Merger, such Affiliates of FAB who do not otherwise qualify as Affiliates of UPC, may resell their shares without restriction. The ability of Affiliates to resell shares of UPC Common Stock received in the Merger under Rule 144 or 145 as summarized herein generally would be subject to UPC's having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale. Affiliates would receive additional information regarding the effect of Rules 144 and 145 on their ability to resell UPC Common Stock received in the Merger. Affiliates also would be permitted to resell UPC Common Stock received in the Merger pursuant to an effective registration statement under the Securities Act or an available exemption from the Securities Act registration requirements. This Prospectus/Proxy Statement does not cover any resales of UPC Common Stock received by persons who may be deemed to be Affiliates of FAB.

         FAB has agreed to use its reasonable efforts to cause each person who may be deemed to be an Affiliate of FAB to execute and deliver to UPC not later than 30 days prior to the Effective Time of the Merger, a written agreement (each, an "Affiliate Agreement") providing that such Affiliate will not sell, pledge, transfer or otherwise dispose of the shares of FAB Common Stock held by such Affiliate (except as contemplated by such Affiliate Agreement or by the Merger Agreement) or any shares of UPC Common Stock obtained by such Affiliate as a result of the Merger (i) except in compliance with the Securities Act and the rules and regulations of the Commission thereunder and (ii) in any case, until such time as financial results covering at least 30 days of combined operations of UPC and FAB shall have been published. Consummation of the Merger is conditioned upon the receipt by UPC from each Affiliate of FAB of executed Affiliate Agreements. The stock certificates representing UPC Common Stock issued in the Merger to persons who qualify as Affiliates of FAB will bear a legend summarizing the foregoing restrictions. See "--Conditions to Consummation of the Merger."

                                 BUSINESS OF FAB

GENERAL

         FAB is subject to regulation and examination by the Federal Reserve, the FDIC and the Commissioner. FAB operates one bank subsidiary, Acadian Bank. Acadian Bank is a Louisiana-chartered bank headquartered in Thibodaux, Louisiana, with its main office located at 1001 Canal Boulevard, Thibodaux, Louisiana 70302. As of June 30, 1997, FAB had total assets of $81.9 million, total loans net of unearned income, of $58.9 million, total deposits of $74.4 million, and total stockholders equity of $6.06 million. FAB operates five branches in Thibodaux, Larose, Galliano, Mandeville and Covington, Louisiana.

         FAB is engaged in the business of soliciting deposits from the general public and using such deposits to originate loans or invest in residential and other mortgage loans, commercial loans, consumer loans and, to a lesser extent, agricultural loans, investments and other assets. FAB does not concentrate its credit in any particular economic sector.

LENDING ACTIVITIES

         The principal lending activity of FAB historically has been the origination of conventional first mortgage single-family loans. FAB also makes consumer/commercial loans, commercial real estate loans and, to a lesser extent, agricultural loans.

         As of June 30, 1997, FAB's loan portfolio totaled $58.9 million or 71.9% of its total assets. On that date, $17.5 million, or 29.7%, of the total loan portfolio consisted of loans secured by mortgages on single family dwellings and the remainder of the loan portfolio consisted of loans secured by commercial real estate and consumer/commercial credits.

PROPERTY

         FAB owns, free of any encumbrances, the property on which its main office and two branch offices are located. The other three branch office locations are leased. FAB also holds from time to time real estate acquired through foreclosure.

COMPETITION

         FAB competes with numerous other commercial banks and other financial institutions in the markets in which it operates, many of which are larger and offer a wider array of financial products than FAB.

LEGAL PROCEEDINGS

         As of the date of this Prospectus/Proxy Statement, FAB is not involved in any significant legal proceeding.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                         AND RESULTS OF OPERATION OF FAB

         The following narrative discussion and tabular data provides an analysis of major factors and trends regarding the consolidated financial condition of FAB as of June 30, 1997 and as of December 31, 1996 and 1995, and the consolidated results of operations of FAB for the six months ended June 30, 1997 and 1996 and for each of the years ended December 31, 1996 and 1995. This discussion should be read in conjunction with the audited consolidated financial statements of FAB, and the notes thereto, as of and for the year ended December 31, 1996 and 1995, and the unaudited consolidated financial statements of FAB and the notes thereto, as of and for the six months ended June 30, 1997, copies of which are attached as Appendices B and C, respectively, to this Prospectus/Proxy Statement.

OVERVIEW

         For a summary of selected consolidated financial data as of and for the years ended December 31, 1992 through 1996, and as of and for the six months ended June 30, 1997 and 1996, see page 13 of this Prospectus/Proxy Statement. Since December 31, 1992, FAB's total assets have grown from $55 million to $81.9 million at June 30, 1997.

         FAB's net earnings for the year ended December 31, 1996 were $973,000, representing the highest level of earnings for the five year period ended December 31, 1996. Net earnings were $587,000 for the year ended December 31, 1992, which represents the lowest earnings for the same five year period.

         Management expects modest growth to continue in both assets and earnings; however, such growth is dependent upon the economies of the markets served by FAB, its relative competitiveness in its local market and other factors which are discussed below.

RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

         Net Earnings. Net earnings for 1996 were $973,000, an increase of $213,000 over 1995 net earnings of $760,000. 1995 earnings increased $110,000 as compared to 1994. Earnings per share were $9.09 in 1996, compared to $7.10 in 1995 and $6.07 in 1994. A more detailed analysis of the components of net earnings and the changes in such components is included under the appropriate captions below.

         The return on average assets for the year ended December 31, 1996 was 1.27% compared to 1.15% for 1995 and 1.11% for 1994. The return on average stockholders' equity for 1996 was 17.50% compared to 16.00% for the year ended December 31, 1995 and 15.90% for the year ended December 31, 1994. FAB declared and paid dividends to stockholders of $1.85, $1.60 and $1.20 per share for each of the years ended December 31, 1996, 1995 and 1994, respectively.

         Net Interest Income. Net interest income, the major component of FAB's income, is the amount by which interest and fees generated by earning assets exceeds the total interest cost of funds used to carry them. Net interest income is affected by a number of factors including the level, pricing, mix and maturity of earning assets and liabilities; interest rate fluctuations; and asset quality. Net interest income was $3.7 million for the year ended December 31, 1996 compared to $3.1 million for the year ended December 31, 1995 and $2.8 million for the year ended December 31, 1994. The improvement in 1996 as compared to 1995 is attributable to loan growth, higher yields from loans and investment securities, and an increase in the net interest margin from 4.99% in 1995 to 5.04% in 1996. The increase in 1995 as compared to 1994 is a result of higher yields on loans and investment securities and a decrease in the net interest margin from 5.02% in 1994 to 4.99% in 1995.

         Provision for Losses on Loans. The allowance for losses on loans has been, in the opinion of management, maintained at a level sufficient to provide for losses inherent in the loan portfolio. The level of provisions for losses on loans is based on past loan experience, growth and composition of the loan portfolio, as well as current economic conditions. FAB recorded provisions for losses on loans in the amount of $101,000 for the year ended December 31, 1996, $70,000 for the year ended December 31, 1995, and $49,000 for the year ended December 31, 1994. The current year provision is a result of (i) the deterioration of two specific credits, (ii) management's decision to increase the allowance for losses on loans to approximately 1.25% of outstanding loans due to the overall continued deterioration in consumer credit, and (iii) overall growth in the loan portfolio. The current year provision is not an indication of an overall deterioration in FAB's asset quality or underwriting standards and is not expected to continue. Only modest provisions consistent with 1992 through 1996 are expected in the near future. FAB experienced net charge-offs of $54,000, $44,000 and $129,000 for the years ended December 31, 1996, 1995 and
1994, respectively. See "Allowance for Losses on Loans" for additional information regarding the provision for losses on loan.

         Table 2, which follows this discussion, presents a Summary of Loan Loss Experience for the three months ended June 30, 1997 and 1996 and for the years ended December 31, 1992 through 1996 while Table 1 presents Nonperforming Assets as of June 30, 1997 and 1996 and for each of the years ending December 31, 1992 through 1996. The loan-to-deposit ratio increased constantly from 50.4% in 1992 to 73.8% in 1996 as the demand for quality loans increased. Management expects future loan demand to remain fairly constant at current levels. Future provisions for losses on loans are dependent upon various factors, including the economy, loan growth and composition, levels of nonperforming assets and loan loss experience. The amounts of nonperforming loans represent risks in the loan portfolio; however, a major portion of such loans are collateralized to various degrees and should not be interpreted as losses.

         Noninterest Income. Noninterest income is primarily related to service charges on deposits and other fees for services as well as net investment securities gains and losses. Total noninterest income for 1996 was $688,000, a $155,000 increase from the $533,000 reported for 1995. The increase is primarily attributed to an increase in service charge fees received on deposits. 1995 noninterest income represented a $34,000 increase from $499,000 during 1994. Other changes in noninterest income from 1994 to 1996 were not attributable to any significant individual items.

         Management continues to seek new sources of noninterest income; however, no significant growth or the maintenance of current levels of noninterest income can be assured.

         Noninterest Expense. Total noninterest expense for 1996 was $2.94 million or $334,000 more than the $2.61 million reported for 1995. Noninterest expense for 1995 represents a $137,000 increase from $2.47 million in 1994. The increase is not attributable to any significant individual items.

         The $34,000 decline in FDIC insurance expense from 1995 to 1996 relates to a decrease in the assessment on Bank Insurance Fund ("BIF") deposits from $.23 per $100 of deposits per year to a minimum of $2,000 per year. The decrease from 1994 to 1995 is a result of an FDIC insurance refund received during 1995 in the amount of approximately $35,000, as well as a decrease in the rates paid for such insurance. Also, during 1996, the FDIC further reduced the amount of insurance assessments to zero for well-capitalized institutions. The Acadian Bank falls into this category. See additional discussion in the "Regulatory Assessments" section below.

         Salaries, wages and benefits totaled $1.44 million for the year ended December 31, 1996 compared to $1.22 million and $1.14 million for the years ended December 31, 1995 and 1994, respectively. Management does not project any significant changes in the amounts of these expenses.

         Occupancy and equipment expense has remained fairly constant for the last three years. Occupancy and equipment expense totaled $540,000 for the year ended December 31, 1996 compared to $511,000 and $500,000 for the years ended December 31, 1995 and 1994, respectively. The changes from 1994 to 1996 are not attributable to any significant individual items. Additional capital expenditures in the amount of approximately $75,000 are expected during 1997. Management does not expect any other significant increases for capital expenditures.

         Management continues to monitor the level of noninterest expense to identify cost reductions where applicable; however, no significant reductions are expected.

         Income Taxes. Income tax expense totaled $365,000, $231,000 and $185,000 for the years ended December 31, 1996, 1995 and 1994, respectively. These amounts represent effective tax rates of 27.3%, 23.3% and 22.1% for the years ended December 31, 1996, 1995 and 1994, respectively. The increase in the effective tax rate for 1996 is a result of decreased levels of investment securities which generate tax-exempt income. Management expects that future effective tax rates will remain at levels commensurate with that of 1996.

RESULTS OF OPERATIONS - SIX MONTHS ENDED JUNE 30, 1997 AND 1996

         Net Earnings. Net earnings for the six months ended June 30, 1997 were $561,000, an increase of $132,000 from net earnings of $429,000 reported for the same period in 1996. The increase in net earnings is primarily attributable to a decrease in noninterest expense, offset partially by an improvement in net interest income. A more detailed analysis of the components of net earnings is included below.

         The annualized return on average assets for the six months ended June 30, 1997 was 1.39% versus 1.16% for the same period in 1996 and 1.27% for the year ended December 31, 1996. The annualized return on average shareholders' equity for the six months ended June 30, 1997 was 18.5% compared to 16.7% for the same period in 1996 and 17.5% for the year ended December 31, 1996.

         Net Interest Income. Net interest income before the provision for losses on loans was $2,105,000 and $1,730,000 for the six months ended June 30, 1997 and 1996, respectively. Total interest income increased to $3.17 million for the six months ended June 30, 1997 from $2.80 million for the same period in 1996. Total interest expense increased to $1,069,000 for the six months ended June 30, 1997 from $1,073,000 for the same period in 1996. The increases in total interest income are attributable to increases in the volume of interest-bearing assets (primarily investments), and the increase in interest expense is due to increases in volumes of interest-bearing liabilities.

         Provision for Losses on Loans. The provision for losses on loans for each of the six months ended June 30, 1997, and 1996 was $73,000 and $56,000, respectively. The allowance for losses on loans, which was $696,000 at June 30, 1997 has been, in management's opinion, sufficient to absorb any losses inherent in the loan portfolio. Future provisions for losses on loans, if any, will be based upon past loan experience, growth and composition of the loan portfolio, as well as the then current and anticipated future economic conditions. The allowance for losses on loans at June 30, 1997 represented 1.18% of loans, net of unearned income, as of that date.

         A summary of the activity in the allowance for losses on loans for the six months ended June 30, 1997 and 1996 is set forth as follows (000's omitted):

                                                            JUNE 30,
                                                            --------
                                                     1997              1996
                                                     ----              ----
   Balance - January 1                               $654              $608
   Provision charged to expense                        73                56
   Net loans recovered (charged-off)                  (31)               (3)
                                                     ----              ----

   Balance at June 30                                $696              $661
                                                     ====              ====

         Loans past due 90 days or more and still accruing interest were $46,000 and $52,000 at June 30, 1997 and December 31, 1996, respectively. At June 30, 1997 and December 31, 1996, Acadian Bank had $118,000 and $180,000,
respectively, in loans on nonaccrual status. Loans are placed on nonaccrual status when they become past due 90 days or more as to principal or interest, and in the opinion of management, are not in the process of collection or otherwise well-secured.

         Management has reviewed in detail all loans outstanding as of June 30, 1997 and believes there are no loans outstanding which are not past due or on nonaccrual status as of June 30, 1997, which would cause management to have serious doubts as to the ability of such borrowers to comply with the present loan repayment terms.

         Acadian Bank's renewal policy consists of an item-by-item review of maturing loans. Each maturing loan is evaluated to determine if such loan will be renewed and if so, at what amount, rate and maturity. Generally, Acadian Bank's loan maturities are of a short duration for the purpose of interest rate risk management.

         Noninterest Income. Noninterest income for the six months ended June 30, 1997 was $381,000, an increase of $68,000 from $313,000 for the same period in 1996. The primary sources of noninterest income are service charges and various fees on deposits.

         Noninterest Expense. Total noninterest expense for the six months ended June 30, 1997 was $1.7 million, a $300,000 increase from the $1.4 million reported for the same period in 1996. The primary components of noninterest expense are salaries and wages, occupancy and equipment expenses and other miscellaneous operating expenses.

FINANCIAL CONDITION

         Total assets have increased from $80.4 million at December 31, 1996 to $81.9 million at June 30, 1997. This increase was funded by an increase in deposits of $0.8 million to $74.4 million at June 30, 1997 as compared to $73.6 million at December 31, 1996 and $68.5 million at December 31, 1995. Total assets were $74.6 million at December 31, 1995.

         Loans. Total loans, net of unearned income, at June 30, 1997 were $58.9 million, an increase of $3.9 million as compared to $55.0 million at December 31, 1996. This increase is attributable to fluctuations in the overall loan demand for single-family mortgage loans and commercial loans and increased local competition. Total loans, net of unearned income, at December 31, 1995 were $42.9 million. The composition of the portfolio continues to be focused on single family mortgage loans and consumer loans. Management expects loan growth to increase at moderate levels.

         Table 1 - Nonperforming Assets sets forth information on the nonperforming loans within the loan portfolio as of June 30, 1997 and 1996 and for the years ended December 31, 1992 through 1996. Although the amounts shown represent risks in the loan portfolio, the major portion of the loans are collateralized to various degrees and should not be interpreted as losses.

         All potential problem loans have been disclosed in Table 1. Potential problem loans are those loans for which management has obtained information of possible credit problems of the borrower, resulting in serious doubts as to the ability of the borrower to comply with the present loan repayment terms.

         Allowance for Losses on Loans. In determining the amount of the provisions for losses on loans and allowance for losses on loans, management considers past loan charge-offs, the level of past due and nonaccrual loans, the size and mix of the portfolio, loan growth trends, adverse classifications at recent regulatory examinations, general economic conditions in the market area, and a review of individual loans to identify potential credit problems. The allowance for losses on loans is maintained at a level considered adequate by management to provide for potential losses in the existing loan portfolio. In evaluating the adequacy of the allowance, management makes certain estimates and assumptions which are susceptible to change in the near term. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based upon changes in economic conditions.

Management believes the level of the allowance for losses on loans is adequate in relation to the size, mix and quality of the loan portfolio at June 30, 1997.

         Table 4 - Composition of Loan Portfolio details the types of loans in the loan portfolio as of June 30, 1997 and 1996 and for each of the years ended December 31, 1992 through 1996. Table 3 - Allocation of the Allowance for Losses on Loans sets forth the breakdown of the allowance for losses on loans by loan category as of June 30, 1997 and 1996, and for each of the years ending December 31, 1992 through 1996. Management believes that the allowance can be allocated by category only on an approximate basis. The allocation of the allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any category.

         During 1995, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 114, Accounting by Creditors for Impairment of a Loan (effective for fiscal years beginning after December 15, 1994), as amended by SFAS No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures. This standard prescribes a valuation methodology for impaired loans as defined by the standard. Generally, a loan is considered impaired if management believes that it is probable that all amounts due will not be collected according to the contractual terms stipulated in the loan agreement. An impaired loan must be valued using the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's observable market price or fair value of the loan's underlying collateral. FAB adopted the provisions of SFAS No. 114 prospectively in 1995. The adoption of SFAS No. 114 did not have a material effect on FAB's financial condition, results of operations or liquidity.

         Investment Securities. Investment securities totaled $14.4 million at June 30, 1997, compared to $16.8 million and $18.9 million at December 31, 1996 and 1995, respectively. Investments in securities are generally made as an alternative deployment of available funds. Accordingly, the level of investment securities in the future and their classification as available-for-sale or held-to-maturity will depend on various factors, including loan demand and management's ability to attract loans and deposits. The contractual maturities and amortized cost and fair value by investment category of the investment securities portfolio are presented in Note 4 to the consolidated financial statements as of December 31, 1996 and 1995.

         Investment securities classified as available-for-sale are carried at fair value, and held-to-maturity securities are carried at amortized cost. As of June 30, 1997, the amortized cost of total investment securities exceeded the fair value by $36,000, or 0.44%.

         Money Market Assets. Federal funds sold totaled $1.5 million at June 30, 1997, compared to $1.43 million at December 31, 1996, an increase of $0.07 million. Federal funds sold totaled $6.12 million at December 31, 1995. The level of federal funds sold is a function of the Company's liquidity position and the overall level of loan demand.

         Foreclosed Assets. Foreclosed assets at June 30, 1997 totaled $381,000, as compared to $33,000 at December 31, 1996 and $12,000 at December 31, 1995.

         Deposits. Customer deposits totaled $74.4 million as of June 30, 1997, a $0.8 million increase over total deposits of $73.6 million as of December 31, 1996. Total deposits at December 31, 1995 were $68.5 million. While the level of deposits fluctuates daily, management expects the level of deposits to continue to increase at moderate levels.

         Included in deposits are $11.1 million of time deposits greater than or equal to $100,000 at June 30, 1997 and $11.1 million and $11.6 million at December 31, 1996 and 1995, respectively. At June 30, 1997, the Bank's loan to deposit ratio was 79.2%, compared to 73.8% and 61.8% at December 31, 1996 and 1995, respectively.

         Capital. Total shareholders' equity as of June 30, 1997 was $6.06 million, compared to $5.56 million at December 31, 1996 and $4.75 million at December 31, 1995. The 1997 net increase is due to net earnings of $561,000 offset by an increase in the unrealized loss on available-for-sale investment securities of $3,000. Net earnings for the year ended December 31, 1996 were $973,000, compared to $760,000 for 1995. Net earnings for the six month period ended June 30, 1997 were $561,000, compared to $429,000 for the same period in 1996. Dividends declared and paid to shareholders during 1996 totaled $198,000. Thus far in 1997, $53,484 in dividends have been declared and paid to shareholders.

         The key to the continued growth and profitability of FAB is to maintain adequate levels of capital. The capital adequacy of a bank is determined based upon the level of capital as well as asset quality, liquidity, asset mix, earnings history and economic conditions. Management's goal is to maintain its bank in the "well-capitalized" category for regulatory capital. At June 30, 1997, FAB was in this category.

         The regulatory capital guidelines divide capital into two tiers, Tier 1 capital and Tier 2 capital. Tier 1 capital of FAB consists of stockholders' equity, excluding the unrealized gain on available-for-sale investment securities. Tier 2 capital includes the allowance for losses on loans, with certain limitations. In determining the risk-based capital requirements, assets are assigned risk weights of zero to 100 percent, depending upon the regulatory assigned levels of credit risk associated with such assets. Off-balance-sheet items are included in the calculation of risk-adjusted assets through conversion factors established by regulatory agencies.

         FAB's Tier 1 and total capital risk-weighted assets ratios were 10.3% and 11.4%, respectively at June 30, 1997. At December 31, 1996, FAB's Tier 1 and total capital to risk-weighted assets ratios were 10.2% and 11.4%, respectively, compared to 10.4% and 11.6%, respectively at year end 1995. The regulatory agencies require "well-capitalized" institutions to have Tier 1 and Total capital ratios of 6% and 10%, respectively.

         In addition to the risk-based capital requirements, the regulatory agencies have established leverage capital requirements. This ratio is computed by dividing Tier 1 capital by unadjusted (not risk-weighted) average total assets. FAB's leverage ratio at June 30, 1997 was 7.5% compared to 7.3% and 7.2% at December 31, 1996 and 1995, respectively, and compared to the regulatory guideline of 5% for "well-capitalized" institutions.

LIQUIDITY AND ASSET/LIABILITY MANAGEMENT.

         FAB views liquidity and asset/liability management as the ability to assure that funds are available to support bank requirements; that is, the ability to allow depositors ready access to their monies and credit customers available funds to meet their credit needs. It is also the process by which FAB monitors and attempts to control the mix and maturities of its assets and liabilities in order to maximize net interest income. Management maintains balances of federal funds sold and available-for-sale investment securities in amounts it believes necessary to meet FAB's daily cash needs. With the available-for-sale investment securities portfolio, management can, at its discretion, manage the liquidity and interest rate risk of the Acadian Bank.

Management does not foresee any particular matters which might immediately threaten its ability to remain liquid.

         In July, 1997, FAB declared and paid dividends of 50 cents per share. It is anticipated that FAB will declare and pay additional cash dividends prior to the closing of the Merger which will be prorated based on the period of time elapsed in the second half of calendar year 1997 prior to the closing. During the years ended December 31, 1996, 1995 and 1994, FAB paid cash dividends to stockholders totaling $1.85, $1.60 and $1.20 per share, respectively.

SOURCES AND USES OF FUNDS.

         FAB's primary source of funds has historically been the taking of deposits from customers, both individual and business. Acadian Bank's deposit acquisition strategy is to rely on a core deposit base of demand deposits, as well as savings and time deposits under $100,000. Next, Acadian Bank utilizes time deposits $100,000 and over and public deposits for additional sources of funds. At June 30, 1997, the percentage of time deposits $100,000 and over to total deposits was 14.8%. At December 31, 1996, the percentage of time deposits $100,000 and over to total deposits was 15.1% compared to 16.9% at December 31, 1995. The acquisition of deposits are from customers, individuals and businesses within FAB's market area. The net increase in deposits was $0.9 million for the six months ended June 30, 1997, and $5.1 million increase in 1996 and $10.2 million in 1995. Management believes that the rates offered for deposits are competitive with other financial institutions in Acadian Bank's market area. Acadian Bank does not gather deposits through any brokered means.

         Acadian Bank's primary use of funds is the making of loans to customers. The loan-to-deposit ratio of 79.2% at June 30, 1997 represented a 5.4% increase in the loan-to-deposit ratio of 73.8% at December 31, 1996. The loan-to-deposit ratio was 61.8% at December 31, 1995. The table of FAB Selected Consolidated Financial Data on page 13 indicates that Acadian Bank's overall relative loan portfolio size has tended to increase, as evidenced by the trend of increases in the loan-to-deposit ratio. Acadian Bank's loan portfolio is comprised of loans to individuals and businesses secured by various collateral, and in certain circumstances the loans are extended on an unsecured basis. The composition of the loan portfolio is presented in Note 5 to the consolidated financial statements at December 31, 1996, which are presented in Appendix B.

         A secondary use of funds is the purchasing of debt securities for investment purposes. At June 30, 1997, the investment portfolio represented 20.6% of total earnings assets. During 1996, the investment portfolio averaged 24.2% of total earning assets compared to 31.9% in 1995. The composition of the investment securities portfolio at December 31, 1996 is presented in Note 4 to the consolidated financial statements at December 31, 1996 presented in Appendix B and in Note 4 to the unaudited consolidated financial statements at December 31, 1995 presented in Appendix B. The portfolio is comprised of obligations of U.S. Government Agencies and obligations of states and local governments. While Acadian Bank may continue to upgrade or reposition the portfolio, management has not in the past nor does it intend to in the future, trade securities for profit or to depend upon securities gains as a regular source of income. At June 30, 1997, the amortized cost of the held to maturity investment portfolio exceeded the fair value by approximately $36,000. In comparison, the fair value exceeded the amortized cost by approximately $48,000 at December 31, 1996 and $125,000 at December 31, 1995.

         Effective January 1, 1994, FAB adopted SFAS No. 115 Accounting for Certain Investments in Debt and Equity Securities. This standard addresses the accounting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. The investment securities covered by this standard are to be classified in one of three categories: (i) debt securities for which the institution has a positive intent and ability to hold to maturity are classified as "held-to-maturity" and reported at amortized cost; (ii) debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as "trading" and reported at fair value, with the unrealized gains and losses included in earnings; and (iii) debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as "available-for-sale" and reported at fair value, with unrealized gains and losses excluded from earnings and reported net of deferred taxes as a separate component of stockholders' equity.

         In connection with the adoption of SFAS No. 115, approximately $5 million of securities were transferred to the available-for-sale category at fair value, with a net unrealized gain of $62,500, net of deferred income taxes, which was reflected as a separate component of stockholders' equity. The remaining securities were classified as held-to-maturity which will continue to be carried at amortized cost, adjusted for amortization of premiums and accretion of discounts. Management has the intent and ability to hold until maturity those securities classified as such.

         On November 15, 1995, the Financial Accounting Standards Board ("FASB") issued a special report pertaining to the implementation of SFAS No. 115. Concurrent with the issuance of the report but no later than December 31, 1995, the FASB allowed for a reassessment of the appropriateness of the classification of securities held at that time and to account for any resulting reclassification at fair value. Reclassifications from the held-to-maturity category that were a result of this one-time assessment would not call into question the intent of FAB to hold other debt securities until maturity in the future. Based upon this guidance, Acadian Bank still did not transfer any held-to-maturity investment securities to the available-for-sale portfolio.

REGULATORY ASSESSMENTS.

         Acadian Bank is required to pay certain fees to the Federal Deposit Insurance Corporation ("FDIC") and the Commissioner. The FDIC monitors risk-based capital requirements and requires weaker institutions to pay higher deposit insurance premiums, while allowing well-capitalized institutions to pay less. The deposit insurance assessments currently range from zero for "well-capitalized" institutions to 23 cents per $100 of deposits for the weakest institutions. These premiums were recently reduced for Bank Insurance Fund institutions during 1995 and 1996, as well as a refund to certain institutions during 1995. Acadian Bank received a refund of approximately $35,000 during 1995. For 1996, Acadian Bank paid $16,000 for FDIC deposit insurance. Acadian Bank had $62.2 million of insured deposits as of June 30, 1997.

         FDIC deposit insurance and regulatory assessments totaled $31,000 and $62,000 for the years ended December 31, 1996 and 1995, respectively.

EFFECTS OF INFLATION

         A bank's asset and liability structure is primarily monetary in nature, that is, fixed in terms of monetary amounts. Consequently, the impact of inflation on a bank differs significantly from an industrial company. Factors such as interest rates have a more significant impact on a bank's performance than does general inflation. Interest rates do not necessarily move in the same direction, or at the same magnitude, as the prices of other goods and services.

IMPACT OF ACCOUNTING STANDARDS TO BE ADOPTED

         SFAS NO. 123. During 1995, the FASB issued SFAS No. 123, Accounting for Stock- Based Compensation, which is effective for fiscal years beginning after December 15, 1995. The Company has no stock-based compensation plans; accordingly, the disclosure provisions of SFAS No. 123 do not apply.

         SFAS NO. 125. During 1996, the FASB issued SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities, which is effective for transfers and servicing of financial assets and extinguishment of liabilities occurring after December 31, 1996, and shall be applied prospectively. The Company adopted the provisions of SFAS No. 125 during 1997, which had no material impact on the Company's financial position, results of operations or liquidity.

         FAS NO. 128. During 1997, the FASB issued SFAS No. 128, Earnings Per Share. The adoption of this statement is not expected to have a significant impact on the Company's computation of earnings per share. The Company has a simple capital structure consisting only of common stock.

                                     TABLE 1
                              NONPERFORMING ASSETS
                             (DOLLARS IN THOUSANDS)

                                                             JUNE 30,                              DECEMBER 31,
                                                             --------          ---------------------------------------------------
                                                         1997       1996       1996        1995        1994        1993       1992
                                                         ----       ----       ----        ----        ----        ----       ----
Nonaccrual loans                                         $118       $125       $180        $202        $308        $  0       $189
Other real estate owned and foreclosed assets             381         59         33          12          25          98        223
                                                         ----       ----       ----        ----        ----        ----       ----

     Total nonperforming assets                          $499       $184       $213        $214        $333        $ 98       $412
                                                         ====       ====       ====        ====        ====        ====       ====

Loans past due 90 days or more and still accruing
 interest                                                $ 46       $ 16       $ 52        $ 37        $  0        $126       $185
                                                         ====       ====       ====        ====        ====        ====       ====


                                     TABLE 2
                         SUMMARY OF LOAN LOSS EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                 SIX MONTHS
                                                    ENDED
                                                   JUNE 30,                                   DECEMBER 31,
                                                   --------             --------------------------------------------------------
                                              1997         1996         1996          1995        1994         1993         1992
                                              ----         ----         ----          ----        ----         ----         ----
Balance, January 1                          $    654     $    608     $    608     $    582     $    662     $    572     $    626

Provisions                                        73           56          100           70           49           72          100

Loans charged off                                (37)          (5)         (64)        (203)        (138)         (34)        (160)

Recoveries                                         6            2           10          159            9           52            6
                                            --------     --------     --------     --------     --------     --------     --------
    Net (charge-offs)/recoveries                 (31)          (3)         (54)         (44)        (129)          18         (154)
                                            --------     --------     --------     --------     --------     --------     --------

Balance, end of period                      $    696     $    661     $    654     $    608     $    582     $    662     $    572
                                            ========     ========     ========     ========     ========     ========     ========

Loans, net of unearned income:
    Year end                                $ 58,919     $ 48,319     $ 54,961     $ 42,932     $ 37,489     $ 32,405     $ 26,192
    Average during year                       56,395       47,729       48,315       40,210       34,946       29,298       26,237
Allowance for losses on loans to period
 end loans, net of unearned interest            1.18%        1.36%        1.19%        1.41%        1.55%        2.04%        2.18%
Allowance for losses on loans to average
 loans, net of unearned interest                1.23%        1.38%        1.35%        1.51%        1.66%        2.25%        2.17%
Net charge-offs (recoveries) to average
  loans, net of unearned interest               0.05%        0.01%        0.11%        0.11%        0.37%       (0.06)%       0.59%

                                     TABLE 3
                   ALLOCATION OF THE ALLOWANCE LOSSES ON LOANS
                             (DOLLARS IN THOUSANDS)


                                                           JUNE 30,                            DECEMBER 31,
                                             ----------------------------------    ----------------------------------
                                                   1997               1996               1996               1995
                                                   ----               ----               ----               ----
                                             Amount      %      Amount      %      Amount      %      Amount      %
                                             ------    -----    ------    -----    ------    -----    ------    -----
Commercial, financial and agricultural        $166     23.83%    $212     32.11     $207     31.53%    $147     24.22%
Real estate
   Secured by single-family residential
   properties                                  209     29.98      150     22.62      143     21.91      156     25.71
   Construction, land development
   and other commercial                        229     32.98      174     26.31      174     26.64      206     33.87
Consumer                                        92     13.21      125     18.96      130     19.92       98     16.20
                                              ----    ------     ----    ------     ----    ------     ----    ------

   Total                                      $696    100.00%    $661    100.00%    $654    100.00%    $607    100.00%
                                              ====    ======     ====    ======     ====    ======     ====    ======


                                                           DECEMBER 31,
                                         ------------------------------------------------
                                              1994             1993             1992
                                              ----             ----             ----
                                         Amount     %     Amount     %     Amount     %
                                         ------  ------   ------  ------   ------  ------
Commercial, financial and agricultural    $ 86    14.80%   $ 77    11.65    $ 76    13.20
Real estate
   Secured by single-family residential
   properties                              178    30.58     230    34.72     211    36.83
   Construction, land development
   and other commercial                    240    41.18     248    37.48     178    31.11
Consumer                                    78    13.44     107    16.15     107    18.86
                                          ----   ------    ----   ------    ----   ------

   Total                                  $582   100.00%   $662   100.00%   $572   100.00%
                                          ====   ======    ====   ======    ====   ======



                                     TABLE 4
                          COMPOSITION OF LOAN PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                              SIX MONTHS
                                                 ENDED
                                                JUNE 30,                                     DECEMBER 31,
                                                --------           --------------------------------------------------------------
                                            1997        1996         1996          1995           1994         1993         1992
                                            ----        ----         ----          ----           ----         ----         ----
Commercial, agricultural and financial    $14,040     $15,515      $17,329       $10,398        $ 5,549      $ 3,776      $ 3,462
Real estate-construction and other         19,432      12,713       14,642        14,541         15,439       12,150        8,160
Real estate - mortgage                     17,663      10,930       12,041        11,038         11,465       11,255        9,660
Consumer                                    7,784       9,161       10,949         6,955          5,036        5,224        4,910
                                          -------     -------      -------       -------        -------      -------      -------

    Total Loans                           $58,919     $48,319      $54,961       $42,932        $37,489      $32,405      $26,192
                                          =======     =======      =======       =======        =======      =======      =======

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF FAB

         Security ownership information with respect to all persons known to FAB to be the beneficial owners of five percent (5%) or more of the outstanding shares of FAB Common Stock and all directors and executive officers of FAB is shown in the following table.


Name & Address of Beneficial                                                       Stock Ownership
Owner(1)                                             Position                        Percentage
--------------------------------------------------------------------------------------------------
Michael M. Gauthier(1)                       Director/President/CEO                    15.2926%

Billy W. Hillman, M.D.                               Director                           5.6186%

Dr. Curtis Duplechain                                Director                           4.7351%

John V. Caldwell                                     Director                           4.6865%

Louis J. Guidry(2)                                   Director                           4.6136%

Dr. John R. Chadwick(3)                              Director                           4.9034%

Anthony J. Guilbeau                                  Director                           1.4285%
                                                                                     ---------
All Directors and Executive                                                            41.2783%
Officers as a Group (7 persons)                                                      =========

--------------------


(1) Includes 0.1636% stock ownership in the name of Mrs. Barbara Pierson
    Gauthier.

(2) Includes 0.7572% stock ownership in the name of Mr. and Mrs. Louis J.
    Guidry.

(3) Includes 1.6126% stock ownership by John Chadwick, D.D.S., A Dental Corporation, Target Benefit Pension Plan and Trust.

                        CERTAIN REGULATORY CONSIDERATIONS

         The following discussion sets forth certain of the material elements of the regulatory framework applicable to banks and bank holding companies and provides certain specific information related to UPC and FAB. A more complete discussion of the federal and state regulatory environment within which UPC and its bank and thrift subsidiaries operate is included in UPC's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, under the caption GOVERNMENTAL SUPERVISION AND REGULATION OF FINANCIAL INSTITUTIONS.

GENERAL

         UPC and FAB are both bank holding companies registered with the Federal Reserve under the BHC Act. As such, UPC and FAB, and their respective non-bank subsidiaries are subject to the supervision, examination, and reporting requirements of the BHC Act and the regulations of the Federal Reserve.

         The BHC Act requires every bank holding company to obtain the prior approval of the Federal Reserve before: (i) it may acquire direct or indirect ownership or control of any voting shares of any bank if, after such acquisition, the bank holding company will directly or indirectly own or control more than 5.0% of the voting shares of the bank; (ii) it or any of its subsidiaries, other than a bank, may acquire all or substantially all of the assets of any bank; or (iii) it may merge or consolidate with any other bank holding company. Similar federal statutes require savings and loan holding companies and other companies to obtain the prior approval of the OTS before acquiring direct or indirect ownership or control of a savings association.

         The BHC Act further provides that the Federal Reserve may not approve any transaction that would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any section of the United States, or the effect of which may be substantially to lessen competition or to tend to create a monopoly in any section of the country, or that in any other manner would be in restraint of trade, unless the anticompetitive effects of the proposed transaction are clearly outweighed by the public interest in meeting the convenience and needs of the community to be served. The Federal Reserve is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks concerned and the convenience and needs of the community to be served. Consideration of financial resources generally focuses on capital adequacy, and consideration of convenience and needs issues includes the parties' performance under the Community Reinvestment Act of 1977, as amended (the "CRA").

         The BHC Act, as amended by the interstate banking provisions of the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Interstate Banking Act"), which became effective on September 29, 1995, repealed the prior statutory restrictions on interstate acquisitions of banks by bank holding companies, such that UPC, as well as any other bank holding company located in Tennessee, may now acquire a bank or bank holding company located in any other state, and any bank holding company located outside of Tennessee may lawfully acquire any Tennessee-based bank, regardless of state law to the contrary, in either case subject to certain deposit-percentage, aging requirements, and other restrictions. The Interstate

Banking Act also generally provides that, after June 1, 1997, national and state-chartered banks may branch interstate through acquisitions of banks in other states (whole bank acquisitions), through the acquisition of existing branches of other banks in other states (branch acquisitions) or through the establishment of a new branch in another state (de novo branching), depending upon the laws of the states involved. States have the ability either to "opt in" and allow interstate branching, choosing whether to allow such by whole bank acquisition, branch acquisition or de novo branching, or some combination thereof, or to "opt out" and prohibit interstate branching altogether. Each state in which UPC has a banking subsidiary has opted-in to interstate branching, but most states currently limit interstate branching to whole bank acquisitions. Therefore, UPC would be able to consolidate all of its bank subsidiaries into a single bank with interstate branches, should it choose to do so. UPC has no current plans to substantially consolidate all of its bank subsidiaries into one or a few single banks, and anticipates limited use of interstate branching in certain geographical areas.

         The BHC Act generally prohibits bank holding companies such as UPC and FAB from engaging in activities other than banking or managing or controlling banks or other permissible subsidiaries, and from acquiring or retaining direct or indirect control of any company engaged in any activities other than those activities determined by the Federal Reserve to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In determining whether a particular activity is permissible, the Federal Reserve must consider whether the performance of such an activity reasonably can be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices. For example, factoring accounts receivable, acquiring or servicing loans, leasing personal property, conducting discount securities brokerage activities, performing certain data processing services, acting as agent or broker in selling credit life insurance and certain other types of insurance in connection with credit transactions, and performing certain insurance underwriting activities all have been determined by the Federal Reserve to be permissible activities of bank holding companies. The BHC Act does not place territorial limitations on permissible non-banking activities of bank holding companies. Despite prior approval, the Federal Reserve has the power to order a holding company or its subsidiaries to terminate any activity or to terminate its ownership or control of any subsidiary when it has reasonable cause to believe that continuation of such activity or such ownership or control constitutes a serious risk to the financial safety, soundness, or stability of any bank subsidiary of that bank holding company.

         Each of the bank and thrift subsidiaries of UPC, as well as the bank subsidiary of FAB, is a member of the Federal Deposit Insurance Corporation (the "FDIC"), and as such, their respective deposits are insured by the FDIC to the maximum extent provided by law. Each such "insured" depository institution is also subject to numerous state and federal statutes and regulations that affect its business, activities, and operations, and each is supervised and examined by one or more state or federal bank regulatory agencies.

         Bank subsidiaries which are state-chartered banks and which are not members of the Federal Reserve System, are subject to regulation, supervision, and examination by the FDIC and the state banking authorities of the states in which they are located. Bank subsidiaries which are national banking associations are subject to regulation, supervision, and examination by the OCC and the FDIC. Thrift subsidiaries are subject to regulation, supervision, and examination by the OTS and the FDIC. The federal banking regulator for each of the bank and thrift subsidiaries, as well as the appropriate state banking authorities in the case of those depository institution subsidiaries that are state-chartered, regularly examine the operations of banks and thrifts and are given authority to approve or disapprove mergers, consolidations, the establishment of branches, and similar corporate actions. The federal and state banking regulators also have the power to prevent the continuance or development of unsafe or unsound banking practices or other violations of law.

PAYMENT OF DIVIDENDS

         UPC and FAB are each legal entities separate and distinct from their respective bank, thrift, and other subsidiaries. The principal sources of cash flow of both UPC and FAB, including the cash flow required to pay dividends to their respective shareholders, are dividends and management fees received from their bank and thrift subsidiaries. There are statutory and regulatory limitations on the payment of dividends by these depository-institution subsidiaries to UPC and FAB, as well as by UPC and FAB to their respective shareholders.

         All banks are subject to the respective laws and regulations of the states in which they are chartered as to the payment of dividends. Each national banking association subsidiary is required by federal law to obtain the prior approval of the OCC for the payment of dividends if the total of all dividends declared by the bank in any year would exceed the total of (i) such bank's net profits (as defined and interpreted by regulation) for that year, plus (ii) the retained net profits (as defined and interpreted by regulation) for the preceding two years, less any required transfers to surplus. In addition, national banks may lawfully pay only dividends to the extent that their retained net profits (including the portion transferred to surplus) exceed statutory bad debts (as defined by regulation).

         If, in the opinion of its federal banking regulator, a bank or thrift under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the depository institution, could include the payment of dividends), such authority may require, after notice and hearing, that such institution cease and desist from such practice. The federal banking agencies have indicated that paying dividends that deplete a depository institution's capital base to an inadequate level would be an unsafe and unsound banking practice. Under the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), a depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized. See "--Prompt Corrective Action." Moreover, the federal agencies have issued policy statements that provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings.

         At June 30, 1997, under dividend restrictions imposed under federal and state laws, the bank and thrift subsidiaries of UPC and Acadian Bank, without obtaining governmental approvals, could have lawfully declared aggregate dividends to UPC and FAB of approximately $142.4 million and $1.24 million, respectively.

         The payment of dividends by UPC and FAB and their bank and thrift subsidiaries may also be affected or limited by other factors, such as the requirement to maintain adequate capital above regulatory guidelines.

CAPITAL ADEQUACY

         UPC, FAB, and their respective bank and thrift subsidiaries are required to comply with the capital adequacy standards established by the Federal Reserve and, in the case of UPC, the OTS, and by the appropriate federal banking regulator in the case of each of the bank and thrift subsidiaries. There are two basic measures of capital adequacy for bank holding companies and their bank and thrift subsidiaries that have been promulgated by the Federal Reserve and each of the federal bank regulatory agencies: a risk-based measure and a leverage measure. All applicable capital standards must be satisfied for a bank holding company, or bank of thrift subsidiary, to be considered to be "well-capitalized."

         The risk-based capital standards are designed to make regulatory capital requirements more sensitive to differences in risk profile among banks and bank holding companies, to account for off-balance-sheet exposure, and to minimize disincentives for holding liquid assets. Assets and off-balance-sheet items are assigned to broad risk categories, each with appropriate weighting. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance-sheet items.

         The minimum guideline for the ratio ("Total Capital Ratio") of total capital ("Total Capital") to risk-weighted assets (including certain off-balance-sheet items, such as standby letters of credit) is 8.0%. At least one-half of Total Capital must consist of common stock, minority interests in the equity accounts of consolidated subsidiaries, noncumulative perpetual preferred stock, and a limited amount of cumulative perpetual preferred stock, less goodwill and certain other intangible assets ("Tier 1 Capital"). The remainder may consist of subordinated debt, other preferred stock, and a limited amount of loan loss reserves ("Tier 2 Capital"). At June 30, 1997, UPC's consolidated Total Capital Ratio and its Tier 1 Risk-Based Capital Ratio (i.e., the ratio of Tier 1 Capital to risk-weighted assets) were 19.86% and 16.76%, respectively, and FAB's consolidated Total Capital and Tier 1 Risk-Based Capital Ratios were 10.43% and 10.28% respectively.

         In addition, the Federal Reserve has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio (the "Leverage Ratio") of Tier 1 Capital to average assets, less goodwill and certain other intangible assets, of 3.0% for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. All other bank holding companies generally are required to maintain a Leverage Ratio of at least 3.0%, plus an additional cushion of 100 to 200 basis points. UPC's and FAB's respective Leverage Ratios at June 30, 1997, were 10.64% and 7.5%, respectively. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve has indicated that it will consider a "Tangible Tier 1 Capital Leverage Ratio" (deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities.

         Each of UPC's and FAB's respective bank and thrift subsidiaries is subject to risk-based and leverage capital requirements adopted by its federal banking regulator, which are substantially similar to those adopted by the Federal Reserve for bank holding companies as discussed above. Each of UPC's and FAB's respective bank and thrift subsidiaries was deemed to be "well-capitalized" under applicable capital guidelines as of June 30, 1997. Neither UPC, FAB, nor any of their respective bank and thrift subsidiaries has been advised by any federal banking agency of any specific minimum capital ratio requirement applicable to it.

         Failure to meet capital guidelines could subject a bank or thrift to a variety of enforcement remedies, including issuance of a capital directive, the termination of deposit insurance by the FDIC, a prohibition on the taking of brokered deposits, and certain other restrictions on its business. As described below, substantial additional restrictions can be imposed upon FDIC-insured depository institutions that fail to meet applicable capital requirements. See "--Prompt Corrective Action."

         The federal bank regulators continue to indicate their desire to raise capital requirements applicable to banking organizations beyond their current levels. In this regard, the Federal Reserve, the OCC, and the FDIC have, pursuant to FDICIA, proposed an amendment to the risk-based capital standards that would calculate the change in an institution's net economic value attributable to increases and decreases in market interest rates and would require banks with excessive interest rate risk exposure to hold additional amounts of capital against such exposures. The OTS has already included an interest-rate risk component in its risk-based capital guidelines for savings associations that it regulates.

SUPPORT OF SUBSIDIARY BANKS

         Under Federal Reserve policy, bank holding companies such as UPC and FAB are expected to serve as a source of financial strength for, and to commit their resources to support, each of its bank subsidiaries. This support may be required at times when, absent such Federal Reserve policy, a bank holding company may not be inclined to provide it. In addition, any capital loans by a bank holding company to any of its bank or thrift subsidiaries are subordinate in right of payment to deposits and to certain other indebtedness of such banks. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a bank or thrift subsidiary would be assumed by the bankruptcy trustee and entitled to priority of payment.

         Under the Federal Deposit Insurance Act ("FDIA"), a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989, in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger of default." "Default" is defined generally as the appointment of a conservator or receiver, and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance. The FDIC's claim for damages is superior to claims of shareholders of the insured depository institution or its holding company, but is subordinate to claims of depositors, secured creditors, and holders of subordinated debt (other than affiliates) of the commonly controlled insured depository institution. The bank and thrift subsidiaries of

UPC and FAB are subject to these cross-guarantee provisions. As a result, any loss suffered by the FDIC in respect of any of these subsidiaries would likely result in assertion of the cross-guarantee provisions, the assessment of such estimated losses against the banks' or the thrifts' depository institution affiliates, and a potential loss of UPC's investments in such other banking and thrift subsidiaries.

PROMPT CORRECTIVE ACTION

         FDICIA establishes a system of "prompt corrective action" to resolve the problems of undercapitalized institutions. Under this system, which became effective in December 1992, the federal banking regulators are required to establish five capital categories (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized) and to take certain mandatory supervisory actions, and are authorized to take other discretionary actions, with respect to institutions in the three undercapitalized categories, the severity of which will depend upon the capital category in which the institution is placed. Generally, subject to a narrow exception, FDICIA requires the appropriate banking regulator to appoint a receiver or conservator for an institution that is critically undercapitalized. The federal banking agencies have specified by regulation the relevant capital level for each category.

         Under the final agency rules implementing the prompt corrective action provisions, an institution that (i) has a Total Capital Ratio of 10% or greater, a Tier 1 Risk-Based Capital Ratio of 6.0% or greater, and a Leverage Ratio of 5.0% or greater and (ii) is not subject to any written agreement, order, capital directive, or prompt corrective action directive issued by the appropriate federal banking agency is deemed to be "well capitalized." An institution with a Total Capital Ratio of 8.0% or greater, a Tier 1 Risk-Based Capital Ratio of 4.0% or greater, and a Leverage Ratio of 4.0% or greater is considered to be "adequately capitalized." A depository institution that has a Total Capital Ratio of less than 8.0%, a Tier 1 Risk-Based Capital Ratio of less than 4.0%, or a Leverage Ratio of less than 4.0% is considered to be "undercapitalized." A depository institution that has a Total Capital Ratio of less than 6.0%, a Tier 1 Risk-Based Capital Ratio of less than 3.0%, or a Leverage Ratio of less than 3.0% is considered to be "significantly undercapitalized," and an institution that has a tangible equity capital to assets ratio equal to or less than 2.0% is deemed to be "critically undercapitalized." For purposes of the regulation, the term "tangible equity" includes core capital elements counted as Tier 1 Capital for purposes of the risk-based capital standards, plus the amount of outstanding cumulative perpetual preferred stock (including related surplus), minus all intangible assets with certain exceptions. A depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

         An institution that is categorized as undercapitalized, significantly undercapitalized, or critically undercapitalized is required to submit an acceptable capital restoration plan to its appropriate federal banking agency. Under FDICIA, a bank holding company must guarantee that a subsidiary depository institution will meet its capital restoration plan, subject to certain limitations. The obligation of a controlling bank holding company under FDICIA to fund a capital restoration plan is limited to the lesser of 5.0% of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. An undercapitalized institution is also generally prohibited from increasing its average total assets, making acquisitions, establishing any branches, or engaging in any new line of business, except in accordance with an accepted capital restoration plan or with the approval of the FDIC. In addition, the appropriate federal banking agency is given authority with respect to any undercapitalized depository institution to take any of the actions it is required to, or may take with respect to a significantly undercapitalized institution as described below if it determines "that those actions are necessary to carry out the purpose" of FDICIA.

         For those institutions that are significantly undercapitalized or undercapitalized and either fail to submit an acceptable capital restoration plan or fail to implement an approved capital restoration plan, the appropriate federal banking agency must require the institution to take one or more of the following actions: (i) sell enough shares, including voting shares, to become adequately capitalized; (ii) merge with (or be sold to) another institution (or holding company), but only if grounds exist for appointing a conservator or receiver; (iii) restrict certain transactions with banking affiliates as if the "sister bank" exception to the requirements of Section 23A of the Federal Reserve Act did not exist; (iv) otherwise restrict transactions with bank or non-bank affiliates; (v) restrict interest rates that the institution pays on deposits to "prevailing rates" in the institution's "region"; (vi) restrict asset growth or reduce total assets; (vii) alter, reduce, or terminate activities; (viii) hold a new election of directors; (ix) dismiss any director or senior executive officer who held office for more than 180 days immediately before the institution became undercapitalized, provided that in requiring dismissal of a director or senior officer, the agency must comply with certain procedural requirements, including the opportunity for an appeal in which the director or officer will have the burden of proving his or her value to the institution; (x) employ "qualified" senior executive officers; (xi) cease accepting deposits from correspondent depository institutions; (xii) divest certain nondepository affiliates which pose a danger to the institution; or
(xiii) be divested by a parent holding company. In addition, without the prior approval of the appropriate federal banking agency, a significantly undercapitalized institution may not pay any bonus to any senior executive officer or increase the rate of compensation for such an officer.

         Each of UPC's and FAB's respective bank and thrift subsidiaries was deemed to be "well-capitalized" under applicable capital guidelines as of June 30, 1997.


                  DESCRIPTION OF UPC COMMON AND PREFERRED STOCK

GENERAL

         UPC's Charter currently authorizes the issuance of 100,000,000 shares of common stock having a par value of $5.00 per share (the "UPC Common Stock") and 10,000,000 shares of preferred stock having no par value (the "UPC Preferred Stock"). As of July 31, 1997, 66,928,481 shares of UPC Common Stock were issued and outstanding and approximately 2,907,000 shares were subject to issuance through the exercise of options granted pursuant to UPC's 1992 and 1983 Stock Option Plans and other employee, officer and director benefit plans; approximately 3,254,000 shares were authorized for issuance pursuant to said plans but not yet subject to option grants or otherwise issued; and approximately 3,015,723 shares were authorized for issuance and reserved for conversion of certain outstanding shares of UPC Preferred Stock. In addition, as of July 31, 1997, 2,412,578 shares of UPC's 8% Cumulative, Convertible Preferred Stock, Series E (the "Series E Preferred Stock") were issued and outstanding. As of


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
July 31, 1997, none of UPC's 750,000 authorized shares of Series A Preferred Stock were issued and outstanding nor is management aware of the existence of circumstances from which it may be inferred that such issuance is imminent. THE CAPITAL STOCK OF UPC DOES NOT REPRESENT OR CONSTITUTE A DEPOSIT ACCOUNT AND IS NOT INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

UPC COMMON STOCK

         General. Shares of UPC Common Stock may be issued at such time or times and for such consideration (not less than the par value thereof) as the UPC Board may deem advisable, subject to such limitations as may be set forth in the laws of the State of Tennessee, UPC's Charter or Bylaws or the rules of the NYSE. UPNB, a wholly-owned subsidiary of UPC, is the Registrar, Transfer Agent and Dividend Disbursing Agent for shares of UPC Common Stock. Its street address is Union Planters National Bank, Corporate Trust Department, 6200 Poplar Avenue, Third Floor, Memphis, Tennessee 38119. Its mailing address is P.O. Box 387, Memphis, Tennessee 38147.

         Dividends. Subject to the preferential dividend rights applicable to outstanding shares of the UPC Preferred Stock and subject to applicable requirements, if any, with respect to the setting aside of sums for purchase, retirement or sinking funds, if any, for all outstanding UPC Preferred Stock, the holders of the UPC Common Stock are entitled to receive, to the extent permitted by law, only such dividends as may be declared from time to time by the UPC Board.

         UPC has the right to, and may from time to time, enter into borrowing arrangements or issue other debt instruments, the provisions of which may restrict payment of dividends and other distributions on UPC Common Stock and UPC Preferred Stock. UPC has entered into such an arrangement which, under certain circumstances, would prohibit UPC from paying dividends on, or making any other distributions with respect to, any capital stock of UPC, including the UPC Common Stock and Preferred Stock. In December, 1996 UPC caused to be formed Union Planters Capital Trust A ("Capital Trust"), a Delaware statutory business trust, for the purpose of issuing up to $200,000,000 of 8.20% Capital Trust Pass-through SecuritiesSM (TruPSSM) (the "Capital Securities"), all of which are currently outstanding. UPC owns all of the common stock interests in the Capital Trust and the Capital Securities represent preferred stock interests in the Capital Trust. The proceeds received by the Capital Trust from the sale of the common securities to UPC and the sale of the Capital Securities in the offering was used by the Capital Trust to purchase $206,186,000 of UPC's Junior Subordinated Deferrable Interest Debentures due 2026 (the "UPC Subordinated Debentures"). The only assets of the Capital Trust are the UPC Subordinated Debentures. All payments to be made by UPC on the UPC Subordinated Debentures, including but not limited to, interest payments and payments upon redemption or maturity, are to be paid to a trustee for the benefit of the holders of the Capital Securities; provided, however, that UPC's rights to distributions as a common stock holder of the Capital Trust are subordinated to the prior right of the holders of the Capital Securities. Interest and other payments to be made on the UPC Subordinated Debentures is coordinated with the distributions and other payments to be made on the Capital Securities so that they are to be made on the same day; therefore, UPC's payments on the UPC Subordinated Debentures flow through to the holders of the Capital Securities and UPC as the holder of the common stock of the Capital Trust.


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
         Interest on the UPC Subordinated Debentures and, therefore, distributions on the Capital Securities accrue at 8.20% per annum, is cumulative, and is payable semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 1997. UPC has the right, at any time and subject to certain conditions, to defer payments of interest on the UPC Subordinated Debentures for extension periods ("Extension Periods"), each not exceeding 10 consecutive semiannual periods; provided, that no Extension Period may extend beyond the maturity date of the UPC Subordinated Debentures. As a consequence of UPC's extension of an interest payment period on the UPC Subordinated Debentures, distributions on the Capital Securities would likewise be deferred (though such distributions would continue to accrue with interest thereon compounded semiannually (to the extent permitted by law), since interest would continue to accrue, with interest thereon compounded semiannually on the UPC Subordinated Debentures during any such Extension Period (to the extent permitted by law).

         In the event UPC exercises its right to extend an interest payment period, or should UPC become in default under the UPC Subordinated Debentures, such as in a failure to make an interest or other payment when due or should UPC default under any other indebtedness for borrowed money where the aggregate principal amount of such indebtedness accelerated due to such default exceeds $25 million, then subject to certain exceptions, (i) UPC shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or rights to acquire such capital stock or make any guarantee payments with respect to the foregoing and (ii) UPC shall not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by UPC which rank pari passu with or junior to the UPC Subordinated Debentures.

         The UPC Subordinated Debentures and the Capital Securities were initially issued on December 12, 1996. UPC has no current intent to extend the interest payment period and is currently aware of no fact that would lead it to believe that it would otherwise default in the making of any payments due on the UPC Subordinated Debt Securities. For a more detailed discussion with respect to the Capital Securities and the UPC Subordinated Debentures, see Note 9, "Borrowings -- Other Long-Term Debt" in the Union Planters Annual Report on Form 10-K for the period ended December 31, 1996 on page 52 thereof. See, "INCORPORATION BY REFERENCE."

         Liquidation Rights. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of UPC, after distribution in full of the preferential amounts required to be distributed in connection with UPC's Capital Securities and those to be distributed to the holders of UPC Preferred Stock, holders of UPC Common Stock will be entitled to receive all of the remaining assets of UPC, of whatever kind, available for distribution to stockholders ratably in proportion to the number of shares of UPC Common Stock held. The UPC Board may distribute in kind to the holders of UPC Common Stock such remaining assets of UPC or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other person or entity and receive payment therefor in cash, stock or obligations of such other person or entity, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of UPC Common Stock. Neither the merger or consolidation of UPC with or into any other corporation, nor the merger of any other corporation into UPC, nor any purchase


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
or redemption of shares of stock of UPC of any class shall be deemed to be a dissolution, liquidation or winding-up of UPC for purposes of this paragraph.

         Because UPC is a holding company, its right and the rights of its creditors and stockholders, including the holders UPC Common Stock and UPC Preferred Stock, to participate in the distribution of the assets of a subsidiary of UPC in connection with the subsidiary's liquidation or recapitalization may be subject to prior claims of such subsidiary's creditors except to the extent that UPC itself may be a creditor having recognized claims against such subsidiary.

         For a further discussion of UPC Common Stock, see "EFFECT OF MERGER ON RIGHTS OF FAB STOCKHOLDERS."

UPC PREFERRED STOCK

         Series A Preferred Stock. UPC's Charter provides for the issuance of up to 750,000 shares (subject to adjustment by action of the UPC Board) of Series A Preferred Stock under certain circumstances involving a potential change in control of UPC. None of such shares are outstanding and management is aware of no facts suggesting that issuance of such shares may be imminent. The Series A Preferred Stock is described in more detail in UPC's Registration Statement on Form 8-A dated January 19, 1989, and filed February 1, 1989 (Commission File No. 0-6919) which is incorporated by reference herein.

         Series E Preferred Stock. 2,412,578 shares of Series E Preferred Stock were outstanding as of July 31, 1997. All shares of Series E Preferred Stock have a stated value of $25.00 per share. Dividends are payable at the rate of $0.50 per share per quarter and are cumulative. The Series E Preferred Stock is convertible at the election of the holder at the rate of 1.25 shares of UPC Common Stock for each share of Series E Preferred Stock. The Series E Preferred Stock is not subject to any sinking fund provisions and has no preemptive rights. Such shares have a liquidation preference of $25.00 per share plus unpaid dividends accrued thereon and, at UPC's option and with the prior approval of the Federal Reserve, are subject to redemption by UPC at any time at a redemption price of $25.00 per share plus any unpaid dividend. Holders of Series E Preferred Stock have no voting rights except as required by law and in certain other limited circumstances.


                 EFFECT OF THE MERGER ON RIGHTS OF STOCKHOLDERS

         As a result of the Merger, holders of FAB Common Stock will be exchanging their shares of a Louisiana corporation governed by the LBCL and FAB's Articles of Incorporation ("Articles") and Bylaws, for shares of UPC, a Tennessee corporation governed by the TBCA and UPC's Charter and Bylaws. Certain significant differences exist between the rights of FAB stockholders and those of UPC stockholders. The differences deemed material by FAB and UPC are summarized below. In particular, UPC's Charter and Bylaws contain several provisions that may be deemed to have an anti-takeover effect in that they could impede or prevent an acquisition of UPC unless the potential acquirer has obtained the approval of UPC's Board of Directors. The following discussion is necessarily general; it is not intended to be a complete statement of all differences affecting the rights of stockholders and their respective entities; and


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
it is qualified in its entirety by reference to the LBCL and the TBCA as well as to UPC's Charter and Bylaws and FAB's Articles and Bylaws.

ANTI-TAKEOVER PROVISIONS GENERALLY

         The provisions of UPC's Charter and Bylaws described below under the headings, "--Authorized Capital Stock," "Amendment of Charter and Bylaws," "-- Classified Board of Directors and Absence of Cumulative Voting," "--Director Removal and Vacancies," "--Limitations on Director Liability," "--Indemnification," "--Special Meeting of Stockholders," "--Actions by Stockholders Without a Meeting," and "Business Combinations" are referred to herein as the "Protective Provisions." In general, one purpose of the Protective Provisions is to assist UPC's Board of Directors in playing a role if any group or person attempts to acquire control of UPC, so that the Board can further protect the interests of UPC and its stockholders as appropriate under the circumstances, including, if the Board determines that a sale of control is in their best interests, by enhancing the Board's ability to maximize the value to be received by the stockholders upon such a sale.

         Although UPC's management believes the Protective Provisions are, therefore, beneficial to UPC's stockholders, the Protective Provisions also may tend to discourage some takeover bids. As a result, UPC's stockholders may be deprived of opportunities to sell some or all of their shares at prices that represent a premium over prevailing market prices. On the other hand, defeating undesirable acquisition offers can be a very expensive and time-consuming process. To the extent that the Protective Provisions discourage undesirable proposals, UPC may be able to avoid those expenditures of time and money.

         The Protective Provisions also may discourage open market purchases by a potential acquirer. Such purchases may increase the market price of UPC Common Stock temporarily, enabling stockholders to sell their shares at a price higher than that which otherwise would prevail. In addition, the Protective Provisions may decrease the market price of UPC Common Stock by making the stock less attractive to persons who invest in securities in anticipation of price increases from potential acquisition attempts. The Protective Provisions also may make it more difficult and time consuming for a potential acquirer to obtain control of UPC through replacing the Board of Directors and management. Furthermore, the Protective Provisions may make it more difficult for UPC's stockholders to replace the Board of Directors or management, even if a majority of the stockholders believe such replacement is in the best interests of UPC. As a result, the Protective Provisions may tend to perpetuate the incumbent Board of Directors and management.

AUTHORIZED CAPITAL STOCK

         UPC. UPC's Charter authorizes the issuance of up to (i) 100,000,000 shares of UPC Common Stock, of which 66,928,481 shares were issued and outstanding as of July 31, 1997, and (ii) 10,000,000 of no par value preferred stock ("UPC Preferred Stock"), of which no shares of UPC Series A Preferred Stock, and 2,412,578 shares of UPC Series E Preferred Stock were issued and outstanding as of July 31, 1997. UPC's Board of Directors may authorize the issuance of additional shares of UPC Common Stock without further action by UPC's stockholders, unless


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
such action is required in a particular case by applicable laws or regulations or by any stock exchange upon which UPC's capital stock may be listed.

         Similarly, with certain exceptions, UPC's Board of Directors may issue, without any further action by the stockholders, shares of UPC Preferred Stock, in one or more classes or series, with such voting, conversion, dividends, and liquidation rights as specified in UPC's Charter. In providing for the issuance of such shares, UPC's Board of Directors may determine, among other things, the distinctive designation and number of shares comprising a series of preferred stock, the dividend rate or rates on the shares of such series and the relation of such dividends to the dividends payable on other classes of stock, whether the shares of such series shall be convertible into or exchangeable for shares of any other class or series of UPC capital stock, the voting powers if any of such series, and any other preferences, privileges, and powers of such series.

         In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of UPC, the holders of any series of UPC Preferred Stock will have priority over holders of UPC Common Stock.

         The authority to issue additional shares of UPC Common Stock or Preferred Stock provides UPC with the flexibility necessary to meet its future needs without the delay resulting from seeking stockholder approval. The authorized but unissued shares of UPC Common Stock and UPC Preferred Stock will be issuable from time to time for any corporate purpose, including, without limitation, stock splits, stock dividends, employee benefit and compensation plans, acquisitions, and public or private sales for cash as a means of raising capital. Such shares could be used to dilute the stock ownership of persons seeking to obtain control of UPC. In addition, the sale of a substantial number of shares of UPC voting stock to persons who have an understanding with UPC concerning the voting of such shares, or the distribution or declaration of a dividend of shares of UPC voting stock (or the right to receive UPC voting stock) to UPC stockholders, may have the effect of discouraging or increasing the cost of unsolicited attempts to acquire control of UPC.

         In 1989, the UPC Board of Directors adopted a Share Purchase Rights Plan ("Preferred Share Rights Plan") and distributed a dividend of one Preferred Share Unit Purchase Right ("Preferred Share Right") for each outstanding share of UPC Common Stock. In addition, under the Preferred Share Rights Plan, one Preferred Share Right is to be automatically, and without further action by UPC, distributed in respect to each share of UPC Common Stock issued after adoption of the Preferred Share Rights Plan. The Preferred Share Rights are generally designed to deter coercive takeover tactics and to encourage all persons interested in potentially acquiring control of UPC to treat each stockholder on a fair and equal basis. Each Preferred Share Right trades in tandem with the share of UPC Common Stock to which it relates until the occurrence of certain events indicating a potential change in control of UPC. Upon the occurrence of such an event, the Preferred Share Rights would separate from UPC Common Stock and each holder of a Preferred Share Right (other than the potential acquirer) would be entitled to purchase certain equity securities at prices below their market value. UPC has authorized 750,000 shares of Series A Preferred Stock for issuance under the Preferred Share Rights Plan and no shares have been issued as of the date of this Proxy Statement. Until a Preferred Share Right is exercised, the


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holder thereof, as such, has no rights of a stockholder of UPC, including the right to vote or receive dividends.

         FAB. FAB's Articles authorizes the issuance of up to 500,000 shares of FAB Common Stock, of which 106,967 shares were issued and outstanding as of the Record Date, and no shares of preferred stock. FAB's Board of Directors may authorize the issuance of additional authorized shares of FAB Common Stock without further action by FAB's stockholders, unless shareholder action is required in a particular case by applicable laws or regulations.

AMENDMENT OF CHARTER AND BYLAWS

         UPC. The UPC Charter generally provides that amendments thereto may be adopted in any manner permitted by the TBCA. The TBCA generally provides that a corporation's charter may be amended by a majority of votes entitled to be cast on the amendment, subject to any condition the board of directors may place on its submission of the amendment to the stockholders. The UPC Charter requires a vote of two-thirds or more of the shares of capital stock entitled to vote in an election of directors to amend the articles of the UPC Charter governing directors and to remove a director from office whether with or without cause. A two-thirds vote is also required to amend, alter or repeal the article of the UPC Charter relating to business combinations.

         The Board of Directors may adopt, amend, or repeal the UPC Bylaws by a majority vote of the entire Board of Directors. The UPC Bylaws adopted by the Board of Directors may then be further amended or repealed by an action of UPC's stockholders.

         UPC's Charter also provides that all corporate powers of UPC shall be exercised by the Board of Directors except as otherwise provided by law. The Board may designate an executive committee consisting of five or more directors and may authorize such committee to exercise all of the authority of the Board, including the authority to adopt, amend and repeal the UPC Bylaws, to submit any action to the stockholders, to fill vacancies on the Board or any committee, to declare dividends or other corporate distributions, and to issue or reissue any capital stock or any warrant, right or option to acquire capital stock of the corporation.

         FAB. An amendment to FAB's Articles requires the affirmative vote of a two-thirds of the voting power present at a duly constituted meeting. As such, it would be easier to amend FAB's Articles than it would be to amend UPC's Charter. In particular, it would take a much greater shareholder vote to remove the various Protective Provisions in the UPC Charter.

         FAB's Articles generally provide that the Board of Directors has the power to alter, amend, repeal, or adopt the Bylaws. The stockholders may alter, amend, or repeal the Bylaws adopted by the Board and may also adopt new Bylaws, in either case by the affirmative vote of two-thirds of the voting power present at a duly constituted meeting.

CLASSIFIED BOARD OF DIRECTORS AND ABSENCE OF CUMULATIVE VOTING

         UPC. The Charter of UPC provides that UPC's Board of Directors is divided into three classes, with each class to be as nearly equal in number as possible. The directors in each class


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serve three-year terms of office. The effect of UPC's having a classified Board of Directors is that only approximately one-third of the members of the Board are elected each year, which effectively requires two annual meetings for UPC's stockholders to change a majority of the members of the Board. The purpose of dividing UPC's Board of Directors into classes is to facilitate continuity and stability of leadership of UPC by ensuring that experienced personnel familiar with UPC will be represented on UPC's Board at all times, and to permit UPC's management to plan for the future for a reasonable time. However, by potentially delaying the time within which an acquirer could obtain working control of the Board, this provision may discourage some potential mergers, tender offers, or takeover attempts.

         Pursuant to the UPC Charter, each UPC stockholder is entitled to one vote for each share of UPC Common Stock held and is not entitled to cumulative voting rights in the election of directors. With cumulative voting, a stockholder has the right to cast a number of votes equal to the total number of such holder's shares multiplied by the number of directors to be elected. The stockholder has the right to distribute all of his votes in any manner among any number of candidates or to accumulate such shares in favor of one candidate. Directors are elected by a plurality of the total votes cast by all stockholders. With cumulative voting, it may be possible for minority stockholders to obtain representation on the Board of Directors. Without cumulative voting, the holders of more than 50% of the shares of UPC Common Stock generally have the ability to elect 100% of the directors. As a result, the holders of the remaining UPC Common Stock effectively may not be able to elect any person to the Board of Directors. The absence of cumulative voting thus could make it more difficult for a stockholder who acquires less than a majority of the shares of UPC Common Stock to obtain representation on UPC's Board of Directors.

         FAB. FAB's Bylaws contains a provision requiring that all directors are to be elected annually for a one year term. Each FAB stockholder is entitled to one vote for each share of FAB Common Stock held and is not entitled to cumulative voting rights in the election of directors.

DIRECTOR REMOVAL AND VACANCIES

         UPC. UPC's Charter provides that a director may be removed by the stockholders for any reason only upon the affirmative vote of the holders of two-thirds of the voting power of all shares of capital stock entitled to vote generally in the election of directors. The purpose of this provision is to prevent a majority stockholder from circumventing the classified board system by removing directors and filling the vacancies with new individuals selected by that stockholder. Accordingly, the provision may have the effect of impending efforts to gain control of the Board of Directors by anyone who obtains a controlling interest in UPC Common Stock. Vacancies on the board of directors may be filled by the board of directors or stockholders, as provided under the UPC Bylaws and the TBCA. The term of a director appointed to fill a vacancy expires at the next meeting of stockholders at which directors are elected.

         FAB. The LBCL provides that, unless the corporation's articles provide otherwise, the Board of Directors, by action of a majority of the directors, may remove a director if he or she should become incompetent, bankrupt or incapacitated by illness or other infirmity. The LCBL also provides that the shareholders of a corporation may remove a director with or without cause


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upon the affirmative vote of a majority of the total voting power at a special meeting called for the purpose.

LIMITATIONS ON DIRECTOR LIABILITY

         UPC. UPC's Charter does not address the issue of director liability to the corporation.

         FAB. FAB's Articles contain a provision limiting directors' liability to the corporation or its stockholders. Under FAB's Articles, as allowed by
Section 92 of the LBCL, a FAB director will not have personal liability to FAB or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to FAB or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for any act or omission under Section 92(D) of the LBCL (involving certain unlawful dividends and stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. This provision would absolve directors of personal liability for negligence in the performance of duties, even gross negligence. It would not permit, however, a director to be exculpated for liability for actions involving conflicts of interest or breaches of the traditional duty of loyalty to FAB and its stockholders, and it would not affect the availability of injunctive or other equitable relief to FAB or its stockholders.

INDEMNIFICATION

         UPC. Under the TBCA, subject to certain exceptions, a corporation may indemnify an individual made a party to a proceeding, because he is or was a director, against liability incurred in the proceeding if (i) he conducted himself in good faith; (ii) he reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in the best interests of the corporation, and (b) in all other cases, that his conduct was at least not opposed to the corporation's best interests; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful (the "Standard of Conduct'). Moreover, unless limited by its articles of incorporation, a corporation must indemnity a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of a written affirmation by the director of his good faith belief that he or she has met the Standard of Conduct and an undertaking by or on behalf of a director of his good faith belief that he or she has met the Standard of Conduct and an undertaking by or on behalf of a director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses. Before any such indemnification is made, it must be determined that such indemnification would not be precluded by Part 5 of the TBCA.

         A director may also apply for court-ordered indemnification under certain circumstances. Unless a corporation's articles of incorporation provide otherwise, (i) an officer of a corporation is entitled to mandatory indemnification and is entitled to apply for court-ordered indemnification to the same extent as a director; (ii) the corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent as to a director; and (iii) a


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
corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

         UPC's Charter and Bylaws provide for the indemnification of its directors and officers, to the fullest extent permitted by Tennessee law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling UPC pursuant to the foregoing provisions. UPC has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

         FAB. FAB's Articles provide that FAB will indemnify any director or any officer elected by the Board of Directors, and may indemnify any other officer, employee, or agent of FAB (or any such person serving at the request of FAB in one of those capacities for another corporation, partnership, trust, or other enterprise) who was, is, or is threatened to be, made a party to any action, suit, or proceeding, by reason of the fact that he is or was such a director, officer, employee, or agent, against expenses (including attorneys' fee), judgments, fines, and amounts paid in settlement actually and reasonably incurred by that individual in connection with that action, if he acted in a manner reasonably believed to be in or not opposed to the best interests of FAB and, with respect to any criminal proceeding, if he had no reason to believe that his conduct was unlawful.

         The Articles further provide that, to the extent permitted and under the procedures required by Section 83 of the LBCL, any indemnitee has a right to receive from the corporation the payment of expenses (including attorneys' fees) actually and reasonably incurred by the indemnitee in connection with the defense or settlement of that action in advance of the final adjudication of the proceeding. Such advancement is conditioned upon the delivery by the indemnitee to FAB of an undertaking to repay to FAB the amount of expenses paid by FAB on behalf of the indemnitee.

SPECIAL MEETING OF STOCKHOLDERS

         UPC. UPC's Bylaws provide that special meetings of stockholders may be called, unless otherwise prescribed by law, for any purpose or purposes whatever at any time by the Chairman of the Board, the President, the Secretary, or the holders of not less than one-tenth of the shares entitled to vote at such meeting.

         FAB. The LBCL provides that special meetings of stockholders may be called by the president, the Board of Directors, or by the holders of one-fifth of all votes entitled to vote in the matter. FAB's Bylaws provide that special meetings of stockholders may be called by three directors or by resolution of a majority of the whole Board of Directors.

ACTIONS BY STOCKHOLDERS WITHOUT A MEETING

         UPC. The Charter and Bylaws of UPC provide that any action required or permitted to be taken by UPC stockholders at a duly called meeting of stockholders may be effected by the unanimous written consent of the stockholders entitled to vote on such action.

         FAB. The LBCL states that any action required or permitted to be taken by the stockholders may be effected by written consent.

BUSINESS COMBINATIONS

         UPC. The UPC Charter requires the affirmative vote of the holders of two-thirds of UPC's outstanding Common Stock for approval of a merger, consolidation, or a sale or lease of all or substantially all of the assets of UPC if the other party to the transaction is a beneficial owner of 10% or more of the outstanding shares of UPC. A two-thirds vote is not required for any merger or consolidation of UPC with or into any corporation or entity of which a majority of the outstanding shares of all classes of capital stock entitled to vote in the election of directors is owned by UPC or any UPC company.

         The requirement of a supermajority vote of stockholders to approve certain business transactions, as described above, may discourage a change in control of UPC by allowing a minority of UPC's stockholders to prevent a transaction favored by the majority of the stockholders. Also, in some circumstances, the Board of Directors could cause a two-thirds vote to be required to approve a transaction thereby enabling management to retain control over the affairs of UPC and their positions with UPC. The primary purpose of the supermajority vote requirement, however, is to encourage negotiations with UPC's management by groups or corporations interested in acquiring control of UPC and to reduce the danger of a forced merger or sale of assets.

         As a Tennessee corporation, UPC is or could be subject to various legislative acts set forth in Chapter 35 of Title 48 of the Tennessee Code, which imposes certain restrictions on business combinations, including, but not limited to, combinations with interested stockholders similar to those described above.

         The Tennessee Business Combination Act generally prohibits a "business combination" (generally defined to include mergers, share exchanges, sales and leases of assets, issuances of securities, and similar transactions) by UPC or a subsidiary with an "interested stockholder" (generally defined as any person or entity which beneficially owns 10% or more of the voting power of any class or series of UPC's stock then outstanding) within five years after the person or entity becomes an interested stockholder, unless the business combination or the transaction pursuant to which the interested stockholder became such was approved by the UPC Board of Directors before the interested stockholder became such, and the business combination satisfies any other applicable requirements imposed by law or by UPC's Charter or Bylaws. The Tennessee Business Combination Act also severely limits the extent to which UPC or any of its officers or directors could be held liable for resisting any business combination.

         The Tennessee Control Share Acquisition Act (the "Tennessee CSAA") generally provides that any person or group of persons that acquires the power to vote more than specified levels (one-fifth, one-third or a majority) of the shares of certain Tennessee corporations will not have the right to vote such shares unless granted voting rights by the holders of a majority of the votes entitled to be cast, excluding "interested shares." Interested shares are those shares held by the acquiring person, officers of the corporation, and employees of the corporation who are also directors of the corporation. If approval of voting power for the shares is obtained at one of the specified levels, additional stockholder approval is required when a stockholder seeks to acquire the power to vote shares at the next level. In the absence of such approval, the additional shares acquired by the stockholder may not be voted until they are transferred to another person in a transaction other than a control share acquisition. The Tennessee CSAA applies only to those Tennessee corporations whose charters or bylaws contain an express declaration that control share acquisitions in respect of the shares of such corporations are governed by and subject to the provisions of such act. UPC's Charter and Bylaws do not currently contain such an express declaration.

         The Tennessee Greenmail Act ("Tennessee GA") prohibits a Tennessee corporation having a class of voting stock registered or traded on a national securities exchange or registered with the SEC pursuant to Section 12(g) of the Exchange Act from purchasing, directly or indirectly, any of its shares at a price above the market value of such shares (defined as the average of the highest and lowest closing market price of such shares during the 30 trading days preceding the purchase or preceding the commencement or announcement of a tender offer if the seller of such shares has commenced a tender offer or announced an intention to seek control of the corporation) from any person who holds more than 3% of the class of securities to be purchased if such person has held such shares for less than two years, unless the purchase has been approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued by such corporation or the corporation makes an offer, of at least equal value per share, to all holders of shares of such class.

         The Tennessee Business Combination Act provides that no Tennessee corporation having any class of voting stock registered or traded on a national securities exchange or registered with the SEC pursuant to Section 12(g) of the Exchange Act or any of its officers or directors may be held liable at law or in equity for either having failed to approve the acquisition of shares by an interested stockholder on or before the date such stockholder became an interested stockholder, or for seeking to enforce or implement the provisions of the Tennessee Business Combination Act or the Tennessee CSAA, or for failing to adopt or recommend any charter or bylaw amendment or provision in respect of any one or more of these acts or the Tennessee GA, or for opposing any merger, exchange, tender offer or significant disposition of the assets of the resident domestic corporation or any subsidiary of such corporation because of a good faith belief that such merger, exchange, tender offer or significant disposition of assets would adversely affect the corporation's employees, customers, suppliers, the communities in which the corporation or its subsidiaries operate or are located or any other relevant factor if such factors are permitted to be considered by the board of directors under the corporation's charter in connection with the merger, exchange, tender offer or significant disposition of assets.

         The acts described above along with the provisions of UPC's Charter regarding business combinations might be deemed to make UPC less attractive as a candidate for acquisition by another company than would otherwise be the case in the absence of such provisions. For example, if another company should seek to acquire a controlling interest of less than 66-2/3% of the outstanding shares of UPC Common Stock, the acquiror would not thereby obtain the ability to replace a majority of the UPC Board of Directors until at least the second annual meeting of the stockholders following the acquisition, and furthermore the acquiror would not obtain the ability immediately to effect a merger, consolidation, or other similar business combination unless the described conditions were met.

         As a result, UPC's stockholders may be deprived of opportunities to sell some or all of their shares at prices that represent a premium over prevailing market prices in a takeover context. The provisions described above also may make it more difficult for UPC's stockholders to replace the UPC Board of Directors or management, even if the holders of a majority of the UPC Common Stock should believe that such replacement is in the interests of UPC. As a result, such provisions may tend to perpetuate the incumbent UPC Board of Directors and management.

         FAB. The LBCL requires the approval of the Board of Directors and the holders of two-thirds of the voting power present at a duly constituted meeting to vote for mergers or consolidations, and for sales, leases, or exchanges of substantially all of FAB's property and assets; provided, however, that the Corporation's articles may require a larger or smaller vote, but not less than a majority of the voting power present.

         The LBCL would also permit FAB to merge with another corporation without obtaining the approval of FAB's stockholders if: (i) FAB is the surviving corporation of the merger; (ii) the merger agreement does not amend FAB's Certificate; (iii) each share of FAB stock outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of FAB after the merger; and (iv) any authorized unissued shares or treasury shares of FAB Common Stock to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other securities or obligations to be issued or delivered under such plan do not exceed 15% of the shares of FAB Common Stock outstanding immediately prior to the effective date of the merger. As a result, FAB's Board of Directors could effect significant acquisitions and issue significant amounts of FAB capital stock on terms that may dilute the interests of existing FAB stockholders, without seeking stockholder approval.

         Sections 133 and 134 of the LBCL generally prohibit any person who acquires 10% or more of a corporation's outstanding voting stock (an "Interested Stockholder") from entering into any "Business Combination" with the corporation, unless the Business Combination is approved by 80% of the votes entitled to be cast and 66-2/3% of the votes entitled to be held by persons other than the Interested Stockholder and its affiliates, except in certain circumstances. UPC is not an Interested Stockholder; therefore these provisions are not applicable to the Merger to be voted on at the Special Meeting.

DISSENTERS' RIGHTS

         UPC. Under the TBCA, a stockholder is generally entitled to dissent from a corporate action, and obtain payment of the fair value of his shares in the event of: (i) consummation of a plan of merger to which the corporation is a party, unless stockholder approval is not required by the TBCA; (ii) consummation of a plan of share exchange to which the corporation is party as the corporation whose shares will be acquired if the stockholder is entitled to vote on the Plan; (iii) consummation of a sale or exchange of substantially all of the corporation's property other than in the usual and regular course of business, if the stockholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or to a plan by which substantially all of the net proceeds of the sale will be distributed in cash to the stockholders within one year after the date of sale; (iv) an amendment of the charter that materially and adversely affects rights in respect of a dissenter's shares because it (a) alters or abolishes a preferential right of the shares, (b) creates, alters, or abolishes a right in respect of redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares, (c) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (d) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights, or (e) reduces the number of shares owned by the stockholder to a fraction of a share if the fractional share so created is to be acquired for cash under the TBCA; or
(v) any corporate action taken pursuant to a stockholder vote, to the extent the charter, bylaws, or a resolution of the board of directors provide that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares. UPC's Charter and Bylaws do not provide for any such additional dissenters' rights.

         FAB. The rights of dissenting stockholders of FAB are governed by the
Section 131 of the LBCL, a copy of which is attached to this Prospectus/Proxy Statement as Appendix D. See "THE MERGER - Dissenters' Rights" beginning on page 35 of this Prospectus/Proxy Statement, for a general discussion of the material provisions of Section 131 of the LBCL.

STOCKHOLDERS' RIGHTS TO EXAMINE BOOKS AND RECORDS

         UPC. The TBCA provides that a stockholder may inspect and copy books and records during regular business hours, if he or she gives the corporation written notice of his or her demand at least five business days before the date of the inspection. The written demand must be made in good faith and for a proper purpose and must describe with reasonable particularity the purpose of the request and the records the stockholder desires to inspect.

         FAB. The LBCL similarly provides that a stockholder may inspect books and records upon written demand under oath stating the purpose of the inspection, if such purpose is reasonably related to such person's interest as a stockholder.

DIVIDENDS

         UPC. UPC's ability to pay dividends on UPC Common Stock is governed by Tennessee corporate law. Under Tennessee corporate law, dividends may be paid so long as the corporation would be able to pay its debts as they become due in the ordinary course of business and the corporation's total assets would not be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution to stockholders whose preferential rights are superior to those receiving the distribution.

         There are various statutory limitations on the ability of UPC's Banking Subsidiaries to pay dividends to UPC. See "CERTAIN REGULATORY
CONSIDERATIONS--Payment of Dividends."

         FAB. The LBCL provides that, subject to any restrictions in the corporation's certificate of incorporation, dividends may be declared from the corporation's surplus, or, if there is no surplus, from its net profits for the fiscal year in which the dividend is declared and the preceding fiscal year. Dividends may not be declared, however, if the corporation's capital has been diminished to an amount less than the aggregate amount of all capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. Substantially all of the funds available for the payment of dividends by FAB are derived from its subsidiary depository institution. There are various statutory limitations on the ability of FAB's subsidiary depository institution to pay dividends to FAB. See "CERTAIN REGULATORY CONSIDERATIONS--Payment of Dividends."

                                 LEGAL OPINIONS

         The validity of the shares of the UPC Common Stock offered hereby would be passed upon by E. James House, Jr., Secretary and Manager of the Legal Department of UPC. E. James House, Jr. is an officer of, and receives compensation from, UPC.

         The tax consequences of the Merger, in general, would be passed upon by Wyatt, Tarrant & Combs, counsel to UPC.

                                     EXPERTS

         The consolidated financial statements of Union Planters Corporation incorporated in this Prospectus/Proxy Statement by reference to the Annual Report on Form 10-K of Union Planters Corporation for the year ended December 31, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The consolidated financial statements of First Acadian Bancshares, Inc. as of December 31, 1996 and for the year then ended included in this Prospectus/Proxy Statement have been so included in reliance on the report of Bergeron & Lanaux, CPA's, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                           UNION PLANTERS CORPORATION
                               INDEX TO APPENDICES

APPENDIX
 NUMBER

A        --       Amended and Restated Agreement and Plan of Reorganization
                  between Union Planters Corporation, Union Planters Acquisition
                  Corp. Bancorp, Inc. and First Acadian Bancshares, Inc. dated as of July 9, 1997, together with the related Plan of Merger annexed thereto as Exhibit 1, the form of employment contract for Michael M. Gauthier as Exhibit 2, the form of affiliates agreement as Exhibit 3, and the Supplemental Letter as
                  Exhibit 4.

B        --       Audited Consolidated Financial Statements of First Acadian
                  Bancshares, Inc. as of, and for the year ended, December 31, 1996 (and notes thereto).

C        --       Unaudited Consolidated Financial Statements of First Acadian
                  Bancshares, Inc. for the six months ended June 30, 1997 (and notes thereto).

D        --       Fairness Opinion of Chaffe & Associates, Inc.

E        --       Section 131 of the Louisiana Business Corporation Act,
                  pertaining to applicable dissenters' rights provisions.

                                   APPENDIX A

Amended and Restated Agreement and Plan of Reorganization between Union Planters
 Corporation, First Acadian Acquisition, Inc and First Acadian Bancshares, Inc.,
   dated as of July 9, 1997, together with the related Plan of Merger annexed thereto as Exhibit 1, the related form of employment contract for Michael M. Gauthier as Exhibit 2, the related Affiliate Agreement as Exhibit 3 and the related Supplemental Letter as Exhibit 4

RECITALS ....................................................................1

                                    ARTICLE 1

                               TERMS OF THE MERGER

1.1      Merger..............................................................2
1.2      Time and Place of Closing...........................................2
1.3      Effective Time......................................................2
1.4      Charter.............................................................2
1.5      Bylaws..............................................................2
1.6      Name................................................................2
1.7      Directors and  Officers.............................................2
1.8      UPC's Right to Revise the Structure of the Transaction..............2

                                    ARTICLE 2

             MANNER OF CONVERTING SHARES AND OPTIONS; EXCHANGE RATIO

2.1      Conversion; Cancellation and Exchange of Shares; Exchange Ratio.....3
2.2      Anti-Dilution Provisions............................................5

                                    ARTICLE 3

                               EXCHANGE OF SHARES

3.1      Exchange Procedures.................................................5
3.2      Rights of Former FAB Record Holders.................................6

                                    ARTICLE 4

                      REPRESENTATIONS AND WARRANTIES OF FAB

4.1      Organization, Standing, and Power...................................6
4.2      Authority; No Breach By Agreement...................................6
4.3      Capital Stock ......................................................7
4.4      FAB Subsidiaries....................................................8
4.5      FAB Financial Statements............................................8
4.6      Absence of Undisclosed Liabilities..................................9
4.7      Absence of Certain Changes or Events................................9
4.8      Tax Matters........................................................10
4.9      Allowance for Possible Loan Losses.................................11
4.10     Assets.............................................................11
4.11     Intellectual Property..............................................11
4.12     Environmental Matters..............................................12
4.13     Compliance with Laws...............................................12
4.14     Labor Relations....................................................13
4.15     Employee Benefit Plans.............................................13
4.16     Material Contracts.................................................14
4.17     Legal Proceedings..................................................15
4.18     Reports............................................................15

4.19     Statements True and Correct........................................15
4.20     Accounting, Tax, and Regulatory Matters............................15
4.21     State Takeover Laws................................................16
4.22     Charter Provisions.................................................16
4.23     Charter Documents..................................................16

                                    ARTICLE 5

                      REPRESENTATIONS AND WARRANTIES OF UPC

5.1      Organization, Standing, and Power..................................16
5.2      Authority: No Breach By Agreement..................................16
5.3      Capital Stock......................................................17
5.4      SEC Filings: Financial Statements..................................17
5.5      Absence of Undisclosed Liabilities.................................17
5.6      Absence of Certain Changes or Events...............................18
5.7      Compliance with Laws...............................................18
5.8      Legal Proceedings..................................................18
5.9      Reports............................................................18
5.10     Statements True and Correct........................................18
5.11     Accounting, Tax, and Regulatory Matters............................19

                                    ARTICLE 6

                    CONDUCT OF BUSINESS PENDING CONSUMMATION

6.1      Affirmative Covenants of FAB.......................................19
6.2      Negative Covenants of FAB..........................................19
6.3      Certain Actions....................................................21
6.4      Covenants of UPC...................................................22
6.5      Adverse Changes in Condition.......................................22
6.6      Reports. ..........................................................22

                                    ARTICLE 7

                              ADDITIONAL AGREEMENTS

7.1      Registration Statement: Proxy Statement: Shareholder Approvals.....23
7.2      Exchange Listing...................................................23
7.3      Applications.......................................................23
7.4      Filings with State Offices.........................................23
7.5      Agreement as to Efforts to Consummate..............................23
7.6      Investigation and Confidentiality..................................24
7.7      Press Releases.....................................................24
7.8      Accounting and Tax Treatment.......................................24
7.9      State Takeover Laws................................................24
7.10     Charter Provisions.................................................24
7.11     Agreement of Affiliates............................................24
7.12     Employee Benefits and Contracts....................................25

                                    ARTICLE 8

                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

8.1      Conditions to Obligations of Each Party............................25
8.2      Conditions to Obligations of UPC...................................26
8.3      Conditions to Obligations of FAB...................................27

                                    ARTICLE 9

                                   TERMINATION

9.1      Termination........................................................28
9.2      Effect of Termination..............................................29
9.3      Non-Survival of Representations and Covenants......................29

                                   ARTICLE 10

                               GENERAL PROVISIONS

10.1     Definitions........................................................30
10.2     Expenses...........................................................36
10.3     Brokers and Finders ...............................................37
10.4     Entire Agreement ..................................................37
10.5     Amendments ........................................................37
10.6     Waivers ...........................................................37
10.7     Assignment ........................................................38
10.8     Notices ...........................................................38
10.9     Governing Law .....................................................38
10.10    Counterparts ......................................................38
10.11    Captions ..........................................................38
10.12    Interpretation ....................................................38
10.13    Enforcement of Agreement ..........................................38
10.14    Attorneys' Fees ...................................................39
10.15    Severability ......................................................39
10.16    Remedies Cumulative ...............................................39

            AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION

       THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") dated as of the 9th day of July, 1997, amends, restates and replaces that certain Agreement and Plan of Reorganization dated as of the 28th day of May, 1997, (the "original Agreement") by and between UNION PLANTERS CORPORATION ("UPC"), a corporation chartered and existing under the laws of the State of Tennessee which is registered both as a bank holding company and as a savings and loan holding company and whose principal office is located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018; FIRST ACADIAN BANCSHARES, INC. ("FAB"), a corporation chartered and existing under the laws of the State of Louisiana which is registered as a bank holding company and whose principal office is located at 1001 Canal Boulevard, Thibodaux, Lafourche Parish, Louisiana, and FIRST ACADIAN ACQUISITION, INC. ("Merger Subsidiary" or "Surviving Corporation" as the context may require), a corporation chartered and existing under the laws of the State of Tennessee, which is a wholly-owned subsidiary of UPC and whose principal office is located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018.

       Certain other capitalized terms used in this Agreement and in the Plan of Merger are defined below in Section 10.1

                                    RECITALS

       A. FAB is the beneficial owner and holder of record of all of the issued and outstanding shares of capital stock of a state bank organized under the laws of the State of Louisiana having its main office located at 1001 Canal Boulevard, Thibodaux, Lafourche Parish, Louisiana, (the "Bank Subsidiary"), and FAB desires to have itself and, indirectly, all of its assets, including the capital stock it owns in the Bank Subsidiary, acquired by UPC on the terms and subject to the conditions set forth in this Agreement and the Plan of Merger annexed hereto as Exhibit 1.

       B. UPC desires to acquire FAB and, indirectly, FAB's assets, including but not limited to, the capital stock of the Bank Subsidiary, on the terms and subject to the conditions set forth in this Agreement and the Plan of Merger.

       C. The Board of Directors of FAB deems it desirable and in the best interests of FAB, the Bank Subsidiary and the shareholders of FAB that Merger Subsidiary be merged with and into FAB (which would survive the merger as the Surviving Corporation, as defined herein) on the terms and subject to the conditions set forth in this Agreement and in the manner provided in this Agreement and the Plan of Merger (the "Merger") and has directed that this Agreement and the Plan of Merger be submitted to the shareholders of FAB with the recommendation that they be approved by said shareholders.

       D. The Board of Directors of UPC, as a party to the Merger and as the sole shareholder of Merger Subsidiary, and Merger Subsidiary deem it desirable and in the best interests of UPC and Merger Subsidiary and the shareholders of UPC that Merger Subsidiary be merged with and into FAB on the terms and subject to the conditions set forth in this Agreement and in the manner provided in this Agreement and the Plan of Merger.

       E. The respective Boards of Directors of UPC, Merger Subsidiary and FAB have each adopted or will adopt resolutions setting forth and adopting this Agreement and the Plan of Merger, and have directed that this Agreement and the annexed Plan of Merger and all resolutions adopted by said Boards of Directors and by the FAB Shareholders related to this Agreement, be submitted with appropriate applications to, and filed with all applicable Regulatory Authorities as may be necessary in order to obtain all Consents required to consummate the proposed Merger and the transactions contemplated in this Agreement in accordance with this Agreement, the Plan of Merger and applicable law.

       NOW THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

                                    ARTICLE 1

                               TERMS OF THE MERGER

       1.1 MERGER. Subject to the terms and conditions of this Agreement and the satisfaction (or lawful waiver) of all of the conditions to the obligations of each of the Parties to this Agreement, at the Effective Time, Merger Subsidiary shall be merged with and into FAB in accordance with the provisions of Section 48-21-102 of the Tennessee Code and the Business Corporation Law of the State of Louisiana, with the effect provided in Section 48-21-108 of the Tennessee Code and the Business Corporation Law of the State of Louisiana (the "Merger"). FAB shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Louisiana. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of UPC, FAB, and Merger Subsidiary, and the Plan of Merger, in substantially the form of Exhibit 1 which has been approved and adopted by the Board of Directors of FAB and Merger Subsidiary and has or will be approved and adopted by the Board of Directors of UPC (in its capacity as sole shareholder of Merger Subsidiary).

       1.2 TIME AND PLACE OF CLOSING. The Closing will take place at 9:00 a.m. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 a.m.) or at such other time as the Parties, acting through their chief executive officers or chief operating officers, may mutually agree. The Closing shall be held at the Union Planters Administrative Center, Union Planters Corporation Executive Offices (Fourth Floor), 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018, or at such other place as the Parties, acting through their chief executive officers or chief operating officers, may mutually agree.

       1.3 EFFECTIVE TIME. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Tennessee and the Secretary of State of the State of Louisiana ((the "Effective Time").

       1.4 CHARTER. The Charter of the FAB in effect immediately prior to the Effective Time shall be the Charter of the Surviving Corporation until otherwise amended or repealed.

       1.5 BYLAWS. The Bylaws of the FAB in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

       1.6 NAME. The name of the FAB shall remain unchanged after the Effective Time, unless and until otherwise renamed.

       1.7 DIRECTORS AND OFFICERS. The directors and officers of FAB in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected or appointed, shall serve as the directors and officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation, unless and until their successors shall have been elected or appointed and shall have qualified or until they shall have been removed in the manner provided therein.

       1.8 UPC'S RIGHT TO REVISE THE STRUCTURE OF THE TRANSACTION. UPC shall have the unilateral right to revise the structure of the Merger in order to achieve tax benefits or for any other reason which UPC may deem advisable; provided, however, that UPC shall not have the right, without the approval of the Board of Directors of FAB, to make any revision to the structure of the Merger which (i) changes the amount of the Consideration which the FAB Record Holders are to receive as determined in the manner provided in 2.1(c) of this Agreement; (ii) changes the intended tax-free effect of the Merger to UPC, Merger Subsidiary, FAB to any FAB Record Holder; or (iii) would permit UPC to pay the Consideration other than by delivery of shares of UPC Common Stock registered with the SEC (in the manner described in Section 7.1 of this Agreement). UPC may exercise this right of revision by giving written notice to FAB in the manner provided in Section 10.8 of this Agreement, which notice shall be in the form of an amendment to this Agreement and the Plan of Merger or in the form of an Amended and Restated Agreement and Amended and Restated Plan of Merger.

                                    ARTICLE 2

             MANNER OF CONVERTING SHARES AND OPTIONS; EXCHANGE RATIO

       2.1 CONVERSION; CANCELLATION AND EXCHANGE OF SHARES; EXCHANGE RATIO. At the Effective Time, by virtue of the Merger becoming effective and without any action on the part of UPC, Merger Subsidiary, FAB, or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

              (A) UPC CAPITAL STOCK. Each share of UPC Capital Stock, including any associated UPC Rights, issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

              (B) MERGER SUBSIDIARY COMMON STOCK. Each share of Merger Subsidiary common stock issued and outstanding immediately prior to the Effective Time shall be converted into and shall represent all of the issued and outstanding capital stock of FAB as the Surviving Corporation at and after the Effective Time of the Merger.

              (C) FAB COMMON STOCK. Each share of FAB Common Stock issued and outstanding at the Effective Time shall cease to represent any interest (equity, shareholder or otherwise) in FAB and shall automatically be converted exclusively into, and constitute only the right of each FAB Record Holder to receive in exchange for such holder's shares of FAB Common Stock, the Consideration to which the FAB Record Holder is entitled as provided in this
Section 2.1(c), with the following exceptions:

              (1) Shares held by any FAB Company or any UPC Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted; and

              (2) Shares held by any FAB Record Holders who shall have properly perfected such holders' dissenters' rights and shall have maintained the perfected status of such dissenters' rights through the Effective Time ("FAB Dissenting Shareholders") whose rights shall be governed by the provisions of the applicable sections of Section 131 of the Business Corporation Law of Louisiana regarding dissenters' rights.

                     (I) THE EXCHANGE RATIO. The number of shares of UPC Common Stock to be exchanged for each share of FAB Common Stock which shall be validly issued and outstanding immediately prior to the Effective Time shall be based on an exchange ratio (the "Exchange Ratio") governed by the average of the Current Market Price Per Share of UPC Common Stock for the ten (10) trading days prior to the date of the Closing (the "Average Market Price") (except as provided in B.(1) below), subject to any adjustments which may be required under the terms of this Agreement:

      A.     (1)     If the Average Market Price of UPC is between $41 and
                     $43 per share, inclusive, the exchange ratio shall be determined by dividing the average price into $136.80
                     (i.e., if the Average Market Price is $41, the exchange ratio will be 3.3366; if the Average Market Price is $43, the exchange ratio will be 3.1814).

              (2) If the Average Market Price of UPC is between $43 and $46 or is equal to $46 per share, the exchange ratio will be 3.1814.

              (3) If the Average Market Price of UPC is above $46 per share, the exchange ratio shall be determined by dividing the Average Market Price into $146.30 (i.e., if the Average Market Price is $47, the exchange ratio will be 3.1128).

              (4) If the Average Market Price of UPC is below $41 per share, either Party may elect to terminate the transaction.

      B.      (1)    UPC shall give FAB written notice eight (8) Business
                     Days prior to UPC's written request to the Securities and Exchange Commission for an acceleration of the date for the S-4 Registration Statement to be deemed effective in accordance with Rule 461 of the Securities Act of 1933
                     ("Written Notice").

                     If the average of the Current Market Price Per Share of UPC is below $41 per share for the five (5) consecutive trading days after the day of receipt of Written Notice to FAB, FAB shall have the right to terminate this Agreement by giving written notice of such election to terminate prior to 5:00 p.m. C.S.T. on the 7th trading day after receipt of Written Notice by FAB. In the alternative to termination of the Agreement, the parties may attempt to negotiate, in good faith, an amendment to this Agreement, which will establish an exchange ratio formula or establish a fixed number of shares to be issued. In the event the parties are unable to reach such an agreement within thirteen (13) Business Days after the date Written Notice was received by FAB, this Agreement shall terminate in accordance with Section 9.1(g).

The Exchange Ratio is based upon there being no more than an aggregate of 106,967 fully diluted shares of FAB Common Stock validly issued and outstanding immediately prior to the Effective Time (which for the purposes of the Exchange Ratio shall be determined by counting all unexercised FAB Stock Options, if any, and any other Rights issued and outstanding immediately prior to the Effective Time as if they had been fully exercised prior to the Effective Time.) FAB Common Stock held by any FAB Company, other than in a fiduciary capacity or as a result of debts previously contracted, shall not be considered as outstanding immediately prior to the Effective Time for purposes of the Exchange Ratio. No fractional shares of UPC Common Stock shall be issued in the Merger and if, after aggregating all of the whole and fractional shares of UPC Common Stock to which a FAB Record Holder shall be entitled based upon the Exchange Ratio, there should be a fractional share of UPC Common Stock remaining, such fractional share shall be settled by a cash payment therefor pursuant to Article 3 of this Agreement, which cash settlement shall be based upon the Current Market Price Per Share (as defined below) of one full share of UPC Common Stock.

                     (II) DEFINITION OF "CURRENT MARKET PRICE PER SHARE." The "Current Market Price Per Share" shall be the closing price per share of UPC Common Stock on the NYSE Composite Transaction List (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by UPC) on the particular trading day.

                    (III) EFFECT OF STOCK SPLITS, REVERSE STOCK SPLITS, STOCK DIVIDENDS AND SIMILAR CHANGES IN THE CAPITAL OF FAB. Should FAB effect any stock splits, reverse stock splits, stock dividends or similar changes in its respective capital accounts subsequent to the date of this Agreement but prior to the Effective Time, or should there be more than 106,967 fully diluted shares of FAB Common Stock outstanding immediately prior to the Effective Time, the Exchange Ratio may, in UPC's sole discretion if such change in the capital accounts constitutes a breach of any of FAB's representations, warranties or covenants, be adjusted in such a manner as the Board of Directors of UPC shall deem in good faith to be fair and reasonable in order to give effect to such changes. Notwithstanding the foregoing, nothing in this subparagraph (iii) shall be deemed to be a waiver of the inaccuracy of any representation or warranty or breach of any covenant by FAB set forth herein.

              (D) SHARES HELD BY FAB OR UPC. Each of the shares of FAB Common Stock held by any FAB Company or by any UPC Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no Consideration shall be issued in exchange therefor.

              (E) DISSENTERS' RIGHTS OF FAB SHAREHOLDERS. Any FAB Record Holder who shall comply strictly with the provisions of the applicable sections of the Business Corporation Law of Louisiana regarding dissenters' rights ("FAB Dissenting Shareholders"), shall be entitled to dissent from the Merger and to seek those appraisal remedies afforded by such Business Corporation Law.

       2.2 ANTI-DILUTION PROVISIONS. In the event UPC changes the number of shares of UPC Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted. The Parties hereto acknowledge and agree that UPC's issuance of additional shares of UPC Common Stock, or any other Capital Stock, for what the Board of Directors of UPC determines to be adequate consideration, including but not limited to, the issuance of additional shares in connection with other acquisitions, dividend reinvestment plans or employee benefit plans, would not give rise to an adjustment to the Exchange Ratio pursuant to this Section 2.2.

                                    ARTICLE 3

                               EXCHANGE OF SHARES

       3.1 EXCHANGE PROCEDURES. As soon as reasonably practical after the Effective Time, UPC and FAB shall cause the Exchange Agent to mail to the FAB Record Holders appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of FAB Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). The Exchange Agent may establish reasonable and customary rules and procedures in connection with its duties. After the Effective Time, each FAB Record Holder of FAB Common Stock (other than shares to be canceled pursuant to Section 2.1(d) of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the Consideration provided in Section 2.1(c) of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to
Section 3.2 of this Agreement. To the extent required by Section 2.1(c) of this Agreement, each FAB Record Holder also shall receive, upon surrender of the certificate or certificates representing his or her shares of FAB Common Stock outstanding immediately prior to the Effective Time, cash in lieu of any fractional share of UPC Common Stock to which such holder may be otherwise entitled (without interest). UPC shall not be obligated to deliver the Consideration to which any FAB Record Holder is entitled as a result of the Merger until such FAB Record Holder surrenders such holder's certificate or certificates representing the shares of FAB Common Stock for exchange as provided in this Section 3.1. The certificate or certificates of FAB Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither UPC nor the Exchange Agent shall be liable to a FAB Record Holder for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law. Approval of this Agreement and the Plan of Merger by the shareholders of FAB shall constitute all shareholders' ratification of the appointment of the Exchange Agent.

       3.2 RIGHTS OF FORMER FAB RECORD HOLDERS. At the Effective Time, the stock transfer books of FAB shall be closed as to holders of FAB Common Stock outstanding immediately prior to the Effective Time, and no transfer of FAB Common Stock by any FAB Record Holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 3.1 of this Agreement, each certificate theretofore representing shares of FAB Common Stock (other than shares to be canceled pursuant to Section 2.1(d) of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the Consideration provided in Section 2.1(c) of this Agreement in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by FAB in respect of such shares of FAB Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Whenever a dividend or other distribution is declared by UPC on the UPC Common Stock, the record date for which is on or after the Effective Date, the declaration shall include dividends or other distributions on all shares of UPC Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of UPC Common Stock as of any time subsequent to the Effective Time shall be delivered to a FAB Record Holder until such FAB Record Holder surrenders his or her certificate or certificates evidencing FAB Common Stock for exchange as provided in Section 3.1 of this Agreement. However, upon surrender of such FAB Common Stock certificate, both the UPC Common Stock certificate (together with all such undelivered dividends or other distributions, without interest) and any undelivered dividends and cash payments payable hereunder (without interest), shall be delivered and paid with respect to each share represented by such certificate.


                                    ARTICLE 4

                      REPRESENTATIONS AND WARRANTIES OF FAB

       Except as disclosed in the FAB Disclosure Memorandum, FAB hereby represents and warrants to UPC as follows:

       4.1 ORGANIZATION, STANDING, AND POWER. FAB is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Louisiana and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Assets. FAB is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FAB.

       4.2    AUTHORITY; NO BREACH BY AGREEMENT.

              (a) FAB has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and Plan of Merger and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance of this Agreement and the Plan of Merger, as appropriate, and the consummation of the transactions contemplated herein and therein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of FAB, subject to the approval of this Agreement and Plan of Merger by the holders of a majority (or such greater percentage as may be required by the Charter of FAB or other applicable Law) of the outstanding shares of FAB Common Stock, which is the only shareholder vote required for approval of this Agreement and the Plan of Merger, and consummation of the Merger by FAB. Subject to the receipt of such requisite shareholder approval, this Agreement and the Plan of Merger represent legal, valid, and binding obligations of FAB, enforceable against FAB in accordance with their respective terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance of injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

       (b) Neither the execution and delivery of this Agreement or the Plan of Merger, as appropriate, by FAB, nor the consummation by FAB of the transactions contemplated hereby or thereby, nor compliance by FAB with any of the provisions hereof or thereof will (i) conflict with or result in a breach of any provision of FAB's Charter or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to or result in the creation of any Lien on any material Asset of any FAB Company under, any Contract or Permits of any FAB Company, or (iii) subject to receipt of the requisite Consents referred to in Section 7.3 of this Agreement, violate any Law or Order applicable to any FAB Company or any of their respective Material Assets.

       (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate Laws, other than Consents required from Regulatory Authorities and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any FAB Employee Plans or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FAB, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by FAB of the Merger and the other transactions contemplated in this Agreement and the Plan of Merger.

       (d) No FAB Company is a party to, or subject to, or bound by, any agreement or judgment, order, letter of understanding, writ, prohibition, injunction, or decree of any court or other governmental body of competent jurisdiction, or any Law which would prevent the execution and delivery of this Agreement and the Plan of Merger by FAB, or the consummation of the transactions contemplated hereby and thereby, and no action or proceeding is pending against FAB Company in which the validity of this Agreement, the transactions contemplated hereby or any other action which has been taken by any other of such Parties in connection herewith or in connection with the transaction contemplated hereby is at issue.

       4.3    CAPITAL STOCK.

              (a) The authorized capital stock of FAB consists of (i) 500,000 shares of FAB Common Stock, $5.00 par value, of which 106,967 shares are issued and outstanding as of the date of the original Agreement, and not more than 106,967 shares will be issued and outstanding at the Effective Time, and (ii) zero (0) shares of preferred stock of which no shares are, or will be, issued and outstanding as of the date of the original Agreement or at the Effective Time, respectively. All of the issued and outstanding shares of capital stock of FAB are duly and validly issued and outstanding and are fully paid and nonassessable under the Laws of the State of Louisiana and FAB's Charter. None of the outstanding shares of capital stock of FAB has been issued in violation of any preemptive rights of the current or past shareholders of FAB or any of its predecessors.

              (b) As of the date of the original Agreement and as of the date hereof, there are no options, Rights, warrants, scrip or similar rights of any nature, including stock options, stock appreciation or similar rights, issued and outstanding by FAB or any FAB Company to purchase shares of FAB Common Stock, any other capital stock of FAB, or any other securities or instruments of any nature which are convertible into or exchangeable for, or which derive their value, in whole or in part from, shares of FAB Common Stock or any other capital stock of FAB or any FAB Company. Therefore, at the Effective Time there will be no issued and outstanding options, securities, Rights or instruments of any nature whatsoever to purchase or otherwise acquire shares of FAB Common Stock or any other capital stock of FAB or any FAB Company, or which derive their value, in whole or in part from FAB Common Stock or any other capital stock of any FAB Company.

       4.4 FAB SUBSIDIARIES. FAB has disclosed in Section 4.4 of the FAB Disclosure Memorandum all of the FAB Subsidiaries that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the FAB Subsidiaries that are general or limited partnerships or other non-corporate entities, including limited liability companies (identifying the Law under which such entity is organized, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to business, and the amount and nature of the ownership interest therein of all FAB Companies). FAB or one of its wholly owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each FAB Subsidiary. No capital stock (or other equity interest) of any FAB Subsidiary is or may become required to be issued (other than to another FAB Company) by reason of any Rights, and there are no Contracts by which any FAB Subsidiary is bound to issue (other than to another FAB Company) additional shares of its capital stock (or other equity interests) or Rights or by which any FAB Company is or may be bound to transfer any shares of the capital stock (or other equity interests) of any FAB Subsidiary (other than to another FAB Company). There are no Contracts relating to the rights of any FAB Company to vote or to dispose of any shares of the capital stock (or other equity interests) of any FAB Subsidiary. All of the shares of capital stock (or other equity interests) of each FAB Subsidiary held by a FAB Company are fully paid and nonassessable under the applicable corporation or similar Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the FAB Company free and clear of any Lien. Each FAB Subsidiary is either a bank, a savings association, partnership, limited liability corporation, or a corporation, and each such Subsidiary is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FAB. The only FAB Subsidiary that is a depository institution is Bank Subsidiary.y is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the Deposits in which are insured by the Bank Insurance Fund. The minute book and other organizational documents and Records for each FAB Subsidiary have been made available to UPC for its review, and are true and complete as in effect as of the date of this Agreement and accurately reflect all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

       4.5    FAB FINANCIAL STATEMENTS.

              (a) FAB FINANCIAL STATEMENTS. As disclosed in Section 4.5 of the FAB Disclosure Memorandum, FAB has delivered to UPC (or will deliver, when available, with respect to periods ended after the date of the original Agreement) true, correct and complete copies of (i) the consolidated statements of financial position (including related notes and schedules, if any) of FAB as of March 31, 1997, and as of December 31, 1996, and December 31, 1995, and the related statements of operations, stockholders' equity, and cash flows (including related notes and schedules, if any) for the three months ended March 31, 1997, and for each of the three fiscal years ended December 31, 1996, 1995, and 1994, (ii) the consolidated statements of financial position of FAB (including related notes and schedules, if any) and related statements of operations, stockholders' equity, and cash flows (including related notes and schedules, if any) with respect to any period ending subsequent to March 31, 1997, and prior to the Closing Date, and (iii) all Call Reports, including any amendments thereto, filed with any Regulatory Authorities by FAB and each of the Bank Subsidiaries for the years ended December 31, 1996, 1995, 1994 and 1993, together with any correspondence with the SEC or with any other Regulatory Authorities concerning any of the aforesaid financial statements and Reports (the "FAB Financial Statements"). Such FAB Financial Statements (i) were (or will be) prepared from the Records of FAB and/or each FAB Subsidiary; (ii) were (or will be) prepared in accordance with GAAP (or, where applicable, regulatory accounting principles) consistently applied; (iii) accurately present (or, when prepared, will present) FAB's and each FAB Subsidiary's financial condition and the results of its operations, changes in stockholders' equity and cash flows at the relevant dates thereof and for the periods covered thereby, except that the unaudited interim Financial Statements were or are subject to normal and -end adjustments which were not expected to be material in amount or effect; (iv) do contain or reflect (or, when prepared, will contain and reflect) all necessary adjustments and accruals for an accurate presentation of FAB's and each FAB Subsidiary's financial condition and the results of FAB's and each FAB Subsidiary's operations and cash flows for the periods covered by such financial statements; (v) do contain and reflect (or, when prepared, will contain and reflect) adequate provisions or Allowances for loan losses, for ORE reserves and for all reasonably anticipatable Liabilities and Taxes, with respect to the periods then ended; and (vi) do contain and reflect (or, when prepared, will contain and reflect) adequate provisions for all reasonably anticipated liabilities for Post Retirement Benefits Other Than Pensions ("OPEB") pursuant to SFAS Nos. 106 and 112.

       4.6 ABSENCE OF UNDISCLOSED LIABILITIES. No FAB Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FAB, except Liabilities which are accrued or reserved against in the consolidated balance sheets of FAB as of March 31, 1997, and December 31, 1996, included in the FAB Financial Statements or reflected in the notes or schedules, if any, thereto, and delivered with the FAB Disclosure Memorandum prior to the date of this Agreement. No FAB Company has incurred or paid any Liability since December 31, 1996, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FAB.

       4.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the Balance Sheet Date there has not been:

              (a) any material transaction by any FAB Company which was not undertaken in the ordinary course of business and in conformity with past practice.

              (b) any loss of a key employee or any damage, destruction or loss, whether or not covered by insurance, which has had or which may be reasonably expected to have a Material Adverse Effect on any FAB Company.

              (c) any acquisition or disposition by any FAB Company of any Asset having a fair market value, singularly or in the aggregate for each FAB Company, in an amount greater than Fifty Thousand Dollars ($50,000), except in the ordinary course of business and in conformity with past practice.

              (d) any mortgage, pledge or subjection to Lien, of any kind on any of the Assets of any FAB Company, except to secure extensions of credit in the ordinary course of business and in conformity with past practice.

              (e) any amendment, modification or termination of any Contract relating to any FAB Company or to which any FAB Company is a party which would or may be reasonably expected to have a Material Adverse Effect on FAB.

              (f) other than as described in Section 4.7(f) of the FAB Disclosure Memorandum, any increase in, or commitment to increase, the compensation payable or to become payable to any officer, director, employee or agent of any FAB Company, or any bonus payment or similar arrangement made to or with any of such officers, directors, employees or agents, other than routine increases made in the ordinary course of business not exceeding the greater of ten percent (10%) per annum or $5,000 for any of them individually.

              (g) any incurring of, assumption of, or taking of, by any FAB Company, any Asset subject to any Liability, except for Liabilities incurred or assumed or Assets taken subsequent to the Balance Sheet Date in the ordinary course of business and in conformity with past practice.

              (h) any material alteration in the manner of keeping the books, accounts or Records of any FAB Company, or in the accounting policies or practices therein reflected.

              (i) any release or discharge (or partial release or discharge) of any obligation or Liability of any Person related to or arising out of any loan made by any FAB Company, except in the ordinary course of business and in conformity with past practice.

       4.8    TAX MATTERS.

              (a) All Tax Returns required to be filed by or on behalf of any of the FAB Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1996, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, and all Tax Returns filed are complete and accurate. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes, except as fully reserved against in the FAB Financial Statements made available prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of the FAB Companies.

              (b) None of the FAB Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

              (c) Adequate provision for any Taxes due or to become due for any of the FAB Companies for the period or periods through and including the date of the respective FAB Financial Statements has been made and is reflected on such FAB Financial Statements.

              (d) Deferred Taxes of the FAB Companies have been provided for in accordance with GAAP.

              (e) Each of the FAB Companies is in compliance with, and its Records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the IRC.

              (f) None of the FAB Companies has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under
Section 28OG or 162(m) of the Internal Revenue Code.

              (g) There has not been an ownership change, as defined in the IRC Section 382(g), of any of the FAB Companies that occurred during or after any Taxable Period in which the Companies incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1996.

              (h) None of the FAB Companies is a party to any tax allocation or sharing agreement and none of the FAB Companies has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was FAB) has any Liability for taxes of any Person (other than FAB and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law) as a transferee or successor or by Contract or otherwise.

         4.9 ALLOWANCE FOR POSSIBLE LOAN LOSSES. The allowance for possible loan or credit losses, including any allowances or reserves for losses on ORE and other collateral taken in satisfaction, or partial satisfaction of a debt previously contracted, (the "Allowance") shown on the consolidated balance sheets of FAB included in the most recent FAB Financial Statements dated prior to the date of the original Agreement was, and the Allowance shown on the consolidated balance sheets of FAB included in the FAB Financial Statements as of dates subsequent to the execution of the original Agreement will be, as of the dates thereof, in the reasonable opinion of management of FAB adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known and reasonably anticipated losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables and ORE reserves) of the FAB Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the FAB Companies as of the dates thereof. Except as described in
Section 4.9 of the FAB Disclosure Memorandum (by loan type, loan number, classification and outstanding balance) which includes



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

all Loans or extensions of credit which are listed on FAB's or any FAB Company's watch list, no FAB Company has any Loan or other extension of credit which has been (or should have been in management's reasonable opinion) classified by FAB management as "Other Assets Especially Mentioned," "Substandard," "Doubtful" or "Loss", or similar classifications, that were not classified in FAB's or any FAB Company's most recent report of examination or most current watch list, copies of which have been made available to UPC for review prior to the date of the original Agreement. The net book value of any FAB Company's assets acquired through foreclosure in satisfaction of problem loans ("ORE") are carried on the balance sheet of the FAB Financial Statements at fair value at the time of approximates the net realizable value of the ORE in accordance with the American Institute of Certified Public Accountants' Statement of Position 92-3.

       4.10 ASSETS. Except as disclosed or reserved against in the FAB Financial Statements made available prior to the date of this Agreement, the FAB Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All tangible Assets used in the businesses of the FAB Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with FAB's past practices. All Assets which are material to FAB's business on a consolidated basis, held under leases or subleases by any of the FAB Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The FAB Companies currently maintain insurance similar in amounts, scope, and coverage to that maintained by other peer banking organizations. None of the FAB Companies has received notice from any insurance carrier that (i) such insurance would be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respects to such policies of insurance will be substantially increased. There are presently no claims pending under any such policies of insurance and no notices have been given by any FAB Company under such policies.

       4.11 INTELLECTUAL PROPERTY. All of the Intellectual Property rights of the FAB Companies are in full force and effect and constitute legal, valid, and binding obligations of the respective parties thereto, and there have not been, and, to the Knowledge of FAB, there currently are not, any Defaults thereunder by any FAB Company. A FAB Company owns or is the valid licensee of all such Intellectual Property rights free and clear of all Liens or claims of infringement. None of the FAB Companies, or, to the Knowledge of FAB, their respective predecessors, has misused the Intellectual Property rights of others and none of the Intellectual Property rights as used in the business conducted by any such FAB Company infringes upon or otherwise violates the rights of any Person, nor has any Person asserted a claim of such infringement. No FAB Company is obligated to pay any royalties to any Person with respect to any such infringement. No FAB Company is obligated to pay any royalties to any Person with respect to any such Intellectual Property. Each FAB Company owns or has the valid right to use all of the Intellectual Property rights which it is presently using, or in connection with performance of any material Contract to which it is a party. No officer, director or employee to assign any interests in any Intellectual Property to keep confidential any trade secrets, proprietary data, customer information, or other business information or which restricts or prohibits such officer, director, or employee from engaging in activities competitive with any Person, including any FAB Company.

       4.12   ENVIRONMENTAL MATTERS.

              (a) To the Knowledge of FAB, each FAB Company, its Participation Facilities, and its Operating Properties are, and have been, in compliance with an Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FAB.

              (b) To the Knowledge of FAB, there is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which any FAB Company or any of its Operating Properties of Participation Facilities (or FAB in respect of such Operating Property or Participation Facility) has


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


been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any FAB Company or any of its Operating Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FAB, nor is there any reasonable basis for any Litigation of a type described in this sentence.

              (c) During the period of (i) any FAB Company's ownership or operation of any of their respective current properties, (ii) any FAB Company's participation in the management of any Participation Facility, or (iii) any FAB Company's holding of a security interest in an Operating Property, to the Knowledge of FAB, there have been no releases of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FAB. Prior to the period of (i) any FAB Company's ownership or operation of any of their respective current properties,
(ii) any FAB Company's participation in the management of any Participation Facility, or (iii) any FAB Company's holding of a security interest in an Operating Property, to the Knowledge of FAB, there were no releases of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FAB.

       4.13 COMPLIANCE WITH LAWS. FAB is duly registered as a bank holding company under the BHC Act. Each FAB Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, and there has occurred no Default under any such Permit. None of the FAB Companies:

              (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business; and

              (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any FAB Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any Permits, or (iii) requiring any FAB Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

       4.14 LABOR RELATIONS. No FAB Company is the subject of any Litigation asserting that it or any other FAB Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other FAB Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any FAB Company, pending or threatened, or to the Knowledge of FAB, is there any activity involving any FAB Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

       4.15   EMPLOYEE BENEFIT PLANS.

              (a) FAB has disclosed in Section 4.15(a) of the FAB Disclosure Memorandum, and has delivered or made available to UPC prior to the date of the original Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3)




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

of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any FAB Company or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "FAB Benefit Plans"). Any of the FAB Benefit Plans which is an "employee pension benefit plan," as that term is defined in
Section 3(2) of ERISA, is referred to herein as a "FAB ERISA Plan." Each FAB ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "FAB Pension Plan." No FAB Pension Plan is or has been a multiemployer plan within the meaning of
Section 3(37) of ERISA.

              (b) All FAB Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FAB. Each FAB ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and FAB is not aware of any circumstances likely to result in revocation of any such favorable determination letter. No FAB Company has engaged in a transaction with respect to any FAB Benefit Plan that, assuming the taxable period of such on expired as of the date hereof, would subject any FAB Company to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA.

              (c) No FAB Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Since the date of the most recent actuarial evaluation, there has been (i) no material change in the financial position of any FAB Pension Plan, (ii) no change in the actuarial assumptions with respect to any FAB Pension Plan, and (iii) no increase in benefits under any FAB Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FAB or materially adversely affect the funding status of any such plan. Neither any FAB Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any FAB Company, or the single-employer plan of any entity which is considered one employer with FAB under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of
Section 412 of the Internal Revenue Code or Section 302 of ERISA. No FAB Company has provided, or is required to provide, security to a FAB Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

              (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any FAB Company with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate. No FAB Company has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any FAB Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

              (e) No FAB Company has any Liability for retiree health and life benefits under any of the FAB Benefit Plans and there are no restrictions on the rights of such FAB Company to amend or terminate any such retiree health or benefit Plan without incurring Liability thereunder.

              (f) Except as disclosed in Section 4.15(f) of the FAB Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or



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

otherwise) becoming due to any director or any employee of any FAB Company from any FAB Company under any FAB Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any FAB Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

              (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any FAB Company and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the FAB Financial Statements to the extent required by and in accordance with GAAP.

       4.16 MATERIAL CONTRACTS. Except as disclosed in Section 4.16 of the FAB Disclosure Memorandum, none of the FAB Companies, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract, (ii) any Contract relating to the borrowing of money by any FAB Company, other than as specifically disclosed on the FAB Financial Statements, or the guarantee by any FAB Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contracts which prohibit or restrict any FAB Company from engaging in any business activities in any geographic area, line of business, or otherwise in competition with any other Person, (iv) any Contracts between or among FAB Companies, (v) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract (not disclosed in the FAB Financial Statements delivered prior to the date of the original Agreement) which is a financial derivative Contract (including various combinations thereof), and (vi) any other Contract or amendment thereto that would be required to be filed as an exhibit to a FAB SEC Report (whether or not FAB is subject to the filing requirements of the SEC) filed (or which would have been filed if FAB were subject to the SEC reporting requirements) by FAB with the SEC prior to the date of material provision thereunder. Except as set forth in Section 4.16 of the FAB Disclosure Memorandum all of the indebtedness of any FAB Company for money borrowed is prepayable at any time by such FAB Company without penalty or premium.

       4.17 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of FAB, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any FAB Company, or against any Asset, employee benefit plan, interest, or right of any of them that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FAB, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any FAB Company.

       4.18 REPORTS. Since January 1, 1992, or the date of organization if later, each FAB Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, if applicable, including Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements, (ii) other Regulatory Authorities, and
(iii) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on
FAB). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required



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

to be stated therein or necessary to make the statements made therein light of the circumstances under which they were made, not misleading.

       4.19 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument, or other writing furnished or to be furnished by any FAB Company to UPC pursuant to the original Agreement, this Agreement or any other document, agreement, or instrument referred to therein or herein contains, or will contain, any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any FAB Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by UPC with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any FAB Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to FAB's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by a FAB Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of FAB be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any FAB Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

       4.20 ACCOUNTING, TAX, AND REGULATORY MATTERS. No FAB Company or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance relating to FAB that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the IRC, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 8.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such section.

       4.21 STATE TAKEOVER LAWS. Each FAB Company has taken all necessary action to exempt the transactions contemplated by this Agreement and the Plan of Merger from, or if necessary challenge the validity or applicability of any applicable "moratorium," "fair price," "business combination," "control share," or other anti-takeover Laws (collectively, "Takeover Laws"), including any applicable sections of the Business Corporation Law of the State of Louisiana.

       4.22 CHARTER PROVISIONS. Each FAB Company has taken all action so that the entering into of this Agreement and the Plan of Merger and the consummation of the Merger and the other transactions contemplated by this Agreement and the Plan of Merger do not and will not result in the grant of any rights to any Person under the Charter, Bylaws or other governing instruments of any FAB Company or restrict or impair the ability of UPC or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any FAB Company that my be directly or indirectly acquired or controlled by it.

       4.23 CHARTER DOCUMENTS. FAB has previously provided UPC true and correct copies of the Articles of Incorporation and Bylaws of FAB and the Articles of Incorporation or Articles of Association or Articles of Agreement and Bylaws of each FAB Company, as amended to date, and each are in full force and effect.

                                  ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF UPC

       Except as disclosed in the UPC Disclosure Memorandum, UPC hereby represents and warrants to FAB as follows:

       5.1 ORGANIZATION, STANDING, AND POWER. UPC and Merger Subsidiary are both corporations duly organized, validly existing, and in good standing under the Laws of the State of Tennessee, and each has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. UPC is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC.

       5.2    AUTHORITY: NO BREACH BY AGREEMENT.

              (a) UPC and Merger Subsidiary each has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the Plan of Merger (as to Merger Subsidiary) and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of UPC and Merger Subsidiary including the approval of UPC in its capacity as the sole shareholder of Merger Subsidiary. This Agreement represents a legal, valid, and binding obligation of UPC, enforceable against UPC in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

              (b) Neither the execution and delivery of this Agreement by UPC, nor the consummation by UPC, and Merger Subsidiary of the transactions contemplated hereby, nor compliance by UPC and Merger Subsidiary with any of the provisions hereof will (i) conflict with or result in a breach of any provision of any UPC Company's Charter (or similar governing instrument) or Bylaws, or
(ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any UPC Company under any Contract or Permit of any UPC Company, or (iii) subject to receipt of the requisite approvals referred to in Section 8.1(b) of this Agreement, violate any Law or Order applicable to any UPC Company or any of their respective material Assets.

              (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and the rules of the NYSE, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by UPC and Merger Subsidiary of the Merger and the other transactions contemplated in this Agreement.

       5.3 CAPITAL STOCK. The authorized capital stock of UPC consists of (i) 100,000,000 shares of UPC Common Stock, of which 66,010,936 shares are issued and outstanding as of March 31, 1997, and (ii) 10,000,000 shares of UPC Preferred Stock, of which zero (0) shares of UPC Series A Preferred Stock and 2,877,474 shares of UPC Series E Preferred Stock are issued and outstanding. All of the issued and outstanding shares of UPC Capital Stock are, and all of the shares of UPC Common Stock to be issued in exchange for shares of FAB Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the Tennessee Code and the UPC Charter. None of the outstanding shares of UPC

Capital Stock has been, and none of the shares of UPC Common Stock to be issued in exchange for shares of FAB Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of UPC. UPC has reserved for issuance a sufficient number of shares of UPC Common Stock for the purpose of issuing shares of UPC Common Stock in accordance with the provisions of Sections 2.1(c) and 2.2 of this Agreement.

       5.4    SEC FILINGS: FINANCIAL STATEMENTS.

              (a) UPC has filed and made available to FAB all SEC documents required to be filed by UPC since December 31, 1994 (the "UPC SEC Reports"). The UPC SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such UPC SEC Reports or necessary in order to make the statements in such UPC SEC Reports, in light of the circumstances under which they were made, not misleading. Except for UPC Subsidiaries that are registered as a broker, dealer or investment advisor, no UPC Subsidiary is required to file any SEC Documents.

              (b) Each of the UPC Financial Statements (including, in each case, any related notes) contained in the UPC SEC Reports, including any UPC SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of UPC and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

       5.5 ABSENCE OF UNDISCLOSED LIABILITIES. No UPC Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC, except Liabilities which are accrued or reserved against in the consolidated balance sheets of UPC as of March 31, 1997, included in the UPC Financial Statements made available prior to the date of this Agreement or reflected in the notes thereto. No UPC Company has incurred or paid any liability since March 31, 1997, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC or (ii) in connection with the transactions contemplated by this Agreement.

       5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1996, except as disclosed in the UPC Financial Statements delivered prior to the date of the original Agreement or contemplated by pending federal legislation applicable to financial institutions generally, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC, and (ii) the UPC Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of UPC provided in Article 6 of this Agreement.

       5.7 COMPLIANCE WITH LAWS. UPC is duly registered as a bank holding company under the BHC Act and as a savings and loan holding company under the HOLA. Each UPC Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, and there has occurred no Default under any such Permit.

       5.8 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of UPC, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any UPC Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC.

       5.9 REPORTS. Since January 1, 1996, UPC has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements, (ii) other Regulatory Authorities, and (iii) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

       5.10 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument or other writing furnished or to be furnished by any UPC Company or any Affiliate thereof to FAB pursuant to the original Agreement, this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any UPC Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by UPC with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any UPC Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to FAB's Shareholders in connection with the Shareholders' Meetings, and any other documents to be filed by any UPC Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Joint Proxy Statement, when first mailed to the shareholders of FAB, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meetings, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meetings. All documents that any UPC Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

       5.11 ACCOUNTING, TAX, AND REGULATORY MATTERS. No UPC Company or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance relating to UPC or Merger Subsidiary that is reasonably likely to
(i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 8.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

                                    ARTICLE 6

                    CONDUCT OF BUSINESS PENDING CONSUMMATION

       6.1 AFFIRMATIVE COVENANTS OF FAB. Unless the prior written consent of UPC shall have been obtained, and except as otherwise expressly contemplated herein, FAB shall, and shall cause each of its



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

Subsidiaries to: (i) operate its business only in the usual, regular, and ordinary course, (ii) preserve intact its business organization and Assets and maintain its rights and franchises, and (iii) take no action which would (a) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 8.1(b) of this Agreement or prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the IRC or (b) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

       6.2 NEGATIVE COVENANTS OF FAB. Except as specifically permitted by this Agreement from the date of the original Agreement until the earlier of the Effective Time or the termination of this Agreement, FAB covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer or chief operating officer of UPC, which consent shall not be unreasonably withheld:

              (a) amend the Charter, Bylaws, or other governing instruments of any FAB Company; or

              (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a FAB Company to another FAB Company) in excess of an aggregate of $100,000 (for the FAB Companies on a consolidated basis) except in the ordinary course of the business of FAB Subsidiaries consistent with past practices (which shall include, for FAB Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition on any Asset of any FAB Company of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that have been previously disclosed); or

              (c) declare or pay any dividend or make any other distribution in respect of FAB's capital stock, repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any FAB Company provided that FAB may (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay regular cash dividends on shares of FAB Common Stock at a rate not in excess of fifty cents ($.50) per share payable on July 1, 1997, and a final cash dividend payable within two days prior to the Effective Date at a rate not in excess of an amount determined by multiplying .1666 by the number of full months (and fractions thereof) from January 1, 1997, to the Effective Date, less the fifty cents ($.50) previously paid; or

              (d) except pursuant to this Agreement, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of or otherwise permit to become outstanding, any additional shares of FAB Common Stock or any other capital stock of any FAB Company, or any stock appreciation rights, or any option, warrant, conversion, or other Right to acquire any such stock, or any security convertible into any such stock or any stock equivalent type rights; or

              (e) adjust, split, combine or reclassify any capital stock of any FAB Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of FAB Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any shares of capital stock of any FAB Subsidiary, or any Asset, other than in the ordinary course of business for reasonable and adequate consideration; or

              (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of three years or less or Federal Home Loan Bank Stock, purchase any securities or make any Material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned FAB Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

              (g) grant any increase in compensation or benefits to the employees or officers of any FAB Company, except in accordance with past practice disclosed in Section 6.2(g) of the FAB Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 6.2(g) of the FAB Disclosure Memorandum; and enter into or amend any severance agreements with officers of any FAB Company; grant any material increase in fees or other increases in compensation or other benefits to directors of any FAB Company except in accordance with past practice disclosed in Section 6.2(g) of the FAB Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits (other than the acceleration of vesting which occurs under a benefit plan upon a change of control of FAB). Notwithstanding the foregoing, FAB (i) shall be entitled to pay bonuses for 1997 in an aggregate amount not to exceed Two Hundred and Ten Thousand Dollars ($210,000); and (ii) in addition to current levels of accrual, shall be allowed to contribute up to an additional One Hundred Fifty Thousand Dollars ($150,000) to fully fund Deferred Compensation Agreements of the officers and directors of FAB or any FAB subsidiary, but only so long as these payments have been fully accrued on FAB's financial statements prior to the Effective Time; or

              (h) enter into or amend any employment Contract between any FAB Company and any Person (unless such amendment is required by Law) that the FAB Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

              (i) adopt any new employee benefit plan of any FAB Company or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any FAB Company other than any such change that is required by Law or that, in the opinion of counsel is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practice; or

              (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

              (k) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any FAB Company for material money damages or restrictions upon the operations of any FAB Company; or

              (l) enter into, modify, amend, or terminate any material Contract (excluding any loan Contract) or waive, release, compromise, or assign any material rights or claims.

       6.3    CERTAIN ACTIONS.

              (a) Except to the extent necessary to consummate the transactions specifically contemplated by this Agreement, FAB shall not, and shall use its best efforts to ensure that its respective directors, officers, employees, and advisors do not, directly or indirectly, institute, solicit, or knowingly encourage (including by way of furnishing any information not legally required to be furnished) any inquiry, discussion, or proposal, or participate in any discussions or negotiations with, or provide any confidential or non-public information to, any corporation, partnership, person or other entity or group (other than to UPC or any UPC

Subsidiary) concerning any "Acquisition Proposal" (as defined in Section 10.1 hereof), except for actions reasonably considered by the Board of Directors of FAB, based upon the advice of outside legal counsel, to be required in order to fulfill its fiduciary obligations. FAB shall notify UPC immediately if any Acquisition Proposal has been or should hereafter be received by FAB, such notice to contain, at a minimum, the identity of such persons, and, subject to disclosure being consistent with the fiduciary obligations of FAB's Board of Directors, a copy of any written inquiry, the terms of any proposal or inquiry, any information requested or discussions sought to be initiated, and the status of any reports, negotiations or expressions of interest.

              (b) As a condition of and as an inducement to UPC's entering into this Agreement, FAB covenants, acknowledges, and agrees that it shall be a specific, absolute, and unconditionally binding condition precedent to FAB's entering into a letter of intent, agreement in principle, or definitive agreement (whether or not considered binding, non-binding, conditional or unconditional) with any third party with respect to an Acquisition Proposal, or supporting or indicating an intent to support an Acquisition Proposal, other than this Agreement and the transactions contemplated in this Agreement, regardless of whether FAB has otherwise complied with the provisions of Section 6.3(a) hereof, that FAB or such third party which is a party of the Acquisition Proposal shall have paid UPC, as liquidated damages, the sum of Seven Hundred Fifty Thousand Dollars ($750,000), which sum represents the (i) direct costs and expenses (including, but not limited to, fees and expenses incurred by UPC's financial or other consultants, printing costs, investment bankers, accountants, and counsel) incurred by or on behalf of UPC in negotiating and undertaking to carry out the transactions contemplated by this Agreement; and (ii) indirect costs and expenses of UPC in connection with the transactions contemplated by this Agreement, including UPC's management time devoted to negotiation and preparation for the transactions contemplated by this Agreement; and (iii) UPC's loss as a result of the transactions contemplated by this Agreement not being consummated. Accordingly, FAB hereby stipulates and covenants that prior to FAB's entering into a letter of intent, agreement in principle, or definitive agreement, (whether binding or non-binding, conditional or unconditional) with any third party with respect to an Acquisition Proposal or supporting or indicating an intent to support an Acquisition Proposal, either FAB or such third party shall have paid to UPC the amount set forth above in immediately available funds to satisfy the specific, absolute, and unconditionally binding condition precedent imposed by this Section 6.3. Notwithstanding anything to the contrary in this Section 6.3(b), in the event such Acquisition Proposal should be the result of a hostile takeover of FAB, any sums due UPC hereunder shall be paid only at the closing of the transactions set forth in such Acquisition Proposal. UPC acknowledges that under no circumstances shall any officer or director of FAB) (unless such officer or director shall have an interest in a potential acquiring party in any Acquisition Proposal) be held personally liable to UPC for any amount of the foregoing payment. On payment of such amount to UPC, UPC shall have no cause of action or claim (either in law or equity) whatsoever against FAB, or any officer of director of FAB, with respect to or in connection with such Acquisition Proposal or this Agreement.

              (c) The requirements, conditions, and obligations imposed by this Section 6.3 shall continue in effect from the date of this Agreement until May 28, 1998 should (i) the Merger fail to receive the requisite shareholder approval by the FAB shareholders; or (ii) FAB willfully or recklessly (a) be in violation of any of its representations or warranties set forth herein; (b) breach any of its covenants set forth herein; (c) fail to deliver, or cause to be delivered, the certificates, agreements and other documents or otherwise fail to meet the conditions to UPC's obligation to close set forth herein. Absent the occurrence of any of such events, the provisions of this Section 6.3 would terminate the earlier of the Effective Time or the termination of this Agreement pursuant to the terms of Article 9.

       6.4 COVENANTS OF UPC. From the date of the original Agreement until the earlier of the Effective Time or the termination of this Agreement, UPC covenants and agrees that it shall (i) continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment to enhance the long-term value of the UPC Common Stock and the business prospects of the UPC Companies, and (ii) take no action which would (a) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 8.1(b) of this Agreement or prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement, provided, that the foregoing shall not prevent any UPC Company from acquiring any other Assets or businesses or from discontinuing or disposing of any of its Assets or business if such action is, in the judgment of UPC, desirable in the conduct of the business of UPC and its Subsidiaries and would not, in the judgment of UPC, likely delay the Effective Time to a date subsequent to the date set forth in Section 9.1(e) of this Agreement.

       6.5 ADVERSE CHANGES IN CONDITION. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

       6.6 REPORTS. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of the original Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC or any other Regulatory Authority pursuant to the Securities Laws, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC or other Regulatory Authorities pursuant to the Securities Laws will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.


                                    ARTICLE 7

                              ADDITIONAL AGREEMENTS

       7.1 REGISTRATION STATEMENT: PROXY STATEMENT: SHAREHOLDER APPROVALS. UPC shall file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of UPC Common Stock upon consummation of the Merger. FAB shall furnish all information concerning it and the holders of its capital stock as UPC may reasonably request in connection with such action. FAB shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and the Plan of Merger and such other related matters as it deems appropriate. In connection with the Shareholders' Meeting, (i) UPC and FAB shall prepare and file with the SEC a Proxy Statement and mail such Proxy Statement to the shareholders of FAB, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of FAB shall recommend (subject to compliance with their fiduciary duties as advised by counsel) to their shareholders the approval of the matters submitted for approval, and (iv) the Board of Directors and officers of FAB shall (subject to compliance with their fiduciary duties as advised by counsel) use their reasonable efforts to obtain such shareholders' approvals.

       7.2 EXCHANGE LISTING. UPC shall use its reasonable efforts to list, prior to the Effective Time, on the NYSE, subject to official notice of issuance, the shares of UPC Common Stock to be issued to the holders of FAB Common Stock or FAB Stock Options, if any, pursuant to the Merger, and UPC shall give all notices and make all filings with the NYSE required in connection with the transactions contemplated herein.

       7.3 APPLICATIONS. UPC shall prepare and file, and FAB shall cooperate in the preparation and, where appropriate, filing of applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. At least five business days prior to filing UPC shall use its reasonable best efforts to provide FAB and its counsel with copies of such applications. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from, all Regulatory Authorities in connection with the transactions contemplated hereby as soon as practicable upon their becoming available.

       7.4 FILINGS WITH STATE OFFICES. Upon the terms and subject to the conditions of this Agreement, UPC and FAB shall duly certify, execute, acknowledge and file the Articles of Merger with the Secretary of State of the State of Tennessee and a Certificate of Merger with the Secretary of State of the State of Louisiana, as applicable, in connection with the Closing.

       7.5 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in
Article 8 of this Agreement; provided, however, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement; provided, however, that nothing in this Section 7.5 shall be construed to obligate UPC or Merger Subsidiary to take any action to meet any condition required to obtain and Consent if UPC shall, in its sole discretion, deem such condition to be unreasonable or to constitute a significant impediment upon UPC's ability to carry on its business or acquisition programs to require UPC to increase its capital ratios to amounts in excess of the Federal Reserves minimum capital ratio guidelines which may from time to time be in effect.

       7.6    INVESTIGATION AND CONFIDENTIALITY.

              (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

              (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

              (c) FAB shall use its reasonable efforts to exercise its rights under confidentiality agreements entered into with Persons which are considering an Acquisition Proposal with FAB to preserve the confidentiality of the information relating to FAB provided to such Persons and their Affiliates and Representatives.

       7.7 PRESS RELEASES. Prior to the Effective Time, FAB and UPC shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this
Section 7.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

       7.8 ACCOUNTING AND TAX TREATMENT. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for pooling-of-interests accounting treatment and treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

       7.9 STATE TAKEOVER LAWS. Each FAB Company shall take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of any applicable, Takeover Law.

       7.10 CHARTER PROVISIONS. Each FAB Company shall take all necessary action to ensure that the entering into of this Agreement and the Plan of Merger and the consummation of the Merger and the other transactions contemplated hereby and thereby do not and will not result in the grant of any rights to any Person under the Charter, Bylaws, or other governing instruments of any FAB Company or restrict or impair the ability of UPC or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any FAB Company that may be directly or indirectly acquired or controlled by it.

       7.11 AGREEMENT OF AFFILIATES. FAB has disclosed in Section 7.11 of the FAB Disclosure Memorandum all Persons whom it reasonably believes is an "affiliate" of FAB for purposes of Rule 145 under the 1933 Act. FAB shall use its reasonable efforts to cause each such Person to deliver to UPC not later than 30 days prior to the Effective Time, a written agreement, substantially in the form of Exhibit 3, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of FAB Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of UPC Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as financial results covering at least 30 days of combined operations of UPC and FAB have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. If the Merger will qualify for pooling-of-interests accounting treatment, shares of UPC Common Stock issued to such affiliates of FAB in exchange for shares of FAB Common Stock shall not be transferable until such time as financial results covering at least 30 days of combined operations of UPC and FAB have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section
7.11 (and UPC shall be entitled to place restrictive legends upon certificates for shares of UPC Common Stock issued to affiliates of FAB pursuant to this Agreement to enforce the provisions of this Section 7.11). UPC shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of UPC Common Stock by such affiliates.

       7.12 EMPLOYEE BENEFITS AND CONTRACTS. Following the Effective Time, UPC shall provide to officers and employees of the FAB Companies employee benefits under employee benefit and welfare plans, on terms and conditions which when taken as a whole are substantially similar to those currently provided by the UPC Companies to their similarly situated officers and employees. For purposes of participation, vesting and benefit accrual under any such UPC employee benefit plans, the service of the employees of the FAB Companies prior to the Effective Time shall be treated as service with a UPC Company participating in such employee benefit plan. Nothing herein shall be deemed to have reduced, contracted, enlarged, undertaken, authorized, approved or otherwise to have affected whatever contractual rights the officers or employees of FAB may have under existing documentation other than as expressly stated herein, and nothing herein shall be deemed to be an employment contract, agreement or understanding, or offer of employment by UPC or any of its direct or indirect Subsidiaries after the Effective Time.

                                  ARTICLE 8

                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

       8.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section
10.6 of this Agreement:

              (A) SHAREHOLDER APPROVALS. The shareholders of FAB shall have approved this Agreement and the Plan of Merger, and the consummation of the transactions contemplated hereby and thereby, including the Merger, as and to the extent required by Law, by the provisions of any governing instruments.

              (B) REGULATORY APPROVALS. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner, which in the reasonable judgment of the Board of Directors of UPC would so materially adversely impact the financial or economic benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, UPC would not, in its reasonable judgment, have entered into this Agreement.

              (C) CONSENTS AND APPROVALS. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 8.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party.

              (D) LEGAL PROCEEDINGS. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary, or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement and the Plan of Merger.

              (E) REGISTRATION STATEMENT. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding, or investigation by the SEC to the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of UPC Common Stock issuable pursuant to the Merger shall have been received.

              (F) EXCHANGE LISTING. The shares of UPC Common Stock issuable pursuant to the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

              (G) POOLING LETTERS. Each of the Parties shall have received copies of the letters, dated as of the date of filing of the Registration Statement with the SEC and as of the Effective Time, addressed to UPC, from Price Waterhouse LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment.

              (H) TAX MATTERS. Each Party shall have received a written opinion of counsel from Wyatt, Tarrant & Combs in form reasonably satisfactory to such Parties (the "Tax Opinion"), to the effect that (i) the Merger would constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of FAB Common Stock for UPC Common Stock will not give rise to gain or loss to the shareholders of FAB with respect to such exchange (except to the extent of any cash received), and (ii) none of FAB or UPC will recognize gain or loss as a consequence of the Merger (except for the inclusion in income of the amount of the bad-debt reserve maintained by FAB and any other amounts resulting from any



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

required change in accounting methods and any income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Internal Revenue Code). In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of FAB and UPC reasonably satisfactory in form and substance to such counsel.

       8.2 CONDITIONS TO OBLIGATIONS OF UPC. The obligations of UPC to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by UPC pursuant to Section 10.6(a) of this Agreement:

              (A)    REPRESENTATIONS AND WARRANTIES. For purposes of this
Section 8.2(a), the accuracy of the representations and warranties of FAB set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of FAB set forth in Section 4.3 of this Agreement shall be true and correct. The representations and warranties of FAB set forth in Sections 4.20, 4.21, and 4.22 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of FAB set forth in this Agreement (including the representations and warranties set forth in Sections 4.3, 4.20, 4.21, and 4.22) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on FAB.

              (B) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of FAB to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

              (C) CERTIFICATES. FAB shall have delivered to UPC (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief operating officer, to the effect that the conditions of its obligations set forth in Section 8.2(a) and 8.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by FAB's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement and the Plan of Merger, and the consummation of the transactions contemplated hereby and hereby, all in such reasonable detail as UPC and its counsel shall request.

              (D) AFFILIATES AGREEMENTS. UPC shall have received from each affiliate of FAB the affiliates letter referred to in Section 7.12 of this Agreement, to the extent necessary to assure in the reasonable judgment of UPC that the transactions contemplated hereby will qualify for pooling-of-interests accounting treatment.

              (E) LEGAL OPINION. FAB shall have delivered to UPC an opinion of counsel, dated as of the Closing Date, addressed to and in form and substance satisfactory to UPC, to the effect that:

                     (i) FAB is a Louisiana corporation duly organized, validly existing, and in good standing under the laws of the State of Louisiana.

                     (ii) This Agreement, has been duly and validly authorized, executed and delivered on behalf of FAB by a duly authorized officer or representative of FAB, and (assuming this Agreement is a binding obligation of UPC) constitute a valid and binding obligation of FAB enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to the application of equitable principles and judicial discretion;

                     (iii) The execution, delivery and performance of this Agreement, including the Stock Option Agreement, and the Plan of Merger, as appropriate, and the consummation of the transactions contemplated herein and therein, including the Merger, have been duly and validly authorized by all necessary corporate and shareholder action in respect thereof on the part of FAB.

              (F) MAINTENANCE OF CERTAIN COVENANTS, ETC. At the time of Closing, (i) the total consolidated assets of FAB shall be not less than $79 million (ii) the total consolidated stockholders' equity of FAB shall have been not less than $5,551,000 at December 31, 1996, and shall have increased since that date through normal earnings growth; (iii) the tangible equity capital of FAB shall be not less than its reported level as of December 31, 1996, and shall have increased since that time through normal earnings growth (less approved dividends); (iv) FAB shall own, free and clear of any Liens, all of the outstanding capital stock of Bank Subsidiary; and (vi) from December 31, 1996, there shall have been no extraordinary sale of assets, nor any material investment portfolio restructuring by any FAB Company. The financial criteria and calculations set forth above shall be determined in accordance with GAAP assuming that FAB and each other FAB Company shall have been operated consistently in the normal course of their respective businesses; provided, however, that the effects of any balance sheet expansion through abnormal, unusual, nonrecurring or out-of-the-ordinary borrowings or by the realization of extraordinary or nonrecurring gains otherwise than in the ordinary course of business or other income from the disposition of assets or liabilities or through similar transactions shall be eliminated from the calculations;

              (G) EMPLOYMENT AGREEMENT UPC shall have received an executed Employment Agreement from Michael Gauthier, as President and Chief Executive Officer of FAB, substantially similar to Exhibit 2 hereto.

       8.3 CONDITIONS TO OBLIGATIONS OF FAB. The obligations of FAB to perform this Agreement and the Plan of Merger and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by FAB pursuant to Section 10.6(b) of this
Agreement:

              (A)    REPRESENTATIONS AND WARRANTIES. For purposes of this
Section 8.3(a), the accuracy of the representations and warranties of UPC set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of UPC set forth in Section 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of UPC set forth in Section 5.11 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of UPC set forth in this Agreement (including the representations and warranties set forth in Sections 5.3 and 5.11) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on UPC.

              (B) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of UPC to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

              (C) CERTIFICATES. UPC shall have delivered to FAB (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief operating officer, to the effect that the conditions of its obligations set forth in Section 8.3(a) and 8.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by UPC's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as FAB and its counsel shall request.

              (D) LEGAL OPINION. UPC shall have delivered to FAB an opinion of counsel, which may be in-house counsel of UPC, dated as of the Closing Date, addressed to and in form and substance satisfactory to FAB, to the effect that:

                     (i) UPC and Merger Subsidiary are Tennessee corporations duly organized, validly existing, and in good standing under the laws of the State of Tennessee;

                     (ii) This Agreement and Plan of Merger has been duly and validly authorized, executed and delivered on behalf of UPC and Merger Subsidiary by a duly authorized officer or representative thereof, and (assuming this Agreement is a binding obligation of FAB) constitutes a valid and binding obligation of UPC and Merger Subsidiary enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to the application of equitable principles and judicial discretion;

                     (iii) The execution, delivery and performance of this Agreement and the Plan of Merger, as appropriate, and the consummation of the transactions contemplated herein and therein, including the Merger, have been duly and validly authorized by all necessary corporate and shareholder action in respect thereof on the part of UPC and Merger Subsidiary.

              (E) EMPLOYMENT AGREEMENT. Michael Gauthier, as Chairman and Chief Executive Officer of FAB, shall have been offered an Employment Agreement with UPC and/or Merger Subsidiary substantially in the form of the Agreement attached hereto as Exhibit 2, and such offer shall not have been withdrawn or materially amended by UPC and/or Merger Subsidiary prior to Closing.

                                    ARTICLE 9

                                   TERMINATION

       9.1 TERMINATION. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of UPC or FAB, this Agreement and the Plan of Merger may be terminated and the Merger abandoned at any time prior to the Effective Time, as follows:

              (a) By mutual consent of the Board of Directors of UPC and the Board of Directors of FAB, or

              (b) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 8.2(a) of this Agreement in the case of FAB and Section 8.3(a) in the case of UPC or in material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to consummate the Merger under the applicable standard set forth in
Section 8.2(a) of this Agreement in the case of FAB and Section 8.3(a) of this Agreement in the case of UPC; or

              (c) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 8.2(a) of this Agreement in the case of FAB and Section 8.3(a) in the case of UPC or in material breach of any covenant or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

              (d) By the Board of Directors of either Party in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger shall have been denied by final nonappealable action of such Regulatory Authority or if any action taken by such Regulatory Authority is not appealed within the time limit for appeal or (ii) the shareholders FAB fail to vote their approval of this Agreement and the transactions contemplated hereby as required by Louisiana Law and FAB's Charter and Bylaws, and the rules of the NYSE or National Association of Securities Dealers, if applicable, at the Shareholders' Meeting where this Agreement and the Plan of Merger were presented to such shareholders for approval and voted upon; or

              (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by December 31, 1997, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any willful breach of this Agreement by the Party electing to terminate pursuant to this Section 9.1 (e); and further, if UPC shall have filed all applications to obtain the necessary Consents of banking Regulatory Authorities within sixty (60) days of the date hereof, and if the Closing shall not have occurred because of a delay caused by a bank Regulatory Authority in its review of the application before it, or by the SEC in its review of the Registration Statement to be filed by UPC, then FAB shall, upon UPC's written request, extend the December 31, 1997 date for a reasonable time, in no event less than thirty (30) days in order for UPC to obtain all Consents of bank Regulatory Authorities required and/or all Consents of the SEC and any other securities Regulatory Authorities, and for the expiration of any stipulated waiting periods; or

              (f) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 8.2(a) of this Agreement in the case of FAB and Section 8.3(a) in the case of UPC or in material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 9.1(e) of this Agreement; or

              (g) by the board of directors of either Party should there by an occurrence of the conditions set forth in 2.1(c)(i)A.(4) or 2.1(c)(i)B.(1).

       9.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 9.1 of this Agreement, this Agreement and the Plan of Merger shall become void and have no effect, except that (i) the provisions of this Section 9.2, Section 6.3, Section 7.6(b) and
Article 10 of this Agreement shall survive any such termination and abandonment,
(ii) a termination pursuant to Sections 9.1(b), 9.1(c), 9.1(f) or 9.1(g) of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

       9.3 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 9.3, Articles 1, 2, 3 and 10, and Sections 6.3, 7.8, and 7.12 of this Agreement.

                                   ARTICLE 10

                               GENERAL PROVISIONS

       10.1   DEFINITIONS.


              (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

                     "ACQUISITION PROPOSAL" means any tender offer, agreement, understanding or other proposal of any nature pursuant to which any corporation, partnership, person or other entity or group, other than UPC or any UPC Subsidiary, would directly or indirectly (i) acquire or participate in a merger, share



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

exchange, consolidation or any other business combination involving FAB; (ii) acquire the right to vote ten percent (10%) or more of FAB Common Stock; or
(iii) acquire a significant portion of the assets or earning power of FAB.

                     "AFFILIATE" of a Party means any Person, partnership, corporation, association, limited liability company, business trust, or other legal entity directly or indirectly controlling, controlled by or under common Control, with that Party.

                     "AGREEMENT" shall mean this Agreement, the Plan of Merger, and the Exhibits delivered pursuant hereto and incorporated herein by reference.

                     "ALLOWANCES" shall mean the allowances for loan, lease and other credit losses, including losses in connection with ORE, of any Person.

                     "ARTICLES OF MERGER" shall mean the Articles of Merger to be executed by UPC, Merger Subsidiary and FAB and filed with the Secretary of State of the State of Tennessee and the Secretary of State of the State of Louisiana pursuant to Section 48-21-107 of the Tennessee Code and the provisions of the Business Corporation Law of the State of Louisiana relating to the merger of FAB with and into Merger Subsidiary as contemplated by this Agreement and the Plan of Merger.

                     "ASSETS" of a Person shall mean all of the assets, properties, businesses, and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                     "BALANCE SHEET DATE" shall mean December 31, 1996.

                     "BANK SUBSIDIARY" shall mean Acadian Bank.

                     "BHC ACT" shall mean the Bank Holding Company Act of 1956, as amended.

                     "BUSINESS DAY" shall mean any Monday, Tuesday, Wednesday, Thursday or Friday that is not a federal or state holiday generally recognized or observed by banks in the State of Tennessee and in the State of Louisiana.

                     "CONSIDERATION" shall mean the shares of UPC Common Stock and the cash settlement of any remaining fractional share of UPC Common Stock deliverable to the FAB Record Holders pursuant to Section 2.1(c) of this Agreement.

                     "CLOSING" shall mean the consummation of the Merger.

                     "CLOSING DATE" shall mean the date on which the Closing occurs.

                     "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

                     "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets, or business.



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

                     "CONTROL" shall have the meaning assigned to such term in
       Section 2(a)(2) of the Bank Holding Company Act of 1956, as amended.

                     "DEFAULT" shall mean (i) any breach or violation of or default under any Contract, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order, or Permit, or (iii) any occurrence or any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

                     "DEPOSITS" shall mean all deposits (including, but not limited to, certificates of deposit, savings accounts, NOW accounts and checking accounts) of the Bank Subsidiary and other deposit-taking Affiliates.

                     "EFFECTIVE DATE" shall mean that date on which the Effective Time of the Merger shall have occurred.

                     "EFFECTIVE TIME" shall mean the date and time that the Articles of Merger shall become effective with the Secretary of State of the State of Tennessee and with the Secretary of State of the State of Louisiana.

                     "ENVIRONMENTAL LAWS" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and which are administered, interpreted or enforced by the United States Environmental Protection Agency and any state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S. C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

                     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                     "EXCHANGE AGENT" shall mean Union Planters National Bank, Memphis, Tennessee, a wholly-owned subsidiary of UPC, acting through its Corporate Trust Department.

                     "EXCHANGE RATIO" shall mean the number of shares of UPC Common Stock, and fractions thereof, to be exchanged for each share of FAB Common Stock pursuant to Section 2.1(c) of this Agreement, subject to such adjustments as may be provided in this Agreement and the Plan of Merger.

                     "EXHIBITS" 1 through 4, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto or thereto.

                     "FAB COMMON STOCK" shall mean the common stock of FAB, $5.00 par value per share.

                     "FAB COMPANY(IES)" shall mean FAB and all of its Subsidiaries, whether direct or indirect.

                     "FAB DISCLOSURE MEMORANDUM" shall mean the written information entitled "FAB Holding Company Disclosure Memorandum" delivered prior to the date of this Agreement pursuant to Section 1.9 to UPC describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

                     "FAB EMPLOYEE PLANS" shall mean any pension plans, profit sharing plans, deferred compensation plans, stock option plans, cafeteria plans, and any other such or related benefit plans or arrangements offered or funded by FAB or any FAB Subsidiary, to or for the benefit of the officers, directors, employees, independent contractors or consultants of FAB or any FAB Subsidiary.

                     "FAB RECORD HOLDERS" means those Persons who shall be the holders of record of any of the issued and outstanding shares of FAB Common Stock immediately prior to the Effective Time.

                     "FDIC" shall mean the Federal Deposit Insurance
       Corporation.

                     "FEDERAL RESERVE" shall mean the Board of Governors of the Federal Reserve System and shall include the Federal Reserve Bank of St. Louis when acting under delegated authority.

                     "GAAP" shall mean generally accepted accounting principles as in effect from time to time, consistently applied.

                     "HAZARDOUS MATERIAL" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

                     "HSR ACT" shall mean Section 7A of the Clayton Act, as added by Title Ill of the Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                     "INTELLECTUAL PROPERTY" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

                     "IRC" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.


                     "KNOWLEDGE" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are known by the Chairman, Chief Executive Officer, President, Chief Administrative Officer, Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer or General Counsel of such Person, or such other officer of such Person, regardless of title, charged with or responsible for the oversight of a particular area, department or function to which the subject matter relates.

                           "LAW" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted, or enforced by any Regulatory Authority.

                           "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost, or expense (including costs of investigation, collection, and defense), claim, deficiency, guaranty, or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

                           "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention, or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, and (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business.

                           "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic routine examinations of depository institutions and their Affiliates by Regulatory Authorities.

                           "MATERIAL ADVERSE EFFECT" on a Party shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a material adverse impact on
         (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement.

                           "MERGER" shall mean the merger of Merger Subsidiary with and into FAB as described in Section 1.1 of this Agreement.

                           "MERGER SUBSIDIARY" shall mean First Acadian Acquisition, Inc., a wholly-owned subsidiary of UPC.


                           "NYSE" shall mean the New York Stock Exchange, or its successor, upon which shares of the UPC Common Stock are listed for trading.

                           "1933 ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                           "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                           "OPERATING PROPERTY" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                           "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local, or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

                           "ORE" shall mean real estate and other property acquired through foreclosure, deed in lieu of foreclosure or similar procedures.

                           "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

                           "PARTY" shall mean either UPC and Merger Subsidiary or FAB, and "Parties" shall mean UPC, Merger Subsidiary and FAB.

                           "PENSION PLAN" shall mean any employee pension benefit plan as such term is defined in Section 3(2) of ERISA which is maintained by the referenced Party.

                           "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

                           "PERSON" shall mean a natural person or any legal, commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                           "PLAN OF MERGER" shall mean the plan of merger providing for the Merger, in substantially the form of Exhibit 1.

                           "PROXY STATEMENT" shall mean the proxy statement to be used by FAB to solicit proxies with a view to securing the approval of the FAB shareholders of this Agreement and the Plan of Merger.

                           "RECORDS" means all available records, minutes of meetings of the Board of Directors, committees and shareholders of a Party; original instruments and other documentation, pertaining to a Party or any of its Subsidiaries' or assets (including plans and specifications relating to any realty), Liabilities, Deposits, Contracts, capital stock, and loans; and all other business and financial records which are necessary or customary for use in the conduct of such Person or any of such person's Subsidiary businesses on and after the Effective Time as it was conducted prior to the Effective Time.

                           "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by UPC under the 1933 Act with respect to the shares of UPC Common Stock to be issued to the shareholders of FAB in connection with the transactions contemplated by this Agreement.

                           "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Federal Reserve, the Office of Thrift Supervision (including its predecessor, the Federal Home Loan Bank Board), the Office of the Comptroller of the Currency, the FDIC, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NYSE, the National Association of Securities Dealers and the SEC, or any respective successor thereto.

                           "REPRESENTATIVE" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative of a Person.

                           "RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for shares of the capital stock of a Person, or which derive their value in whole or in part from shares of the capital stock of a Person, including stock appreciation rights and phantom stock, or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

                           "SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

                           "SEC" shall mean the United States Securities and Exchange Commission, or any successor thereto.

                           "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder, as well as any similar state securities laws and any similar rules and regulations promulgated by the applicable federal or state bank Regulatory Authorities.

                           "SHAREHOLDERS MEETING" shall mean the special meeting of the shareholders of FAB to be held pursuant to Section 7.1 of this Agreement, including any adjournment or adjournments thereof.

                           "SUBSIDIARIES" shall mean all of those Persons of which the entity in question owns or controls 5% or more of the outstanding voting equity securities or equity interest, either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities or equity interest is owned directly or indirectly by its parent; provided, however, that there shall not be included any Person acquired through foreclosure or in satisfaction of a debt previously contracted in good faith, any such entity that owns or operates an automatic teller machine interchange network, or any such Person the equity securities or equity interest of which are owned or controlled in a fiduciary capacity or through a small business development corporation.

                           "SURVIVING CORPORATION" shall mean First Acadian Bancshares, Inc., as the corporation resulting from and surviving the consummation of the Merger as set forth in Section 1.1 of this Agreement.

                           "TAX" or "TAXES" shall mean any federal, state, county, local, or foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy, and other taxes, assessments, charges, fares, or impositions, including interest, penalties, and additions imposed thereon or with respect thereto

                           "TENNESSEE CODE" shall mean the Tennessee Code Annotated, as amended.

                           "UPC" shall mean Union Planters Corporation, a corporation chartered and existing under the laws of the State of Tennessee which is registered both as a bank holding company and as a savings and loan holding company and whose principal offices are located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018.

                           "UPC CAPITAL STOCK" shall mean, collectively, the UPC Common Stock, the UPC Preferred Stock and any other class or series of capital stock of UPC.

                           "UPC COMMON STOCK" shall mean the $5.00 par value common stock of UPC.

                           "UPC COMPANIES" shall mean, collectively, UPC and all UPC Subsidiaries.

                           "UPC DISCLOSURE MEMORANDUM" shall mean the written information entitled "Union Planters Corporation Disclosure Memorandum" delivered prior to the date of this Agreement pursuant to Section 1.9 (post-signing due diligence period) to FAB describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

                           "UPC FINANCIAL STATEMENTS" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of UPC as of March 31, 1997, and as of December 31, 1996, and 1995, and the related statements of earnings, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended March 31, 1997, and for each of the three years ended December 31, 1996, 1995, and 1994, as filed by UPC in SEC Documents, (ii) the consolidated balance sheets of UPC (including related notes and schedules, if any) and related statements of earnings, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to March 31, 1997.

                           "UPC PREFERRED STOCK" shall mean the no par value preferred stock of UPC and shall include the (i) Series A Preferred Stock, and (ii) Series E, 8% Cumulative, Convertible Preferred Stock, of UPC ("UPC Series E Preferred Stock").

                           "UPC RIGHTS" shall mean the preferred stock purchase rights issued pursuant to the UPC Rights Agreement.

                           "UPC RIGHTS AGREEMENT" shall mean that certain Rights Agreement dated January 19, 1989, between UPC and UPNB, as Rights Agent.

                           "UPC SUBSIDIARIES" shall mean the Subsidiaries of UPC.


              (b) Any singular term in this Agreement shall be deemed to include the plural and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

       10.2   EXPENSES.

              (a) Except as otherwise provided in this Section 10.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the ones contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that UPC shall bear and pay the filing fees payable in connection with the Registration Statement and the Proxy Statement and the costs incurred in connection with the printing and mailing of the Proxy Statement.

              (b) Nothing contained in this Section 10.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

       10.3   BROKERS AND FINDERS. Except as identified and described in Section
10.3 of the FAB Disclosure Memorandum as to FAB, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the ones contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by FAB or UPC, each of FAB and UPC, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

       10.4 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the other documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

       10.5 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after shareholder approval of this Agreement and the Plan of Merger has been obtained; provided, that after any such approval by the holders of FAB Common Stock, there shall be made no amendment that modifies in any material respect the Consideration to be received by the FAB Record Holders.

       10.6   WAIVERS.

              (a) Prior to or at the Effective Time, UPC, acting through its Board of Directors, chief executive officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by FAB, to waive or extend the time for the compliance or fulfillment by FAB of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of UPC under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of UPC.

              (b) Prior to or at the Effective Time, FAB, acting through its Board of Directors, chief executive officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by UPC, to waive or extend the time for the compliance or fulfillment by UPC of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of FAB under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of FAB.

              (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

       10.7 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party; provided, however, UPC and/or UPC Merger Subsidiary may assign all of their rights hereunder to any other wholly-owned Subsidiary whether now existing or hereinafter acquired or organized. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

       10.8 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage prepaid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

If to UPC/Merger Sub:    Union Planters Corporation
                         Post Office Box 387 (for mailing)
                         Memphis, Tennessee  38147
                         7130 Goodlett Farms Parkway (for deliveries)
                         Memphis, Tennessee  38018
                         Attn: Mr. Jackson W. Moore, President
                         Telephone (901) 580-6093
                         Fax:  (901) 580-2877
                         E. James House, Jr., Esquire, Corporate Secretary
                         Telephone (901) 580-6028
                         Fax:  (901) 580-2939

If to FAB:               First Acadian Bancshares, Inc.
                         P.O. Box 5298 (for mailing)
                         Thibodaux, Louisiana 70302
                         1001 Canal Boulevard (for deliveries)
                         Thibodaux, Louisiana 70301
                         Attn: Mr. Michael Gauthier, President and Chief
                              Executive Officer
                         Telephone: (504) 446-8161
                         Fax: (504) 447-7606

       10.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Tennessee, without regard to any applicable conflicts of Laws.

       10.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

       10.11 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

       10.12 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties hereto.

       10.13 ENFORCEMENT OF AGREEMENT. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

       10.14 ATTORNEYS' FEES. If any Party hereto shall bring an action at law or in equity to enforce its rights under this Agreement (including an action based upon a misrepresentation or the breach of any warranty, covenant, agreement or obligation contained herein), the prevailing Party in such action shall be entitled to recover from the other Party its reasonable costs and expenses necessarily incurred in connection with such action (including fees, disbursements and expenses of attorneys and costs of investigation).

       10.15 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

       10.16 REMEDIES CUMULATIVE. All remedies provided in this Agreement, by Law or otherwise, shall be cumulative and not alternative.

              IN WITNESS WHEREOF, each of the Parties hereto has duly executed and delivered this Agreement or has caused this Agreement to be executed and delivered in its name and on its behalf by its representatives thereunto duly authorized, all as of the date first written above.

                                   FIRST ACADIAN BANCSHARES, INC.

                                   By Its: Board of Directors


                                   /s/ John V. Caldwell
                                   --------------------------
                                   John V.  Caldwell

                                   /s/ John R. Chadwick
                                   --------------------------
                                   Dr. John R. Chadwick

                                   /s/ Curtis Duplechain
                                   --------------------------
                                   Curtis Duplechain, M.D.

                                   /s/ Michael M. Gauthier
                                   --------------------------
                                   Michael M. Gauthier

                                   /s/ Louis J. Guidry
                                   --------------------------
                                   Louis J. Guidry

                                   /s/ Anthony J. Guilbeau
                                   --------------------------
                                   Anthony J. Guilbeau

                                   /s/ B. W. Hillman, Sr.
                                   --------------------------
                                   Dr.  B.  W. Hillman, Sr.

                                   /s/ Clint L. Pierson, Sr.
                                   --------------------------
                                   Clint L. Pierson, Sr.

                                                 UNION PLANTERS CORPORATION

                                        By:      /s/ Jackson W. Moore
                                                 --------------------------
                                                 Jackson W. Moore
                                                 Its:  President and Chief
                                                       Operating Officer


ATTEST:

/s/ E. James House, Jr.
-----------------------------------
E. James House, Jr., Secretary


                                                 FIRST ACADIAN ACQUISITION, INC.

                                        By:      /s/ Jackson W. Moore
                                                 ---------------------------
                                                 Jackson W. Moore
                                                 Its: Chairman and President

ATTEST:

/s/ Lynn L. Lanigan
-----------------------------------
Lynn L. Lanigan, Secretary

                                   CERTIFICATE


       The undersigned Secretary of First Acadian Bancshares, Inc., hereby certifies that the Agreement and Plan of Reorganization was adopted by a majority vote of the Board of Directors of First Acadian Bancshares, Inc., at a meeting duly called and held on July 9, 1997.


                                                  /s/ John V. Caldwell
                                                  ------------------------------
                                                  John V. Caldwell, Secretary


Attest:

/s/ Michael M. Gauthier
--------------------------------------
Michael M. Gauthier, President

                                 ACKNOWLEDGMENT

STATE OF LOUISIANA

PARISH OF LAFOURCHE

       On this 9th day of July, 1997, before me personally came John V. Caldwell, Secretary of First Acadian Bancshares, Inc., who, being duly sworn, did depose and say that he is the Secretary of First Acadian Bancshares, Inc., the corporation described herein and which executed the foregoing instrument as its free act and deed, and he signs his name hereto by order of the Board of Directors of said corporation.


                                                   /s/ John V. Caldwel
                                                   -----------------------------
                                                   John V. Caldwell, Secretary


/s/ Arthur R. Ranier
--------------------------------
Notary Public

                        EXHIBIT 1 to Merger Agreement

                                 PLAN OF MERGER

                                       OF

                         FIRST ACADIAN BANCSHARES, INC.

                                  WITH AND INTO

                         FIRST ACADIAN ACQUISITION, INC.


         Pursuant to this Plan of Merger ("Plan of Merger"), First Acadian Acquisition, Inc. ("Merger Sub"), a corporation organized and existing under the laws of the State of Tennessee, and which is a wholly owned subsidiary of Union Planters Corporation, a corporation organized and existing under the laws of the State of Tennessee ("UPC") shall be merged with and into First Acadian Bancshares, Inc. ("FAB"), a corporation organized and existing under the laws of the State of Louisiana.

                                    ARTICLE 1
                                 TERMS OF MERGER

         1.1 The Merger. Subject to the terms and conditions of the Merger Agreement and this Plan of Merger, at the Effective Time, Merger Sub shall be merged with and into FAB in accordance with the provisions of the Tennessee Code and the Business Corporation Law of the State of Louisiana and with the effect provided in the Tennessee Code and the Business Corporation Law of the State of Louisiana (the "Merger"). FAB shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Louisiana. The Merger shall be consummated pursuant to the terms of the Merger Agreement and this Plan of Merger.

         1.2 Time and Place of Closing. The Closing will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their chief executive officers or chief financial officers, may mutually agree. The Closing shall be held at the Union Planters Administrative Center, Union Planters Corporation Executive Offices (Fourth Floor), 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018, or at such other place as the Parties, acting through their chief executive officers or chief financial officers, may mutually agree.

         1.3 Effective Time. The Merger and other transactions contemplated by the Merger Agreement and this Plan of Merger shall become effective on the date and at the time Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the States of Tennessee and Louisiana (the "Effective Time"), it being the intent of the parties that such Articles of

Merger will contain such provisions, certifications and amendments as are necessary to constitute a Certificate of Merger under the Laws of Louisiana.

         1.4 Charter. The Charter of FAB in effect immediately prior to the Effective Time shall be the Charter of the Surviving Corporation until otherwise amended or repealed.

         1.5 Bylaws. The Bylaws of FAB in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

         1.6 Name. The name of FAB shall remain unchanged after the Effective Time, unless and until otherwise renamed.

         1.7 Directors and Officers. The directors and officers of FAB in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected or appointed, shall serve as the directors and officers of the Surviving Corporation from and after the EffectiveTime in accordance with the Bylaws of the Surviving Corporation, unless and until their successors shall have been elected or appointed and shall have qualified or until they shall have been removed in the manner provided therein.

                                    ARTICLE 2
             MANNER OF CONVERTING SHARES AND OPTIONS; EXCHANGE RATIO

         2.1 Conversion; Cancellation and Exchange of Shares; Exchange Ratio. At the Effective Time, by virtue of the Merger becoming effective and without any action on the part of UPC, Merger Subsidiary, FAB, or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

             (a) UPC Capital Stock. Each share of UPC Capital Stock, including any associated UPC Rights, issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

             (b) Merger Subsidiary Common Stock. Each share of Merger
Subsidiary common stock issued and outstanding immediately prior to the Effective Time shall be converted into and shall represent all of the issued and outstanding capital stock of FAB as the Surviving Corporation at and after the Effective Time.

             (c) FAB Common Stock. Each share of FAB Common Stock issued and outstanding at the Effective Time shall cease to represent any interest (equity, shareholder or otherwise) in FAB and shall automatically be converted exclusively into, and constitute only the right of each FAB Record Holder to receive in exchange for such holder's shares of FAB Common Stock, the Consideration to which the FAB Record Holder is entitled as provided in this
Section 2.1(c), with the following exceptions:

                  (1) Shares held by any FAB Company or any UPC Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted; and

                  (2) Shares held by any FAB Record Holders who shall have properly perfected such holders' dissenters' rights and shall have maintained the perfected status of such dissenters' rights through the Effective Time ("FAB Dissenting Shareholders") whose rights shall be governed by the provisions of the applicable sections of Section 131 of the Business Corporation Law of Louisiana regarding dissenters' rights.

                           (i)      The Exchange Ratio. The number of shares of
UPC Common Stock to be exchanged for each share of FAB Common Stock which shall be validly issued and outstanding immediately prior to the Effective Time shall be based on an exchange ratio (the "Exchange Ratio") governed by the average of the Current Market Price Per Share of UPC Common Stock for the ten (10) trading days prior to the date of the Closing (the "Average Market Price") (except as provided in B.(1) below), subject to any adjustments which may be required under the terms of this Agreement:

         A.       (1)      If the Average Market Price of UPC is between $41 and
                           $43 per share, inclusive, the exchange ratio shall be determined by dividing the average price into $136.80
                           (i.e., if the Average Market Price is $41, the exchange ratio will be 3.3366; if the Average Market
                           Price is $43, the exchange ratio will be 3.1814).

                  (2) If the Average Market Price of UPC is between $43 and $46 or is equal to $46 per share, the exchange ratio will be 3.1814.

                  (3) If the Average Market Price of UPC is above $46 per share, the exchange ratio shall be determined by dividing the Average Market Price into $146.30 (i.e., if the Average Market Price is $47, the exchange ratio will be 3.1128).

                  (4) If the Average Market Price of UPC is below $41 per share, either Party may elect to terminate the transaction.

         B.       (1)      UPC shall give FAB written notice eight (8) Business
                           Days prior to UPC's written request to the Securities and Exchange Commission for an acceleration of the date for the S-4 Registration Statement to be deemed effective in accordance with Rule 461 of the Securities Act of 1933 ("Written Notice").

                           If the average of the Current Market Price Per Share of UPC is below $41 per share for the five (5) consecutive trading days after the day of receipt of Written Notice to FAB, FAB shall have the right to terminate this Agreement by giving written notice of such election to terminate prior to 5:00 p.m. C.S.T. on the7th trading day after receipt of Written Notice by FAB. In the alternative to termination of the Agreement, the parties may attempt to negotiate, in good faith, an amendment to this Agreement, which will establish an exchange ratio formula or establish a fixed number of shares to be issued. In the event the parties are unable to reach such an agreement within thirteen (13) Business Days after the date Written Notice was received by FAB, this Agreement shall terminate in accordance with
                           Section 9.1(g).

The Exchange Ratio is based upon there being no more than an aggregate of 106,967 fully diluted shares of FAB Common Stock validly issued and outstanding immediately prior to the Effective Time (which for the purposes of the Exchange Ratio shall be determined by counting all unexercised FAB Stock Options, if any, and any other Rights issued and outstanding immediately prior to the Effective Time as if they had been fully exercised prior to the Effective Time.) FAB Common Stock held by any FAB Company, other than in a fiduciary capacity or as a result of debts previously contracted, shall not be considered as outstanding immediately prior to the Effective Time for purposes of the Exchange Ratio. No fractional shares of UPC Common Stock shall be issued in the Merger and if, after aggregating all of the whole and fractional shares of UPC Common Stock to which a FAB Record Holder shall be entitled based upon the Exchange Ratio, there should be a fractional share of UPC Common Stock remaining, such fractional share shall be settled by a cash payment therefor pursuant to Article 3 of this Agreement, which cash settlement shall be based upon the Current Market Price Per Share (as defined below) of one full share of UPC Common Stock.

                                    (ii)     Definition of "Current Market Price
Per Share." The "Current Market Price Per Share" shall be the closing price per share of UPC Common Stock on the NYSE Composite Transaction List (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by UPC) on the particular trading day.

                                    (iii)    Effect of Stock Splits, Reverse
Stock Splits, Stock Dividends and Similar Changes in the Capital of FAB. Should FAB effect any stock splits, reverse stock splits, stock dividends or similar changes in its respective capital accounts subsequent to the date of this Agreement but prior to the Effective Time, or should there be more than 106,967 fully diluted shares of FAB Common Stock outstanding immediately prior to the Effective Time, the Exchange Ratio may, in UPC's sole discretion if such change in the capital accounts constitutes a breach of any of FAB's representations, warranties or covenants, be adjusted in such a manner as the Board of Directors of UPC shall deem in good faith to be fair and reasonable in order to give effect to such changes. Notwithstanding the foregoing, nothing in this subparagraph (iii) shall be deemed to be a waiver of the inaccuracy of any representation or warranty or breach of any covenant by FAB set forth herein.

                  (d) Shares Held by FAB or UPC. Each of the shares of FAB Common Stock held by any FAB Company or by any UPC Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no Consideration shall be issued in exchange therefor.

                  (d) Dissenters' Rights of FAB Shareholders. Any FAB Record Holder who shall comply strictly with the provisions of the applicable sections of the Business Corporation Law of Louisiana regarding dissenters' rights ("FAB Dissenting Shareholders"), shall be entitled to dissent from the Merger and to seek those appraisal remedies afforded by such Business Corporation Law.

         2.2 Anti-Dilution Provisions. In the event UPC changes the number of shares of UPC Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted. The Parties hereto acknowledge and agree that UPC's issuance of additional shares of UPC Common Stock, or any other Capital Stock, for what the Board of Directors of UPC determines to be adequate consideration, including but not limited to, the issuance of additional shares in connection with other acquisitions, dividend reinvestment plans or employee benefit plans, would not give rise to an adjustment to the Exchange Ratio pursuant to this
Section 2.2.


                                    ARTICLE 3
                               EXCHANGE OF SHARES

         3.1 Exchange Procedures. As soon as reasonably practical after the Effective Time, UPC and FAB shall cause the Exchange Agent to mail to the FAB Record Holders appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of FAB Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). The Exchange Agent may establish reasonable and customary rules and procedures in connection with its duties. After the Effective Time, each FAB Record Holder of FAB Common Stock (other than shares to be canceled pursuant to Section 2.1(d) of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the Consideration provided in Section 2.1(c) of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to
Section 3.2 of this Agreement. To the extent required by Section 2.1(c) of this Agreement, each FAB Record Holder also shall receive, upon surrender of the certificate or certificates representing his or her shares of FAB Common Stock outstanding immediately prior to the Effective Time, cash in lieu of any fractional share of UPC Common Stock to which such holder may be otherwise entitled (without interest). UPC shall not be obligated to deliver the Consideration to which any FAB Record Holder is entitled as a result of the Merger until such FAB Record Holder surrenders such holder's certificate or certificates representing the shares of FAB Common Stock for exchange as provided in this Section 3.1. The certificate or certificates of FAB Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither UPC nor the Exchange Agent shall be liable to a FAB Record Holder for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

Approval of this Agreement and the Plan of Merger by the shareholders of FAB shall constitute all shareholders' ratification of the appointment of the Exchange Agent.

         3.2 Rights of Former FAB Record Holders. At the Effective Time, the stock transfer books of FAB shall be closed as to holders of FAB Common Stock outstanding immediately prior to the Effective Time, and no transfer of FAB Common Stock by any FAB Record Holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 3.1 of this Agreement, each certificate theretofore representing shares of FAB Common Stock (other than shares to be canceled pursuant to Section 2.1(d) of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the Consideration provided in Section 2.1(c) of this Agreement in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by FAB in respect of such shares of FAB Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Whenever a dividend or other distribution is declared by UPC on the UPC Common Stock, the record date for which is on or after the Effective Date, the declaration shall include dividends or other distributions on all shares of UPC Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of UPC Common Stock as of any time subsequent to the Effective Time shall be delivered to a FAB Record Holder until such FAB Record Holder surrenders his or her certificate or certificates evidencing FAB Common Stock for exchange as provided in Section 3.1 of this Agreement. However, upon surrender of such FAB Common Stock certificate, both the UPC Common Stock certificate (together with all such undelivered dividends or other distributions, without interest) and any undelivered dividends and cash payments payable hereunder (without interest), shall be delivered and paid with respect to each share represented by such certificate.

                                    ARTICLE 4
                                  MISCELLANEOUS

         4.1 Conditions Precedent. Consummation of the Merger by Merger Sub shall be conditioned on the satisfaction of or waiver by UPC of the conditions precedent to the Merger set forth in Sections 8.1 and 8.2 of the Merger Agreement. Consummation of the Merger by FAB shall be conditioned on the satisfaction of, or waiver by FAB of, of the conditions precedent to the Merger set forth in Sections 8.1 and 8.3 of the Merger Agreement.

         4.2 Termination. This Plan of Merger may be terminated at any time prior to the Effective Time by the Parties hereto as provided in Article 9 of the Merger Agreement.

         4.3 Amendments. To the extent permitted by Law, this Plan of Merger may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after shareholder approval of the Merger Agreement and this Plan of Merger has been obtained; provided, that after any such approval by the holders of FAB

Common Stock, there shall be made no amendment that modifies in any material respect the Consideration to be received by the FAB Record Holders.

         4.4 Assignment. Except as expressly contemplated hereby, neither this Plan of Merger nor the Merger Agreement, nor any of the rights, interests, or obligations hereunder or thereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, the Merger Agreement and this Plan of Merger will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

         4.5 Governing Law. This Plan of Merger shall be governed by and construed in accordance with the Laws of the State of Tennessee, without regard to any applicable conflicts of Laws.

         4.6 Counterparts. This Plan of Merger may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

         4.7 Captions. The captions contained in this Plan of Merger are for reference purposes only and are not part of this Plan of Merger.

         4.8 Definitions. Except as otherwise specifically provided herein, capitalized terms set forth below shall have the following meanings:

         "Articles of Merger" shall mean the Articles of Merger to be executed by UPC, Merger Sub and FAB and filed with the Secretary of State of the State of Tennessee relating to the merger of FAB with and into Merger Sub as contemplated by Section 1.1 of this Plan of Merger.

         "Effective Time" shall mean the date and time on which the Merger becomes effective pursuant to the Laws of the State of Tennessee as defined in
Section 1.2 of this Plan of Merger.

         "Exchange Agent" shall mean Union Planters National Bank, Memphis, Tennessee, acting through its corporate trust department.

         "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a person or its assets, liabilities, or business, including those promulgated, interpreted, or enforced by any federal or state regulatory agencies having jurisdiction over a person or its Subsidiaries.

         "FAB Common Stock" shall mean the $5.00 par value common stock of FAB.

         "Merger" shall mean the merger of Merger Sub with and into FAB as provided in Section 1.1 of this Plan of Merger.

                  "Merger Agreement" shall mean the Amended and Restated Agreement and Plan of Reorganization and Plan of Merger, dated as of July 9, 1997, by and between UPC, Merger Sub and FAB.

                  "Merger Sub Common Stock" shall mean the $1.00 par value common stock of Merger Sub.

                  "Subsidiaries" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 5% or more of the outstanding equity securities or equity interests, either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities or equity interest is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities or interests of which are owned or controlled in a fiduciary capacity.

                  "Surviving Corporation" shall refer to FAB as the surviving corporation resulting from the Merger.

                  "UPC Common Stock" shall mean the $5.00 par value common stock of UPC.

                  "UPC Capital Stock" shall mean, collectively, the UPC Common Stock, the UPC Preferred Stock, and any other class or series of capital stock of UPC.

                  "UPC Preferred Stock" shall mean the no par value preferred stock of UPC and shall include the (i) Series A Preferred Stock, and (ii) Series E, 8% Cumulative, Convertible Preferred Stock, of UPC.

                  "UPC Rights" shall mean the preferred stock purchase rights issued pursuant to the UPC Rights Agreement.

                  "UPC Rights Agreement" shall mean that certain Rights Agreement, dated January 19, 1989, between UPC and UPNB, as Rights Agent.

                  IN WITNESS WHEREOF, each of the Parties hereto has duly executed and delivered this Plan of Merger or has caused this Plan of Merger to be executed and delivered in its name and on its behalf by its representatives thereunto duly authorized, all as of the date first written above.

                                    FIRST ACADIAN BANCSHARES, INC.

                                    By Its: Board of Directors


                                    /s/ John V. Caldwell
                                    --------------------------------------------
                                    John V. Caldwell

                                    /s/ John R. Chadwick
                                    --------------------------------------------
                                    Dr. John R. Chadwick

                                    /s/ Curtis Duplechain
                                    --------------------------------------------
                                    Curtis Duplechain, M.D.

                                    /s/ Michael M. Gauthier
                                    --------------------------------------------
                                    Michael M. Gauthier

                                    /s/ Louis J. Guidry
                                    --------------------------------------------
                                    Louis J. Guidry

                                    /s/ Anthony J. Guildbeau
                                    --------------------------------------------
                                    Anthony J. Guilbeau

                                    /s/ B. W. Hillman, Sr.
                                    --------------------------------------------
                                    Dr. B. W. Hillman, Sr.


                                    --------------------------------------------
                                    Clint L. Pierson, Sr.

                                    UNION PLANTERS CORPORATION


                                    By:  /s/ Jackson W. Moore
                                         ---------------------------------------
                                         Jackson W. Moore
                                         Its: President
ATTEST:

/s/ E. James House, Jr.
------------------------------
E. James House, Jr.
Secretary




                                    FIRST ACADIAN ACQUISITIONS, INC.


                                    By:  /s/ Jackson W. Moore
                                         ---------------------------------------
                                         Jackson W. Moore
                                         Its: President
ATTEST:

/s/ Lynn L. Lanigan
------------------------------
Lynn L. Lanigan, Secretary

                                   CERTIFICATE

         The undersigned Secretary of First Acadian Bancshares, Inc., hereby certifies that the Plan of Merger was adopted by the majority vote of the Board of Directors of First Acadian Bancshares, Inc., at a meeting duly called and held on July 9, 1997.


                                             /s/ John V. Caldwell
                                             -----------------------------------
                                             John V. Caldwell, Secretary

Attest:

/s/ Michael M. Gauthier
-----------------------------------
Michael M. Gauthier, President

                                 ACKNOWLEDGMENT

STATE OF LOUISIANA

PARISH OF LAFOURCHE

         On this 9th day of July, 1997, before me personally came John V. Caldwell, Secretary of First Acadian Bancshares, Inc., who, being duly sworn, did depose and say that he is the Secretary of First Acadian Bancshares, Inc., the corporation described herein and which executed the foregoing instrument as its free act and deed, and he signs his name hereto by order of the Board of Directors of said corporation.


                                             /s/ John V. Caldwell
                                             -----------------------------------
                                             John V. Caldwell, Secretary


/s/ Arthur R. Ranier
------------------------------
Notary Public

                        EXHIBIT 2 to Merger Agreement

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into this _____ day of _____________, 1997 by and between Union Planters Corporation, a Tennessee corporation, (hereinafter, "UPC"), Union Planters Bank of Louisiana ("UPBL"), a wholly-owned subsidiary of UPC, and Michael M. Gauthier (hereinafter, "Officer").

         BACKGROUND

         Officer is the President and Chief Executive Officer of First Acadian Bancshares, Inc., a Louisiana corporation ("FAB"), and President and Chief Executive Officer of FAB's wholly owned subsidiary, Acadian Bank (the "Bank"). FAB is being acquired by UPC on the date hereof pursuant to an Amended and Restated Agreement and Plan of Reorganization, dated as of July 9, 1997 (the "Merger Agreement") through the merger (the "Merger") of FAB with and into First Acadian Acquisition, Inc. Simultaneously with the consummation of the Merger, the Bank will be merged with and into UPBL (the "Bank Merger"), with UPBL surviving the Bank Merger as the resulting institution.

         Officer has an employment contract (the "Prior Employment Contract") with FAB which, among other things, provides for a term of up to ten years or until Officer reaches age 65, with such Prior Employment Contract to begin on such date that FAB or the Bank were to be acquired by any third party. It is a condition precedent to UPC's obligation to consummate the Merger that Officer agree to terminate the Prior Employment Contract and enter into a new employment contract as UPC desires to retain Officer as an officer UPBL in accordance with the terms of this Agreement. Officer has agreed to terminate the Prior Employment Contract and Officer is willing to serve as an officer of UPBL in accordance with the terms and conditions of this Agreement.

         NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Effective Date. The effective date of this Agreement (the "Effective Date") is the date of the effective time of the Merger.

         2. Employment. Officer shall be employed as __________ of UPBL. In the event that UPBL is merged into or consolidated with another affiliate bank or subsidiary of UPC, Officer shall be employed in an executive capacity by such affiliate bank or subsidiary. Officer shall also render services to any subsidiary or subsidiaries of UPC as requested by the President or Chief Executive Officer of UPC from time to time consistent with Officer's executive position. Officer's responsibilities under this Agreement shall be in accordance with the policies and objectives established by the Board of Directors of UPBL, and shall be consistent with the responsibilities of similarly situated executives of comparable UPC affiliates. In any such capacity, Officer will report directly to the President of UPBL or a surviving entity. In no event shall Officer be required to move from Thibodaux, Louisiana, nor shall he be required to work on a regular basis outside of Thibodaux more than two days per work week.

         3. Employment Period. Unless earlier terminated in accordance with
Section 6 hereof, Officer's employment shall be for a three-year term (the "Employment Period"), beginning on the Effective Date.

         4. Extent of Service. During the Employment Period, and excluding any periods of vacation and sick leave to which Officer is entitled, Officer agrees to devote his business time, attention, skill and efforts to the faithful performance of his duties hereunder provided, however, that it shall not be a violation of this Agreement for Officer to (i) devote reasonable periods of time to charitable and community activities, and/or (ii) manage personal business interests and investments, so long as such activities do not interfere with the performance of Officer's responsibilities under this Agreement.

         5. Compensation and Benefits.

            (a) Base Salary. During the Employment Period, UPC will pay to Officer a base salary in the amount of $120,000 per year ("Base Salary"), less normal withholdings, payable in equal monthly or more frequent installments as are customary under UPBL's payroll practices from time to time. The Compensation Committee of the Board of Directors of UPBL shall review Officer's Base Salary annually and in its sole discretion, subject to approval of the Board of Directors of UPC, may adjust Officer's Base Salary from year to year, but the amount of the Base Salary may not be reduced.

            (b) Incentive, Savings and Retirement Plans. During the
Employment Period, officer shall be entitled to participate in all savings and retirement plans, practices, policies and programs applicable generally to similarly situated officers of affiliate banks or subsidiaries of UPC, and on the same basis as such other similarly situated officers. UPBL shall also pay to Officer a bonus ("Officer's Annual Bonus") of up to 25% of Officer's Base Salary for the particular year, the exact amount to be determined based upon the criteria set forth on Exhibit A hereto. Further, in recognition of the value of Officer to the operations of the Bank in the past and the operations of UPBL in the future, Officer shall be entitled to a retirement bonus ("Retirement Bonus") in the amount of $322,844. The Retirement Bonus shall be paid in one lump sum on the third anniversary of the Effective Date of the Merger, provided, however, that except in the event of Officer's termination of employment during the Employment Period for any reason other than (i) a termination for Cause under
Section 6(b)(ii) of this Agreement, or (ii) Officer's voluntary termination without Good Reason (as defined in Section 6(c) hereof), the Retirement Bonus shall be paid in a lump sum within 30 days after such termination of employment. In the event Officer is terminated for Cause under Section 6(b)(ii) of this Agreement during the Employment Period, then UPC shall have no obligation to pay any portion of the Retirement Bonus. In the event Officer voluntarily terminates employment without Good Reason during the Employment Period, then UPC shall have no obligation to pay the Retirement Bonus.

            (c) Employee Benefit Plans. During the Employment Period,
Officer and/or Officer's family, as the case may be, based on eligibility, shall be eligible for participation in and shall receive all benefits under employee benefit plans, practices, policies and programs provided by UPC and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to similarly situated officers of affiliate banks or subsidiaries of UPC.

                  (d) Expenses. During the Employment Period, Officer shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by Officer in accordance with the policies, practices and procedures of UPC and its affiliated companies to the extent applicable generally to other similarly situated officers of affiliate banks and subsidiaries of UPC.

                  (e) Fringe Benefits. During the Employment Period, Officer shall be entitled to fringe benefits in accordance with the plans, practices, programs and policies of UPC and its affiliated companies in effect for similarly situated officers of affiliate banks and subsidiaries of UPC. In addition, Officer shall continue to have the use of the automobile provided to him by Bank at the Effective Time of the Merger, and upon termination of this Agreement for any reason, Officer shall have the option, but not the obligation, to purchase such automobile for $5,000 cash. The right to purchase said automobile must be exercised within ten days after the date of termination of this Agreement and such right shall not extend to any new or substitute automobiles should the automobile Officer is currently using be damaged, lost, destroyed or replaced, but in such case Officer shall have the option, but not the obligation, to purchase such automobile for its then current book value. In addition to any other death benefits or insurance provided to similarly situated officers of UPC affiliates, during the Employment Period UPBL shall continue to pay regularly scheduled premiums on the $250,000 benefit term life insurance policy provided Officer by Bank at the time of the Merger. In the event of the termination of this Agreement for any reason other than a termination for Cause under Section 6(b)(ii) of this Agreement, at Officer's request UPBL shall take such steps as are necessary to assign such term life insurance policy to Officer provided such an assignment is permitted under the terms of the insurance policy and provided such assignment can be accomplished at no additional charge or expense to UPBL. Officer shall be entitled to one month vacation per year, subject to UPBL'S policies and procedures regarding timing and notice of vacation.

               6. Termination of Employment.

                  (a) Death or Disability. Officer's employment shall terminate automatically upon Officer's death during the Employment Period. If UPC determines in good faith that the Disability of Officer has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to Officer written notice in accordance with Section 14(g) of this Agreement of its intention to terminate Officer's employment. In such event, Officer's employment shall terminate effective on the 60th day after receipt of such written notice by Officer (the "Disability Effective Date"), provided that, within the 30 days after such receipt, Officer shall not have returned to full-time performance of Officer's duties. For purposes of this Agreement, "Disability" shall mean a mental or physical disability as determined by the Board of Directors of UPBL in accordance with standards and procedures similar to those under UPC's employee long-term disability plan, if any. At any time that UPC does not maintain such a long-term disability plan, Disability shall mean the inability of Officer, as determined by the Board of Directors of UPBL, to substantially perform his regular duties and responsibility due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six consecutive months.

                  (b) Cause. UPC may terminate Officer's employment during the Employment Period for Cause. For the purposes of this Agreement, "Cause" shall mean:

                      (i) the willful and continued failure by Officer to substantially perform his duties with UPBL or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Officer by the Board of Directors of UPBL which demand specifically identifies the manner in which Officer has not substantially performed his duties, and Officer falls to comply with such demand within a reasonable time, or

                      (ii) the willful engaging by Officer in gross misconduct which is materially and demonstrably injurious to UPC or UPBL, or any of their subsidiaries or affiliates.

         For purposes of this provision, no act or failure to act, on the part of Officer, shall be considered "willful" or "gross misconduct" unless it is done, or omitted to be done, by Officer in bad faith or without reasonable belief that Officer's action or omission was in the best interests of UPC or any of its affiliates. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors of UPBL or upon the instructions of the President or Chief Executive Officer or another senior officer of UPBL or UPC, or based upon the advice of counsel for UPBL or UPC, shall be conclusively presumed to be done, or omitted to be done, by Officer in good faith and in the best interests of UPC and UPBL. The cessation of employment of Officer shall not be deemed to be for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors of UPBL at a meeting of the Board called and held for that purpose (after reasonable notice to Officer, and an opportunity for Officer, together with counsel of his choice, to be heard before the Board), finding that, in good faith opinion of the Board, Officer is guilty of the conduct set forth above in clauses (i) or (ii) of this Section 6(b), and specifying the particulars thereof in reasonable detail.

                  (c) Termination for Good Reason. Officer shall be entitled to terminate employment hereunder for Good Reason. The term "Good Reason" shall mean (i) a requirement that Officer be based at any location not within Thibodaux, Louisiana, or a substantial increase in Officer's travel for business purposes, (ii) the assignment to Officer of any duties materially inconsistent with Officer's position, authority, duties or responsibilities as contemplated by Section 2 of this Agreement, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by UPBL promptly after receipt of notice thereof given by Officer, or
(iii) a material reduction in Officer's benefits, perquisites, or contingent benefits except as part of an overall program applied uniformly and with equitable effect among all members of senior management of affiliate banks or subsidiaries of UPC. Officer's right to terminate employment under this
Section 6(c)
shall not be affected by Officer's incapacity due to physical or mental illness. Officer's continued employment hereunder shall not constitute consent to or waiver of rights with respect to any circumstance constituting Good Reason hereunder.

                  (d) Notice of Termination. Any termination of Officer's employment for Cause, or by Officer for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 14(g) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Officer's employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not less than 30 days after the giving of such notice). The failure by Officer or UPBL to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of Officer or UPBL, respectively, hereunder or preclude Officer or UPBL, respectively, from asserting such fact or circumstance in enforcing Officer's or UPBL's rights hereunder.

                  (e) Date of Termination. "Date of Termination" means (i) if Officer's employment is terminated by UPBL for Cause, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be,
(ii) if Officer's employment is terminated by UPBL other than for Cause or Disability, the Date of Termination shall be the date on which UPBL notifies Officer of such termination, (iii) if Officer's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of Officer or the Disability Effective Date, as the case may be, and (iv) in the case of termination of employment by Officer for Good Reason, the date stated in the notice given pursuant to Section 6(c) of this Agreement.

               7. Obligations of UPC upon Termination.

                  (a) Termination for Good Reason; Termination Other Than for Cause, Death or Disability. If, during the Employment Period, UPC shall terminate Officer's employment other than for Cause under Section 6(b)(ii) of this Agreement, or due to Officer's Death or Disability, or if Officer shall terminate employment hereunder for Good Reason, then in consideration of Officer's services rendered prior to such termination and as reasonable compensation for his compliance with the restrictive covenants set forth in
Section 11 of this Agreement:

                      (i) UPC shall pay to Officer in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                                    A. the sum of (1) Officer's Base Salary
through the Date of Termination to the extent not theretofore paid, (2) a pro rata portion of the Officer's Annual Bonus determined by multiplying Officer's Annual Bonus received by Officer in the previous year (except for year one where the amount shall be $30,000) by a fraction, the numerator of which is the number of days elapsed in the calendar year up to and including the Date of Termination and the denominator of which is 365, (3) any compensation previously deferred by Officer (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2) and (3) shall be hereinafter referred to as the "Accrued Obligations", and

                                    B. the amount equal to the product of (1)
the number of days remaining in the Employment Period and after the Date of Termination (the "Remaining Employment Period"), and (2) Officer's Base Salary in effect on the Date of Termination divided by 365; and

                                    C. the Retirement Bonus; and

                      (ii) to the extent not theretofore paid or provided, UPC shall timely pay or provide to Officer any other amounts or benefits required to be paid or provided or which Officer is eligible to receive under any plan, program, policy or practice or contract or agreement of UPC and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

                  (b) Death. If Officer's employment is terminated by reason of Officer's death during the Employment Period, this Agreement shall terminate without further obligations to Officer's legal representatives under this Agreement, other than for payment of Accrued Obligations, the Retirement Bonus, and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to Officer's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination.

                  (c) Disability. If Officer's employment is terminated by reason of Officer's Disability during the Employment Period, this Agreement shall terminate without further obligations to Officer, other than for payment of Accrued Obligations, the Retirement Bonus, and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to Officer in a lump sum in cash within 30 days of the Date of Termination.

                  (d) Cause or Voluntary Termination. If Officer's employment shall be terminated for Cause pursuant to Section 6(b)(ii) of this Agreement during the Employment Period, or if Officer voluntarily terminates employment during the Employment Period other than termination for Good Reason pursuant to
Section 6(c), this Agreement shall terminate without further obligations to Officer, other than for Accrued Obligations and the timely payment or provision of Other Benefits; provided, however, that should Officer's employment be terminated for Cause, whether under Section 6(b)(i) or 6(b)(ii), in no event shall the term "Accrued Obligations") for purposes of this Section 7(d) include a pro rata portion of the Officer's Annual Bonus. Accrued Obligations shall be paid to Officer in a lump sum in cash within 30 days of the Date of Termination.

         8. Reduction in Certain Events. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by UPC or UPBL to or for the benefit of Officer (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then the benefits payable under this Agreement shall be reduced to the extent necessary (but not below zero) to avoid the imposition of the Excise Tax.

         9. Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit Officer's continuing or future participation in any plan, program, policy or practice provided by UPC or any of its affiliated companies and for which Officer may qualify, nor, subject to Section 14(e), shall anything herein limit or otherwise affect such rights as Officer may have under any contract or agreement with UPC or any of its affiliated companies. Amounts which are vested benefits or which Officer is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with UPC or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

         10. Full Settlement. UPC's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which UPC may have against Officer or others. In no event shall Officer be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Officer under any of the provisions of this Agreement and such amounts shall not be reduced whether or not Officer obtains other employment. UPC agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which Officer may reasonably incur as a result of any contest (to the extent that Officer is successful, in whole or in part, in such contest) by UPC, Officer or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by Officer about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

         11. Covenants.

             (a) Covenant Not To Compete. During the Employment Period and for a period ending on the second anniversary of the date of Officer's Termination (the "Restricted Period"), Officer shall not, within the parishes of Ascension, East Baton Rouge, Lafourche, Livingston or St. Tammany, State of Louisiana, directly or indirectly, in any capacity, render his services, or engage or have a financial interest in, any business that shall be competitive with any of those business activities in which UPC or its subsidiaries or affiliates is engaged as of the date of Officer's termination of employment, which business activities include the provision of banking and related financial services (collectively, the "Business"), provided, however, that Officer's beneficial ownership of 3% or less of any class of securities listed for trading on a national securities exchange or traded on the Nasdaq National Market or in the over-the-counter market and reported by Nasdaq shall not constitute a "financial interest" in violation of this covenant. If a court determines that the foregoing restrictions are too broad or otherwise unreasonable under applicable law, including with respect to time or territory, the court is hereby requested and authorized by the parties hereto to revise the foregoing restriction to include the maximum restrictions allowable under applicable law.

                  (b) Covenant Not to Solicit Customers. During the Restricted Period, Officer shall not, directly or indirectly, individually or on behalf of any other person, partnership, limited liability company, corporation or other entity ("Person") (other than UPC or an affiliate), solicit the provision of services included in the Business to any Person who is or was (i) a customer of UPC or any of its affiliates for whom UPC or any of its affiliates provided services included in the Business during any part of the 12-month period immediately prior to the date of Officer's termination as an employee of UPC or its affiliated companies, or (ii) a potential customer of UPC or any of its affiliates to whom UPC or any of its affiliates solicited the provision of services included in the Business during any part of the 12-month period immediately prior to the date of Officer's termination as an employee of UPC or its affiliated companies (a "Potential Customer"). The term "Potential Customer" shall not include any person or entity whom Officer did not know or have reasonable cause to know was the subject of such a solicitation during such period.

                  (c) Covenant Not to Solicit Employees. During the Restricted Period, Officer shall not, directly or indirectly, individually or on behalf of any other Person, solicit, recruit or entice, directly or indirectly, any employee of UPC or its affiliates to leave the employment of UPC or such affiliate to work with Officer or with any Person with which Officer is or becomes affiliated or associated.

                  (d) Reasonableness of Scope and Duration. The parties hereto agree that the covenants and agreements contained in this Section 11 are reasonable in their scope and duration, and they intend that they be enforced, and no party shall raise any issue of the reasonableness of the scope or duration of any such covenants in any proceeding to enforce any such covenants.

                  (e) Enforceability. Officer agrees that monetary damages would not be a sufficient remedy for any breach or threatened breach of the provisions of this Section 11, and that in addition to all other rights and remedies available to UPC, UPC shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach or threatened breach.

                  (f) Separate Covenants and Severability. The covenants and agreements contained in this Section 11 shall be construed as separate and independent covenants. Should any part or provision of any such covenant or agreement be held invalid, void or unenforceable in any court of competent jurisdiction, no other part or provision of this Agreement shall be rendered invalid, void or unenforceable as a result. If any portion of the foregoing provisions is found to be invalid or unenforceable by a court of competent jurisdiction unless modified, it is the intent of the parties that the otherwise invalid or unreasonable term shall be reformed, or a new enforceable term provided, so as to most closely effectuate the provisions as is validly possible.

         12.      Reserved.

         13.      Assignment and Successors.

                  (a) Officer. This Agreement is personal to Officer and without the prior written consent of UPC and UPBL shall not be assignable by Officer otherwise than by last will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Officer's legal representatives.

                  (b) UPC and UPBL. This Agreement shall inure to the benefit of and be binding upon UPC and UPBL, and their respective successors and assigns. UPC and UPBL, as the case may be, will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of UPC or UPBL to assume expressly and agree to perform this Agreement in the same manner and to the same extent that UPC or UPBL would be required to perform it if no such succession had taken place. As used in this Agreement, "UPC" shall mean UPC and "UPBL" shall mean UPBL, in both cases as hereinbefore defined, and any successor to its respective business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

         14.      Miscellaneous.

                  (a) No Mitigation. Officer shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and, except as provided herein, no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Officer in any subsequent employment.

                  (b) Waiver. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

                  (c) Severability. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

                  (d) Other Agents. Nothing in this Agreement is to be interpreted as limiting UPC or UPBL from employing other personnel on such terms and conditions as may be satisfactory to it.

                  (e) Entire Agreement. Except as provided herein, this Agreement contains the entire agreement between UPC, UPBL and Officer with respect to the subject matter hereof and it supersedes and invalidates any previous agreements or contracts between them, but not limited to the Prior Employment Agreement. No representations, inducements, promises or agreements, oral or otherwise, which are not embodied herein shall be of any force or effect.

                  (f) Governing Law. Except to the extent preempted by federal law, the laws of the State of Tennessee shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise. The Parties agree that the proper forum for any judicial interpretation regarding or conflict over this Agreement shall be the Federal District of the Eastern District of Louisiana.

                  (g) Notices. AlI notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered, or seven days after mailing if mailed, first class, certified mail, postage prepaid:

                  To UPC:           Union Planters Corporation
                                    7130 Goodlett Farms Parkway
                                    Memphis, Tennessee 38018
                                    Facsimile No. (901) 580-2877
                                    Attention: Chief Executive Officer

                  To UPBL:          Union Planters Bank of Louisiana
                                    8440 Jefferson Highway
                                    Baton Rouge, Louisiana 70809
                                    Facsimile No. (504) 924-9367
                                    Attention: Chief Executive Officer

                  To Officer:       Michael M. Gauthier

                                    _______________________________
                                    Thibodaux, Louisiana  _________
                                    Facsimile No (504) ____________

Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

                  (h) Amendments and Modifications. This Agreement may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to this Agreement.


         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Employment Agreement as of the date first above written.

                                    UNION PLANTERS CORPORATION


                                    By:
                                       -----------------------------------------

                                    Title:
                                          --------------------------------------

                                    UNION PLANTERS BANK OF LOUISIANA


                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------


                                    OFFICER



                                    --------------------------------------------
                                    Michael M. Gauthier

                        EXHIBIT 3 to Merger Agreement

                               AFFILIATE AGREEMENT

Union Planters Corporation
7130 Goodlett Farms Parkway
Memphis, Tennessee 38108
Attention: Jackson W. Moore, President
and Chief Operating Officer

Gentlemen:

         The undersigned is a shareholder of First Acadian Bancshares, Inc. ("FAB"), a corporation organized and existing under the laws of the State of Louisiana, and will become a shareholder of the Union Planters Corporation ("UPC") pursuant to the transactions described in the Agreement and Plan of Merger, dated as of May 28, 1997 (the "Agreement"), by and between UPC, First Acadian Acquisition, Inc. ("Merger Subsidiary"), and FAB. Under the terms of the Agreement, FAB will be merged with and into Merger Subsidiary (the "Merger"), and the shares of the $5.00 par value common stock of FAB ("FAB Common Stock") will be converted into and exchanged for shares of the $5.00 par value common stock of UPC ("UPC Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and UPC regarding rights and obligations of the undersigned in connection with the shares of UPC to be received by the undersigned as a result of the Merger.

         In consideration of the Merger and the mutual covenants contained herein, the undersigned and UPC hereby agree as follows:

         1. Affiliate Status. The undersigned understands and agrees that as to FAB the undersigned is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that the undersigned will be such an "affiliate" at the time of the Merger.

         2. Initial Restriction on Disposition. The undersigned agrees that the undersigned will not sell, transfer, or otherwise dispose of the undersigned's interests in, or reduce the undersigned's risk relative to, any of the shares of UPC Common Stock into which the undersigned's shares of FAB Common Stock are converted upon consummation of the Merger until such time as the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met. The undersigned understands that ASR 130 and 135 relate to publication of financial results of post-Merger combined operations of UPC and FAB. UPC agrees that it will publish such results within 45 days after the end of the first fiscal quarter of UPC containing the required period of post-Merger combined operations and that it will notify the undersigned promptly following such publication.

         3. Covenants and Warranties of Undersigned. The undersigned represents, warrants, and agrees that:

         (a) During the 30 days immediately preceding the Effective Time of the Merger, the undersigned has not sold, transferred, or otherwise disposed of the undersigned's interests in, or reduced the undersigned's risk relative to, any of the shares of FAB Common Stock beneficially owned by the undersigned as of the date of the Shareholders' Meeting of FAB held to approve the Merger.

         (b) The UPC Common Stock received by the undersigned as a result of the Merger will be taken for the undersigned's own account and not for others, directly or indirectly, in whole or in part.

         (c) UPC has informed the undersigned that any distribution by the undersigned of UPC Common Stock has not been registered under the 1933 Act and that shares of UPC Common Stock received pursuant to the Merger can only be sold by the undersigned (1) following registration under the 1933 Act, or (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exists or may hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that UPC is under no obligation to file a registration statement with the SEC covering the disposition of the undersigned's shares of UPC Common Stock or to take any other action necessary to make compliance with an exemption from such registration available.

         (d) The undersigned will, and will cause each of the other parties whose shares are deemed to be beneficially owned by the undersigned pursuant to
Section 8 hereof to have all shares of FAB Common Stock beneficially owned by the undersigned registered in the name of the undersigned or such parties, as applicable, prior to the Effective Date of the Merger and not in the name of any bank, broker-dealer, nominee, or clearinghouse.

         (e) The undersigned is aware that UPC intends to treat the Merger as a tax-free reorganization under Section 368 of the Internal Revenue Code ("Code") for federal income tax purposes. The undersigned agrees to treat the transaction in the same manner as UPC for federal income tax purposes. The undersigned acknowledges that Section 1.368-1(b) of the Income Tax Regulations requires "continuity of interest" in order for the Merger to be treated as tax-free under
Section 368 of the Code. This requirement is satisfied if, taking into account those FAB shareholders who receive cash in exchange for their stock, who receive cash in lieu of fractional shares, or who dissent from the Merger, there is no plan, or intention on the part of the FAB shareholders to sell or otherwise dispose of the UPC Common Stock to be received in the Merger. The undersigned has no prearrangement, plan, or intention to sell or otherwise dispose of an amount of his UPC Common Stock to be received in the Merger which would cause the foregoing requirement not to be satisfied.

         4. Restrictions on Transfer. The undersigned understands and agrees that stop order instructions with respect to the shares of UPC Common Stock received by the undersigned pursuant to the Merger will be given to UPC's Transfer Agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

         "The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as Union Planters Corporation ("UPC") has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred, or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, (2) in accordance with
         (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of UPC) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of UPC) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for UPC that such sale or offer is otherwise exempt from the registration requirements of such Act."

Such legend will also be placed on any certificate representing UPC securities issued subsequent to the original issuance of the UPC Common Stock pursuant to the Merger as a result of any offer of such shares or any stock dividend, stock split, or other recapitalization as long as the UPC Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. Upon the request of the undersigned, UPC shall cause the certificates representing the shares of UPC Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to restrictions on transfer by virtue of ASR 130 and 135 as soon as practicable after the requirements of ASR 130 and 135 have been met. In addition, if the provisions of Rules 144 and 145 are amended to delete restrictions applicable to the UPC Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), UPC, upon the request of the undersigned, will cause the certificates representing the shares of UPC Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by UPC of an opinion of its counsel to the effect that such legend may be removed.

         5. Understanding of Restrictions on Dispositions. The undersigned has carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon his ability to sell, transfer, or otherwise dispose of the shares of UPC Common Stock received by the undersigned, to the extent he believes necessary, with his counsel or counsel for FAB.

         6. Filing of Reports by UPC. UPC agrees, for a period of three years after the Effective Time of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of UPC Common Stock issued to the undersigned pursuant to the Merger.

         7. Transfer Under Rule 145(d). If the undersigned desires to sell or otherwise transfer the shares of UPC Common Stock received by him in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for UPC Common Stock together with such additional information as the transfer agent may reasonably request. If UPC's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), UPC shall cause such counsel to provide such opinions as may be necessary to UPC's transfer agent so that the undersigned may complete the proposed sale or transfer.

         8. Acknowledgments. The undersigned recognizes and agrees that the foregoing provisions also apply to all shares of the capital stock of FAB and UPC that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws, which the undersigned agrees may include, without limitation, shares owned or held in the name of (i) the undersigned's spouse, (ii) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or officer of UPC or becomes a director or officer of UPC upon consummation of the Merger, among other things, any sale of UPC Common Stock by the undersigned within a period of less than six months following the Effective Time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

         9. Miscellaneous. This Affiliate Agreement is the complete agreement between UPC and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Tennessee.

         This Affiliate Agreement is executed as of the ________ day of _______________, 1997.

                                    Very truly yours,


                                    --------------------------------------------
                                    Affiliate Signature


                                    --------------------------------------------
                                    Printed Name


                                    --------------------------------------------

                                    --------------------------------------------

                                    --------------------------------------------
                                    Address

         Add below the signatures of all registered owners of shares deemed to be beneficially owned by the Affiliate.

                                    --------------------------------------------
                                    Name:
                                         ---------------------------------------


                                    --------------------------------------------
                                    Name:
                                         ---------------------------------------


                                    --------------------------------------------
                                    Name:
                                         ---------------------------------------



         AGREED TO AND ACCEPTED as of ___________________________, 1997.

                                    UNION PLANTERS CORPORATION


                                    By:
                                         ---------------------------------------
                                         Jackson W. Moore
                                         President

                        Exhibit 4 to Merger Agreement

                                 July 9, 1997



Boards of Directors
First Acadian Bancshares, Inc. &
Acadian Bank
P.O. Box 5298
Thibodaux, LA 70302

Attention:  Mr. Michael Gauthier
            President and Chief Executive Officer

RE: Social and Employment Issues Related to Acquisition of First Acadian Bancshares, Inc. by Union Planters Corporation

Ladies and Gentlemen:

         We have, today, entered into an Amended and Restated Agreement and Plan of Reorganization (the "Amended Agreement") between Union Planters Corporation ("UPC") and First Acadian Bancshares, Inc. ("FAB"), which amended, restated and replaced that Agreement and Plan of Reorganization dated as of May 28, 1997 between UPC and FAB (the "Original Agreement"). This Amended Supplemental Letter is intended to amend, restate and replace that certain Supplemental Letter which accompanied and was incorporated by reference into the Original Agreement. UPC and FAB each agree that this Amended Supplemental Letter is an integral part of the Amended Agreement and is being entered into separately solely as an accommodation to UPC. All terms used herein without definition have the same meaning as ascribed to such terms in the Amended Agreement. Union Planters Bank of Louisiana ("UPLA" or "Surviving Bank"), a wholly-owned subsidiary of UPC, and Acadian Bank, a wholly-owned subsidiary of FAB join in this Amended Supplemental Letter for the purpose of making certain representations and covenants.

         Accordingly, in consideration of the Parties having entered into the Original Agreement and the Amended Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is further agreed that:

         A. MERGER OF ACADIAN BANK INTO UPLA

         FAB, Acadian Bank, UPC and Surviving Bank agree to take such steps as are necessary to provide for the merger of Acadian Bank with and into UPLA, which shall survive the merger as the Surviving Bank (the "Bank Merger"). The Bank Merger shall be an integral step in the Merger and shall be consummated simultaneously with the consummation of the Merger. UPC may waive this provision in its sole discretion.

         B.       REPRESENTATION ON BOARD OF DIRECTORS OF SURVIVING BANK

         No later than the first regularly scheduled meeting of the Board of Directors of the Surviving Bank after the consummation of the Bank Merger, the Surviving Bank shall offer to each person who was a director of FAB immediately prior to the consummation of the Bank Merger, other than Mr. Gauthier, the opportunity to serve as an advisory director of the Surviving Bank. Those persons accepting the appointment as an advisory directors of the Surviving Bank will serve in such capacity for an initial term not to exceed three years. Mr. Gauthier shall be appointed as a director of the Surviving Bank upon consummation of the Bank Merger, to serve in such capacity for an initial term not to exceed three years. The former FAB directors accepting an appointment as an advisory director of the Surviving Bank will be entitled to receive advisory director fees in an amount equal to $100 for each directors' meeting of the Surviving Bank they attend during their term. As an officer of UPBL, Mr. Gauthier shall not be entitled to receive directors fees or any other compensation for service on the Board of UPBL or any of its committees. At the end of the initial three year term, the Surviving Bank shall have no obligation to offer or extend a directorship to Mr. Gauthier or advisory director positions to those other persons who at the time of the consummation of the Bank Merger were directors of FAB.

         C.       BENEFIT PLANS

                  1. 401(K) PLAN. Notwithstanding anything to the contrary in the Amended Agreement, after the Effective Time of the Merger, all contributions under FAB's 401(k) Plan as in effect on the date of the Original Agreement (the "401(k) Plan") shall cease, and employees of FAB and the FAB Subsidiaries who continue their employment with FAB or FAB Subsidiaries (or their successors) after the Effective Time of the Merger shall be entitled to participate in UPC's 401(k) Plan to the same extent as other employees of UPC as of immediately after the Effective Time. Such employees shall receive past service credit for their service with FAB and the FAB Subsidiaries for purposes of eligibility, participation, and vesting in UPC's 401(k) Plan. FAB, in coordination with UPC's Human Resources Department, shall take such steps as are necessary to merge FAB's 401(k) Plan with and into UPC's 401(k) Plan as of the Effective Time of the Merger or as soon as reasonably practicable after the Effective Time of the Merger, but any delay in effectuating such merger shall not delay FAB's employees' right to participate in UPC's 401(k) Plan as of the Effective Time of the Merger. Prior to the Effective Time of the Merger, FAB shall fully reserve for all anticipated costs and expenses related to its 401(k) Plan and the merger thereof into UPC's 401(k) Plan. FAB, in coordination with UPC's Human Resources Department, shall obtain such regulatory determinations regarding the merger of its 401(k) Plan into the UPC 401(k) Plan as may be appropriate to ensure the qualified status of such plans and trusts under the Internal Revenue Code.

         D.       OTHER MATTERS

                  1. EMPLOYMENT AGREEMENTS. Neither UPC nor the Surviving Bank shall have any responsibility to offer an employment contract to any person affiliated with FAB or any of its subsidiaries as a result of the Merger of the Bank Merger, other than to Mr. Gauthier as provided in the Amended Agreement.

                  2. FAB SEVERANCE BENEFITS. The Surviving Bank shall provide for a payment of six months' salary to any employee of FAB or any FAB Subsidiary whose employment is terminated other than for cause by UPC or the Surviving Bank within one year following the consummation of the Bank Merger and who has been employed by FAB or a FAB Subsidiary for at least five years as of the Effective Date of the Merger. In the event UPC or the Surviving Bank terminates any employee of FAB or FAB Subsidiary, other than for cause, within six months after the consummation of the Bank Merger who has not been employed by FAB or any FAB Subsidiary for at least five years as of the Effective Date of the Merger, the Surviving Bank shall pay such person a severance payment to be determined by multiplying one-half of such person's annual cash compensation by a fraction, the numerator of which shall be the remainder after subtracting from 180 the number of days since the Effective Date of the Merger that such person was retained by FAB or any FAB Subsidiary, and the denominator of which shall be
180. The Surviving Bank shall have no obligation to make any such severance payments to any employee whose employment is terminated for cause. For purposes hereof, termination "cause" shall exist if the employee engages in any of the following conduct: (1) willful and knowing dishonesty; (2) obtaining from any person or entity, other than from the Surviving Bank, anything of value in return for or because of rendering service or advice which, under the circumstances, might reasonably be construed as part of the duties expected of an employee of the Surviving Bank; (3) theft, embezzlement, false entries on records, misapplication of funds or property, misappropriation of any asset, any conduct resulting in conversation of any kind, or any actual or constructive fraud; (4) gross neglect of duty, including, but not limited to, refusal to attend to the duties of employment at the Surviving Bank; (5) participating in any conduct involving moral turpitude or which results in public disgrace including, but not limited to, conduct for which there is probable cause to believe that, if criminally prosecuted, such conduct would be adjudged felonious; or (6) counseling, advising, assisting, procuring or aiding any employee of the Surviving Bank in any above-recited actions.

                  3. DEFERRED COMPENSATION AGREEMENT FUNDING. FAB or any FAB Subsidiary may contribute up to the aggregate amount of $150,000 to complete the funding of those Deferred Compensation Agreements of certain officers and directors of FAB or a FAB Subsidiary which agreements are in existence as of the date of the Original Agreement and the Original Supplemental Letter. On the date of Closing, FAB shall pay the amounts due under such Deferred Compensation Agreements to the participating officers and directors, to the extent of accrued funds in such accounts, but such payment at that time shall be paid only upon the receipt from such participating officers and directors of releases satisfactory to UPC, which fully and unconditionally release UPC, any UPC Company, FAB and any FAB Company, and their respective officers, directors, employees and agents from any further liability with respect to such Deferred Compensation Agreements.

                  4. 1997 BONUSES. After the date hereof and prior to the Effective Date of the Merger, FAB shall be entitled to reserve for and pay bonuses to its employees or employees of any of its Subsidiaries; provided, however, the aggregate amount of such bonuses shall not exceed $210,000, and the full amount of any bonuses paid shall be fully accrued on the books and records of FAB prior to Closing.

                  5. RELEASE FROM PERSONAL GUARANTEES. UPC agrees use its best efforts after the Effective Date to obtain releases of the personal guarantees of the directors of (FAB's or Acadian Bank's) subordinated debentures, in the aggregate principal amount of $190,000 when issued, and until such releases are obtained, UPC agrees to indemnify and hold such directors harmless from any liability associated with those personal guarantees should the directors ever be called upon to pay all or any portion of the indebtedness due on the subordinated debentures.

         E.       GENERAL CONCERNS

                  Notwithstanding anything in this Amended Supplemental Letter to the contrary, the rights granted by UPC and the Surviving Bank to employees of FAB or any FAB Subsidiary in connection with the Merger shall not in and of themselves be construed in any way to be an employment contract with, or right to employment by, FAB, UPC, or any other subsidiary of UPC or FAB after the Effective Date of the Merger. In addition, to the extent that any of the contemplated agreements set forth in this Amended Supplemental Letter would cause the Merger not to be accounted for as a pooling of interests, then neither UPC nor the Surviving Bank shall be obligated to effect the Merger and the Parties agree to negotiate, in good faith, to restructure the agreements contemplated by this Amended Supplemental Letter in a manner that would permit the Merger to be accounted for as a pooling of interests and provide substantially the same economic value to the recipient of the benefit.

         F.       TIMING

                  Notwithstanding anything in this Amended Supplemental Letter or in the Amended Agreement to the contrary, FAB may take such actions on or before the Effective Time of the Merger as are necessary or appropriate to effectuate the purposes of this Amended Supplemental Letter, including, but not limited to (i) the adoption and execution of agreements and amendments relating to the plans, programs, and agreements referenced herein, and (ii) the adoption and execution of any amendment required by applicable Law.

         IN WITNESS WHEREOF, the parties hereto intending to be legally bound have caused this Supplemental Letter to be executed.


UNION PLANTERS CORPORATION                 UNION PLANTERS BANK OF LOUISIANA


/s/ Benjamin W. Rawlins, Jr.               /s/ A. Jackson Huff, Jr.
-------------------------------------      -------------------------------------
Benjamin W. Rawlins, Jr.                   A. Jackson Huff, Jr.
President and Chief Operating Officer      President and Chief Executive Officer

FIRST ACADIAN BANCSHARES, INC.             ACADIAN BANK

/s/ Michael M. Gauthier                    /s/ Michael M. Gauthier
-------------------------------------      -------------------------------------
Michael M. Gauthier                        Michael M. Gauthier
President and Chief Executive Officer      President and Chief Executive Officer


First Acadian Bancshares, Inc.               Acadian Bank Board of Directors
Board of Directors


/s/ Michael M. Gauthier                      /s/ Michael M. Gauthier
----------------------------------           -----------------------------------

/s/ John R. Chadwick                         /s/ John R. Chadwick
----------------------------------           -----------------------------------

/s/ Anthony J. Guilbeau                      /s/ Anthony J. Guilbeau
----------------------------------           -----------------------------------

/s/ B. W. Hillman, Sr                        /s/ B. W. Hillman, Sr.
----------------------------------           -----------------------------------

/s/ Louis J. Guidry                          /s/ Louis J. Guidry
----------------------------------           -----------------------------------

/s/ Curtis Duplechain                        /s/ Curtis Duplechain
----------------------------------           -----------------------------------

/s/ John V. Caldwell                         /s/ John V. Caldwell
----------------------------------           -----------------------------------

                                   APPENDIX B

 Audited Consolidated Financial Statements of FAB as of and for the years ended
                           December 31, 1996 and 1995

                        [BERGERON & LANAUX LETTERHEAD]


                        INDEPENDENT AUDITOR'S REPORT


The Board of Directors
First Acadian Bancshares, Inc. and Subsidiary
Thibodaux, Louisiana

We have audited the accompanying consolidated statements of condition of First Acadian Bancshares, Inc. and Subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of earnings, stockholders equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of First Acadian Bancshares, Inc. and Subsidiary as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                              /s/ BERGERON & LANAUX
Houma, Louisiana
February 12, 1997

                        FIRST ACADIAN BANCSHARES, INC.

                     Consolidated Statements of Condition

                          December 31, 1996 and 1995


                                    ASSETS


                                                                         1996                          1995
                                                                         ----                          ----
Cash and cash equivalents:
        Cash and due from banks                                  $     4,361,897                  $  4,268,167
        Federal funds sold                                             1,425,000                     6,125,000
                                                                 ---------------                  ------------
                        Total cash and cash equivalents                5,786,897                    10,393,167

Securities available for sale                                          7,801,232                     8,160,838

Securities held to maturity (estimated market value
        of $9,087,000 in 1996 and $10,860,000 in 1995)                 9,038,874                    10,735,109

Loans                                                                 54,961,002                    42,932,361
        Less allowance for loan losses                                  (654,066)                     (607,348)
                                                                 ---------------                  ------------
                        Net loans                                     54,306,936                    42,325,013

Bank premises and equipment, net                                       2,278,033                     1,914,758

Accrued interest receivable                                              591,671                       509,229

Assets acquired through foreclosure, net of
        $76,817 allowance in 1996 and $82,224
        in 1995                                                           33,199                        11,599

Other assets                                                             612,216                       577,472
                                                                 ---------------                  ------------
                        Total assets                             $    80,449,058                  $ 74,627,185
                                                                 ===============                  ============


See notes to consolidated financial statements.

                  FIRST ACADIAN BANCSHARES, INC. AND SUBSIDIARY

                           December 31, 1996 and 1995


                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                              1996                 1995
                                                              ----                 ----
Deposits:
  Noninterest-bearing deposits                            $ 14,765,587         $ 12,779,212
  Money market and NOW accounts                             20,746,157           19,475,639
  Savings and other time deposits                           38,050,421           36,234,714
                                                          ------------         ------------
        Total deposits                                      73,562,165           68,489,565

Notes payable                                                  190,000              235,644

Accrued interest payable                                       275,086              314,760

Other liabilities                                               86,573              139,871

Deferred compensation liability                                775,740              696,930
                                                          ------------         ------------

        Total liabilities                                   74,889,564           69,876,770
                                                          ------------         ------------

Stockholders' equity:
  Common stock of $5 par value per
     share.  Authorized 500,000 shares;
     issued 117,202 shares                                     586,010              586,010
  Paid-in capital                                              878,030              878,030
  Retained earnings                                          4,441,503            3,666,232
                                                          ------------         ------------
                                                             5,905,543            5,130,272

  Less treasury stock, at cost                                (289,991)            (289,991)

  Less net unrealized losses on securities
     available for sale                                        (56,058)             (89,866)
                                                          ------------         ------------

        Total stockholders' equity                           5,559,494            4,750,415
                                                          ------------         ------------

        Total liabilities and stockholders' equity        $ 80,449,058         $ 74,627,185
                                                          ============         ============


See notes to consolidated financial statements.

                  FIRST ACADIAN BANCSHARES, INC. AND SUBSIDIARY

                       Consolidated Statements of Earnings

                     Years Ended December 31, 1996 and 1995


                                                              1996                 1995
                                                              ----                 ----
Interest income:
  Interest and fees on loans                              $  4,696,339         $  3,892,097
  Interest on federal funds sold                               167,931              134,496
  Interest on deposits with banks                                   --               10,159
  Interest on securities                                       996,081              935,429
                                                          ------------         ------------
        Total interest income                                5,860,351            4,972,181

Interest expense:
  Interest on deposits                                       2,144,010            1,807,470
  Interest on notes payable                                     21,130               26,400
                                                          ------------         ------------
        Total interest expense                               2,165,140            1,833,870
                                                          ------------         ------------

        Net interest income                                  3,695,211            3,138,311

Provision for possible loan losses                             100,500               70,000
                                                          ------------         ------------

        Net interest income after provision for
          possible loan losses                               3,594,711            3,068,311
                                                          ------------         ------------

Noninterest income:
  Service charges on deposit accounts                          529,259              432,165
  Other noninterest income                                     158,915              100,540
  Securities gains, net                                             --                  636
                                                          ------------         ------------
        Total noninterest income                               688,174              533,341
                                                          ------------         ------------

Noninterest expenses:
  Salaries and employee benefits                             1,438,254            1,218,088
  Occupancy expenses                                           540,160              510,789
  Other noninterest expenses                                   959,981              869,835
  Loss on sales and writedowns of assets
     acquired through foreclosure, net                           6,000               12,000
                                                          ------------         ------------
        Total noninterest expenses                           2,944,395            2,610,712
                                                          ------------         ------------

        Earnings before income taxes                         1,338,490              990,940

Income tax expense:
  Current                                                      392,330              313,197
  Deferred                                                     (27,000)             (82,185)
                                                          ------------         ------------
        Total income tax expense                               365,330              231,012
                                                          ------------         ------------

        Net earnings                                      $    973,160         $    759,928
                                                          ============         ============


See notes to consolidated financial statements.

                  FIRST ACADIAN BANCSHARES, INC. AND SUBSIDIARY

                 Consolidated Statements of Stockholders' Equity

                     Years Ended December 31, 1996 and 1995

                                                                                                                            Net
                                                                                                                         Unrealized
                                                                                                                         Losses on
                                                                                                                         Securities
                                              Common        Paid-in       Retained               Treasury Stock          Available
                                              Stock         Capital       Earnings            Shares        Amount       For Sale
                                              -----         -------       --------            ------        ------       --------

Balance at December 31, 1994               $   586,010    $   878,030    $ 3,077,451          10,235    $  (289,991)    $  (144,516)

Cash dividends, $1.60 per share                     --             --       (171,147)             --             --              --

Net earnings for the year                           --             --        759,928              --             --              --

Change in net unrealized losses on
  securities available for sale, net of
  deferred taxes                                    --             --             --              --             --          54,650
                                           -----------    -----------    -----------     -----------    -----------     -----------

Balance at December 31, 1995                   586,010        878,030      3,666,232          10,235       (289,991)        (89,866)

Cash dividends, $1.85 per share                     --             --       (197,889)             --             --              --

Net earnings for the year                           --             --        973,160              --             --              --

Change in net unrealized losses on
  securities available for sale, net of
  deferred taxes                                    --             --             --              --             --          33,808
                                           -----------    -----------    -----------     -----------    -----------     -----------
Balance at December 31, 1996               $   586,010    $   878,030    $ 4,441,503          10,235    $  (289,991)    $   (56,058)
                                           ===========    ===========    ===========     ===========    ===========     ===========

See notes to consolidated financial statements.

                  FIRST ACADIAN BANCSHARES, INC. AND SUBSIDIARY

                 Consolidated Statements of Cash Flows

                     Years Ended December 31, 1996 and 1995



                                                                      1996              1995
                                                                      ----              ----
Operating activities:
  Net earnings                                                  $    973,160       $    759,928
  Noncash items:
     Provision for possible loan losses                              100,500             70,000
     (Gain) loss on sale of securities                                    --               (636)
     Depreciation and amortization                                   164,093            129,044
     (Accretion) and amortization                                     26,617             28,557
     (Gain) loss on sale and writedown of assets
       acquired through foreclosure                                    2,170             10,823
     Change in:
       Accrued interest receivable                                   (82,441)           (65,175)
       Other assets                                                  (52,160)           (17,400)
       Accrued interest payable                                      (39,674)           119,720
       Other liabilities                                             (53,298)           141,295
       Deferred compensation liability                                78,810             95,107
                                                                ------------       ------------
          Net cash flows from operating activities                 1,117,777          1,271,263
                                                                ------------       ------------

Investing activities:
  Proceeds from maturities of interest-bearing deposits                   --            598,000
  Purchase of interest-bearing deposits                                   --           (300,000)
  Proceeds from sales and maturities of investment
     securities from available for sale portfolio                    511,212             11,582
  Purchases of investment securities for
     available for sale portfolio                                 (1,600,000)        (2,251,595)
  Proceeds from maturities of investment
     securities from held to maturity portfolio                    6,520,993          2,107,384
  Purchases of investment securities for
     held to maturity portfolio                                   (3,351,758)        (1,492,937)
  Net (increase) decrease in loans                               (12,131,288)        (5,477,552)
  Proceeds from sales and leases of assets
     acquired through foreclosure                                     25,097              1,918
  Purchases of bank premises and equipment                          (527,368)          (520,253)
                                                                ------------       ------------
          Net cash flows from investing activities               (10,553,112)        (7,323,453)
                                                                ------------       ------------

Financing activities:
  Net increase in deposits                                         5,072,598         10,192,944
  Repayment of notes payable                                         (45,644)           (79,356)
  Dividends paid                                                    (197,889)          (171,147)
                                                                ------------       ------------
          Net cash flows from financing activities                 4,829,065          9,942,441
                                                                ------------       ------------

          Increase (decrease) in cash and cash equivalents        (4,606,270)         3,890,251

Cash and cash equivalents at beginning of year                    10,393,167          6,502,916
                                                                ------------       ------------

Cash and cash equivalents at end of year                        $  5,786,897       $ 10,393,167
                                                                ============       ============


See notes to consolidated financial statements.

                FIRST ACADIAN BANCSHARES, INC. AND SUBSIDIARY


                  Notes to Consolidated Financial Statements


1)      Summary of Significant Accounting Policies

        First Acadian Bancshares, Inc. (the Company), through its wholly owned subsidiary, Acadian Bank (the Bank), provides a broad array of financial products and services throughout the south Louisiana area and has full services offices located in Lafourche and St. Tammany Parishes. The principal products and services offered include retail, commercial, and mortgage banking. The accounting principles followed by the Company conform with generally accepted accounting principles and those generally practiced within the banking industry.

        The following is a description of the more significant accounting policies.

        a) Principles of consolidation. The consolidated financial statements of First Acadian Bancshares, Inc. (the Company) include the accounts of the Company and its wholly-owned subsidiary, Acadian Bank (the Bank). All significant intercompany transactions have been eliminated in consolidation.

        b) Cash and cash equivalents. Cash and cash equivalents include cash, due from banks and federal funds sold. Generally, federal funds are sold for one-day periods.

        c) Securities. The Company accounts for securities in accordance with Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. SFAS No. 115 requires the classification of securities into one of three categories: Trading, Available for Sale, or Held to Maturity.

                Management determines the appropriate classification of debt securities at the time of purchase and re-evaluates this classification periodically. Debt securities that management has the ability and intent to hold to maturity are classified as held to maturity. Other debt securities are classified as available for sale.

                Debt securities classified as available for sale or held to maturity are adjusted for amortization of premiums and accretion of discounts from date of purchase to maturity or, in the case of mortgaged-backed securities, over the estimated life of the security. Amortization, accretion and accruing interest are included in interest income on securities.

                Marketable equity securities and debt securities classified as available for sale are carried at fair value with unrealized gains and losses, net of income taxes, reported as a separate component of stockholders' equity.

                FIRST ACADIAN BANCSHARES, INC. AND SUBSIDIARY

                The cost of securities sold is determined using the specific
                identification method.   Realized gains and losses are included
                in net income.

                The Company does not engage in trading securities.

        d) Loans and interest income. Interest income on loans is calculated by using the simple interest method applied to the daily balance of the principal amount outstanding.

                Loans are placed in nonaccrual status when, in managements opinion, there is doubt concerning full collectibility of both principal and interest. Nonaccrual loans are considered to be impaired in accordance with SFAS No. 114, "Accounting by Creditors for Impairment of a Loan." Interest payments received on nonaccrual loans are applied to principal if there is doubt as to the collectibility of the principal; otherwise, these receipts are recorded as interest income. A loan remains in nonaccrual status until it is current as to principal and interest, and the borrower demonstrates its ability to fulfill the contractual obligation. The Bank calculates an allowance required for impaired loans based on the present value of future cash flows discounted at the loans effective interest rate, or at the loan's observable market price or the fair value of its collateral.

        e) Nonperforming assets. Nonperforming assets include nonaccrual loans, restructured loans where borrowers have failed to meet the original contractual terms of loans and other real estate and collateral acquired as the result of foreclosures. Nonaccrual loans are loans on which the accrual of interest income has been discontinued because the borrowers financial condition has deteriorated to the extent that the collection of interest is doubtful. Until the loan is returned to a performing status, generally as the result of the full payment of all past due principal and interest, interest income is recorded on the cash basis.

                Other real estate acquired through, or in lieu of, foreclosure is initially recorded at the fair value at the time of foreclosure, less estimated cost to dispose, and any related writedown is charged to the allowance for loan losses. The fair values have not exceeded the balances of the related loans. Valuations are periodically performed by management and provisions for estimated losses on real estate owned are charged to operations when any significant and permanent decline reduces the fair value, less sales costs, to less than the carrying value. The ability of the Company to recover the carrying value of real estate is based upon future sales of the real estate owned. The ability to effect such sales is subject to market conditions and other factors, many of which are beyond the Company's control. Operating income of such properties, net of

                FIRST ACADIAN BANCSHARES, INC. AND SUBSIDIARY related expenses, and gains and losses on their disposition are included in the accompanying consolidated statements of income.

        f) Allowance for loan losses. The determination of the balance in the allowance for loan losses is based on an analysis of the loan portfolio and reflects an amount which, in managements judgment, is adequate to provide for potential loan losses after giving consideration to the character of the loan portfolio, the evaluation of underlying collateral values, loss experience, identification and review of nonperforming and problem loans, current economic conditions and such other factors that deserve current recognition in estimating loan losses. Ultimate losses may vary from the current estimates. The provision for possible loan losses is charged to operating expense.

                It is the Bank's policy to charge off any loan or portion thereof when it is deemed uncollectible in the ordinary course of business. Loan losses and recoveries are charged or credited to the allowance.

        g) Premises and equipment. Premises and equipment are stated at cost, less accumulated depreciation. Depreciation expense is computed principally by the straight-line method over the estimated useful lives of the depreciable assets for financial statement purposes; whereas accelerated methods are used for income tax purposes.

        h) Income taxes. The Bank accounts for certain income and expense items in different time periods for financial reporting purposes than for income tax reporting purposes. Accordingly, deferred income taxes are provided to recognize these temporary differences, when applicable, using the liability method.

        i) Advertising costs. Advertising costs are charged to operations when incurred, except for direct-response advertising. The costs of direct-response advertising are capitalized and amortized over the period which future benefits are expected to be received. There were no direct-response advertising costs incurred during the year. Advertising costs incurred and charged to operations were $38,318 and $21,056 for the years ended December 31, 1996 and 1995, respectively.


2)      Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of

                  FIRST ACADIAN BANCSHARES, INC. AND SUBSIDIARY revenues and expenses during the reporting period. Actual results could differ from those estimates.



3)     Restrictions on Cash and Due From Bank Accounts

       The Bank is required to maintain average reserve balances with the Federal Reserve Bank. The average amount of those reserve balances for the years ended December 31, 1996 and 1995 were $535,000 and $387,000, respectively.


4)     Securities

       A summary of securities classified as available for sale and held to maturity is presented below:




                                                                 (In Thousands)
                                                                 --------------
                                                           Estimated        Gross        Gross
                                             Amortized       fair         unrealized   unrealized
                                                cost         value          gains        losses
                                                ----         -----          -----        ------
       December 31, 1996:
       ------------------
       Available for sale:
        Debt securities:
           U. S. Government obligations        $7,308        $7,301        $   17        $   24
           Mortgage-backed securities              60            59            --             1
                                               ------        ------        ------        ------
                                                7,368         7,360            17            25
                                               ------        ------        ------        ------

        Equity securities:
           U. S. Government mutual
               trust funds                        500           423            --            77
           Other                                   18            18            --            --
                                               ------        ------        ------        ------
                                                  518           441            --            77
                                               ------        ------        ------        ------
        Total available for sale               $7,886        $7,801        $   17        $  102
                                               ======        ======        ======        ======

       Held to maturity:
        Debt securities:
           U. S. Treasury securities           $  514        $  510        $   --        $    4
           U. S. Government obligations         2,945         2,919             5            31
           Obligations of states and
               political subdivisions           4,827         4,893            83            17
           Mortgage-backed securities             753           765            13             1
                                               ------        ------        ------        ------

        Total held to maturity                 $9,039        $9,087        $  101        $   53
                                               ======        ======        ======        ======

                  FIRST ACADIAN BANCSHARES, INC. AND SUBSIDIARY

                                                                    (In Thousands)
                                                                    --------------
                                                             Estimated        Gross           Gross
                                              Amortized        fair        unrealized      unrealized
                                                cost           value          gains          losses
                                                ----           -----          -----          ------
       December 31, 1995:
       Available for sale:
        Debt securities:
           U. S. Treasury securities           $   499        $   504        $     5        $    --
           U. S. Government obligations          7,208          7,149             46            105
           Mortgage-backed securities               71             71             --             --
                                               -------        -------        -------        -------
                                                 7,778          7,724             51            105
                                               -------        -------        -------        -------

        Equity securities:
           U. S. Government mutual
               trust funds                         500            419             --             81
           Other                                    18             18             --             --
                                               -------        -------        -------        -------
                                                   518            437             --             81
                                               -------        -------        -------        -------
        Total available for sale               $ 8,296        $ 8,161        $    51        $   186
                                               =======        =======        =======        =======

       Held to maturity:
        Debt securities:
           U. S. Treasury securities           $   500        $   498        $    --        $     2
           U. S. Government obligations          4,905          4,900             10             15
           Obligations of states and
               political subdivisions            4,399          4,518            125              6
           Mortgage-backed securities              931            944             15              2
                                               -------        -------        -------        -------

        Total held to maturity                 $10,735        $10,860        $   150        $    25
                                               =======        =======        =======        =======


       The amortized cost and estimated market values of debt securities by contractual maturity at December 31, 1996 are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

                  FIRST ACADIAN BANCSHARES, INC. AND SUBSIDIARY

                        Available for sale           Held to maturity
                        ------------------           ----------------
                          (In Thousands)              (In Thousands)
                          --------------              --------------
                      Amortized     Estimated    Amortized      Estimated
                        cost         market         cost         market
                       ------        ------        ------        -------
Within one year        $6,060        $6,049        $1,559        $1,572
1 to 5 years            1,308         1,311         6,543         6,571
5 to 10 years              --            --           937           944
                       ------        ------        ------        ------
Total                  $7,368        $7,360        $9,039        $9,087
                       ======        ======        ======        ======


At December 31, 1996 and 1995, securities with an aggregate carrying value of $11,104,000 and $15,029,000 respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

Sales or early calls of securities resulted in the following for the years ended December 31:


                                              1996              1995
                                              ----              ----

       Sales proceeds                     $        --        $ 551,000
                                          ===========        =========

       Gross realized gains               $        --        $   1,000
       Gross realized losses                       --             (364)
                                          -----------        ---------

       Net realized gains (losses)        $        --        $     636
                                          ===========        =========


Interest income on securities for the years ending December 31, follows:






                                              1996            1995
                                              ----            ----

       U. S. Government and
         other securities                  $713,130        $654,204
       Obligations of states
         and political subdivisions
         tax-exempt                         251,896         249,365
       Equity securities                     31,055          31,860
                                           --------        --------
                                           $996,081        $935,429
                                           ========        ========

                  FIRST ACADIAN BANCSHARES, INC. AND SUBSIDIARY

5)     Loans

       The Bank grants loans to customers principally throughout the south Louisiana area and has full service offices located in Lafourche and St. Tammany Parishes. A substantial portion of its debtors' ability to honor their contracts is dependent upon the oil and gas, marine, real estate development, wholesale and retail industries. The Bank strives to maintain a diversified loan portfolio but does have a credit concentration in real estate mortgage loans. The primary source of repayment on these loans typically is the underlying real estate project or operations. Additional collateral, personal guarantees and cash flows from other operations of the borrower may also be available as a source of repayment. The composition of the Bank's loan portfolio is summarized as follows at December 31:




                                                               (In Thousands)
                                                               --------------
                                                            1996           1995
                                                            ----           ----

              Loans secured by real estate                $25,408        $22,017
              Commercial, financial & agricultural         17,722         12,852
              Consumer                                     11,776          8,011
              Other                                            55             52
                                                          -------        -------
                Total loans                               $54,961        $42,932
                                                          =======        =======



       The distribution of the Bank's loan portfolio between fixed rate and floating rate loans was as follows at December 31:



                                                               (In Thousands)
                                                               --------------
                                                           1996           1995
                                                           ----           ----
               Fixed rate loans:
                 Twelve months or less                   $15,732        $18,150
                 Over one year through five years         14,673          8,445
                 Over five years                           1,761            683
                                                         -------        -------
                   Total fixed rate loans                 32,166         27,278

              Floating rate loans                         22,615         15,452
              Non-accrual loans                              180            202
                                                         -------        -------
                   Total loans                           $54,961        $42,932
                                                         =======        =======

                  FIRST ACADIAN BANCSHARES, INC. AND SUBSIDIARY

       In the ordinary course of business, the Bank has granted loans to directors, officers and their affiliates. Such loans were made on substantially the same terms, including rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 1996 and 1995, such loans aggregated approximately $1,647,000 and $2,057,000, respectively.


6)     Nonperforming Assets

       Loans categorized as nonperforming assets are those carried on a nonaccrual basis, those classified as troubled debt restructurings when borrowers have failed to meet the original contractual terms of loans or other real estate and collateral acquired as the result of foreclosures. The following is a summary and the balances outstanding for each category as of December 31:


                                                             (In Thousands)
                                                             --------------
                                                            1996        1995
                                                            ----        ----
              Loans:
                Nonaccrual loans                            $180        $202
                Restructured loans                           380         307
                                                            ----        ----
                  Total loans                                560         509

              Assets acquired through foreclosure,
                net of allowance for possible losses          33          12
                                                            ----        ----

                  Total nonperforming assets                $593        $521
                                                            ====        ====


       The loss of interest income associated with nonperforming loans is summarized as follows:

                                                               (In Thousands)
                                                               --------------
                                                             1996          1995
                                                             ----          ----
              Effect on interest income:
                Interest income due at original rates        $ 52         $ 65
                Interest income received                      (19)         (19)
                                                             ----         ----
                Loss of interest income on loans             $ 33         $ 46
                                                             ====         ====



       The loss of interest income on assets acquired through foreclosure was not significant.

                  FIRST ACADIAN BANCSHARES, INC. AND SUBSIDIARY

       Changes in the allowance for possible writedowns of assets acquired through foreclosure were as follows:

                                                          1996             1995
                                                          ----             ----

              Balance at beginning of year              $ 82,224         $ 70,224

              Net writedowns                             (11,407)              --

              Provision for possible write-downs           6,000           12,000
                                                        --------         --------

              Balance at end of year                    $ 76,817         $ 82,224
                                                        ========         ========


7)     Allowance for Loan Losses

       Changes in the Bank's allowance for loan losses are summarized as follows:



                                                                1996             1995
                                                                ----             ----

              Balance at beginning of year                  $ 607,348         $ 581,745

              Provision charged to operating expense          100,500            70,000

              Loans charged-off                               (63,896)         (203,273)
              Recoveries of loans previously
                charged-off                                    10,114           158,876
                                                            ---------         ---------
                  Net (charge-offs) recoveries                (53,782)          (44,397)
                                                            ---------         ---------

              Balance at end of year                        $ 654,066         $ 607,348
                                                            =========         =========

                  FIRST ACADIAN BANCSHARES, INC. AND SUBSIDIARY

8)     Bank Premises and Equipment

       The cost of bank premises and equipment less accumulated depreciation at December 31, follows:

                                                            1996                1995
                                                            ----                ----
              Land                                      $   353,428         $   353,428
              Buildings                                   1,596,065           1,128,271
              Leasehold improvements                        480,424             480,424
              Furniture, fixtures, and equipment          1,742,863           1,416,010
              Construction in progress                           --             278,771
                                                        -----------         -----------
                                                          4,172,780           3,656,904
              Less accumulated depreciation              (1,894,747)         (1,742,146)
                                                        -----------         -----------
                                                        $ 2,278,033         $ 1,914,758
                                                        ===========         ===========

       Depreciation expense of $164,093 and $129,044 has been included in occupancy expenses for the years ended December 31, 1996 and 1995, respectively.

       The Company follows the policy of capitalizing interest as a component of the cost of property and equipment constructed for its own use. No interest was capitalized for 1996 or 1995.


9)     Deposits

       Included in savings and other time deposits are certificates of deposit of $100,000 or more at December 31, as follows:



                                                       (In Thousands)
                                                       --------------
                                                    1996           1995
                                                    ----           ----
       Maturity dates
       --------------
       Within one year                            $ 9,997        $10,583
       1 to 5 years                                 1,110          1,015
                                                  -------        -------
         Total                                    $11,107        $11,598
                                                  =======        =======


       Interest expense on certificates of deposit of $100,000 or more was approximately $586,000 and $508,000 for the years ended December 31, 1996 and 1995, respectively.

                  FIRST ACADIAN BANCSHARES, INC. AND SUBSIDIARY

10)    Notes Payable

       Short-term notes payable are as follows at December 31:




                                                              1996       1995
                                                              ----       ----

     New York prime plus 1% note
       payable to an individual secured by
       continuing guarantees of the Company's
       board of directors,
       maturing December 2, 1998.                           $ 57,500   $103,144

     New York prime plus 1% note payable to
       a stockholder secured by continuing
       guarantees of the Company's board of directors,
       maturing December 2, 1998.                            132,500    132,500
                                                            --------   --------

          Total                                             $190,000   $235,644
                                                            ========   ========


11)    Other Noninterest Expenses

       Details of other noninterest expenses are provided in the following table:


                                                       Years ended
                                                       December 31,
                                                ------------------------
                                                  1996             1995
                                                  ----             ----
       Data processing, telephone,
         communication and postage              $311,237        $263,308
       FDIC assessment                            16,176          50,075
       Stationery, printing and supplies         137,153         118,558
       Other expenses                            495,415         437,894
                                                --------        --------

               Total                            $959,981        $869,835
                                                ========        ========

                  FIRST ACADIAN BANCSHARES, INC. AND SUBSIDIARY

12)    Income Taxes

       Income tax expense is different than the amount computed by applying the statutory corporate federal income tax rate to earnings before income taxes in the consolidated statements of earnings. The reasons for this difference follow:

                                                                    1996                            1995
                                                         --------------------------     -------------------------
                                                                             % of                          % of
                                                                           Pre-tax                        Pre-tax
                                                           Amount           Income        Amount           Income
                                                           ------           ------        ------           ------
       Taxes computed at
         statutory rate                                  $ 455,087           34.0       $ 336,920           34.0
       Increase (decrease) in
         tax resulting from:
            Tax exempt interest                            (72,227)          (5.4)        (70,294)          (7.1)
            Officers and directors
             insurance                                      (2,832)          (0.2)         (3,702)          (0.4)
            Other items, net                               (14,698)          (1.1)        (31,912)          (3.2)
                                                         ------------------------       ------------------------
       Income tax expense                                $ 365,330           27.3       $ 231,012           23.3
                                                         ========================       ========================

       The sources of temporary differences and the resulting deferred income tax asset (liability) follow:


       Deferred tax assets:                           1996              1995
                                                      ----              -----
         Provision for possible loan losses        $ 129,577         $ 113,693
         Deferred compensation expense               263,752           236,956
         Writedown of assets acquired
            through foreclosure                       30,534            31,735
         Unrealized losses on securities
            available for sale                        28,878            46,294
         Other                                            --             5,517
                                                   ---------         ---------
            Deferred tax assets                      452,741           434,195
                                                   ---------         ---------

       Deferred tax liabilities:
         Depreciation                               (178,049)         (171,901)
         Other                                        (2,814)               --
                                                   ---------         ---------
            Deferred tax liabilities                (180,863)         (171,901)
                                                   ---------         ---------

            Net deferred tax asset                 $ 271,878         $ 262,294
                                                   =========         =========

                  FIRST ACADIAN BANCSHARES, INC. AND SUBSIDIARY

       No valuation allowance was recorded against the deferred tax asset because management believes that it is more likely than not that the deferred tax asset will be realized in full.

13)    Lease Commitments

       Two of the Bank's branch offices are located on land leased under non-cancelable operating leases with primary terms of fifteen years each beginning in September 1977 and November 1979. These leases contain renewal options totaling 35 years and 15 years, respectively. The Bank exercised its option to renew these leases for 5 years. Beginning November 1993, the Bank began leasing a third branch office facility from a related party, as discussed at note 16, under a non-cancelable operating lease with a primary term of eight years and renewal options totaling 24 years. Rental payments on all leases totaled $103,779 and $103,779 for the years ended December 31, 1996 and 1995, respectively, and were charged to occupancy expense.

       Minimum rental payments under non-cancelable operating leases having remaining terms in excess of one year as of December 31, 1996 are as follows:

       Years                                          Amount
       -----                                          ------
       1997                                          $ 99,786
       1998                                            91,800
       1999                                            89,000
       2000                                            75,000
       2001                                            67,188
                                                     --------
       Total minimum future rental payments          $422,774
                                                     ========


14)    Qualified Employee Benefit Plans

       The Bank has a Flexible Benefit Plan as allowed under section 125 of the IRS Code. The plan permits Bank employees to pay for certain allowable items, such as insurance premiums, medical expenses, and child care expenses, with pre-tax dollars. Participation in the plan results in tax savings for the employees as well as for the Bank.

       During 1995, the Bank established a 401(k) plan for its officers and employees. The plan, which is a savings and retirement plan, allows pre-tax contributions by employees into a tax-deferred trust. Matching contributions can be made at the discretion of the board of directors. No matching contributions were made for 1996. For 1995, the amount of employer 401(k) expense was $2,621.

                  FIRST ACADIAN BANCSHARES, INC. AND SUBSIDIARY

15)    Retirement and Incentive Plan

       In late 1983, the Bank entered into deferred compensation agreements with certain directors and key employees providing for monthly payments upon retirement (at age 65 or later date for certain directors) or death for a period of fifteen years. The lives of these directors and employees have been insured for amounts sufficient to discharge the liability in the event of death. The deferred compensation and life insurance is included in these financial statements as follows:

       Included in the Consolidated Statements of Condition:

                                                                        1996              1995
                                                                        ----              ----
          Cash value of life insurance                             $    278,809      $    272,623
          Deferred compensation liability                              (775,740)         (696,930)
                                                                   ------------      ------------
          Net deferred compensation liability                      $   (496,931)     $   (424,307)
                                                                   ============      ============

       Included in the Consolidated Statements of Earnings:

                                                                         1996              1995
                                                                         ----              ----
          Deferred compensation expense                            $    107,128      $    102,720
          Increase in cash value of life
             insurance in excess of premiums paid                        (8,330)          (10,887)
                                                                   ------------      ------------
          Net deferred compensation expense                        $     98,798      $     91,833
                                                                   ============      ============


       Effective June 30, 1990, Acadian Bank and its President terminated his $1,500,000 deferred compensation agreement in exchange for the following consideration:

       1. The net present value of the accrued liability under the deferred compensation agreement as of June 30, 1990 of $77,355 was paid to the President in July 1990.

       2. The assignment to the President of a life insurance policy on the life of the President with a carrying value of $71,102 and net cash surrender value of $60,334 at June 30, 1990.

       3. An additional cash payment of $98,895 was paid to the President in June 1990.

       The termination agreement contains a reimbursement provision under which the President would reimburse the Bank a prorated portion of the consideration if he voluntarily terminated his employment prior to June 30, 1995.

       Accordingly, the cost related to 2. and 3. above of $169,997 was included in other assets and was amortized over this five year period which ended during 1995.

                  FIRST ACADIAN BANCSHARES, INC. AND SUBSIDIARY

16)    Stockholders' Equity and Regulatory Capital

       The Company is a holding company, and its ability to fund dividend payments is largely dependent on its ability to receive funds from the Bank through dividends. The payment of Bank dividends is restricted by certain regulatory and statutory limitations.

       The Company's shareholders' equity ratio computed in accordance with generally accepted accounting principles, at December 31, 1996, was as follows:

              Equity to Assets                            6.9%

       Regulators limit the amount of certain deferred taxes that the banks can include in regulatory capital. Additionally, regulators exclude from regulatory capital the amount of net unrealized gains and losses on available-for-sale securities. The Bank is required to maintain certain regulatory minimum capital levels. At December 31, 1996, the Bank was in compliance with the regulatory minimum capital requirements. Following is a summary of the Bank's actual capital levels compared to the required minimums and well capitalized levels at December 31, 1996:

                                                                                     To Be Well
                                                                                  Capitalized Under
                                                                     Required     Prompt Corrective
                                               Actual                Minimum      Action Provisions
                                          ----------------        -------------   -----------------

       Tier 1 Leverage Ratio                    7.6%               3.0% - 5.0%         >   5.0%
                                                                                       -
       Tier 1 Risk-Based Capital                9.7%                   4.0%            >   6.0%
                                                                                       -
       Total Risk-Based Capital                10.8%                   8.0%            >   10.0%
                                                                                       -


       The minimum Tier 1 leverage ratio for the highest rated banks is 3 percent. Regulators may require a 100 to 200 basis point higher minimum ratio dependent upon the condition of the institution.

       The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") required each federal banking agency to implement prompt corrective actions of institutions that it regulates. The rules provide that an institution is "well capitalized" if its Tier 1 leverage ratio is 5.0% or greater, its Tier 1 risk-based capital ratio is 6.0% or greater, its total risk-based capital ratio is 10% or greater and the institution is not subject to a capital directive. The Bank is deemed to be "well capitalized" as of December 31, 1996 under the regulatory framework for prompt corrective action. There are no conditions or events since the most recent notification from regulators that management believes would change those classifications.

                  FIRST ACADIAN BANCSHARES, INC. AND SUBSIDIARY

17)    Related Party Transactions

       The Bank grants loans to directors, officers and their affiliates in the ordinary course of business as more fully discussed at note 5.

       During 1993, the Bank entered into a lease agreement with a company owned by a group of the Company's stockholders to lease its branch office facility located in Mandeville, Louisiana. The terms of the lease are more fully discussed in note 13. Rental expense of $75,000 was paid to related parties and is included in occupancy expenses for each of the years ended December 31, 1996 and 1995.


18)    Commitments

       The Bank is a party to various financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit and involve, to varying degrees, elements of credit risk in excess of the amount reflected in the consolidated statements of condition. As of December 31, 1996 and 1995, the Bank's commitments to extend credit totaled $13,754,000 and $5,187,000, respectively, and standby letters of credit totaled $538,000 and $941,000, respectively. There are no commitments which present an unusual risk to the Bank, and no material losses are anticipated as a result of these transactions.

       The Bank uses the same credit policies in making commitments and issuing standby letters of credit as it does for on-balance-sheet instruments. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the customer.

       Commitments to extend are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts disclosed above do not necessarily represent future cash requirements.

       Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party.

                  FIRST ACADIAN BANCSHARES, INC. AND SUBSIDIARY

19)    Supplemental disclosures of Cash Flow Information

                                                                 1996                 1995
                                                                 ----                 ----
       Supplemental disclosures:
         Cash paid during the year:
            Interest                                        $ 2,204,814           $ 1,714,150
            Income taxes                                        415,000               158,811
         Non-cash investing and financing activities:
            Change in unrealized loss on securities
               available for sale, net of deferred taxes         33,808                54,650


20)    Disclosures About Fair Value of Financial Instruments

       The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practical to estimate that value.

       Cash and Short-Term Investments. For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

       Investment Securities. For securities held as investments, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

       Loans. The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

       Deposit Liabilities. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

       The fair value estimates presented are based on information available to management as of December 31, 1996. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, these amounts have not been revalued for purposes of these financial statements since that date, and, therefore, current estimates of fair value may differ significantly from the amounts presented.

                  FIRST ACADIAN BANCSHARES, INC. AND SUBSIDIARY

       The estimated fair values of the Company's financial instruments, as of December 31, follows:

                                                                        (In thousands)
                                                    December 31, 1996                  December 31, 1995
                                                -----------------------------  -------------------------------
                                                Carrying           Fair           Carrying            Fair
                                                 Amount           Value            Amount             Value
                                                --------         --------         ---------          ---------
       Financial assets:
         Cash and short-term investments        $  5,787          $ 5,787          $ 10,393          $ 10,393
         Securities available-for-sale             7,801            7,801             8,161             8,161
         Securities held-to-maturity               9,039            9,087            10,735            10,860
         Loans, net                               54,307           53,851            42,325            43,179

       Financial liabilities:
         Deposits                                 73,562           73,592            68,490            68,617
         Notes payable                               190              190               236               236


       Generally accepted accounting principles require disclosure of fair value information about financial instruments for which it is practicable to estimate fair value. The aforementioned disclosures do not include estimated fair values for all non-financial instruments that are excluded from these disclosure requirements. Further, the disclosures do not include estimated fair values of items which are not financial instruments but which represent significant value to the Company. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

                  FIRST ACADIAN BANCSHARES, INC. AND SUBSIDIARY

21)    Summarized Financial Information - Parent Company Only

       Summarized financial statements of First Acadian Bancshares, Inc. - Parent Company Only follow:

                                                                        December 31,
                                                           ------------------------------------
                                                                 1996                   1995
                                                                 ----                   ----
       STATEMENTS OF CONDITION
         Investment in Acadian Bank                         $   5,739,241           $ 4,974,413
         Cash                                                       6,105                   167
         Other assets                                               7,670                19,358
                                                           --------------           -----------

            Total assets                                   $    5,753,016           $ 4,993,938
                                                           ==============           ===========

         Notes payable                                            190,000               235,644
         Accrued interest                                           3,522                 7,879
         Stockholders' equity                                   5,559,494             4,750,415
                                                           --------------           -----------

            Total liabilities and stockholders' equity     $    5,753,016           $ 4,993,938
                                                           ==============           ===========

       STATEMENTS OF EARNINGS
         Equity in earnings of Acadian Bank                $      988,047           $   779,316
                                                                                             --
         Other income and expenses, net                           (14,887)              (19,388)
                                                           --------------           -----------

            Net earnings                                   $      973,160           $   759,928
                                                           ==============           ===========

                                                                       Years ended
                                                                       December 31,
                                                           ------------------------------------
                                                                 1996                   1996
                                                                 ----                   ----
       STATEMENTS OF STOCKHOLDERS' EQUITY
         Stockholders' equity at beginning of year         $    4,750,415           $ 4,106,984
         Cash dividends                                          (197,889)             (171,147)
         Net earnings for the year                                973,160               759,928
         Change in net unrealized
            losses on securities available for sale                33,808                54,650
                                                           --------------           -----------

            Stockholders' equity at end of year            $    5,559,494           $ 4,750,415
                                                           ==============           ===========

                  FIRST ACADIAN BANCSHARES, INC. AND SUBSIDIARY

                                                                       Years ended
                                                                       December 31,
                                                               ---------------------------
                                                                 1996              1995
                                                                 ----              ----
       STATEMENTS OF CASH FLOWS
         Cash flows from operating activities:
           Net earnings                                        $ 973,160         $ 759,928
           Noncash items:
               Undistributed earnings of bank                   (731,020)         (517,637)
               Change in other assets and
                   liabilities, net                                7,331            (8,605)
                                                               ---------         ---------

                      Net cash flows from operating activities   249,471           233,686
                                                               ---------         ---------

         Cash flows from financing activities:
           Repayment of note payable                             (45,644)          (79,356)
           Dividends paid                                       (197,889)         (171,147)
                                                               ---------         ---------

                      Net cash flows from financing activities  (243,533)         (250,503)
                                                               ---------         ---------

              Net increase (decrease) in cash                      5,938           (16,817)

              Cash at beginning of year                              167            16,984
                                                               ---------         ---------

              Cash at end of year                              $   6,105         $     167
                                                               =========         =========


22)    Reclassifications

       Certain amounts in the 1995 financial statements have been reclassified to conform to 1996 presentation. These reclassifications did not have any affect on 1995 net earnings.

                                   APPENDIX C

  Unaudited Consolidated Financial Statements of FAB for the six months ended
                        June 30, 1997 (and notes thereto)

                         [BERGERON & LANAUX LETTERHEAD]




To the Board of Directors
First Acadian Bancshares, Inc. and Subsidiary
Thibodaux, Louisiana

We have compiled the accompanying consolidated balance sheet of First Acadian Bancshares, Inc. and Subsidiary as of June 30, 1997, and the related consolidated statements of income and cash flows for the six months ended June 30, 1997 and 1996, and the consolidated statement of changes in stockholders' equity for the six months ended June 30, 1997, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

Management has elected to omit substantially all of the disclosures required by generally accepted accounting principles. If the omitted disclosures were included in the financial statements, they might influence the user's conclusions about the Company's financial position, results of operations, and cash flows. Accordingly, these financial statements are not designed for those who are not informed about such matters.

/s/ BERGERON & LANAUX
------------------------------
BERGERON & LANAUX

Houma, Louisiana
August 8, 1997

                         FIRST ACADIAN BANCSHARES, INC.

                      UNAUDITED CONSOLIDATED BALANCE SHEET

                                 JUNE 30, 1997

                     (SEE ACCOUNTANTS' COMPILATION REPORT)

ASSETS
Cash and cash equivalents:
     Cash and due from banks                                                     $  3,855,412
     Federal funds sold                                                             1,525,000
                                                                                 ------------
     Total cash and cash equivalents                                                5,380,412

Securities available for sale (amortized cost:  $6,272,000)                         6,182,074
Securities held to maturity (estimated market value:  $8,289,000)                   8,253,000

Loans                                                                              58,919,093
     Less allowance for loan losses                                                  (695,775)
                                                                                 ------------
       Net loans                                                                   58,223,318

Bank premises and equipment, net                                                    2,242,591
Accrued interest receivable                                                           532,363
Assets acquired through foreclosure, net                                              380,888
Other assets                                                                          709,855
                                                                                 ------------
           TOTAL ASSETS                                                          $ 81,904,501
                                                                                 ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
     Noninterest-bearing deposits                                                $ 14,452,462
     Interest bearing                                                              59,986,995
                                                                                 ------------
           Total deposits                                                          74,439,457

Notes payable                                                                         190,000
Accrued interest payable                                                              360,157
Other liabilities                                                                      43,759
Deferred compensation liability                                                       807,128
                                                                                 ------------
           Total liabilities                                                       75,840,501
                                                                                 ============
Stockholders' equity:
     Common stock of $5 par value per share.  Authorized
        500,000 shares; issued 117,202 shares, 106,967 outstanding                    586,010
     Additional paid-in capital                                                       878,030
     Retained earnings                                                              4,949,292
     Treasury stock, at cost, 10,235 shares                                          (289,991)
     Unrealized losses on securities available for sale, net                          (59,341)
                                                                                 ------------
           TOTAL STOCKHOLDERS' EQUITY                                               6,064,000
           TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $ 81,904,501
                                                                                 ============

   See the accompanying Unaudited Selected Information in notes to unaudited consolidated financial statements.

                        FIRST ACADIAN BANCSHARES, INC.

                     UNAUDITED CONSOLIDATED BALANCE SHEET

                                 JUNE 30, 1997

                     (SEE ACCOUNTANTS' COMPILATION REPORT)

                                                         JUNE 30,
                                                  ----------------------
                                                     1997         1996
                                                     ----        ----
INTEREST INCOME:
    Interest and fees on loans                   $2,696,000   $2,191,000
    Interest on federal funds sold                   45,000      110,000
    Interest on securities                          433,000      502,000
                                                 ----------   ----------
       Total interest income                      3,174,000    2,803,000
INTEREST EXPENSE:
    Interest on deposits                          1,063,000    1,060,000
    Interest on notes payable                         5,502       13,128
                                                 ----------   ----------
       Total interest expense                     1,068,502    1,073,128
                                                 ----------   ----------

       Net interest income                        2,105,498    1,729,872

Provision for possible loan losses                   73,000       56,000
                                                 ----------   ----------
       Net interest income after provision for
          possible loan losses                    2,032,498    1,673,872
                                                 ----------   ----------

NONINTEREST INCOME:
    Service charges on deposit accounts             285,000      238,000
    Other noninterest income                         96,000       75,000
    Securities gains, net                             8,000         --
                                                 ----------   ----------
       Total noninterest income                     389,000      313,000
                                                 ----------   ----------

NONINTEREST EXPENSE:
    Salaries and employee benefits                  810,000      683,000
    Occupancy expenses                              315,000      256,000
    Other noninterest expenses                      533,225      479,420
                                                 ----------   ----------
       Total noninterest expenses                 1,658,225    1,418,420
                                                 ----------   ----------

       Earnings before income taxes                 763,273      568,452

Income tax expense                                  202,000      139,000
                                                 ----------   ----------
       NET EARNINGS                              $  561,273   $  429,452
                                                 ==========   ==========




   See the accompanying Unaudited Selected Information in notes to unaudited consolidated financial statements.

                  FIRST ACADIAN BANCSHARES, INC AND SUBSIDIARY

            UNAUDITED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                         SIX MONTHS ENDED JUNE 30, 1997

                     (SEE ACCOUNTANTS' COMPILATION REPORT)


                                                                                                       NET UNREALIZED
                                                                                                          LOSSES ON
                                                                                   TREASURY STOCK        SECURITIES
                                     COMMON       PAID-IN        RETAINED          --------------         AVAILABLE
                                      STOCK       CAPITAL        EARNINGS       SHARES        AMOUNT      FOR SALE
                                     ------       -------        --------      -------        ------   --------------
Balance at December 31, 1996       $ 586,010     $ 878,030      $ 4,441,503    10,235       $ (289,991)   $ (56,058)

Cash dividends, $,50 per share             -             -          (53,484)        -               -             -

Net earnings for the period                -             -          561,273         -               -             -

Change in net unrealized
    gains/losses on
    securities available for
    sale, net of deferred taxes            -             -                -         -                        (3,283)
                                   ---------     ---------      -----------   -------       ---------     ---------

Balance at June 30, 1997           $ 586,010     $ 878,030      $ 4,949,292    10,235       $(289,991)    $ (59,341)
                                   =========     =========      ===========    ======       =========     =========






   See the accompanying Unaudited Selected Information in notes to unaudited consolidated financial statements.

                 FIRST ACADIAN BANCSHARES, INC. AND SUBSIDIARY

                UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

                    SIX MONTHS ENDED JUNE 30, 1997 AND 1996

                     (SEE ACCOUNTANTS' COMPILATION REPORT)

                                                                      1997            1996
                                                                      ----            ----
OPERATING ACTIVITIES:
    Net earnings                                                 $   561,273    $    429,452
    Noncash items:
         Provision for possible loan losses                           73,000          56,000
         (Gain) loss on sale of securities                            (8,000)           --
         Depreciation and amortization                               102,060          66,600
         (Accretion) and amortization of securities, net              13,886           3,734
         Change in:
              Accrued interest receivable                             59,307         (48,670)
              Other assets                                            (7,145)          5,996
              Accrued interest payable                                85,071          17,845
              Other liabilities                                     (131,616)         39,769
              Deferred compensation liability                         31,388          22,826
                                                                 -----------    ------------

              Net cash flows from operating activities               779,224         593,552
                                                                 -----------    ------------

INVESTING ACTIVITIES:
    Proceeds from sales and maturities of investment
         securities from available for sale portfolio              1,621,607         501,603
    Proceeds from maturities of investment
         securities from held to maturity portfolio                  772,565       4,636,603
    Purchases of investment securities for
         held to maturity portfolio                                     --        (3,918,228)
    Net (increase) decrease in loans                              (4,337,073)     (5,437,634)
    Purchases of bank premises and equipment                         (66,618)       (422,485)
                                                                 -----------    ------------
         Net cash flows from investing activities                 (2,009,519)     (4,640,141)
                                                                 -----------    ------------
FINANCING ACTIVITIES
    Net increase (decrease) in deposits                              877,294      (1,078,756)
    Net increase in federal funds purchased                             --           300,000
    Increase in note payable                                            --             4,356
    Dividends paid                                                   (53,484)        (53,484)
                                                                 -----------    ------------
              Net cash flows from financing activities               823,810        (827,884)
                                                                 -----------    ------------

              Increase (decrease) in cash and cash equivalents      (406,485)     (4,874,473)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                   5,786,897      10,393,167
                                                                 -----------    ------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                       $ 5,380,412    $  5,518,694
                                                                 ===========    ============


   See the accompanying Unaudited Selected Information in notes to unaudited consolidated financial statements.

                 FIRST ACADIAN BANCSHARES, INC. AND SUBSIDIARY

    UNAUDITED SELECTED INFORMATION - SUBSTANTIALLY ALL DISCLOSURES REQUIRED
          BY GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ARE NOT INCLUDED

                     (SEE ACCOUNTANTS' COMPILATION REPORT)

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results of the interim periods presented. The statements should be read in conjunction with the summary of accounting policies and notes to financial statements included in the Company's financial statements for the year ended December 31, 1996. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted in accordance with the rules of the Securities and Exchange Commission.

NOTE 2 - ACCOUNTING POLICIES

Reference is made to the accounting policies of the Company described in the notes to consolidated financial statements for the year ended December 31, 1996. The Company has consistently followed those policies in preparing this report.

NOTE 3 - PROPOSED MERGER

In May 1997, the Company executed a merger agreement with Union Planters Corporation. Consummation of the merger is dependent upon the approval of the shareholders and various regulatory agencies.

                                   APPENDIX D

                  Fairness Opinion of Chaffe & Associates, Inc.

                     [CHAFFE & ASSOCIATES, INC. LETTERHEAD]





August 8, 1997


The Board of Directors
First Acadian Bancshares, Inc.
P.O. Box 5298
Thibodaux, LA 70302

Gentlemen:

We understand that First Acadian Bancshares ("FAB"), and Union Planters Corporation ("UPC") have entered into an Amended and Restated Agreement and Plan of Merger, dated July 9, 1997 (the "Agreement") which provides, among other things, for the merger of FAB with and into Acadian Acquisition Corporation ("Acquisition Corporation") a wholly-owned subsidiary of UPC (the "Merger"). Pursuant to the Merger, each issued and outstanding share of FAB common stock, par value $5.00 per share (the "FAB Common Stock"), excluding shares held by FAB or by UPC or by any of their affiliates, (in each case in other than a fiduciary capacity or as a result of debts previously contracted), and excluding shares held by stockholders who perfect their dissenters' rights of appraisal, shall cease to be outstanding and shall be converted into and exchanged for shares of UPC common stock as more fully described in Article 2 of the Agreement.

The exchange ratio will be:

(1) $136.80 divided by the Average Market Price of UPC if the Average Market Price of UPC is between $41 and $43 per share, inclusive.

(2) 3.1813 if the Average Market Price of UPC is between $43 and $46 or is equal to $46 per share.

(3) $146.30 divided by the Average Market Price if the Average Market Price of UPC is above $46 per share.

Further, either Party may elect to terminate the transaction if the Average Market Price of UPC is below $41 per share.

You have asked our opinion as to whether the purchase price is fair, from a financial point of view, to the stockholders of FAB.

The Board of Directors                                            August 8, 1997
First Acadian Bancshares, Inc.                                            Page 2


Chaffe & Associates, Inc. ("Chaffe"), through its experience in the securities industry, investment analysis and appraisal, and in related corporate finance and investment banking activities, including mergers and acquisitions, corporate recapitalization, and valuations for estate, corporate and other purposes, states that it is competent to provide an opinion as to the fairness of the purchase price contemplated herein. Neither Chaffe nor any of its officers or employees has an interest in FAB's or UPC's Common Stock. The fee received for the preparation and delivery of this opinion is not dependent or contingent upon any transaction.

In connection with rendering its opinion, Chaffe, among other things: (i) reviewed the Agreement and the draft of Form S-4 dated August 6, 1997; (ii) reviewed and analyzed certain publicly-available financial statements and other information of FAB and UPC, respectively; (iii) reviewed and analyzed certain internal financial statements and other financial and operating data concerning FAB, prepared by the management of FAB, including financial projections; (iv) directed such questions as it deemed necessary to the President and Chief Executive Officer of FAB, Mr. Michael Gauthier; (v) reviewed the historical prices and trading volumes of the shares of UPC Common Stock; (vi) compared the financial performance of FAB with that of certain comparable publicly-traded companies and their securities; (vii) reviewed the financial terms of business combinations in the commercial banking industry specifically and other industries generally, which Chaffe deemed generally comparable to the Merger;
(viii) considered a number of valuation methodologies, including those that incorporate book value, deposit base premium and capitalization of earnings; and
(ix) performed such other studies and analyses as we deemed appropriate to this opinion.

In its review, Chaffe relied, without independent verification, upon the accuracy and completeness of the historical and projected financial information, and all other information reviewed by it for purposes of its opinions. Chaffe did not make or obtain an independent review of FAB's or UPC's assets or liabilities, nor was Chaffe furnished with any such appraisals. Chaffe relied solely on FAB and UPC for information as to the adequacy of their respective loan loss reserves and values of other real estate owned. With respect to FAB's projected financial results, Chaffe has assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgements of the management of FAB of future financial performances of FAB. This opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date hereof. Chaffe expressed no opinion on the tax consequences of the proposed transaction or the effect of any tax consequences on the value to be received by the shareholders of FAB Common Stock.

The Board of Directors                                            August 8, 1997
First Acadian Bancshares, Inc.                                            Page 3


Based upon and subject to the foregoing and based upon such other matters as we considered relevant, it is our opinion on the date hereof that the purchase price is fair, from a financial point of view, to the holders of FAB common stock.

Very truly yours,



/s/ CHAFFE & ASSOCIATES, INC.
-----------------------------
CHAFFE & ASSOCIATES, INC.

                                   APPENDIX E

Section 131 of the Louisiana Business Corporation Act, pertaining to applicable dissenters' rights

Section. 131.  RIGHTS OF A SHAREHOLDER DISSENTING FROM CERTAIN CORPORATE ACTIONS

         A. Except as provided in subsection B of this section, if a corporation has, by vote of its shareholders, authorized a sale, lease or exchange of all of its assets, or has, by vote of its shareholders, become a party to a merger or consolidation, then, unless such authorization or action shall have been given or approved by at least eighty per cent of the total voting power, a shareholder who voted against such corporate action shall have the right to dissent. If a corporation has become a party to a merger pursuant to R.S. 12:112(H), the shareholders of any subsidiaries party to the merger shall have the right to dissent without regard to the proportion of the voting power which approved the merger and despite the fact that the merger was not approved by vote of the shareholders of any of the corporations involved.

         B. the right to dissent provided by this Section shall not exist in the case of:

         (1) A sale pursuant to an order of a court having jurisdiction in the premises.

         (2) A sale for cash on terms requiring distribution of all or substantially all of the net proceeds to the shareholders in accordance with their respective interests within one year after the date of the sale.

         (3) Shareholders holding shares of any class of stock which, at the record date fixed to determine shareholders entitled to receive notice of and to vote at the meeting of shareholders at which a merger or consolidation was acted on, were listed on a national securities exchange, or were designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, unless the articles of the corporation issuing such stock provide otherwise or the shares of such shareholders were not converted by the merger or consolidation solely into shares of the surviving or new corporation.

         C. Except as provided in the last sentence of this subsection, any shareholder electing to exercise such right of dissent shall file with the corporation, prior to or at the meeting of shareholders at which such proposed corporate action is submitted to a vote, a written objection to such proposed corporate action, and shall vote his shares against such action. If such proposed corporate action be taken by the required vote, but by less than eighty per cent of the total voting power, and the merger, consolidation or sale, lease or exchange of assets authorized thereby be effected, the corporation shall promptly thereafter give written notice thereof, by registered mail, to each shareholder who filed such written objection to, and voted his shares against, such action, at such shareholder's last address on the corporation's records. Each such shareholder may, within twenty days after the mailing of such notice to him, but not thereafter, file with the corporation a demand in writing for the fair cash value of his shares as of the day before such vote was taken; provided that he state in such demand the value demanded, and a post office address to which the reply of the corporation may be sent, and at the same time deposit in escrow in a chartered bank or trust company located in the parish of the registered office of the corporation, the certificates representing his shares, duly endorsed and transferred to the corporation upon the sole condition that said certificates shall be delivered to the corporation upon payment of the value of the shares determined in accordance with the provisions of this section. With his demand the shareholder shall deliver to the corporation, the written acknowledgement of such bank or trust company that it so holds his certificates of stock. Unless the objection, demand and acknowledgement aforesaid be made and delivered by the shareholder within the period above limited, he shall conclusively be presumed to have acquiesced in the corporate action proposed or taken. In the case of a merger pursuant to R.S. 12:112(H), the dissenting shareholder need not file an objection with the corporation nor vote against the merger, but need only file with the corporation, within twenty days after a copy of the merger certificate was mailed to him, a demand in writing for the cash value of his shares as of the day before the certificate was filed with the secretary of state, state in such demand the value demanded and a post office address to which the corporation's reply may be sent, deposit the certificates representing his shares in escrow as hereinabove provided, and deliver to the corporation with his demand the acknowledgement of the escrow bank or trust company as hereinabove prescribed.

         D. If the corporation does not agree to the value so stated and demanded, or does not agree that a payment is due, it shall, within twenty days after receipt of such demand and acknowledgement, notify in writing the shareholder, at the designated post office address, of its disagreement, and shall state in such notice the value it will agree to pay if any payment should be held to be due; otherwise it shall be liable for, and shall pay to the dissatisfied shareholder, the value demanded by him for his shares.

         E. In case of disagreement as to such fair cash value, or as to whether any payment is due, after compliance by the parties with the provisions of subsections C and D of this section, the dissatisfied shareholder, within sixty days after receipt of notice in writing of the corporation's disagreement, but not thereafter, may file suit against the corporation, or the merged or consolidated corporation, as the case may be, in the district court of the parish in which the corporation or the merged or consolidated corporation, as the case may be, has its registered office, praying the court to fix and decree the fair cash value of the dissatisfied shareholder's shares as of the day before such corporate action complained of was taken, and the court shall, on such evidence as may be adduced in relation thereto, determine summarily whether any payment is due, and, if so, such cash value, and render judgement accordingly. Any shareholder entitled to file such suit may, within such sixty-day period but not thereafter, intervene as a plaintiff in such suit filed by another shareholder, and recover therein judgement against the corporation for the fair cash value of his shares. No order or decree shall be made by the court staying the proposed corporate action, and any such corporate action may be carried to completion notwithstanding any such suit. Failure of the shareholder to bring suit, or to intervene in such a suit, within sixty days after receipt of notice of disagreement by the corporation shall conclusively bind the shareholder (1) by the corporation's statement that no payment is due, or (2) if the corporation does not contend that no payment is due, to accept the value of his shares as fixed by the corporation in its notice of disagreement.

         F. When the fair value of the shares has been agreed upon between the shareholder and corporation, or when the corporation has become liable for the value demanded by the shareholder because of failure to give notice of disagreement and of the value it will pay, or when the shareholder has become bound to accept the value the corporation agrees is due because of his failure to bring suit within sixty days after receipt of notice of the corporation's disagreement, the action of the shareholder to recover such value must be brought within five years from the date the value was agreed upon, or the liability of the corporation became fixed.

         G. If the corporation or the merged or consolidated corporation, as the case may be, shall, in its notice of disagreement, have offered to pay to the dissatisfied shareholder on demand an amount in cash deemed by it to be the fair cash value of his shares, and if, on the institution of a suit by the dissatisfied shareholder claiming an amount in excess of the amount so offered, the corporation, or the merged or consolidated corporation, as the case may be, shall deposit in the registry of the court, there to remain until the final determination of the cause, the amount so offered, then, if the amount finally awarded such shareholder, exclusive of interest and costs, be more than the amount offered and deposited as aforesaid, the costs of the proceeding shall be taxed against the corporation, or the merged or consolidated corporation, as the case may be; otherwise the costs of the proceeding shall be taxed against such shareholder.

         H. Upon filing a demand for the value of his shares, the shareholder shall cease to have any of the rights of a shareholder except the rights accorded by this section. Such a demand may be withdrawn by the shareholder at any time before the corporation gives notice of disagreement, as provided in subsection D of this section. After such notice of disagreement is given, withdrawal of a notice of election shall require the written consent of the corporation. If a notice of election is withdrawn, or the proposed corporate action is abandoned or rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares, his share certificates shall be returned to him (and, on his request, new certificates shall be issued to him in exchange for the old ones endorsed to the corporation), and he shall be reinstated to all his rights as a shareholder as of the filing of his demand for value, including any intervening preemptive rights, and the right to payment of any intervening dividend or other distribution, or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Restated Charter of the Registrant provides as follows:

TWELFTH: INDEMNIFICATION OF CERTAIN PERSONS:

To the fullest extent permitted by Tennessee law, the Corporation may indemnify or purchase and maintain insurance to indemnify any of its directors, officers, employees or agents and any persons who may serve at the request of the Corporation as directors, officers, employees, trustees or agents of any other corporation, firm, association, national banking association, state-chartered bank, trust company, business trust, organization or any other type of entity whether or not the Corporation shall have any ownership interest in such entity. Such indemnification(s) may be provided for in the Bylaws or by resolution of the Board of Directors or by appropriate contract with the person involved.

Article V, INDEMNIFICATION, of the Registrant's Bylaws provides as follows:

The Corporation does hereby indemnify its directors and officers to the fullest extent permitted by the laws of the State of Tennessee and by ARTICLE TWELFTH of its Charter. The Corporation may indemnify any other person to the extent permitted by the Charter and by applicable law.

Indemnification of corporate directors and officers is governed by Sections 48-18-501 through 48-18-509 of the Tennessee Business Corporation Act (the "Act"). Under the Act, a person may be indemnified by a corporation against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and necessarily incurred by him in connection with any threatened or pending suit or proceeding or any appeal thereof (other than an action by or in the right of the corporation), whether civil or criminal, by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation of any type or kind, domestic or foreign, if such director or officer acted in good faith for a purpose which he reasonably believed to be in the best interest of the corporation and, in criminal actions or proceedings only, in addition, had no reasonable cause to believe that his conduct was unlawful. A Tennessee corporation may indemnify a director or officer thereof in a suit by or in the right of the corporation against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such suit unless such director or officer did not act in good faith or with the degree of diligence, care and skill which ordinarily prudent men exercise under similar circumstances and in like positions.

A person who has been wholly successful, on the merits or otherwise, in the defense of any of the foregoing types of suits or proceedings is entitled to indemnification for the foregoing amounts. A person who has not been wholly successful in any such suit or proceeding may be indemnified only upon the order of a court or a finding that the director or officer met the required statutory standard of conduct by (i) a majority vote of a disinterested quorum of the board of Directors, (ii) the Board of Directors based upon the written opinion of independent legal counsel to such effect, or (iii) a vote of the shareholders.


ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBIT
NUMBER            DESCRIPTION
------            -----------
   2     --       Amended and Restated Agreement and Plan of Reorganization
                  dated as of July 9, 1997, by and between Union Planters
                  Corporation, First Acadian Acquisition, Inc., and First
                  Acadian Bancshares, Inc., along with the Plan of Merger
                  annexed thereto as Exhibit 1 and other exhibits thereto.

   5     --       Opinion of E. James House, Jr., Esquire, Secretary and Manager
                  of the Legal Department of Union Planters Corporation,
                  regarding legality of the Union Planters Corporation Common
                  Stock

   8     --       Opinion of Wyatt, Tarrant & Combs regarding tax matters and consequences to shareholders

   23(a) --       Consent of E. James House, Jr., Esq. (included in Exhibit 5)

   23(b) --       Consent of Wyatt, Tarrant & Combs (included in Exhibit 8)

   23(c) --       Consent of Price Waterhouse LLP

   23(d) --       Consent of Bergeron & Lanaux, APC, CPAs

   23(e) --       Consent of Chaffe & Associates, Inc.

   24    --       Power of Attorney (included in signature pages)

   99(a) --       Form of Proxy

ITEM 22. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                  (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (2) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (3) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                  (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                  (7) That prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                  (8) That every prospectus: (i) that is filed pursuant to Paragraph (7) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used on connection with and offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Memphis, State of Tennessee, on the 17th day of July, 1997.

DATE:    July 17, 1997

                                        UNION PLANTERS CORPORATION


                                        By: /s/ Benjamin W. Rawlins, Jr.
                                            ------------------------------------
                                            Benjamin W. Rawlins, Jr.
                                            Chairman of the Board and Chief
                                            Executive Officer


We, the undersigned directors and officers of Union Planters Corporation do hereby constitute and appoint E. James House, Jr. and M. Kirk Walters, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and we do hereby ratify and confirm all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name                                Capacity                                Date
----                                --------                                ----
/s/ Benjamin W. Rawlins, Jr.        Chairman of the Board,              July 17, 1997
------------------------------      Chief Executive Officer,
Benjamin W. Rawlins, Jr.            Director (Principal
                                    Executive Officer)

/s/ John W. Parker                  Executive Vice President            July 17, 1997
------------------------------      and Chief Financial
John W. Parker                      Officer (Principal
                                    Financial Officer)

/s/ M. Kirk Walters                 Senior Vice President,              July 17, 1997
------------------------------      Treasurer and Chief
M. Kirk Walters                     Accounting Officer

/s/ Albert M. Austin                Director                            July 17, 1997
------------------------------
Albert M. Austin


/s/ Edgar H. Bailey                 Vice Chairman of the Board          July 17, 1997
------------------------------      and Director
Edgar H. Bailey


/s/ Marvin E. Bruce                 Director                            July 17, 1997
------------------------------
Marvin E. Bruce



                                    Director
------------------------------
George W. Bryan


/s/ James E. Harwood                Director                            July 17, 1997
------------------------------
James E. Harwood


/s/ Parnell S. Lewis, Jr.           Director                            July 17, 1997
------------------------------
Parnell S. Lewis, Jr.


/s/ C. J. Lowrance                  Director                            July 17, 1997
------------------------------
C. J. Lowrance


/s/ Jackson W. Moore                President, Chief Operating          July 17, 1997
------------------------------      Officer and Director
Jackson W. Moore


/s/ Stanley D. Overton              Director                            July 17, 1997
------------------------------
Stanley D. Overton


/s/ Dr. V. Lane Rawlins             Director                            July 17, 1997
------------------------------
Dr. V. Lane Rawlins

/s/ Donald F. Schuppe               Director                            July 17, 1997
------------------------------
Donald F. Schuppe


/s/ Mike P. Sturdivant              Director                            July 17, 1997
------------------------------
Mike P. Sturdivant


/s/ Richard A. Trippeer, Jr.        Director                            July 17, 1997
------------------------------
Richard A. Trippeer, Jr.



                                    Director
------------------------------
Spence L. Wilson

                                  EXHIBIT INDEX


EXHIBIT
NUMBER            DESCRIPTION
------            -----------
  2      --       Amended and Restated Agreement and Plan of Reorganization
                  dated as of July 9, 1997, by and between Union Planters
                  Corporation, First Acadian Acquisition, Inc., and First
                  Acadian Bancshares, Inc., along with the Plan of Merger
                  annexed thereto as Exhibit 1 and other exhibits thereto.

  5      --       Opinion of E. James House, Jr., Esquire, Secretary and Manager
                  of the Legal Department of Union Planters Corporation,
                  regarding legality of the Union Planters Corporation Common
                  Stock

  8      --       Opinion of Wyatt, Tarrant & Combs regarding tax matters and consequences to shareholders

  23(a)  --       Consent of E. James House, Jr., Esq. (included in Exhibit 5)

  23(b)  --       Consent of Wyatt, Tarrant & Combs (included in Exhibit 8)

  23(c)  --       Consent of Price Waterhouse LLP

  23(d)  --       Consent of Bergeron & Lanaux, APC, CPAs

  23(e)  --       Consent of Chaffe & Associates, Inc.

  24     --       Power of Attorney (included in signature pages)

  99(a)  --       Form of Proxy